   As filed with the Securities and Exchange Commission on July 27, 1999

                                                 Registration No. 333-78093
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              Amendment No. 1

                                    To

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          Global Imaging Systems, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                      5995
                          (Primary S.I.C. Code Number)     59-3247752
                                                            (IRS Employer
       (State of                                          Identification No.)
     Incorporation)

                          GLOBAL IMAGING SYSTEMS, INC.
                      3820 Northdale Boulevard, Suite 200A
                              Tampa, Florida 33624
                                 (813) 960-5508
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Thomas S. Johnson
                     President and Chief Executive Officer
                          GLOBAL IMAGING SYSTEMS, INC.
                      3820 Northdale Boulevard, Suite 200A
                              Tampa, Florida 33624
                                 (813) 960-5508
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

  For information regarding additional registrants, see "Information Regarding
                            Additional Registrants."

                                 Copy to:
 Alan L. Dye, Esq.HOGAN & HARTSON L.L.P.555 Thirteenth Street, N.W. Washington,
                          DC 20004-1109 (202) 637-5600

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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--------------------------------------------------------------------------------

                  INFORMATION REGARDING ADDITIONAL REGISTRANTS

  The following additional registrants are wholly owned, direct and indirect subsidiaries of Global Imaging Systems, Inc. and guarantors of the senior subordinated notes.

                                    Jurisdiction                  IRS Employer
                                         of       Primary S.I.C. Identification
              Name                  Organization   Code Number       Number
              ----                 -------------- -------------- --------------
American Photocopy Equipment          Delaware         5995        25-1333970
Company of Pittsburgh
d/b/a AMCOM Office Systems
Berney, Inc.                          Alabama          5995        63-0872797
Business Equipment Unlimited           Maine           5995        01-0332262
Cameron Office Products, Inc.      Massachusetts       5995        04-2943281
Capitol Copy Products, Inc.           Delaware         5995
Capitol Office Solutions, Inc.        Delaware         5995        52-1058303
Carr Business Machines of Great       New York         5995        11-2382276
Neck Inc. d/b/a Carr
Business Systems
Centre Business Products, Inc.      Pennsylvania       5995        25-1402615
Connecticut Business Systems,       Connecticut        5995        06-1164954
 Inc.
Conway Office Products, Inc.       New Hampshire       5995        02-0326832
Copy Service and Supply, Inc.      North Carolina      5995        56-1405771
COS Financial, Inc.                   Maryland         5995
Daniel Communications, Inc.           Alabama          5995        63-0957776
Distinctive Business Products,        Illinois         5995        36-3206780
 Inc.
Duplicating Specialties, Inc.          Oregon          5995        93-0557407
 d/b/a Copytronix
Eastern Copy Products, Inc.           New York         5995        16-1060031
Electronic Systems, Inc.              Virginia         5995        54-1145980
Electronic Systems of Richmond,       Virginia         5995        54-1221626
 Inc.
Global Imaging Finance Company        Delaware         5995        59-3423296
Global Imaging Operations, Inc.       Delaware         5995        04-3340313
Global Operations Texas, L.P.          Texas           5995       Applied For
Lewan & Associates, Inc.              Colorado         5995        84-0623459
ProView, Inc.                      North Carolina      5995        56-1879665
Quality Business Systems, Inc.       Washington        5995        91-1332069
Southern Business Communications,     Georgia          5995        58-1428621
 Inc.
Southern Copy Systems, Inc.           Alabama          5995        63-0895357

  The address and telephone number of the principal executive offices and the agent for service for each of the additional registrants are the same as for Global Imaging Systems, Inc., as set forth on the facing page of this Registration Statement.

PROSPECTUS

[LOGO OF GLOBAL
IMAGING SYSTEMS,
INC. APPEARS HERE]

                                  $100,000,000
                          Global Imaging Systems, Inc.

                       Offer To Exchange All Outstanding

            $100,000,000 10 3/4% Senior Subordinated Notes Due 2007
      For $100,000,000 10 3/4% Senior Subordinated Exchange Notes Due 2007

    Interest Payable February 15 and August 15, Beginning on August 15, 1999

                      Material Terms of the Exchange Offer

 . We are offering to exchange all validly tendered and not validly withdrawn outstanding notes for an equal amount of a new series of notes that are registered under the Securities Act of 1933.

 .  The exchange offer will expire at 5:00 P. M., New York City Time, on
   August 30, 1999, unless extended.

 . You may withdraw tenders of outstanding notes at any time before the expiration of the exchange offer.

 .  We will not receive any proceeds from the exchange offer.

 . The terms of the exchange notes will be substantially identical to the terms of the outstanding notes, except for special transfer restrictions and registration rights relating to the outstanding notes.

 . We do not intend to list the exchange notes on any national securities exchange or Nasdaq.

 . The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.

 . The exchange offer is subject to certain customary conditions, which we may waive.

 . Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes that it acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

  You should carefully consider the risk factors beginning on page 12 of this prospectus before investing in the exchange notes issued in the exchange offer.

  We are not making this exchange offer in any state or jurisdiction where it is not permitted.

  Neither the U.S. Securities and Exchange Commission nor any other federal or state securities commission has approved or disapproved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is      , 1999.

                      WHERE YOU CAN GET MORE INFORMATION

  This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the exchange notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents. Since these summaries may not contain all of the information that you may find important, you should review the full text of these documents. We have filed certain of these documents as exhibits to our registration statement.

  You should direct any request for information to our Chief Financial Officer at least 10 business days before you tender your outstanding notes in the exchange offer. Our mailing address and telephone number are

                         Global Imaging Systems, Inc.
                                P.O. Box 273478
                           Tampa, Florida 33688-3478
                                (813) 960-5508

  Since June 1998 Global has been subject to the information requirements of the Securities Exchange Act of 1934, which means that we are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. Investors may read and copy materials Global has filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. Global's SEC filings also are available without charge on the SEC's internet site at http://www.sec.gov.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus includes forward-looking statements, including statements about our acquisition and business strategy, our expected financial position and operating results, and our financing plans and similar matters. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to risks, uncertainties and assumptions about Global, including, among other things:

  . General economic and business conditions, both nationally and in our markets.

  . Our acquisition opportunities.

  . Our expectations and estimates concerning future financial performance, financing plans and the impact of competition.

  . Anticipated trends in our business, including those described in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  . Existing and future regulations affecting our business.

  . Other risk factors set forth in "Risk Factors."

  In addition, in those and other portions of this prospectus, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" "project" and similar expressions, as they relate to Global or its management, are intended to identify forward-looking statements. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                             USE OF CERTAIN TERMS

  Unless the context otherwise requires, as used in this prospectus, the terms "Global," "Company," "our," or "we" refer to Global Imaging Systems, Inc. and its subsidiaries. The term "exchange notes" refers to the 10 3/4% Senior Subordinated Notes due 2007 that we have registered under the Securities Act and that we are offering in exchange for the outstanding 10 3/4% Senior Subordinated Notes due 2007 that we issued on March 8, 1999. The term "notes" refers to the exchange notes and the outstanding notes.

                                      (i)

                               PROSPECTUS SUMMARY

  This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before participating in the exchange offer or investing in the exchange notes. To understand the exchange offer fully, you should read this entire prospectus carefully.

                          Global Imaging Systems, Inc.

  Global Imaging Systems, Inc. is a consolidator in the highly fragmented office imaging solutions industry. Global provides a broad line of office imaging solutions, including the sale and service of automated office equipment, network integration services, electronic presentation systems and document imaging management systems. Since its founding in June 1994, Global has acquired 34 businesses in the United States. Thirteen of these businesses are "core" companies, where Global concentrates administrative functions within a region. The remaining 21 acquired businesses are "satellite" companies, which means their administrative functions are transferred to, and their operations are integrated into, a core company. Global's operating philosophy is to "think globally, act locally." Under its decentralized management system, Global typically continues to operate its acquired companies under their pre-acquisition names and management in order to preserve existing client relationships and motivate local management.

  Global believes its emphasis on superior customer service and the contractual nature of its service business can generate significant recurring revenue. Senior management largely attributes Global's solid historical operating performance to: (1) employing a strict performance-based benchmarking model,
(2) pursuing a disciplined acquisition strategy and (3) integrating acquisitions as they are made. For the fiscal year ended March 31, 1999, Global had pro forma revenues of $427.4 million and pro forma EBITDA of $61.1 million.

  Global seeks to become the provider of choice for all of its customers' office imaging needs by offering a full range of products and services and superior customer service. While Global's clientele includes large, Fortune 500 companies, its growth has been, and is expected to be, largely driven by serving middle market businesses. Global sells and services a variety of office imaging solutions, including copiers, facsimile machines, printers, LCD projectors, overhead projectors, video teleconferencing equipment, optical scanning equipment, micrographics equipment, and the design and installation of equipment related to computer networks. In addition, Global offers a variety of ongoing services, including supply and service contracts, network management contracts, technical support and training.

  Global's strategic objective is to continue to grow profitably in existing markets and new markets through internal growth and by acquiring additional businesses. Global's strategy for stimulating internal growth is to offer new products and services, to take advantage of cross-selling opportunities, and to market aggressively to existing and new customers. Global enters new geographic markets by acquiring additional core companies and expanding its core markets through acquisitions of additional satellite companies.

  Currently, Global's thirteen core companies operate in 87 locations in 20 states, plus the District of Columbia. Global targets for acquisition as core companies businesses that are leading competitors in the markets they serve. Global's goal is to acquire core and satellite companies throughout the United States and Canada.

The Industry

  The office imaging solutions industry is highly fragmented. Global estimates that there are approximately 3,700 dealer and distributor outlets in the United States primarily engaged in the sale of copiers and other automated office equipment and related service, parts, and supplies, and that approximately 3,100 of these dealer outlets are unaffiliated. Global believes the current and projected sizes of the office imaging markets Global serves are as set forth in the following table:

                                                            Domestic Sales
                                                        -----------------------
                                                             (in billions)
                                                           1997        2002
Market                                                  (estimated) (projected)
------                                                  ----------- -----------
Analog black and white copier and related service and
 supplies ............................................     $21.1       $17.1
Digital black and white copier and related service and
 supplies.............................................       3.4        16.7
Digital color copier and related service and sup-
 plies................................................       1.9         5.9
Network consulting and integration services...........       6.5        13.9
Network management services...........................       1.8         4.2
Electronic presentation systems.......................       1.0         1.8
Document technology systems...........................       6.4        18.6
                                                           -----       -----
  Total...............................................     $42.1       $78.2
                                                           =====       =====

Growth Strategy

  Global believes it is well positioned to benefit from industry trends and continued consolidation in the office imaging solutions industry. Global's goal is to become the provider of choice for all of its customers' office imaging needs by offering a full range of products and services and superior customer service. The key elements of Global's growth strategy include:

  Serve as a Single Source Provider of Office Imaging Solutions. Global believes that offering a full spectrum of products and services will give it a competitive advantage and enable it to capitalize on its customer relationships by cross-selling products and services. As the technology that drives copiers, facsimiles, printers, electronic presentation equipment and document imaging management ("DIM") equipment converges, customers increasingly need computers and networks to use these products. Accordingly, customers are demanding more integrated office imaging solutions. Global plans to expand its product lines so that, within each geographic region it serves, Global can offer automated office equipment, network integration services, electronic presentation systems and DIM systems. As Global's operations in these last three markets expand, Global expects an increasing percentage of its revenues and gross profits will be generated by sales of equipment and supplies, which typically have lower gross profit margins than sales of service and rentals. Global is also considering leveraging its infrastructure, customer base, and expertise by offering outsourced facilities management services.

  Provide Timely and Reliable Service. Global seeks to achieve the highest level of service. Effective and responsive service is essential to obtaining repeat business and developing market recognition. Providing timely and high quality service also allows Global to maintain its profit margins, engage in cross-selling, and enjoy a source of recurring revenue.

  Make Strategic Acquisitions. Global plans to continue acquiring core companies in targeted geographic markets and to expand these core acquisitions through internal growth and satellite acquisitions. Global looks for core acquisition candidates that are led by an experienced management team that will continue to manage the company after Global acquires it, that have a strong regional market share, and that can grow internally and through the acquisition of satellite companies. Global's senior management team has substantial experience in making acquisitions. Since its founding in June 1994, Global has acquired thirteen core companies in the United States and an additional 21 satellite companies which have been integrated into the core companies. Global's goal is to acquire core and satellite companies throughout the United States and Canada.

  A key component of Global's growth strategy is to acquire satellite companies in or near its core companies' markets. Core company management frequently identifies appropriate satellite acquisition candidates. In evaluating potential satellite acquisitions Global considers, among other factors, the potential satellite's proximity to a core company, the fit between its product lines and those of the nearby core company, and the potential satellite's management, employee base and service base under contract.

  Stimulate Internal Growth. Global's strategy for stimulating internal growth in its core companies is to increase sales force productivity through performance benchmarks; expand product and service offerings; increase sales force size; and aggressively cross-sell products and services.

  Optimize Profitability Using Global's Benchmark Model. Global's senior management has developed an industry management model composed of a comprehensive set of performance benchmarks. These benchmarks, which are the focus of internal reporting from the core companies to headquarters, allow Global's senior and local management to monitor and improve the operations of each core company. Using these criteria, Global trains its core and satellite company managers to optimize their business mix and improve performance.

  Global strives to reduce costs by consolidating the back-office functions of its satellite acquisitions into core operations, enabling its core companies to decrease technician driving time and increase the productivity of sales personnel and administrators. Global also works to reduce costs by standardizing financial reporting, cash and inventory management, payroll, billing, collections, insurance and employee benefit programs, and by negotiating advantageous relationships with equipment manufacturers, other suppliers and lessors.

  Operate with a Decentralized Management Structure. Global believes that its core companies' experienced local management possess valuable understanding of their markets and customers. Therefore, Global gives its core company managers responsibility for day-to-day operating decisions. Core companies and, in some cases, satellite companies retain their local name and management after Global acquires them. This decentralized approach permits local management to maintain focus and motivation and optimizes customer relationships. Local management is supported by a senior management team that focuses on Global's growth strategy as well as corporate planning and financial reporting and analysis.

  Recent Developments. On July 20, 1999, Global acquired Daniel Communications, Inc., an electronic presentation dealer with annual revenues of approximately $5.6 million that serves Alabama, the Florida Panhandle, and parts of Mississippi. This acquisition has not been included in any pro forma financial information contained in this prospectus. Global is also continually evaluating and having discussions with other acquisition candidates as part of its growth strategy.

                      Mailing Address and Telephone Number

  Our mailing address and telephone number are

                          Global Imaging Systems, Inc.
                                P.O. Box 273478
                           Tampa, Florida 33688-3478
                                 (813) 960-5508

                         Summary of the Exchange Offer

The Exchange Offer..........  We are offering to exchange $1,000 principal amount of our 10 3/4% Senior Subordinated Notes due 2007, which have been registered under the Securities Act, for each $1,000 principal amount of our outstanding unregistered 10 3/4% Senior Subordinated Notes due 2007 which were issued by us on March 8, 1999 in a private offering.

                              In order for your outstanding notes to be exchanged, you must properly tender them prior to the expiration of the exchange offer. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes on or promptly after the expiration of the exchange offer.

                              Outstanding notes may be tendered for exchange in whole or in part in integral multiples of $1,000 principal amount.

Registration Rights
Agreement...................  We sold the outstanding notes on March 8, 1999 to the initial purchasers of the outstanding notes. Simultaneously with that sale we signed a registration rights agreement with the initial purchasers which requires us to conduct this exchange offer.

                              You have the right pursuant to the registration rights agreement to exchange your outstanding notes for exchange notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

                              For a description of the procedures for tendering outstanding notes, see "The Exchange Offer-- Procedures for Tendering Outstanding Notes."

Consequences of Failure to
 Exchange Your Outstanding
 Notes......................  If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer provided in the outstanding notes and the indenture. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the outstanding notes under the Securities Act. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted outstanding notes will be adversely affected.


Expiration Date.............  The exchange offer will expire at 5:00 p.m., New
                              York City time, on August 30, 1999 unless extended by us, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Conditions to the Exchange
Offer.......................  The exchange offer is subject to certain conditions which we may waive at our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. See "The Exchange Offer--Conditions to the Exchange Offer."

                              We reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

                              . to delay the acceptance of the outstanding
                                notes;

                              . to terminate the exchange offer if certain
                                specified conditions have not been satisfied;

                              . to extend the expiration date of the exchange
                                offer and retain all tendered outstanding notes subject, however, to the right of tendering holders to withdraw their tender of outstanding notes; and

                              . to waive any condition or otherwise amend the
                                terms of the exchange offer in any respect.

                              See "The Exchange Offer--Expiration Date;
                              Extensions; Amendments."

Procedures for Tendering
 Outstanding Notes..........  If you wish to tender outstanding notes for exchange, you must:

                              . complete and sign a Letter of Transmittal in
                                accordance with the instructions contained in the Letter of Transmittal; and

                              . forward the Letter of Transmittal by mail,
                                facsimile transmission or hand delivery, together with any other required documents, to the exchange agent, either with the outstanding notes to be tendered or in compliance with the specified procedures for guaranteed delivery of such outstanding notes.

                              Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                              Please do not send your Letter of Transmittal or certificates representing your outstanding notes to us. Those documents should only be sent to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See "The Exchange Offer-- Exchange Agent."

Special Procedures for
 Beneficial Owners..........  If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact such person promptly if you wish to tender your outstanding notes pursuant to the exchange offer. See "The Exchange Offer--Procedures for Tendering Outstanding Notes."

Withdrawal Rights...........  You may withdraw the tender of your outstanding notes at any time prior to the expiration date by delivering a written notice of your withdrawal to the exchange agent in accordance with the withdrawal procedures as described under the heading "The Exchange Offer--Withdrawal Rights."

Consequences of Not
 Complying with Exchange
 Offer Procedures...........  You are responsible for complying with all exchange offer procedures. You will only receive exchange notes in exchange for your outstanding notes if, prior to the expiration date, you
                              (1) deliver to the exchange agent the Letter of Transmittal, properly completed and duly executed, along with any other documents or signature guarantees required by the Letter of Transmittal, as well as certificates for the outstanding notes or a book-entry confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at the Depository Trust Company (DTC) or (2) comply with the guaranteed delivery procedures described in "The Exchange Offer--Procedures for Tendering Outstanding Notes."

                              Any outstanding notes you hold and do not tender, or which you tender but which are not accepted for exchange, will remain outstanding. You will not have any appraisal or dissenters' rights in connection with the exchange offer.

                              You should allow sufficient time to ensure that the exchange agent receives all required documents before the expiration of the exchange offer. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your outstanding notes for exchange. See "The Exchange Offer."

Resales of Exchange Notes...  We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                              . you are acquiring the exchange notes in the
                                ordinary course of your business;

                              . you are not participating, and have no
                                arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

                              . you are not an affiliate of Global under the
                                definition of "affiliate" contained in Rule 405 under the Securities Act.

                              Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer.

                              If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against such liability.

                              Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes that the broker-dealer acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealer to use for resales for a period of 180 days beginning on the expiration date. See "Plan of Distribution."

                              The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Exchange Agent..............  The exchange agent for the exchange offer is
                              United States Trust Company of New York. The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds.............  We will not receive any cash proceeds from the issuance of the exchange notes offered hereby. See "Use of Proceeds."

Certain United States
 Federal Income Tax
 Consequences...............  Your acceptance of the exchange offer and the related exchange of your outstanding notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as a result of the exchange. See "The Exchange Offer--Certain United States Federal Income Tax Consequences."

                              See "The Exchange Offer" for more detailed information concerning the exchange offer.

                     Summary of Terms of the Exchange Notes

  The exchange offer relates to the exchange of up to $100 million principal amount of exchange notes for an equal principal amount of outstanding notes. The form and terms of the exchange notes are substantially identical to the form and terms of the outstanding notes, except the exchange notes will be registered under the Securities Act. Therefore, the exchange notes will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The exchange notes will evidence the same debt as the outstanding notes (which they replace) and both the outstanding notes and the exchange notes are governed by the same indenture.

Securities Offered..........  $100 million principal amount of 10 3/4% senior subordinated exchange notes due 2007.

Issuer......................  The exchange notes will be the obligations of
                              Global Imaging Systems, Inc.

Maturity Date...............  February 15, 2007.

Interest Payment Dates......  February 15 and August 15, beginning on August
                              15, 1999.

Optional Redemption.........  We may redeem:

                              . all or part of the notes beginning on February
                                15, 2003, at the redemption prices described in the section "Description of Exchange Notes-- Redemption--Optional Redemption"; and
                              . up to 35% of the outstanding notes and exchange
                                notes originally issued at any time on or prior to February 15, 2002 at the price of 110.750% of their face amount, plus accrued and unpaid interest, with money we raise in certain public equity offerings.

Ranking.....................  The notes are senior subordinated debts. They rank behind all of our current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is not senior to the notes. The notes will effectively rank behind any of our future indebtedness that is secured by any of our assets to the extent of the value of such assets, even if such indebtedness expressly provides that it is not senior to the notes.

Exchange Note Guarantees....  Our current subsidiaries, as well as our future domestic restricted subsidiaries, other than certain financing subsidiaries, will guarantee the exchange notes on an unsecured, senior subordinated basis. The guarantee of each subsidiary guarantor (1) will rank behind all of such subsidiary's current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is not senior to such guarantee and (2) will effectively rank behind any indebtedness secured by any of such subsidiary's assets to the extent of the value of such assets, even if such indebtedness expressly provides that it is not senior to such guarantee.

Mandatory Offer to
Purchase....................  If we sell certain assets or experience certain changes of control, we must offer to purchase the notes at the prices listed in "Description of Exchange Notes."

Basic Covenants of
Indenture...................  We will issue the exchange notes under the indenture that governs the outstanding notes. The indenture contains covenants for your benefit. Such covenants, among other things, restrict our ability and the ability of certain of our subsidiaries to:

                              . incur additional debt;
                              . pay dividends and make distributions;
                              . repurchase securities;
                              . make certain investments;
                              . create liens;
                              . transfer or sell assets;
                              . enter into transactions with affiliates;
                              . issue or sell stock of subsidiaries; or . merge or consolidate.
                              However, these restrictions are subject to a number of important qualifications and exceptions. For more details, see "Description of Exchange Notes--Certain Covenants."


                                  Risk Factors

  You should read the "Risk Factors" section of this prospectus as well as the other cautionary statements throughout this prospectus before making an investment in the exchange notes or tendering your outstanding notes for exchange notes.

      Summary Consolidated Historical and Pro Forma Financial Information

  The following table presents (1) summary consolidated historical financial information of Global, as of the dates and for the periods indicated and (2) summary consolidated pro forma financial information of Global, as of the date and for the period indicated, after giving effect to Global's acquisition of 9 businesses on operations data during the period from April 1, 1998 to June 30, 1999 as if such acquisitions had occurred on April 1, 1998. The consolidated historical financial information for each of the four years in the period ended March 31, 1999 has been derived from Global's financial statements, which have been audited by Ernst & Young LLP. The previous three years financial statements are contained in this prospectus. The summary unaudited consolidated pro forma financial information does not claim to represent what Global's financial position or results of operations would actually have been had the transactions referred to above been completed on April 1, 1998, or to project Global's financial position or results of operations for any future period. The summary financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Global's financial statements and the notes thereto included elsewhere in this prospectus.

                                    Fiscal Year Ended March 31,
                            --------------------------------------------------
                                                                        Pro
                                                                      Forma(1)
                              1996      1997      1998      1999        1999
                            --------  --------  --------  --------    --------
                                       (dollars in thousands)
Statement of Operations
 Data:
 Revenues:
  Equipment and supplies
   sales................... $ 20,561  $ 41,200  $121,316  $218,653    $314,853
  Service and rentals......   16,405    22,893    43,059    69,542     112,590
                            --------  --------  --------  --------    --------
 Total revenues............   36,966    64,093   164,375   288,195     427,443
 Costs and operating
  expenses:
  Cost of equipment and
   supplies sales..........   13,456    27,087    85,972   154,083     218,660
  Service and rental
   costs...................    8,303    11,467    21,594    34,434      57,053
  Selling, general and ad-
   ministrative expenses...   11,687    18,280    38,619    63,133      99,273
  Intangible asset
   amortization............    1,396     1,939     3,076     4,627       7,975
                            --------  --------  --------  --------    --------
 Total costs and operating
  expenses.................   34,842    58,773   149,261   256,277     382,961
                            --------  --------  --------  --------    --------
 Income from operations.... $  2,124  $  5,320  $ 15,114  $ 31,918    $ 44,482
                            ========  ========  ========  ========    ========
 Interest expense.......... $  2,041  $  3,190  $  6,713  $  8,427    $ 17,060
                            ========  ========  ========  ========    ========
 Net income (loss) ........ $   (192) $  1,123  $  4,453  $ 11,284    $ 14,521
                            ========  ========  ========  ========    ========
Other Data:
 EBITDA(2)................. $  5,758  $  9,799  $ 21,806  $ 41,139(3) $ 61,090
 Depreciation &
  amortization.............    3,634     4,479     6,692     9,221      16,608
 Ratio of earnings to fixed
  charges(4)...............     1.04x     1.62x     2.13x     3.45x       2.46x
 Cash interest expense.....                                             20,475
 Ratio of total debt to
  annualized EBITDA(5).....                                                3.6x
 Ratio of EBITDA to cash
  interest expense(5)......                                                3.0x

                                                          As of March 31, 1999
                                                          ----------------------
                                                                        Pro
                                                            Actual    Forma(6)
                                                          ---------- -----------
                                                             (in thousands)
Balance Sheet Data:
 Cash and cash equivalents............................... $    5,175 $    9,047
 Working capital.........................................     44,922     49,955
 Total assets............................................    310,419    377,812
 Total debt..............................................    168,277    218,277
 Total stockholders' equity..............................     94,899     99,499

--------

(1) Gives effect to our acquisitions of eight businesses during the twelve months ended March 31, 1999 and one business in June 1999, as if they had been completed on April 1, 1998. See the Unaudited Pro Forma Consolidated Statements of Operations for the year ended March 31, 1999 for a description of the adjustments. The pro forma results exclude adjustments relating to: (1) certain identifiable personnel cost savings resulting from the elimination of certain service, sales and administrative positions, net of additional expenses related to positions added in connection with Global's acquisition of the acquired businesses, (2) reduced expenses to reflect the current compensation levels of former owners of the businesses Global has acquired, (3) improved purchasing terms and (4) reduced administrative expenses. Management believes that the cost efficiencies achieved are sustainable and expects they will continue. Global's incremental costs to assimilate the businesses it acquires are usually incurred within several months of the acquisition date and are not significant.
(2) Represents earnings before interest, taxes, depreciation and amortization ("EBITDA"). We believe that EBITDA provides useful information regarding our ability to service debt. Lenders use EBITDA as a criterion in evaluating companies, and our financing arrangements contain covenants in which EBITDA is used as a measure of financial performance. The EBITDA measure for us may not be consistent with similarly titled measures for other companies. EBITDA should not be considered as an alternative to operating or net income (as determined in accordance with generally accepted accounting principles) as an indicator of our performance or to cash flow from operations (as determined in accordance with GAAP) as a measure of liquidity.
(3) Includes an extraordinary charge of $3.1 million ($1.8 million net of income taxes) to recognize a $0.2 million pre-payment penalty and the write-off of deferred financing costs of $2.9 million related to the retirement of Global's prior credit facility from Jackson National Life Insurance Company.
(4) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance cost and that portion of rental expenses representative of the interest factor.

(5) As adjusted for Global's acquisition of one business after March 31, 1999.

(6) Gives effect to Global's acquisition of one business in June, 1999.

                                 RISK FACTORS

  Before you tender your outstanding notes for exchange notes or invest in the exchange notes, you should be aware that there are various risks involved in your investment, including those we identify below. You should consider these risks carefully, together with all of the other information in this prospectus.

Our Indebtedness Results in Significant Debt Service Obligations and
Limitations

  Because we financed our acquisitions primarily with debt, we incurred substantial debt and, as a result, we have significant debt service obligations. As of June 30, 1999, our total indebtedness was $215.2 million, which represented 67.6% of our total capitalization. We also had $135.0 million of additional borrowing availability under our senior credit facility. In addition, our senior credit facilities and the indenture governing the notes allow us to incur additional indebtedness under certain circumstances. Our indebtedness poses important consequences to you, including the risks that:

  . we will use a substantial portion of our cash flow from operations to pay principal and interest on our debt, thereby reducing the funds available for acquisitions, working capital, capital expenditures and other general corporate purposes;

  . we may be unable to obtain additional financing on satisfactory terms or to otherwise fund working capital, capital expenditures, acquisitions, and other general corporate requirements;

  . our borrowings under our senior credit facility will bear interest at variable rates, which would create higher debt service requirements if market interest rates increase; and

  . our degree of leverage may hinder our ability to adjust rapidly to changing market conditions and could make us more vulnerable to downturns in the economy generally or in our industry.

  If we cannot generate sufficient cash flow from operations to meet our obligations, we may be forced to reduce or delay acquisitions and other capital expenditures, sell assets, restructure or refinance our debt, or seek additional equity capital. We cannot assure you that these remedies would be available or satisfactory. Our ability to pay principal and interest on the notes and to satisfy our other debt obligations will depend on our future operating performance. Our operating performance will be affected by prevailing economic conditions and financial, business and other factors which may be beyond our control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Senior Credit Facilities" and "Description of Exchange Notes."

The Exchange Notes and Guarantees Will Be Unsecured and Subordinated to Our Senior Debt

  The exchange notes and the guarantees to be provided by our subsidiaries will be unsecured, which means that you will have no recourse to specific assets of Global or Global's subsidiaries if a default occurs under the exchange notes and indenture. In addition, before we can pay principal and interest on the exchange notes, we must first make payments on any of our existing and future senior debt that is in default, including all senior debt of our subsidiaries, if any, and all outstanding amounts under our senior credit facility.

  As of June 30, 1999, we had $215.2 million of senior indebtedness outstanding. Substantially all of our real and personal property used in our business operations secures our obligations under our senior credit facility. If we default on any payments required under any of our senior debt, or if we fail to comply with other provisions governing our senior debt such as meeting required financial ratios, the senior lenders could declare all amounts outstanding, together with accrued and unpaid interest, immediately due and payable. If we are unable to repay amounts due, the lenders could proceed against the collateral securing the debt. If the lenders proceed against any of the collateral, we may not have enough assets left to pay you or other noteholders. Moreover, if we become bankrupt or similarly reorganize, we may not be able to use our assets to pay you or other noteholders until after we pay all of our senior debt. In addition, the senior credit facility may prohibit us from paying amounts due on the exchange notes, or from purchasing, redeeming or otherwise acquiring the exchange notes if a default exists under our senior debt. See "Description of Exchange Notes--Subordination of the Notes and the Note Guarantees."

We May Be Unable to Integrate Our Acquired Businesses into Our Operations Profitably

  Integrating our acquired businesses may involve unanticipated delays, costs or other operational or financial problems. Successful integration of the businesses we acquire depends on a number of factors, including our ability to transition acquired companies to our management information systems and the ability of our core businesses to integrate acquired satellites into their operations. In integrating our acquired businesses, we may not achieve expected economies of scale or profitability or realize sufficient revenues to justify our investment. For example, if we are unable to increase the sales force productivity at our acquired businesses as quickly as we expect, our revenues may not justify our investment. We also face the risk that an unexpected problem at one of our acquired companies will require substantial time and attention from senior management, distracting management's attention away from other aspects of our business. We cannot be certain that our management and financial reporting systems, procedures and controls will be able to support us as we grow.

We Need Substantial Additional Funds to Finance Our Acquisitions

  We intend to finance our future acquisitions primarily by incurring additional indebtedness, which will be substantial in relation to our equity capital. We cannot be certain that we will be able to borrow money for future acquisitions on favorable terms. Also, the restrictions imposed on us under our senior credit facility and the indenture governing the notes may limit our ability to borrow additional funds to purchase acquisitions. See "Description of Senior Credit Facilities" and "Description of Exchange Notes." We may also pay some of the price of future acquisitions by issuing common stock or other equity securities to the sellers of the businesses we acquire or in public or private offerings. Depending on the market value of our common stock, either we or the sellers of the businesses we acquire may not be willing to use common stock for part of the consideration we pay. To the extent we do not have access to additional debt and do not issue equity to pay for future acquisitions, we would need to use more of our cash resources to continue our acquisition program. We cannot be certain that we will be able to obtain debt or equity financing or that we will have enough cash resources available to pay for future acquisitions.

Our Combined Operating History is Limited

  Although a number of the companies we have acquired have been in operation for some time, Global itself has a limited history of operations and profitability. Consequently, the financial information in this prospectus may not be indicative of our financial condition and future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We Have Limited Operating Experience in Some of Our Target Markets

  A key element of our expansion strategy is to acquire companies in each of our geographic markets that sell and service electronic presentation systems or document imaging management systems or that provide network integration or facilities management services. Our limited experience in offering these products and services may impair our ability to identify, acquire and integrate appropriate companies. In addition, we may not be able to cross-sell these products and services to our different customer bases. These markets also present us with new challenges. For example, none of our companies currently operates in the facilities management market. Success in this market would require that we adapt our operations expertise to running labor-intensive businesses.

We Depend on Our Chief Executive Officer

  Our success substantially depends on the efforts and ability of Thomas S. Johnson, Global's President and Chief Executive Officer. Mr. Johnson has developed and implemented Global's industry management model, and has many years of experience in the office imaging industry and in the acquisition and integration of office imaging solutions dealers. Mr. Johnson is employed under an executive agreement that renews automatically each July for a one-year period unless otherwise terminated by either party upon 30 days notice. The loss or interruption of his services could have an adverse effect on Global.

We Need to Attract and Retain Skilled Employees

  Many of our markets are experiencing low levels of unemployment. As a result, we must compete to attract, motivate and retain skilled employees, particularly systems integrators, service technicians, sales personnel and managers. We need qualified service technicians to fulfill our service contracts and enter into new ones. We need talented sales personnel to generate both sales and service revenues. We need effective managers to integrate and operate our acquired businesses profitably. As a result, if we cannot hire and keep skilled employees, our business could be adversely affected.

Technological Developments Will Affect Our Business

  The office imaging solutions industry is moving toward digital technology in a multi-functional office environment. We must be able to respond to this rapidly changing environment. Our business will be adversely affected if (1) we or our suppliers fail to anticipate which products or technologies will gain market acceptance or (2) we cannot sell these products at competitive prices. We cannot be certain that manufacturers of popular products will permit us to market their newly developed equipment. In addition, new products containing new technology may be sold through other channels of distribution. Technological advancements may result in lowered per unit costs that may reduce our sales revenues and reliability improvements that may reduce our service revenues. We will also incur increased expenses to train our sales and service personnel on any new technologies. See "Business--The Industry--Consolidation-- Technological Change."

We May Not Have Sufficient Funds to Repay the Notes Upon a Change of Control

  If we experience certain changes of control, you will have the right to require us to purchase your notes at a purchase price equal to 101% of the principal amount of your notes plus accrued and unpaid interest. In such circumstances, we may also be required to (1) repay our outstanding senior debt or (2) obtain our lenders' consent to our purchase of the notes. If we cannot repay our debt or cannot obtain the needed consents, we may be unable to purchase the notes. Upon a change of control, we cannot guarantee that we will have sufficient funds to make any debt payment, including purchases of the notes. The failure to purchase the notes would be an event of default under the indenture governing the notes. To avoid default, we may try to refinance our debt. We cannot guarantee, however, that such refinancing would be available or would be on favorable terms. See "Description of Exchange Notes--Change of Control."

  The events that qualify as a change of control under the indenture may also be events of default under the senior credit facility or other indebtedness. An event of default under the senior credit facility would permit our lenders to accelerate our indebtedness. If we cannot repay such borrowings when due, the lenders could proceed against the collateral securing the debt.

We Depend on Our Suppliers

  A majority of our revenues come from the sale of equipment and from service and supply contracts for this equipment. As a result, our success depends on our access to reliable sources of equipment, parts and supplies at competitive prices. During the fiscal year ended March 31, 1999, on a pro forma basis to give effect to Global's acquisition of 8 companies in the fiscal year ended March 31, 1999 as though such acquisitions had occurred on April 1, 1998, Global purchased 14% of its equipment, parts and supplies from Konica Business Technologies, Inc. and 10% from Sharp Electronics Corporation. No other supplier represented in excess of 7% of such purchases, on a pro forma basis to give effect to Global's acquisition of 8 companies in the fiscal year ended March 31, 1999 as though such acquisitions had occurred on April 1, 1998. There is no guarantee that Konica, Sharp or any of our other suppliers will continue to sell their products to us, or that they will do so at competitive prices. Finally, other factors, including reduced access to credit resulting from economic conditions in Asia, may impair our suppliers' ability to provide products in a timely manner or at competitive prices. See "Business--Suppliers."

Our Markets are Highly Competitive

  We operate in highly competitive markets, which forces us to compete for customers and sometimes for acquisition candidates. Competitors in the automated office equipment market, the electronic presentation systems market and the DIM systems market include Xerox Corporation, Danka Business Systems PLC, IKON Office Solutions, Inc. and other large, independent dealers, as well as manufacturers' sales and service divisions, office superstores and consumer electronics chains. In the network integration services market we compete with large providers, smaller competitors with regional or local operations, and the in-house capabilities of our customers. See "Business--Competition."

  Some competitors have greater financial and personnel resources than we do. Competition from large, nationwide competitors is likely to increase as we seek to attract additional customers, expand our markets geographically and broaden our product and service offerings. Competition from large, nationwide competitors will also increase if our industry continues to consolidate. Finally, as digital and other new technologies develop, we may face competition from new distribution channels, including computer distributors and value added resellers, for products containing new technology.

Year 2000 Issues May Affect Our Operations

  The year 2000 issue exists because many computer systems and applications use two-digit fields to designate a year. Date-sensitive computer systems and programs may fail to recognize or correctly process the year 2000 as the century date change approaches or occurs. This inability to properly recognize or treat the year 2000 may cause systems errors or failures that could seriously disrupt or prevent our normal business operations or could result in liability or unanticipated costs as a result of disruptions in our customers' business operations. The full extent of any adverse impact is impossible to determine.

  We are evaluating all of our internal computers, computer equipment and other equipment with embedded technology against year 2000 concerns. We have identified five mission-critical aspects of our business: sales, billing, service, delivery and accounting information systems. Should any of these functions fail due to year 2000 issues, a material disruption in our business could result. All of these systems except for sales may depend on the year 2000 readiness of software we purchase from the OMD Corporation. If this software is not year 2000 ready on time, multiple mission-critical aspects of our business could be disrupted. Our operations may also be negatively affected by the inability of third parties with whom we deal to manage this problem in a timely manner. In particular, if our equipment vendors' products are not year 2000 ready or if year 2000 problems impair our suppliers' ability to provide products timely and at competitive prices, we could be adversely affected.

  Finally, we may also face risks relating to potential costs or liability resulting from the year 2000 issue. Given the breadth of different products and services we offer, we could face expenses or claims arising from the effect of the year 2000 issue on the products we sell and service. The year 2000 readiness of these products depends on the efforts of our suppliers. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Year 2000 Issues."

The Failure of a Market to Develop Could Affect the Liquidity and Price of Your Exchange Notes

  The exchange notes will be a new issue of securities for which there is no existing trading market. We cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to develop, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. In addition, any market-making by the initial purchasers of the outstanding notes may be limited during the exchange offer or the pendency of any resale registration statement and may be discontinued at any time without notice. We do not intend to apply for listing of the exchange notes on any national securities exchange or on Nasdaq. The liquidity of, and trading market for, the exchange notes also may be adversely affected by changes in the market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the exchange notes.

Issuance of the Exchange Notes and Any Subsidiary Guarantee May Be Subject to Fraudulent Conveyance Laws

  Under applicable provisions of the U.S. Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if we, at the time we issue the exchange notes:

  (1) incur the indebtedness with the intent to hinder, delay or defraud creditors; or

  (2) receive less than reasonably equivalent value or fair consideration for incurring such indebtedness, and

    .  are insolvent at the time of incurrence,

    . are rendered insolvent by reason of such incurrence (and the application of the proceeds thereof),

    . are engaged or are about to engage in a business or transaction for which our remaining assets constitute unreasonably small capital to carry on our businesses, or

    . intend to incur, or believe that we would incur, debts beyond our ability to pay such debts as they matured,

then, in each case, a court could (1) void, in whole or in part, the exchange notes, and direct the repayment of any amounts paid under the exchange notes to our creditors, (2) subordinate the exchange notes to our obligations to our existing and future creditors, or (3) take other actions detrimental to the noteholders. The measure of insolvency for these purposes will vary depending upon the law applied in such case. Generally, however, we would be considered insolvent (1) if the sum of our debts, including contingent liabilities, was greater than all of our assets at fair valuation or (2) if the present fair saleable value of our assets was less than the amount that would be required to pay the probable liability on our existing debts, including contingent liabilities, as they become absolute and mature. A subsidiary guarantee, at the time it is issued by one of our subsidiaries, would be subject to the same fraudulent transfer or conveyance laws as the notes.

Golder, Thoma, Cressey, Rauner, Inc. is a Significant Stockholder

  Golder, Thoma, Cressey, Rauner, Inc., through its affiliation with Golder, Thoma, Cressey, Rauner Fund IV, L.P. owns and controls approximately 38.9% of our outstanding common stock. In addition, two of our directors, Carl Thoma and William Kessinger, are Principals of Golder, Thoma, Cressey, Rauner, Inc. As a result, Golder, Thoma, Cressey, Rauner, Inc. has significant influence over the election of our directors and over corporate actions, such as mergers, acquisitions and asset sales, that require stockholder approval. In some cases, Golder, Thoma, Cressey, Rauner, Inc.'s interests as a stockholder could conflict with your interests as a noteholder. For example, Golder, Thoma, Cressey, Rauner, Inc. may have an interest in pursuing acquisitions, divestitures or other transactions that, in its judgment, could enhance its equity investment, even though such transactions might involve risks to holders of the notes. See "Principal Stockholders."

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange offer

  In connection with the sale of the outstanding notes, we agreed to register the exchange notes. The exchange offer is being made to satisfy this contractual obligation.

  By tendering outstanding notes in exchange for exchange notes, each holder represents to us that

  . any exchange notes to be received by such holder are being acquired in the ordinary course of such holder's business;

  . such holder has no arrangement or understanding with any person to participate in a "distribution" of exchange notes under the Securities Act;

  . such holder is not an "affiliate" of Global, as defined in Rule 405 under the Securities Act, or, if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  . such holder has full power and authority to tender, exchange, sell, assign and transfer the tendered outstanding notes;

  . Global will acquire good, marketable and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and encumbrances; and

  . the outstanding notes tendered for exchange are not subject to any adverse claims or proxies.

  Each tendering holder also will warrant and agree that such holder will, upon request, execute and deliver any additional documents that Global or the exchange agent deems to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the outstanding notes tendered pursuant to the exchange offer.

  Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes pursuant to the exchange offer, where such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

  The exchange offer is not being made to, nor will Global accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of the exchange notes would be in violation of the securities or blue sky laws of that jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the outstanding notes are registered on the books of Global or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of outstanding notes (which, for purposes of the exchange offer, include beneficial interests in the outstanding notes held by direct or indirect participants in DTC and outstanding notes held in definitive form).

Terms of the Exchange Offer

  Global hereby offers, upon the terms and subject to the conditions shown in this prospectus and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of 10 3/4% Senior Subordinated Exchange Notes due 2007 for each $1,000 principal amount of outstanding 10 3/4% Senior Subordinated Notes due 2007 properly tendered before the expiration date and not properly withdrawn according to the procedures described below. Holders may tender their outstanding notes in whole or in part in integral multiples of $1,000 principal amount.

  The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that (1) the exchange notes have been registered under the Securities Act and therefore are not subject to the restrictions on transfer applicable to the outstanding notes and (2) holders of the exchange notes will not be entitled to some of the rights of holders of the outstanding notes under the registration rights agreement. The exchange notes evidence the same indebtedness as the outstanding notes (which they replace) and will be issued pursuant to and entitled to the benefits of the indenture that governs the outstanding notes.

  The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. Global reserves the right in its sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as shown under "--Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. As of the date of this prospectus, $100 million principal amount of 10 3/4% Senior Subordinated Notes due 2007 is outstanding.

  Holders of outstanding notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Outstanding notes which are not tendered for, or are tendered but not accepted in connection with, the exchange offer will remain outstanding. See "Summary of the Exchange Offer--Consequences of Not Complying with Exchange Offer Procedures."

  If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of particular other events shown herein or otherwise, certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

  Holders who tender outstanding notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the outstanding notes in connection with the exchange offer. Global will pay all charges and expenses, other than specified applicable taxes. See "--Fees and Expenses"

  NEITHER GLOBAL NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Amendments

  The expiration date for the exchange offer is 5:00 p.m., New York City time, on August 30, 1999 unless the exchange offer is extended by Global. If Global does extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended.

  Global expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (1) to delay the acceptance of the outstanding notes for exchange, (2) to terminate the exchange offer, whether or not any outstanding notes have already been accepted for exchange, if Global determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" has occurred or exists or has not been satisfied with respect to the exchange offer, (3) to extend the expiration date of the exchange offer and retain all outstanding notes tendered pursuant to the exchange offer, subject, however, to the right of holders of outstanding notes to withdraw their tendered outstanding notes as described under "--Withdrawal Rights," and (4) to waive any condition or otherwise amend the terms of the exchange offer in any respect. If the exchange offer is amended in a manner determined by Global to constitute a material change, or if Global waives a material condition of the exchange offer, Global will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the affected outstanding notes, and Global will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, termination, extension or amendment will be followed promptly by oral or written notice thereof to the exchange agent for the exchange offer (any such oral notice to be promptly confirmed in writing) and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which Global may choose to make any public announcement, and subject to applicable laws, Global shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Notes

  Upon the terms and subject to the conditions of the exchange offer, promptly after the expiration date Global will exchange, and will issue to the exchange agent, exchange notes for outstanding notes validly tendered and not withdrawn pursuant to the withdrawal rights described under "--Withdrawal Rights."

  In all cases, delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (1) outstanding notes or a book-entry confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC, (2) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (3) any other documents required by the Letter of Transmittal. Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when outstanding notes, book-entry confirmations with respect to outstanding notes and other required documents are received by the exchange agent.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC.

  Subject to the terms and conditions of the exchange offer, Global will be deemed to have accepted for exchange, and thereby exchanged, outstanding notes validly tendered and not withdrawn as, if and when Global gives oral or written notice to the exchange agent (any such oral notice to be promptly confirmed in writing) of Global's acceptance of such outstanding notes for exchange pursuant to the exchange offer. Global's acceptance for exchange of outstanding notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and Global upon the terms and subject to the conditions of the exchange offer. The exchange agent will act as agent for Global for the purpose of receiving tenders of outstanding notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving outstanding notes, Letters of Transmittal and related documents and transmitting exchange notes to holders who validly tendered outstanding notes. Such exchange will be made promptly after the expiration date of the exchange offer. If for any reason the acceptance for exchange or the exchange of any outstanding notes tendered pursuant to the exchange offer is delayed (whether before or after Global's acceptance for exchange of outstanding notes), or Global extends the exchange offer or is unable to accept for exchange or exchange outstanding notes tendered pursuant to the exchange offer, then, without prejudice to Global's rights set forth herein, the exchange agent may, nevertheless, on behalf of Global and subject to Rule 14e-1(c) under the Exchange Act, retain tendered outstanding notes and such outstanding notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

Procedures for Tendering Outstanding Notes

 Valid Tender

  Except as set forth below, in order for outstanding notes to be validly tendered pursuant to the exchange offer, either (1) (a) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the exchange agent at the address set forth under "--Exchange Agent" prior to the expiration date and (b) tendered outstanding notes must be received by the exchange agent, or such outstanding notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent, in each case prior to the expiration date, or (2) the guaranteed delivery procedures described below must be complied with.

  If less than all of the outstanding notes are tendered, a tendering holder should fill in the amount of outstanding notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of outstanding notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by Global, evidence satisfactory to Global of such person's authority to so act must also be submitted.

  Any beneficial owner of outstanding notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offer.

  THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY AND PROPER INSURANCE SHOULD BE OBTAINED. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO GLOBAL. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR THEM.

 Book-Entry Transfer

  The exchange agent will request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "--Exchange Agent" prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE
AGENT.

 Signature Guarantees

  Certificates for outstanding notes need not be endorsed and signature guarantees on a Letter of Transmittal or a notice of withdrawal, as the case may be, are unnecessary unless (a) a certificate for outstanding notes is registered in a name other than that of the person surrendering the certificate or (b) a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for outstanding notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein) (1) a bank, (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (3) a credit union, (4) a national securities exchange, registered securities association or clearing agency, or (5) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

 Guaranteed Delivery

  If a holder desires to tender outstanding notes pursuant to the exchange offer and the certificates for such outstanding notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such outstanding notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with

     (1) such tenders are made by or through an Eligible Institution;

     (2) prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the exchange agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

     (3) the certificates (or book-entry confirmation) representing all tendered outstanding notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

 Determination of Validity

  All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered outstanding notes will be determined by Global, in its sole discretion, which determination shall be final and binding on all parties. Global reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders it determines not to be in proper form or the acceptance for exchange of which may, in the view of counsel to Global, be unlawful. Global also reserves the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "--Conditions to the Exchange Offer" or any defect or irregularity in any tender of outstanding notes of any particular holder whether or not similar defects or irregularities are waived in the case of other holders.

  Global's interpretation of the terms and conditions of the exchange offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. No tender of outstanding notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. None of Global, any affiliates of Global, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Resales of Exchange Notes

  Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to Global, Global believes that holders of outstanding notes who exchange their outstanding notes for exchange notes may offer for resale, resell and otherwise transfer such exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act. This would not apply, however, to any holder that is a broker-dealer that acquired outstanding notes as a result of market-making activities or other trading activities or directly from Global for resale under an available exemption under the Securities Act. Also, resale would only be permitted for exchange notes that are acquired in the ordinary course of a holder's business, where such holder has no arrangement or understanding with any person to participate in the distribution of such exchange notes and such holder is not an "affiliate" of Global. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes under the exchange offer, where such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Withdrawal Rights

  Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time prior to the expiration date of the exchange offer. In order for a withdrawal to be effective, such withdrawal must be in writing and timely received by the exchange agent at its address set forth under "-- Exchange Agent" prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the outstanding notes to be withdrawn, the principal amount of outstanding notes to be withdrawn, and (if certificates for such outstanding notes have been tendered) the name of the registered holder of the outstanding notes as set forth on the outstanding notes, if different from that of the person who tendered such outstanding notes. If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the outstanding notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of outstanding notes tendered for the account of an Eligible Institution. If outstanding notes have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Outstanding Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of outstanding notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of outstanding notes may not be rescinded. Outstanding notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time prior to the expiration date of the exchange offer by following any of the procedures described above under "--Procedures for Tendering Outstanding Notes."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Global, in its sole discretion, which determination shall be final and binding on all parties. None of Global, any affiliates of Global, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any outstanding notes which have been tendered but which are withdrawn will be returned to the holder promptly after withdrawal.

Interest on the Exchange Notes

  Interest on the exchange notes will be payable every six months on February 15 and August 15 of each year at a rate of 10 3/4% per annum, commencing August 15, 1999. The exchange notes will mature on February 15, 2007.

Conditions to the Exchange Offer

  If any of the following conditions has occurred or exists or has not been satisfied prior to the expiration date, Global will not be required to accept for exchange any outstanding notes and will not be required to issue exchange notes in exchange for any outstanding notes. In addition, Global may, at any time and from time to time, terminate or amend the exchange offer, whether or not any outstanding notes have already been accepted for exchange, or may waive any conditions to or amend the exchange offer.

  . A change in the current interpretation by the staff of the SEC which permits resales of exchange notes as described above under "--Resales of Exchange Notes";

  . The institution or threat of an action or proceeding in any court or by or before any governmental agency or body with respect to the exchange offer which, in Global's judgment, would reasonably be expected to impair the ability of Global to proceed with the exchange offer;

  . The adoption or enactment of any law, statute, rule or regulation which, in Global's judgment, would reasonably be expected to impair the ability of Global to proceed with the exchange offer;

  . The issuance of a stop order by the SEC or any state securities authority suspending the effectiveness of the registration statement relating to the exchange offer, or proceedings for that purpose;

  . Failure to obtain any governmental approval that Global considers necessary for the consummation of the exchange offer as contemplated hereby; or

  . Any change or development involving a prospective change in the business or financial affairs of Global which Global thinks might materially impair its ability to proceed with the exchange offer.

  If Global determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the expiration date, Global may, subject to applicable law, terminate the exchange offer, whether or not any outstanding notes have already been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, Global will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes. In this case, Global will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

Certain United States Federal Income Tax Consequences

  The exchange of the outstanding notes for the exchange notes will not be a taxable exchange for federal income tax purposes, and holders of outstanding notes should not recognize any taxable gain or loss or any interest income as a result of such exchange.

Exchange Agent

  United States Trust Company of New York has been appointed as the exchange agent for the exchange offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the exchange agent as follows:

  By Mail
  United States Trust Company of New York
  P.O. Box 843
  Cooper Station
  New York, New York 10276
  Attention: Corporate Trust Services

  By Hand before 4:30 p.m.
  United States Trust Company of New York
  111 Broadway
  New York, New York 10006
  Attention: Lower Level Corporate Trust Window

  By Overnight Courier and By Hand after 4:30 p.m.
  United States Trust Company of New York
  770 Broadway, 13th Floor
  New York, New York 10003

  By Facsimile
  (212) 780-0592
  Attention: Customer Service
  Confirm by telephone: (800) 548-6565

  DELIVERY TO OTHER THAN THE ABOVE ADDRESSES OR FACSIMILE NUMBER WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

  The expenses of soliciting tenders will be borne by Global. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by officers, directors or employees of Global.

  Global has not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. Global has agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Global will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of outstanding notes, and in handling or tendering for their customers.

  Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that if exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such transfer tax or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer tax will be billed directly to such tendering holder.

                                USE OF PROCEEDS

  We are making the exchange offer to satisfy our obligation under the registration rights agreement we entered into with the initial purchasers when we first issued the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive an equal principal amount of outstanding notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled. The proceeds from the offering of the outstanding notes was used to repay a portion of the amount outstanding under our prior senior credit facility.

                                 CAPITALIZATION

  The following table sets forth as of March 31, 1999 the capitalization of Global (1) on an actual basis and (2) on a pro forma basis to give effect to Global's acquisition of one company after March 31, 1999. This table should be read in conjunction with "Summary Consolidated Historical and Pro Forma Financial Information," "Use of Proceeds," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this prospectus.

                                                          As of March 31, 1999
                                                          ---------------------
                                                            Actual   Pro Forma
                                                          ---------- ----------
                                                             (in thousands)
   Long-term debt (including current portion):
     Senior credit facility.............................. $   68,000 $  118,000
     Senior subordinated notes...........................    100,000    100,000
     Various notes payable...............................        277        277
                                                          ---------- ----------
       Total debt........................................    168,277    218,277
   Total stockholders equity.............................     94,899     99,499
                                                          ---------- ----------
       Total capitalization.............................. $  263,176 $  317,776
                                                          ========== ==========

                            SELECTED FINANCIAL DATA

  The selected financial data as of and for the indicated periods ended March 31, 1995 through March 31, 1999 are derived from our audited consolidated financial statements. Since the information presented below is only a summary and does not provide all of the information in our financial statements, including the related notes, you should read "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements.

                            Inception
                            (June 3,
                              1994)
                               to
                            March 31,      Fiscal Year Ended March 31,
                            ---------  --------------------------------------
                              1995       1996      1997      1998      1999
                            ---------  --------  --------  --------  --------
                            (dollars in thousands, except per share data)
Statement of Operations
 Data:
 Revenues:
  Equipment and supplies
   sales................... $  6,541   $ 20,561  $ 41,200  $121,316  $218,653
  Service and rentals......    3,735     16,405    22,893    43,059    69,542
                            --------   --------  --------  --------  --------
 Total revenues............   10,276     36,966    64,093   164,375   288,195
 Costs and operating
  expenses:
  Cost of equipment and
   supplies sales..........    4,193     13,456    27,087    85,972   154,083
  Service and rental
   costs...................    1,885      8,303    11,467    21,594    34,434
  Selling, general and
   administrative
   expenses................    4,123     11,687    18,280    38,619    63,133
  Intangible asset
   amortization............      329      1,396     1,939     3,076     4,627
                            --------   --------  --------  --------  --------
 Total costs and operating
  expenses.................   10,530     34,842    58,773   149,261   256,277
                            --------   --------  --------  --------  --------
 Income (loss) from
  operations...............     (254)     2,124     5,320    15,114    31,918
 Interest expense..........      375      2,041     3,190     6,713     8,427
                            --------   --------  --------  --------  --------
 Income (loss) before
  income taxes and
  extraordinary charge.....     (629)        83     2,130     8,401    23,491
 Income taxes..............      --         275     1,007     3,948    10,390
                            --------   --------  --------  --------  --------
 Income (loss) before
  extraordinary charge.....     (629)      (192)    1,123     4,453    13,101
 Extraordinary charge for
  early retirement of
  debt.....................      --         --        --        --     (1,817)
                            --------   --------  --------  --------  --------
 Net income (loss).........     (629)      (192)    1,123     4,453    11,284
 Yield adjustment on Class
  A common stock(1)........     (190)    (1,023)   (1,402)   (2,442)     (901)
                            --------   --------  --------  --------  --------
 Net income (loss) avail-
  able to holders of common
  stock.................... $   (819)  $ (1,215) $   (279) $  2,011  $ 10,383
                            ========   ========  ========  ========  ========
 Basic earnings (loss) per
  share.................... $  (0.15)  $  (0.15) $  (0.03) $   0.21  $   0.63
                            ========   ========  ========  ========  ========
 Diluted earnings (loss)
  per share................ $  (0.15)  $  (0.15) $  (0.03) $   0.21  $   0.62
                            ========   ========  ========  ========  ========
 Basic weighted average
  shares outstanding(2)....    5,331      8,018     8,729     9,805    16,478
                            ========   ========  ========  ========  ========
 Diluted weighted average
  shares outstanding(2)....    5,331      8,018     8,729     9,805    16,811
                            ========   ========  ========  ========  ========
Other Data:
 EBITDA(3)................. $    498   $  5,758  $  9,799  $ 21,806  $ 41,139(4)
 Depreciation &
  amortization.............      752      3,634     4,479     6,692     9,221
 Ratio of earnings to fixed
  charges(5)...............      --        1.04x     1.62x     2.13x     3.45x
Balance Sheet Data (at
 period end):
 Working capital........... $  2,901   $  5,038  $  9,655  $ 24,255  $ 44,922
 Total assets..............   32,229     43,675    68,990   164,342   310,419
 Total debt................   22,836     21,831    36,873    97,485   168,277
 Total stockholders'
  equity...................    4,344     15,232    19,796    38,248    94,899

--------

(1) Reflects adjustments for amounts payable to holders of Global's Class A common stock upon a sale of Global or its initial public offering. These amounts equal 8.0% annual yield on the original cost per share of $90.00 and, for 1998, the accretion of the difference between the redemption value of the Class A common stock and the value allocated to the stock, accreted from April 1998 to June 1998.
(2) Assumes, for periods prior to the initial public offering, the conversion of outstanding shares of Class C common stock into common stock.
(3) Represents earnings before interest, taxes, depreciation and amortization ("EBITDA"). Global believes that EBITDA provides useful information regarding its ability to service debt. Lenders use EBITDA as a criterion in evaluating companies, and Global's financing arrangements contain covenants in which EBITDA is used as a measure of financial performance. The EBITDA measure for Global may not be consistent with similarly titled measures for other companies. EBITDA should not be considered as an alternative to operating or net income (as determined in accordance with generally accepted accounting principles) as an indicator of Global's performance or to cash flow from operations (as determined in accordance with GAAP) as a measure of liquidity.
(4) Includes an extraordinary charge of $3.1 million ($1.8 million net of income taxes) to recognize a $0.2 million pre-payment penalty and the write-off of deferred financing costs of $2.9 million related to the retirement of Global's prior credit facility from Jackson National Life Insurance Company.
(5) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance cost and that portion of rental expenses representative of the interest factor. For the period ended March 31, 1995, earnings were insufficient to cover fixed charges by $0.6 million.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS



  The following discussion and analysis should be read in conjunction with the accompanying financial statements and related notes included elsewhere in this prospectus. Much of the discussion in this section involves forward-looking information. Global's actual results may differ significantly from the results suggested by these forward-looking statements.

Overview

  Global was founded in June 1994 with the goal of becoming a leading consolidator in the highly fragmented office imaging solutions industry. Global is a rapidly growing provider of a number of office imaging solutions. This includes the sale and service of automated office equipment such as copiers, facsimile machines, printers and duplicators, network integration services, electronic presentation equipment and document imaging management systems ("DIM systems"). From its founding through June 30, 1999, Global acquired 13 core companies in the United States, and 21 additional satellite companies that have been integrated into the core companies. The first acquisition was completed in August 1994. Management believes that the businesses that have been acquired by Global and other businesses that Global plans to acquire will benefit from various Global programs and operating strategies. These benefits include increased operating efficiencies, the support of experienced and professional senior management, expansion of the types of office imaging products and services offered, increased access to capital, and increased emphasis on financial management. Global's revenues come from two sources: (1) sales of equipment and supplies and (2) sales of complementary services and equipment rentals. The growth of equipment revenues and the complementary supplies, parts and service revenues depends on several factors, including the demand for equipment, Global's reputation for providing timely and reliable service, and general economic conditions. Revenues generated from the sale of equipment and complementary supplies, parts and services are affected by price, general economic conditions, service reputation, and competitors' actions in the marketplace. Revenues from the sale of complementary supplies, parts and services are also affected by equipment sales and rental volumes.

  Gross profit as a percentage of revenues varies from period to period depending on a number of variables. Those variables include the mix of revenues from equipment, supplies, service and rentals; the mix of revenues among the markets served by Global; and the mix of revenues of the businesses acquired. As Global acquires businesses, the percentage of its revenues that come from sales of equipment and supplies, as opposed to service and rentals, fluctuates according to whether the businesses acquired are automated office equipment dealers or are network integrators or electronic presentation systems or DIM systems dealers. Automated office equipment dealers typically derive a higher percentage of their revenues from service and rentals, and a lower percentage from sales of equipment and supplies, than do network integrators, electronic presentation or DIM systems dealers. Generally, sales of equipment and supplies have lower gross profit margins than sales of service and rentals. In addition, equipment sales in the automated office equipment market generally have higher gross profit margins than equipment sales in the network integration, electronic presentation systems or DIM systems markets. Management expects that over time, Global will become more involved in the network integration, electronic presentation systems and DIM systems markets, as these markets are growing faster than the automated office equipment market. Therefore, over time a larger percentage of Global's revenues and gross profits may be derived from sales that have lower gross profit margins than Global's current gross profit margins.

  Cost of goods sold consists primarily of the cost of new equipment, cost of supplies and parts, labor costs to provide services, rental equipment depreciation and other direct operating costs. Global depreciates its rental equipment primarily over a three-year period on a straight-line basis.

Recent Developments

  On July 20, 1999, Global acquired Daniel Communications, Inc., an electronic presentation dealer with annual revenues of approximately $5.6 million that serves Alabama, the Florida Panhandle, and parts of

Mississippi. This acquisition has not been included in any pro forma financial information contained in this prospectus. Global is also continually evaluating and having discussions with other acquisition candidates as part of its growth strategy.

Results of Operations

  The following table sets forth, for the periods indicated, information derived from the consolidated statements of operations of Global expressed as a percentage of total revenues.

                                                         Fiscal Year Ended
                                                             March 31,
                                                         ---------------------
                                                         1997    1998    1999
                                                         -----   -----   -----
Revenues:
 Equipment and supplies sales...........................  64.3 %  73.8 %  75.9 %
 Service and rentals....................................  35.7    26.2    24.1
                                                         -----   -----   -----
Total revenues.......................................... 100.0   100.0   100.0
Cost of goods sold......................................  60.2    65.4    65.4
                                                         -----   -----   -----
Gross profit............................................  39.8    34.6    34.6
Selling, general, and administrative expenses...........  28.5    23.5    21.9
Intangible asset amortization...........................   3.0     1.9     1.6
                                                         -----   -----   -----
Income from operations..................................   8.3     9.2    11.1
Interest expense........................................   5.0     4.1     3.0
                                                         -----   -----   -----
Income before income taxes and extraordinary charge.....   3.3     5.1     8.1
Income taxes............................................   1.5     2.4     3.6
                                                         -----   -----   -----
Income before extraordinary charge......................   1.8     2.7     4.5
Extraordinary charge for early retirement of debt.......   --      --      (.6)
                                                         -----   -----   -----
Net income..............................................   1.8 %   2.7 %   3.9 %
                                                         =====   =====   =====

Fiscal Year Ended March 31, 1999 Compared to Fiscal Year Ended March 31, 1998

Revenues

  Total revenues for the fiscal year ended March 31, 1999, were $288.2 million, an increase of 75.3% over the same period in 1998. The majority of the revenue growth was due to the acquisition of businesses during 1999 and 1998, with the remainder coming from internal growth.

  Sales of equipment and supplies increased to $218.7 million in fiscal year 1999, an increase of 80.2% over 1998. This represented 75.9% of total revenues compared to 73.8% for the prior year. Throughout 1999 and 1998, Global acquired businesses that added proportionately more equipment sales than Global had in its existing businesses.

  Service and rental revenues for the fiscal year ended March 31, 1999 increased to $69.5 million, an increase of 61.5% from the same period the prior year. This represented 24.1% of total revenues for the fiscal year ended 1999 compared to 26.2% for the same period in 1998.

Gross Profit

  Gross profit of $99.7 million for the fiscal year ended March 31, 1999 reflected a 75.5% increase over the same period in 1998. Expressed as a percent of total revenue, gross profit was 34.6% for fiscal year 1999 compared to 34.6% for fiscal year 1998. Office equipment dealers typically derive a higher percentage of total revenues from service and rentals, while network integration and electronic presentation systems and DIM systems dealers derive a higher percentage of total revenues from sales of equipment and supplies. The equipment component of sales of the businesses acquired in 1999 and 1998 accounted for a larger portion of total revenues than Global's existing businesses. Sales of equipment and supplies generally generate lower gross profit margins than service and rental revenues. Combined service and rental gross profit margins were 50.5% for the fiscal year ended March 31, 1999 and 49.9% for the fiscal year ended March 31, 1998.

Selling, General and Administrative Expenses

  Selling, general and administrative expenses increased 63.5% to $63.1 million for the fiscal year ended March 31, 1999. This amount was 21.9% of total revenues compared to 23.5% of total revenues for the same period in 1998. These expenses increased principally due to the acquisitions Global made in 1999 and 1998. The decline in expenses as a percentage of revenues was the result of the acquisition of profitable businesses, the change in the composition of Global's businesses, and revenues increasing by 75.3% without a proportionate increase in selling, general, and administrative expenses.

Intangible Asset Amortization

  Intangible asset amortization was $4.6 million for the fiscal year ended March 31, 1999 compared to $3.1 million for the same period the prior year. Intangible asset amortization includes the amortization of goodwill and noncompete agreements from acquisitions.

Income From Operations

  Income from operations was $31.9 million, or 11.1% of total revenues for the fiscal year ended March 31, 1999, which was a 111.2% increase over the same period in 1998.

Interest Expense

  Interest expense was $8.4 million for the fiscal year ended March 31, 1999, an increase of 25.5% from the same period in 1998. The increase was primarily due to the increase in Global's borrowings. The proceeds from the additional borrowings were used to fund the cost of the businesses acquired in 1999 and 1998. Interest expense includes the amortization of financing fees incurred in connection with Global's current credit facility with First Union and the prior credit facility with Jackson National Life Insurance Company.

Income Taxes

  The provision for income taxes was $10.4 million for the fiscal year ended March 31, 1999 compared to $3.9 million for the same period in 1998. The increase in income taxes was primarily due to increased pre-tax income because of businesses Global acquired during 1999 and 1998. The effective income tax rate decreased from 47.0% for the fiscal year ended March 31, 1998 to 44.2% for the same period in 1999. The effective income tax rate for 1999 and 1998 was higher than the federal statutory rates of 35.0% and 34.0%, respectively, plus state and local taxes, primarily due to non-deductible goodwill amortization relating to the businesses acquired during the fiscal years ended March 31, 1999 and March 31, 1998.

Fiscal Year Ended March 31, 1998 Compared to Fiscal Year Ended March 31, 1997

Revenues

  Total revenues for the fiscal year ended March 31, 1998, were $164.4 million, an increase of 156.5% over the same period in 1997. The majority of the revenue growth was due to the acquisition of businesses during 1998 and 1997, with the remainder coming from internal growth.

  Sales of equipment and supplies increased to $121.3 million in fiscal year 1998, an increase of 194.5% over 1997. This represented 73.8% of total revenues compared to 64.3% for the prior year. Throughout 1998 and 1997, Global acquired businesses that added more equipment sales than Global had in its existing businesses.

  Service and rental revenues for the fiscal year ended March 31, 1998 increased to $43.1 million, an increase of 88.1% from the same period the prior year. This represented 26.2% of total revenues for the fiscal year ended 1998 compared to 35.7% for the same period in 1997.

Gross Profit

  Gross profit of $56.8 million for the fiscal year ended March 31, 1998 reflected a 122.4% increase over the same period in 1997. Expressed as a percent of total revenue, gross profit was 34.6% for fiscal year 1998 compared to 39.8% for fiscal year 1997. Office equipment dealers typically receive a higher percentage of total revenues from service and rentals, while network integration and electronic presentation systems and DIM systems dealers derive a higher percentage of total revenues from sales of equipment and supplies. The equipment component of sales of the businesses acquired in 1998 and 1997 accounted for a larger portion of total revenues than Global's existing businesses. Sales of equipment and supplies generally generate lower gross profit margins than service and rental revenues. Combined service and rental gross profit margins were 49.9% for the fiscal year ended March 31, 1998 and for the fiscal year ended March 31, 1997.

Selling, General and Administrative Expenses

  Selling, general and administrative expenses increased 111.3% to $38.6 million for the fiscal year ended March 31, 1998. This amount was 23.5% of total revenues compared to 28.5% of total revenues for the same period in 1997. These expenses increased principally due to the acquisitions Global made in 1998 and 1997. The decline in expenses as a percentage of revenues was the result of the acquisition of profitable businesses, the change in the composition of Global's businesses, and revenues increasing by 156.5% without a proportionate increase in selling, general, and administrative expenses.

Intangible Asset Amortization

  Intangible asset amortization was $3.1 million for the fiscal year ended March 31, 1998 compared to $1.9 million for the same period the prior year. Intangible asset amortization includes the amortization of goodwill and non-compete agreements from acquisitions.

Income From Operations

  Income from operations was $15.1 million, or 9.2% of total revenues for the fiscal year ended March 31, 1998, which was a 184.1% increase over the same period in 1997.

Interest Expense

  Interest expense was $6.7 million for the fiscal year ended March 31, 1998, an increase of 110.4% from the same period in 1997. The increase was primarily due to the increase in Global's borrowings. The proceeds from the additional borrowings were used to fund the cost of the businesses acquired in 1998 and 1997. Interest expense includes the amortization of financing fees incurred in connection with Global's current credit facility with First Union and the prior credit facility with Jackson National Life Insurance Company.

Income Taxes

  The provision for income taxes was $3.9 million for the fiscal year ended March 31, 1998 compared to $1.0 million for the same period in 1997. The increase in income taxes was primarily due to increased pre-tax income because of businesses Global acquired during 1998 and 1997. The effective income tax rate decreased from 47.3% for the fiscal year ended March 31, 1997 to 47.0% for the same period in 1998. The effective income tax rate for 1998 and 1997 was higher than the federal statutory rate of 34.0% plus state and local taxes, primarily due to non-deductible goodwill amortization relating to the businesses acquired during the fiscal years ended March 31, 1998 and March 31, 1997.

Quarterly Results of Operations

  The following table presents selected consolidated financial information for each of Global's six fiscal quarters in the period ended March 31, 1999. The information has been derived from unaudited consolidated financial statements that in the opinion of management reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such quarterly information.

                                              Quarters Ended
                          ---------------------------------------------------------
                          Dec. 31,  Mar. 31,  June 30,  Sept. 30, Dec. 31, Mar. 31,
                            1997      1998      1998      1998      1998     1999
                          --------  --------  --------  --------- -------- --------
                                  (in thousands, except per share data)
Revenues:
 Equipment and supplies
  sales.................  $34,790   $40,801   $43,334    $51,958  $58,028  $65,333
 Service and rentals....   11,925    13,544    14,868     15,048   17,625   22,001
                          -------   -------   -------    -------  -------  -------
Total revenues..........   46,715    54,345    58,202     67,006   75,653   87,334
Costs and operating
 expenses:
 Cost of equipment and
  supplies sales........   24,851    28,485    30,887     37,922   40,616   44,658
 Service and rental
  costs.................    5,973     7,101     7,006      7,549    8,940   10,939
 Selling, general, and
  administrative
  expenses..............   10,856    12,802    13,289     14,004   16,368   19,472
 Intangible asset
  amortization..........      843       917       901        943    1,195    1,588
                          -------   -------   -------    -------  -------  -------
Total costs and
 operating expenses.....   42,523    49,305    52,083     60,418   67,119   76,657
                          -------   -------   -------    -------  -------  -------
Income from operations..    4,192     5,040     6,119      6,588    8,534   10,677
Interest expense........    1,980     2,178     2,230      1,456    1,757    2,984
                          -------   -------   -------    -------  -------  -------
Income before income
 taxes and extraordinary
 item...................    2,212     2,862     3,889      5,132    6,777    7,693
Income taxes............    1,099     1,198     1,801      2,295    2,948    3,346
                          -------   -------   -------    -------  -------  -------
Income before
 extraordinary charge...    1,113     1,664     2,088      2,837    3,829    4,347
Extraordinary charge for
 early retirement of
 debt...................      --        --       (684)    (1,133)     --       --
                          -------   -------   -------    -------  -------  -------
Net income..............  $ 1,113   $ 1,664   $ 1,404    $ 1,704  $ 3,829  $ 4,347
                          -------   -------   -------    -------  -------  -------
Yield adjustment to
 Class A common
 stock(1)...............     (533)   (1,093)     (901)       --       --       --
                          -------   -------   -------    -------  -------  -------
Net income available to
 holders of common
 stock..................  $   580   $   571   $   503    $ 1,704  $ 3,829  $ 4,347
                          =======   =======   =======    =======  =======  =======
Basic earnings per
 share..................  $  0.06   $  0.06   $  0.04    $  0.10  $  0.21  $  0.23
                          =======   =======   =======    =======  =======  =======
Diluted earnings per
 share..................  $  0.06   $  0.06   $  0.04    $  0.10  $  0.21  $  0.23
                          =======   =======   =======    =======  =======  =======
Basic weighted average
 number of shares.......    9,959    10,404    11,527     17,642   18,054   18,682
                          =======   =======   =======    =======  =======  =======
Diluted weighted average
 number of shares.......    9,959    10,404    12,511     17,700   18,176   18,851
                          =======   =======   =======    =======  =======  =======

--------

(1) Reflects adjustments for amounts payable upon a sale of the Company or an initial public offering to holders of Class A Common Stock equivalent to an 8.0% annual yield on the original per share amount of $90, and for 1998, the accretion of the difference between the redemption value of the Class A Common Stock and the value allocated to the stock, accreted from January 1998 to the date of the initial public offering.

  The following table sets forth selected consolidated financial information as a percentage of total revenues for each of Global's last six fiscal quarters.

                                              Quarters Ended
                          ------------------------------------------------------
                          Dec. 31, Mar. 31, June 30, Sept. 30, Dec. 31, Mar. 31,
                            1997     1998     1998     1998      1998     1999
                          -------- -------- -------- --------- -------- --------
Revenues:
 Equipment and supplies
  sales.................    74.5%    75.1%    74.5%     77.5%    76.7%    74.8%
 Service and rentals....    25.5     24.9     25.5      22.5     23.3     25.2
                           -----    -----    -----     -----    -----    -----
Total revenues..........   100.0    100.0    100.0     100.0    100.0    100.0
                           =====    =====    =====     =====    =====    =====
Costs and operating
 expenses:
 Cost of equipment and
  supplies sales........    53.2     52.4     53.1      56.6     53.7     51.2
 Service and rental
  costs.................    12.8     13.1     12.1      11.3     11.8     12.5
 Selling, general, and
  administrative
  expenses..............    23.2     23.5     22.8      20.9     21.6     22.3
 Intangible asset
  amortization..........     1.8      1.7      1.5       1.4      1.6      1.8
                           -----    -----    -----     -----    -----    -----
  Total costs and oper-
   ating expenses.......    91.0     90.7     89.5      90.2     88.7     87.8
                           =====    =====    =====     =====    =====    =====
Income from operations..     9.0      9.3     10.5       9.8     11.3     12.2
Interest expense........     4.2      4.0      3.8       2.2      2.3      3.4
                           -----    -----    -----     -----    -----    -----
Income before income
 taxes and extraordinary
 item...................     4.8      5.3      6.7       7.6      9.0      8.8
Income taxes............     2.4      2.2      3.1       3.4      3.9      3.8
                           -----    -----    -----     -----    -----    -----
Income before
 extraordinary charge...     2.4      3.1      3.6       4.2      5.1      5.0
Extraordinary charge for
 early retirement of
 debt...................     --       --      (1.2)     (1.7)     --       --
                           -----    -----    -----     -----    -----    -----
Net income..............     2.4%     3.1%     2.4%      2.5%     5.1%     5.0%
                           =====    =====    =====     =====    =====    =====

Liquidity and Capital Resources

  Historically, Global has financed its operations primarily through internal cash flow, sales of stock and bank financing, including the financing facilities described below. These sources of funds have been used to fund Global's growth both internally and through acquisitions. Global is pursuing an acquisition strategy and expects to acquire more businesses. As Global continues to acquire more businesses it is likely that Global will incur additional debt and seek additional equity capital.

  As of June 30, 1999, Global's senior credit facilities with First Union National Bank and a syndicate of lenders consist of a $150.0 million five-year senior secured revolving line of credit (including access to a $15.0 million swingline line of credit), a $25.0 million five-year senior term loan, and a $75.0 million seven-year senior term loan.

  The revolving line of credit and the five-year term loan bear interest at rates ranging from 2.00% to 3.00% over LIBOR or from .75% to 1.75% over a base rate related to the higher of First Union's prime rate or the federal funds rate plus 50 basis points and varying according to Global's ratio of its total funded debt to earnings before interest, taxes, depreciation and amortization. The seven-year term loan bears interest at a rate equal to 3.25% over LIBOR or 2.00% over a base rate equal to the higher of First Union's prime rate or the federal funds rate plus 50 basis points. The senior credit facilities provide for an unused commitment fee payable to the lenders and certain other fees payable by Global and its Material Subsidiaries (the "borrowers"). Amounts borrowed under the revolving line of credit may be repaid and reborrowed over the life of the revolving line of credit, with a final maturity date of June 23, 2004, unless terminated earlier pursuant to the terms of the senior credit facilities. The terms of the senior credit facilities require strict compliance with numerous affirmative, negative and financial covenants. Amounts borrowed under the senior credit facilities may be used to fund working capital and general corporate purposes, including acquisitions, subject to First Union National Bank's approval in the case of certain acquisitions, including acquisitions with a cash purchase price of over $25.0 million or an aggregate price (in cash, stock or other consideration) of over $50.0 million. See "Description of Senior Credit Facilities."

  In March 1999, Global issued $100.0 million in aggregate principal amount of Senior Subordinated Notes due March 8, 2007. The net proceeds of approximately $96.0 million were used to reduce Global's credit facility from First Union. The notes bear interest at 10.75%, payable semiannually. The notes may be redeemed at Global's option beginning on February 15, 2003 at the following redemption prices, expressed as percentages of the principal amount:

            Year                               Percentage
            ----                               ----------
            2003..............................  105.375%
            2004..............................  102.688%
            2005 and thereafter...............  100.000%

  At any time on or prior to February 15, 2002, Global may, at its option, use the net cash proceeds from a public equity offering to redeem in the aggregate up to 35% of the aggregate principal amount of the notes at a redemption price equal to 110.75% of the principal amount, provided that at least 65% of the aggregate principal amount of the notes originally issued remains outstanding and the redemption occurs within 60 days after the consummation of the public equity offering. The notes are guaranteed by Global's current subsidiaries and will be guaranteed by all of Global's future subsidiaries, except certain financing subsidiaries, on an unsecured senior subordinated basis. The terms of the notes require strict compliance with numerous affirmative, negative and financial covenants. Under the terms of the notes, Global is prohibited from paying cash dividends. See "Description of the Exchange Notes."

  Under the terms of three of its acquisition agreements, Global may be required to make cash payments of up to an aggregate of $18.6 million and payments in common stock valued at up to $5.0 million over the next five years to certain former owners of businesses it has acquired based on the profitability of those businesses during these time periods. Shares of common stock to be issued under these provisions will be valued based on the market value of Global's common stock prior to issuance.

  For the fiscal year ended March 31, 1999 the net cash provided by operations was $12.5 million and for the fiscal year ended March 31, 1998 the net cash provided by operations was $5.8 million. For the fiscal years ended March 31, 1999 and 1998, Global's net cash used in investing activities was $108.5 million and $71.9 million, respectively, primarily for the purchase of businesses. For the fiscal years ended March 31, 1999 and 1998, Global's net cash provided by financing activities was $96.7 million and $69.6 million, respectively. Net cash provided by financing activities consists of equity capital provided by the initial public offering, Golder, Thoma, Cressey, Rauner Fund IV, L.P., Jackson National Life Insurance Company, and certain members of management of Global and its acquired businesses, and net borrowings.

Year 2000 Issues

  With the exception of historical information such as Global's costs and efforts to date relating to year 2000 issues, the discussion in this section consists of forward-looking statements that involve risks and uncertainties. Global's success in addressing year 2000 issues, and the impact of year 2000 issues on Global's business, results of operations or financial condition, could differ materially from the description that follows. One reason Global's evaluation of and progress in addressing Year 2000 risks may differ from the following description is that businesses Global acquires in the future may not be as prepared for Year 2000 issues as Global and its current subsidiaries. Other factors that could cause or contribute to such differences include, but are not limited to, those discussed below.

  In 1998, Global began formulating a plan to address risks associated with the "year 2000 issue," which relates to the possible inability of computer systems and equipment to function properly as a result of their inability to recognize or process dates occurring after 1999. Global's year 2000 plan addresses the following areas: (1) information technology systems, or IT systems, used in Global's internal operations, including accounting, data processing and telephone systems, (2) non-IT systems used in Global's internal operations, including alarm systems and fax machines, (3) the state and impact of year 2000 readiness of products sold by

Global (which Global primarily purchases from third party vendors) and (4) certain operational systems of Global's critical suppliers and customers that may affect Global. As discussed below, Global's year 2000 plan involves identifying and assessing the potential year 2000 risks faced by Global; remediating any year 2000 noncompliance identified by Global's assessment; testing the year 2000 readiness of Global's systems; and planning for year 2000 contingencies.

 State of Year 2000 Readiness

  Global is reviewing its overall exposure to year 2000 risks. Global's plan to address the impact of the year 2000 issue on its IT and non-IT systems involves
(1) making an inventory of potentially date sensitive devices and software, (2) assessing the systems affected by these devices and software, (3) remediating or replacing these systems as necessary and (4) testing its systems to confirm year 2000 readiness. Both IT and non-IT systems contain embedded technology, which complicates Global's year 2000 assessment and remediation efforts.

  Global estimates that it has completed approximately 80% (in terms of time spent) of the inventory and assessment phases of this process for its existing companies. Global expects to complete these phases for its existing companies by September 1999. Due to Global's acquisition activity, Global expects to be continually modifying its year 2000 remediation efforts to address the year 2000 readiness of businesses Global may acquire throughout the coming year and beyond January 1, 2000. Although Global has a preliminary indication of the scale of affected systems and software in its existing companies, future acquisitions could present additional year 2000 problems. Global began remediating its systems in November 1998 and expects to complete this phase by October 1999. Global began the testing phase of its year 2000 plan in January 1999 and expects to complete testing of existing systems by November 1999. The expected timing of these phases is based on management's best estimates, which were derived using numerous assumptions regarding future events, including the results of Global's year 2000 assessment, the continued availability of certain resources and the implementation and success of third party remediation plans. There can be no assurance that these estimates will prove to be accurate, and actual results could differ materially as a result of many factors, including Global's ability to identify, assess, remediate and test all relevant systems and technology embedded in those systems.

  To the extent that Global has completed its year 2000 assessment of its IT systems, Global's assessment has not revealed substantial year 2000 noncompliance. Specifically, for most of Global's functions, Global utilizes Optimizing Management Decisions ("OMD") software. The OMD Corporation has released its year 2000 compliant software and Global began testing it in April 1999. Global uses nationally known software providers for both its general accounting and industry-specific systems and has been assured by the manufacturers or vendors of such products that these applications will be year 2000 compliant by July 1999. Global's assessment of its non-IT systems is still at a preliminary stage.

  The risk to Global's business, results of operations or financial condition that third parties and their products will not be year 2000 ready is difficult to quantify, but could potentially be significant. Global has analyzed its existing product line and identified potential year 2000 issues with the products Global sells (which are, for the most part, manufactured by third parties), as well as risks associated with year 2000 unreadiness of its critical suppliers and customers. Global is not aware of any potentially major disruptions in connection with the equipment and services currently or previously sold. Global has sent questionnaires to its critical suppliers and customers to determine their year 2000 readiness, and is reviewing responses received to date to assess the impact of the year 2000 readiness of Global's suppliers and customers.

  Global derives a majority of its revenues from the sale of equipment and from service and supply contracts for such equipment. Accordingly, Global's success depends on its access to reliable sources of equipment, parts and supplies at competitive prices. If year 2000 issues impair the ability of Global's suppliers to provide products timely and at competitive prices, Global's business, results of operations and financial condition could be materially and adversely affected. Global does not rely upon any one customer for the majority of its sales, or one product vendor for the bulk of its purchases. No individual supplier represents more than 14% of equipment purchases and Global's top ten customers combined represent less than 8% of Global's total sales for the twelve month period ending March 31, 1999. Global believes that its large customer base will minimize the effect on Global of any year 2000 business disruption experienced by any of its customers.

 Costs to Address Year 2000 Issue

  Global has not incurred material historical costs associated with year 2000 remediation. Global operates most of its systems on third party software that it believes or has been informed is already year 2000 compliant. Global estimates its costs of remediation will be approximately $500,000 (not including costs to remediate systems of businesses that may be acquired in the future) and does not expect these costs to be material in any year to Global's consolidated financial condition, results of operations or cash flows. All modification costs relating to the year 2000 issue are expensed as incurred and are expected to be paid for out of internally generated funds.

  Global's estimate of remediation costs is based on numerous assumptions regarding future events, including the results of Global's year 2000 assessment, continued availability of certain resources and the implementation and success of third party remediation plans. There can be no assurance that this estimate will prove to be accurate, and actual costs could differ materially as a result of many factors, including those discussed in this section.

 Risks Related to the Year 2000 Issue

  In evaluating year 2000 risks to Global, Global has identified and evaluated five mission-critical aspects of the business: sales, billing, service, delivery and accounting information systems. Should any of these functions fail due to year 2000 issues, a material disruption in business could result.

  Sales: Should Global's telecommunications system fail as a result of year 2000 issues, Global's sales could be adversely affected. Global is currently in the process of confirming year 2000 compliance by its third party telecommunications providers. Global believes its sales division could remain fully operational if it experienced a disruption in telecommunications service. Although Global expects confirmation of year 2000 compliance from its third party telecommunications providers, Global is preparing a contingency plan to continue sales operations without telecommunication support.

  Billing: Global is dependent upon computerized billing systems. A breakdown in IT billing systems could result in delayed or missed customer payments. By the end of September 1999, Global expects to have completed the inventory and assessment of all potentially affected IT systems. Based upon the level of impairment, duplicate manual billing systems will be set in place to facilitate uninterrupted service where Global anticipates a possible problem.

  Service: Global utilizes a combination of manual and computerized service dispatch systems. A disruption in Global's computerized dispatch system could result in delayed customer service. By the end of September 1999, Global expects to have completed the inventory and assessment of all potentially affected existing IT systems. Based upon the level of impairments, duplicate dispatch systems will be set in place to facilitate uninterrupted service with regard to the uncertain systems.

  Delivery: Global is heavily dependent upon timely delivery of products from its product vendors as well as delivery to its customers. Any disruption in product supply could result in low customer service and ultimately lost sales. Global is making every effort to ensure its suppliers and delivery channels are adequately prepared to transition to the year 2000. If Global determines there is a likely possibility of untimely deliveries by its suppliers, it will take appropriate steps to increase inventory of the affected products.

  Accounting Information Systems: The majority of Global's accounting information systems are computerized and susceptible to year 2000 problems. Failure to convert all affected systems could result in delayed or lost financial data. Global is evaluating these systems and expects to make remediations to affected systems by the second quarter of 1999.

 Liability or Litigation Relating to Year 2000 Issues

  In addition to the risk of failure of a function critical to Global's operations, Global faces risks that are difficult to quantify relating to potential liability resulting from the year 2000 issue. The breadth of different products and services offered by Global and uncertainty relating to the meaning of the term "year 2000 compliant" could result in Global facing claims arising from the effect of the year 2000 issue on the products it sells and services. The year 2000 readiness of the products Global sells depends on the implementation and success of efforts by the suppliers from whom Global purchases these products in making them year 2000 compliant. Global cannot currently estimate the risks it faces from such potential liability or litigation.

  Although Global's year 2000 efforts and the contingency plans described above are intended to minimize the adverse effects of the year 2000 issue on Global's business and operations, the actual effects of the issue and the success or failure of Global's efforts described above cannot be known until the year 2000. Failure by Global, major suppliers of computer systems and equipment used in Global's operations, and major vendors and customers of products or services sold by Global to address adequately their respective year 2000 issues in a timely manner could have a material adverse effect on Global's business, results of operations and financial condition.

 Contingency Plans

  Global is in the process of forming contingency plans to address the year 2000 issue, and expects this planning stage to continue to be an active process through 1999. As Global's identification and evaluation of the risks it faces progresses, Global will develop plans to handle these scenarios. Global expects to continually revise its contingency planning as it receives information regarding third party year 2000 readiness, and as it integrates future acquisitions.

                                    BUSINESS

  Global Imaging Systems is a consolidator in the highly fragmented office imaging solutions industry. Global provides a broad line of office imaging solutions, including the sale and service of automated office equipment, network integration services, electronic presentation systems and document imaging management systems. Since its founding in June 1994, Global has acquired 34 businesses in the United States. Thirteen of these businesses are "core" companies, where Global concentrates administrative functions within a region. The remaining 21 acquired businesses are "satellite" companies, which means their administrative functions have been transferred to, and their operations have been integrated into, a core company. Global's operating philosophy is to "think globally, act locally." Under its decentralized management system, Global typically continues to operate its acquired companies under their pre-acquisition names and management in order to preserve client relationships and motivate management.

  Global believes its emphasis on superior customer service and the contractual nature of its service business can generate significant recurring revenue. Senior management largely attributes Global's solid historical operating performance to: (1) employing a strict performance-based benchmarking model,
(2) pursuing a disciplined acquisition strategy and (3) integrating acquisitions as they are made. For the year ended March 31, 1999, Global had pro forma revenues of $427.4 million and pro forma EBITDA of $61.1 million.

  Global seeks to become the provider of choice for all of its customers' office imaging needs by offering a full range of products and services and superior customer service. While Global's clientele includes large, Fortune 500 companies, its growth has been, and is expected to be, largely driven by serving middle market businesses. Global sells and services a variety of office imaging solutions, including copiers, facsimile machines, printers, LCD projectors, overhead projectors, video teleconferencing equipment, optical scanning equipment, micrographics equipment, and the design and installation of equipment related to computer networks. In addition, Global offers a variety of ongoing services, including supply and service contracts, network management contracts, technical support and training.

  Global's strategic objective is to continue to grow profitably in existing markets and new markets through internal growth and by acquiring additional businesses. Global's strategy for stimulating internal growth is to offer new products and services, to take advantage of cross-selling opportunities, and to market aggressively to existing and new customers. Global enters new geographic markets by acquiring additional core companies and expanding its core markets through acquisitions of additional satellite companies.

  Currently, Global's thirteen core companies operate in 87 locations in 20 states, plus the District of Columbia. Global targets for acquisition as core companies businesses that are leading competitors in the markets they serve. Global's goal is to acquire core and satellite companies throughout the United States and Canada.

  Certain information regarding Global's core and satellite companies, including pro forma revenues for the fiscal year ended March 31, 1999, is summarized in the following table. The pro forma revenues in this table give effect to acquisitions made during the twelve months ended March 31, 1999 and one acquisition made in June 1999 as if such acquisitions had occurred on April 1, 1998.

                                                        Pro Forma     No. of   Years in   Date
  Core Company              Region                      Revenues    Satellites Business Acquired
                                                      (in millions)
  Global Operations Texas,
   L.P.                     Texas                         $34.7          2        14    Jul. 1994
  Conway Office Products    Northeast                      45.2          4        22    Jan. 1995
  Berney                    Southeast                      16.3          3        34    Feb. 1995
  Amcom Office Systems      Western Pennsylvania           14.0          2        21    Feb. 1996
  Copy Service & Supply     Southeast                       7.6         --        15    Jul. 1996
  Southern Business
   Communications           Southeast                      48.2          3        18    Nov. 1996
  Electronic Systems        Mid-Atlantic                   76.9          2        18    Jul. 1997
  Quality Business Systems  Pacific Northwest              22.6          3        13    Sep. 1997
  Connecticut Business
   Systems                  Northeast                      22.4          1        10    Jan. 1998
  Carr Business Systems     Northeast                      21.3         --        52    Sep. 1998
  Distinctive Business
   Products                 Chicago Metro Area             18.0         --        22    Dec. 1998
  Capitol Office Solutions  Mid-Atlantic                   29.3         --        17    Dec. 1998
  Lewan & Associates        Colorado/Southern Wyoming      73.0         --        27    Jun. 1999

The Industry

  The office imaging solutions industry is highly fragmented. Global estimates that there are approximately 3,700 dealer and distributor outlets in the United States primarily engaged in the sale of copiers and other automated office equipment and related service, parts, and supplies, and that approximately 3,100 of these dealer outlets are unaffiliated. Global believes the current and projected sizes of the office imaging markets Global serves are as set forth in the following table:

                                                            Domestic Sales
                                                        -----------------------
                                                             (in billions)
                                                           1997        2002
Market                                                  (estimated) (projected)
------                                                  ----------- -----------
Analog black and white copier and related service and
 supplies.............................................     $21.1       $17.1
Digital black and white copier and related service and
 supplies.............................................       3.4        16.7
Digital color copier and related service and
 supplies.............................................       1.9         5.9
Network consulting and integration services...........       6.5        13.9
Network management services...........................       1.8         4.2
Electronic presentation systems.......................       1.0         1.8
Document technology systems...........................       6.4        18.6
                                                           -----       -----
  Total...............................................     $42.1       $78.2
                                                           =====       =====

 Consolidation

  Independent distributors and service providers are consolidating throughout the office imaging solutions industry. A number of factors are driving this consolidation, including the following:

  Technological Change. The technology of office imaging solutions is changing rapidly. Digital technology, which allows images to be captured, transmitted, reproduced and stored over wide geographic areas through networks of personal computers, has in recent years been incorporated into copiers, electronic presentation equipment and document imaging management ("DIM") technology. As a result, copiers, facsimile machines and printers are gradually converging in function and computers and networks are becoming an increasingly important component of office imaging systems. This has led larger companies to demand more centralized network integration services over a broader geographic area. The rapid pace of technological change, including the resulting expansion of product offerings and increase in product support costs, have outpaced the technical, managerial and financial resources of many smaller distributors and service providers, causing them to seek larger partners. Further, the blurring of the distinction among office imaging technologies and the increased role for computers has led dealers without network integration expertise to partner with companies that have such expertise.

  Dealer Consolidation by Suppliers. The cost of new product development and fierce competition among equipment manufacturers have led manufacturers to seek efficiencies. As a result, manufacturers are consolidating their dealer networks, concentrating their business with a smaller number of dealers that possess leading service capabilities, wide geographic coverage and sufficient financial resources.

  Distribution Channel Changes. Changes in distribution channels are also leading to consolidation in the automated office equipment market. Office superstores and consumer electronics chains now sell lower-end office products at prices that are forcing smaller dealers out of the market. Smaller dealers also face difficulty competing in the market for mid- and high-range office equipment, because they are not well equipped to provide the sophisticated support services required by businesses that purchase these products. Typically, office superstores and consumer electronics chains also do not offer the support services required by purchasers of mid- and high-range office equipment.

 Office Imaging Products and Services

  Automated Office Equipment. Dealers in the automated office equipment market sell and service some or all of the following: black and white copiers (digital and analog), color copiers, duplicators, facsimile equipment, printers and multi-function equipment.

  Network Integration Services. With the rise of digital technology, customers increasingly need network integration services as part of their office imaging solutions. Network integrators provide outsourced management and support to organizations' computer network infrastructures. As organizations seek to take advantage of productivity-enhancing computer network technology, they face complex and costly issues relating to network design, selection, implementation and management. Among other challenges, organizations must (1) select from an expanding number of product options with shortening life cycles, (2) integrate diverse and often incompatible hardware and software environments and (3) deal with a shortage of qualified information technology service personnel. As a result, many smaller businesses seek to outsource installation, upgrade and support and many large organizations seek to outsource network improvement functions and the evaluation of new products.

  Electronic Presentation Systems. Dealers in the electronic presentation systems market sell and service LCD projectors and panels, smartboards, overhead projectors and video conferencing equipment. As in the automated office equipment market, products in this market increasingly use digital technology, and many customers for these products have designated a single buyer to address their needs in both markets. Competition among manufacturers in this market is strong, leading manufacturers to introduce new products frequently.

  DIM Systems. Like automated office equipment and electronic presentation systems, DIM systems also involve digital technology and are ultimately used by the same end-users as other types of office imaging equipment. Dealers in this market sell and service optical disk storage equipment, write once read many ("WORM") disks and CD-ROM optical storage products, as well as micrographic equipment (microfilm and microfiche). DIM systems capture and store large volumes of visual data. Key customers for these products include banks, educational institutions, government institutions, libraries and insurance companies.

Growth Strategy

  Global believes it is well positioned to benefit from industry trends and continued consolidation in the office imaging solutions industry. Global's goal is to become the provider of choice for all of its customers' office imaging needs by offering a full range of products and services and superior customer service. The key elements of Global's strategy include:

  Serve as a Single Source Provider of Office Imaging Solutions. Global believes that offering a full spectrum of products and services will give it a competitive advantage and enable it to capitalize on its customer relationships by cross-selling products and services. As the technology that drives copiers, facsimiles, printers, electronic presentation equipment and DIM equipment converges, customers increasingly need computers and networks to use these products. Accordingly, customers are demanding more integrated office imaging solutions. Global plans to expand its product lines so that, within each geographic region it serves, Global can offer automated office equipment, network integration services, electronic presentation systems and DIM systems. As Global's operations in these last three markets expand, Global expects an increasing percentage of its revenues and gross profits will be generated by sales of equipment and supplies, which typically have lower gross profit margins than sales of service and rentals. Global is also considering leveraging its infrastructure, customer base, and expertise by offering outsourced facilities management services.

  Provide Timely and Reliable Service. Global seeks to achieve the highest level of service. Effective and responsive service is essential to obtaining repeat business and developing market recognition. Providing timely and high quality service also allows Global to maintain its profit margins, engage in cross-selling, and enjoy a source of recurring revenue.

  Make Strategic Acquisitions. Global plans to continue acquiring core companies in targeted geographic markets and to expand these core acquisitions through internal growth and satellite acquisitions. Global looks for core acquisition candidates that are led by an experienced management team that will continue to manage the company after Global acquires it, that have a strong regional market share, and that can grow internally and through the acquisition of satellite companies. Global's senior management team has substantial experience in making acquisitions. Since its founding in June 1994, Global has acquired thirteen core companies in the United States, and an additional 21 satellite companies which have been integrated into the core companies. Global's goal is to acquire core and satellite companies throughout the United States and Canada.

  A key component of Global's growth strategy is to acquire satellite companies in or near its core companies' markets. Core company management frequently identifies appropriate satellite acquisition candidates. In evaluating potential satellite acquisitions Global considers, among other factors, the potential satellite's proximity to a core company, the fit between its product lines and those of the nearby core company, and the potential satellite's management, employee base and service base under contract.

  Stimulate Internal Growth. Global's strategy for stimulating internal growth in its core companies is to increase sales force productivity through performance benchmarks; expand product and service offerings; increase sales force size; and aggressively cross-sell products and services.

  Optimize Profitability Using Global's Benchmark Model. Global's senior management has developed an industry management model composed of a comprehensive set of performance benchmarks. These benchmarks, which are the focus of internal reporting from the core companies to headquarters, allow Global's senior and local management to monitor and improve the operations of each core company. Using these criteria, Global trains its core and satellite company managers to optimize their business mix and improve performance.

  Global strives to reduce costs by consolidating the back-office functions of its satellite acquisitions into core operations, enabling its core companies to decrease technician driving time and increase the productivity of sales personnel and administrators. Global also works to reduce costs by standardizing financial reporting, cash and inventory management, payroll, billing, collections, insurance and employee benefit programs, and by negotiating advantageous relationships with equipment manufacturers, other suppliers and lessors.

  Operate with a Decentralized Management Structure. Global believes that its core companies' experienced local management possess valuable understanding of their markets and customers. Therefore, Global gives its core company managers responsibility for day-to-day operating decisions. Core companies and, in some cases, satellite companies retain their local name and management after Global acquires them. This decentralized approach permits local management to maintain focus and motivation and optimizes customer relationships. Local management is supported by a senior management team that focuses on Global's growth strategy as well as corporate planning and financial reporting and analysis.

Products and Services

  Global currently sells and services the following: (1) automated office equipment, (2) network integration services, (3) electronic presentation systems and (4) document imaging management systems ("DIM" systems). In each of these markets, Global provides a number of office imaging solutions, including the following:

    Automated             Network            Electronic
 Office Equipment       Integration         Presentation     DIM Systems
                          Services            Systems

 . Black and white   . Network design    . LCD projectors .  Microfiche and
   copiers             and                 and panels,       microfilm
   (digital and        installation,       smartboards and   equipment
   analog)             and related         overhead
                       software and        projectors     . CD-ROM optical
 . Color copiers       hardware                             storage
   (digital)                             . Video            products
                     . Technical           conferencing
 . Duplicators         support             equipment      . Write once read
   (digital and        contracts                            many ("WORM")
   analog)                               . Color printers   disks and
                     . Network                              related
 . Facsimile           maintenance       . Audio visual     equipment
   machines            contracts           equipment
                                                          . Related
 . Printers          . Training and      . Related          supplies
   (including          support             supplies
   color)                                                 . Related service
                     . Internet          . Related service  contracts
 . Multi-function      services            contracts
   equipment                                              . Training and
                                         . Training and     support
 . Related supply                          support
   and service
   contracts

  Set forth below are Global's pro forma revenues for each of these markets as a percentage of total pro forma revenue for the fiscal year ended March 31, 1999, and to give effect to Global's acquisition of 8 companies in the fiscal year ended March 31, 1999 as though such acquisitions had occurred on April 1, 1998.

                                                                        Fiscal
                                                                      Year Ended
                                                                      March 31,
   Markets Served                                                        1999
   --------------                                                     ----------
   Automated Office Equipment........................................     66%
   Network Integration Services......................................     21%
   Electronic Presentation Systems...................................     12%
   DIM Systems.......................................................      1%

  Taking advantage of the "after market" opportunities generated by its sales of office imaging equipment, Global derives a substantial amount of its revenues from service activities. Service activities generally provide Global with a recurring source of revenue. Global's copier service and supply contracts, for example, provide it with a predictable source of revenue, since payment is typically based on the number of copies customers make. In the network integration market, Global focuses on contracts to provide ongoing maintenance and technical support, since these types of contracts generate a more steady revenue stream than project-based contracts.

  Global believes effective and responsive service is essential for it to obtain repeat business and to develop the market recognition it needs in order to grow. Most of Global's copier sales, on a pro forma basis and as measured by revenue generated, are accompanied by service and supply contracts. These generally continue for a one year term but, in some cases, continue from month to month. As part of Global's commitment to quality customer service, Global works to provide its customers with speedy, reliable service. For example, Global tries to respond to service calls from its automated office equipment customers within two to four hours if the call comes in during business hours. For network integration customers, Global offers a 24 hour technical assistance "hotline." In addition, Global's service technicians are generally manufacturer- or vendor-certified to service the equipment Global sells.

Customers, Sales and Marketing

  Global believes its customers decide to purchase products and services from Global based on a variety of factors, the most important of which are the strength of the relationship with Global, quality of service provided, and price.

  Global's growth has been largely driven by serving middle market businesses. Global also serves a number of large, Fortune 500 companies, as well as educational institutions, government entities and other non-profit groups. Global estimates that over 60,000 customers purchased equipment or services from Global in the past twelve months, on a pro forma basis. During the fiscal year ended March 31, 1999, on a pro forma basis to give effect to Global's acquisition of 8 companies in the fiscal year ended March 31, 1999 as though such acquisitions had occurred on April 1, 1998, none of Global's customers accounted for more than 3% of total revenues and its top five customers collectively accounted for less than 5% of total revenues.

  Because the management teams at Global's core companies understand their markets and customer relationships, Global's core company managers make local marketing decisions, including decisions regarding product offering mix, promotional programs, advertising, and trade show attendance. Global employs approximately 775 people in sales and marketing. All of Global's sales personnel are compensated at least partly on a commission basis, with local management determining the structure of sales compensation and commissions within the parameters of Global's industry management model. Global generates sales from within its existing customer base by tracking lease expirations, cross-selling its products and services, and giving incentives to service personnel for creating sales leads. Each of Global's core companies also generates sales leads through telemarketing and door-to-door marketing.

Training

  Global provides its sales and service employees extensive, ongoing training. Each core company has its own technical trainer and training is scheduled on a regular basis. Core company technical trainers are typically certified by Global's suppliers, which makes Global's service technicians manufacturer- or vendor-certified technicians. Global also provides formalized product and general sales training to its sales and marketing personnel.

Suppliers

  The following table lists the products Global sells and their manufacturers in each of the office imaging markets Global serves:

 Automated Office Equipment
--------------------------------------------------------------------------------

  Copiers:                            Canon Inc., Konica, Mita Copystar
                                      America, Ricoh Corporation, Savin
                                      Corporation, Sharp, Toshiba America, Inc.
  Facsimile machines:                 Muratec America, Inc., Panasonic
                                      Communications and Systems Company,
                                      Savin, Toshiba, Xerox
  Duplicators:                        Riso, Inc.
  Printers:                           Hewlett-Packard Company, Tektronix, Inc.

 Network Integration Services
-------------------------------------------------------------------------------

  Personal and laptop computers:      AST Research, Inc., Compaq Computer
                                      Corporation, Dell Computer Corporation,
                                      IBM, Intel Corporation, NEC America,
                                      Inc., Toshiba
  Networking software:                Banyan Systems Incorporated, Microsoft
                                      Corporation, Novell, Inc., Raptor
                                      Systems, Inc.

 Electronic Presentation Systems
-------------------------------------------------------------------------------

  Overhead projectors:                Apollo International of Delaware, Inc.,
                                      DuKane Corporation, 3M
  LCD projectors:                     Epson America, Inc., In Focus Systems,
                                      Inc., Lightware, Inc., Proxima
                                      Corporation, Sharp, Sony Electronics Inc.
  Video conferencing equipment:       Intel
  Smart Boards:                       Smart Technologies, Inc.

 DIM Systems
-------------------------------------------------------------------------------

  Microfilm and microfiche equipment: Canon
  Optical data storage equipment:     Canon, Compaq
  Document management software:       Westbrook Technologies, Inc.

  During the fiscal year ended March 31, 1999, on a pro forma basis to give effect to Global's acquisition of 8 companies in the fiscal year ended March 31,1999 as though such acquisitions had occurred on April 1, 1998, Global purchased 14% of its equipment, parts and supplies from Konica and 10% from Sharp. No other supplier represented in excess of 7% of such purchases, on a pro forma basis.

  Global's agreements with suppliers generally permit Global to sell particular products on a nonexclusive basis in particular geographic areas. In most cases, Global's agreements extend for one-year renewable terms, which the supplier can choose not to renew with 30 days' notice. In addition, Global's suppliers can terminate Global's agreements upon notice (1) if Global does not meet minimum purchase quotas or other requirements or (2) under certain other conditions, including a change in Global's ownership.

Leasing and Rentals

  A majority of the copiers Global sells are financed by third-party leasing companies. Under Global's "Preferred Vendor Leasing Program," Global has granted three nationwide equipment lease vendors-General Electric Capital Corporation, Copelco Capital, Inc., and De Lage Landen Financial Services, Inc.-preferential rights to lease copiers to Global's customers in exchange for their agreement to (1) offer Global's customers better leasing rates and terms than are generally available through individual copier dealers, (2) provide Global with control over what happens to leased equipment at the end of the lease term and
(3) use a standardized leasing application. Under these arrangements, Global has the option to purchase the leased equipment, under already negotiated terms, at the end of the lease term. This gives Global the flexibility to sell the equipment to its customers at the end of the lease term or to provide for such a sale at the time of original purchase. Global plans to increase the use of third party leases in the electronic presentation and DIM systems markets where, Global believes, high equipment costs make leasing an attractive financing alternative for many customers.

  In some cases, Global's automated office equipment dealers also rent equipment. Rental arrangements provide Global with a steady, monthly revenue stream and, like its leasing arrangements, give Global control over disposition of the equipment at the end of the rental term.

Competition

  Global operates in highly competitive markets, which forces it to compete for customers and sometimes for acquisition candidates. Competitors in the automated office equipment market, the electronic presentation systems market and the DIM systems market include large dealers, including Danka, IKON and independent dealers, as well as manufacturers' sales and service divisions, including those of Canon, Eastman Kodak Company, Konica, Minolta Co., Ltd., Pitney Bowes, Inc., Wang Laboratories, Inc. and Xerox. Global also competes with office superstores and consumer electronics chains in these markets. Principal areas of competition in these markets include price and product capabilities; quality and speed of post-sales service support; availability of equipment, parts and supplies; speed of delivery; financing terms and availability of financing, leasing, or rental programs.

  Competition from large, nationwide competitors is likely to increase as Global seeks to attract additional customers, expand its markets geographically and broaden its product and service offerings. Competition from large, nationwide competitors will also increase if Global's industry continues to consolidate. Finally, as digital and other new technologies develop, Global may face competition from new distribution channels, including computer distributors and value added resellers, for products containing new technology. Some competitors have greater financial and personnel resources than Global.

  In the network integration services market Global competes with the large providers, including GE Capital Information Technology Solutions, Inacom Corp. and Vanstar Corporation; smaller competitors with regional or local operations; and the in-house capabilities of its customers. Principal areas of competition in this market include reputation, quality and speed of support, and price.

  Global also faces competition for core and satellite acquisitions from consolidators such as IKON, Danka, and a number of other independent dealers.

Employees

  Global employs approximately 2,225 people, most of whom work at Global's core companies. Of these, approximately 775 employees work in sales and marketing, 980 in service, and 440 in operations and administration. Thirty employees work at Global's corporate headquarters in Tampa, Florida. None of Global's employees is covered by collective bargaining agreements. Global believes it has good relations with its employees.

Government and Environmental Regulation

  Global is subject to regulation under various federal, state and local laws relating to employee safety and health and environmental protection. Global is not aware of any material non-compliance with any of these laws.

Legal Proceedings

  Global is not currently involved in any legal proceeding or investigation that it expects to have a material adverse effect on it.

                                   MANAGEMENT

Directors and Executive Officers

  The directors and executive officers of Global are as follows:

Name                     Age Position
----                     --- --------
Carl D. Thoma...........  50 Chairman of the Board of Directors
Thomas S. Johnson.......  53 Director, President and Chief Executive Officer
L. Neal Berney..........  47 Director
Bruce D. Gorchow........  41 Director
William C. Kessinger....  33 Director
Edward N. Patrone.......  64 Director
Mark M. Lloyd...........  55 Nominee for Director
Raymond Schilling.......  45 Senior Vice President, Chief Financial Officer, Secretary and Treasurer
Michael Mueller.........  47 Senior Vice President, Chief Operating Officer
Alfred N. Vieira........  51 Vice President--Service
Todd S. Johnson.........  32 Vice President--Acquisitions

  Carl D. Thoma has served as a director since Global's founding in June 1994. Mr. Thoma is the Managing Partner of Thoma Cressey Equity Partners, a private equity investment company in Chicago, Illinois, Denver, Colorado and San Francisco, California formed in December 1997 as a successor entity to Golder, Thoma, Cressey, Rauner, Inc. Mr. Thoma co-founded and has been a Principal and General Partner with Golder, Thoma, Cressey, Rauner, Inc. in Chicago, Illinois, since 1980 and has been a Managing Partner of Golder, Thoma, Cressey, Rauner, Inc. since 1993. Mr. Thoma is also a director of National Equipment Services, Inc., Paging Network, Inc. and several private companies.

  Thomas S. Johnson has served as a director and as President and Chief Executive Officer since Global's founding in June 1994. From 1991 to 1994, Mr. Johnson was an office imaging industry consultant. From 1989 to 1990, Mr. Johnson served as Chief Operating Officer for Danka. From 1975 to 1989, Mr. Johnson worked at IKON (formerly known as Alco Standard Corporation) in various staff and operating roles. When he left there in 1989, he was Vice President-- Operations of the Office Products group and was responsible for acquisitions and turning around under-performing operations. Mr. Johnson has been involved in the acquisition of over 60 office equipment dealers since 1985, and has over 23 years of experience in acquiring and integrating businesses. Mr. Johnson graduated with a B.S. degree from the University of Florida in 1972, and received his MBA from Harvard Business School in 1976.

  L. Neal Berney has served as a director since October 1996. Since 1980, Mr. Berney has served as President of Berney, Inc., which Global acquired in February 1995. Mr. Berney has been active in the office products industry for over 28 years.

  Bruce D. Gorchow has served as a director since October 1996. Since 1991, Mr. Gorchow has served as Executive Vice President and head of the Private Finance Group of PPM America, Inc. Prior to joining PPM America, Inc., Mr. Gorchow was a Vice President at Equitable Capital Management, Inc. Mr. Gorchow received his B.A. in Economics from Haverford College in 1980 and received his MBA in Finance from the Wharton School of the University of Pennsylvania in 1982. Mr. Gorchow is also a director of Leiner Health Products, Inc., Tomah Products, Inc., Burke Industries, Inc., Elgar Electronics, Inc., Applied Process Solutions Inc., Corvest, Inc. and EMSI Holdings, Inc.

  William C. Kessinger has served as a director of Global since December 1995. Mr. Kessinger is a Principal in GTCR Golder Rauner, LLC, a private equity investment company in Chicago, Illinois formed in January 1998 as a successor entity to Golder, Thoma, Cressey, Rauner, Inc. Mr. Kessinger joined Golder, Thoma, Cressey, Rauner, Inc. in May 1995 and became a Principal in September 1997. From July 1994 to May

1995, Mr. Kessinger was a Principal with The Parthenon Group. From August 1992 to June 1994, Mr. Kessinger attended Harvard Business School, where he received his MBA. Prior to that time, Mr. Kessinger served as an Associate with Prudential Asset Management Asia from August 1988 to June 1992. Mr. Kessinger is also a director of AnswerThink Consulting Group, Inc. and National Equipment Services, Inc.

  Edward N. Patrone has served as a director since August 1998. Currently retired, Mr. Patrone served as senior consultant to IKON from 1991 to 1997, and in various executive positions with IKON prior to that time, including as President and Chief Executive Officer of Paper Corporation of America, a subsidiary of IKON, from 1988 to 1991, and as Executive Vice President from 1983 to 1988. Mr. Patrone has been active in the office products industry for over 17 years. Mr. Patrone is also a director of Primesource Corporation and CompuCom Systems, Inc.

  Mark M. Lloyd has been nominated for election to Global's Board of Directors at Global's 1999 Annual Stockholders Meeting in August 16, 1999. Mr. Lloyd has served as President of Southern Business Communications, Inc. since its founding in 1981. In October 1996, Southern Business Communications, Inc. was acquired by Global. Mr. Lloyd has also served as a director of two subsidiaries of Southern Business Communications, Inc.--Centre Business Products, Inc. and Proview, Inc., since they were acquired by Global in August 1998, and September 1998, respectively. Mr. Lloyd has been active in the office products industry for over 35 years. Mr. Lloyd joined 3M in 1964 in sales, and served there in a variety of managerial capacities until his departure in 1981, at which time he was National Sales Manager of the Visual Systems Division in St. Paul, Minnesota.

  Raymond Schilling has served as Senior Vice President of Global since April 1999 and as Vice President, Chief Financial Officer, Secretary and Treasurer of Global since its inception in June 1994. From 1988 to 1994, Mr. Schilling was Vice President--Finance of the California/Nevada region of McCaw Communications and responsible for all of its finance and administrative functions. From 1980 to 1988, Mr. Schilling worked with Mr. Johnson at IKON in various accounting and financial reporting functions, including as controller of Alco Office Products, where his responsibilities included acquisitions and evaluation, integration, development and installation of financial systems. From 1986 to 1988, Mr. Schilling also was Vice President of Finance and Administration of San Sierra Business Systems (an Alco Office Products dealer). From 1976 to 1980, Mr. Schilling was employed by Price Waterhouse as a CPA. In total, Mr. Schilling has been involved in the acquisition of over 35 businesses and has over 16 years of experience in acquiring and integrating businesses. Mr. Schilling graduated with a B.A. in Economics and Accounting from Muhlenberg College in 1976.

  Michael Mueller has served as Senior Vice President of Global since April 1999 and as Vice President and Chief Operating Officer of Global since January 1, 1995. From 1986 to December 1994, Mr. Mueller was employed as Vice President by Global Services Inc., a copier and office product sales and service company in Houston, Texas, and served as its Chief Financial Officer from 1988 to 1994. Mr. Mueller obtained his B.B.A. from the University of Houston in 1974.

  Alfred N. Vieira has served as a Vice President--Service of Global since March 1997. From May 1996 to March 1997, Mr. Vieira served as Vice President and General Manager of Felco Office Systems, Inc.'s four branch locations in South Texas. From 1979 to May 1996, Mr. Vieira was employed by Global Services Inc., and served as its Vice President of Operations from May 1988 to May 1996. Mr. Vieira studied electrical engineering at City University of New York.

  Todd S. Johnson has served as Vice President--Acquisitions since May 1999 and has been employed by Global since July 1994 in various roles, including as Acquisition Team Manager. From 1993 to 1994, Mr. Johnson was employed as an office imaging industry consultant. From 1989 to 1993, Mr. Johnson was an officer in the United States Marine Corps. Mr Johnson graduated from the Pennsylvania State University with a B.S. in business management in 1989.

Board Composition

  Global's board of directors is currently composed of six directors. Global's directors are divided into three classes: Class I directors, whose term will expire at the 1999 annual meeting of stockholders, Class II directors, whose term will expire at the 2000 annual meeting of stockholders, and Class III directors, whose term will expire at the 2001 annual meeting of stockholders. The current Class I directors are Neal Berney and Edward Patrone; the Class II directors are Bruce Gorchow and William Kessinger; and the Class III directors are Thomas Johnson and Carl Thoma. At each annual meeting, the successors to the directors whose terms expire will be elected to serve until the third annual meeting following their election. Global's authorized number of directors may be changed only by resolution of the board. Global's directors may be removed without cause only upon the affirmative vote of the holders of 75% of the outstanding common stock, or for cause only upon the affirmative vote of the holders of a majority of the outstanding common stock.

  It is Global's policy to nominate for election to the board, for rotating terms, one of the presidents of Global's core companies. Mr. Berney, who is the president of Berney, Inc., is currently serving as a director pursuant to this policy and Mr. Lloyd has been nominated to succeed Mr. Berney as a director under this policy. Prior to Global's initial public offering, Global's stockholders entered into a stockholders agreement with Global which provided that Global's stockholders would vote for the following nominees in board elections: Thomas Johnson, three people to be designated by Golder, Thoma, Cressey, Rauner Fund IV, L.P., and one person to be designated by Jackson National Life Insurance Company. The Stockholders Agreement terminated at the time of Global's initial public offering. Carl Thoma, William Kessinger and Neal Berney were elected to Global's board as the designees of Golder, Thoma, Cressey, Rauner Fund IV, L.P. and Bruce Gorchow as the designee of Jackson National Life Insurance Company. See "Certain Transactions."

  All officers serve at the discretion of the board. Todd S. Johnson, Global's Vice President--Acquisitions, is the son of Thomas S. Johnson, Global's President and Chief Executive Officer. There are no other family relationships among any of Global's directors or executive officers.

Committees of the Board

  Global's board of directors has established two committees, a compensation committee and an audit committee. The compensation committee is responsible for determining executive officers' compensation and for administering Global's 1998 Stock Option and Incentive Plan. The audit committee is responsible for
(1) making recommendations about Global's independent public accountants, (2) reviewing audit plans and results with Global's independent public accountants,
(3) reviewing the independence of the independent public accountants, (4) considering the range of audit and non-audit fees and (5) reviewing Global's internal accounting controls. Carl Thoma, William Kessinger, Bruce Gorchow and Edward Patrone, all of whom are non-employee directors, are the members of both the compensation committee and the audit committee.

Compensation of Directors

  All of Global's directors are entitled to be reimbursed for certain expenses in connection with their attendance at board and committee meetings. Except for Carl Thoma, William Kessinger, and Bruce Gorchow, directors who are not Global employees also receive a $1,500 fee for each board meeting they attend. In addition, directors are eligible to receive awards under Global's stock option plan. Upon the closing of Global's initial public offering, Thomas Johnson received an option to purchase 250 shares of Global's common stock and Neal Berney received an option to purchase 20,250 shares of Global's common stock. Upon joining Global's board of directors, Ed Patrone received an option to purchase 10,000 shares of common stock. All of these options are exercisable at a per share price of $12.00, Global's initial public offering price, have a term of ten years and vest in five equal annual installments. Global anticipates that future directors who are not employees will each receive an option to purchase 10,000 shares of common stock when they are first elected to the board, and that each non-employee director other than Carl Thoma, William Kessinger and Bruce Gorchow will receive an option to purchase 2,000 shares of common stock for each of the following years during which he or she serves as a director. Each of these options is expected to be exercisable for a purchase price equal to the market value of the underlying stock on the date of grant, to have a term of ten years and to vest in five equal annual installments beginning on the first anniversary of the date of grant. See "Management--1998 Stock Option and Incentive Plan."

Executive Compensation

  Summary Compensation Table. The following table sets forth the compensation paid to or earned by Global's Chief Executive Officer and all other executive officers of Global whose salary and bonus for services rendered in all capacities to Global during the year ended March 31, 1999 exceeded $100,000 (the "named executive officers"):

                           Summary Compensation Table

                                     Annual             Long-Term
                                  Compensation     Compensation Awards
                                ----------------- ---------------------
                                                  Restricted Securities
                                                    Stock    Underlying  All Other
Name and Principal       Fiscal  Salary   Bonus     Awards    Options   Compensation
Position                  Year    ($)      ($)      ($)(1)      (#)        ($)(2)
------------------       ------ -------- -------- ---------- ---------- ------------
Thomas S. Johnson
 President and Chief
 Executive Officer.....   1999  $250,000 $125,000  $   --         250      $4,563
                          1998   225,000  112,500   34,465        --        4,125
                          1997   210,120  105,060      --         --        1,831
Raymond Schilling
 Senior Vice President,
 Chief
 Financial Officer,
 Secretary and
 Treasurer.............   1999   135,000   67,500      --      10,250       2,739
                          1998   118,962   47,585      --         --        1,168
                          1997   113,550   45,320      --         --          336
Michael Mueller
 Senior Vice President,
 Chief Operating
 Officer...............   1999   135,000   67,500      --      10,250       5,120
                          1998   118,962   47,585      --         --        3,505
                          1997   113,300   45,320      --         --        1,332
Alfred N. Vieira
 Vice President
 of Service............   1999   115,000   57,500      --       5,250       2,499
                          1998   105,000   42,000      --         --          984

--------
(1) At March 31, 1999, Mr. Johnson held 104,975 shares of restricted stock worth $1,340,304; Mr. Schilling held 43,138 shares of restricted stock worth $571,320; Mr. Mueller held 34,510 shares of restricted stock worth $457,053 and Mr. Vieira held 103,529 shares of restricted stock worth $1,375,171. Valuations are based on the difference between the price paid by the named executive officer for the restricted shares and the closing price per share of $13.3125 on March 31, 1999.
(2) Consists of matching contributions to Global's 401(k) plan.

  Option Grants Table. The following table shows information relating to options to purchase common stock granted to the named executive officers during the year ended March 31, 1999:

                       Option Grants in Last Fiscal Year

                                        Individual Grants
                         -----------------------------------------------
                                                                            Potential
                                                                         Realizable Value
                                                                            at Assumed
                         Number of                                       Annual Rates of
                         Securities                                        Share Price
                         Underlying Percent of Total                     Appreciation for
                          Options   Options Granted  Exercise              Option Term
                          Granted   to Employees in   Price   Expiration ----------------
Name                        (#)       Fiscal Year     ($/Sh)     Date      5%      10%
----                     ---------- ---------------- -------- ---------- ------- --------
Thomas S. Johnson.......      250         0.04%        $12     6/21/08   $ 1,887 $  4,781
Raymond Schilling.......   10,250         1.78%         12     6/21/08    77,354  196,030
Michael Mueller.........   10,250         1.78%         12     6/21/08    77,354  196,030
Alfred N. Vieira........    5,250         0.91%         12     6/21/08    39,620  100,406

  The options described in the table above become exercisable in five equal annual installments beginning on June 22, 1999 and have a term of ten years. These options were approved for grant prior to completion of Global's initial public offering. The value of the common stock underlying these options at the date of grant is based on the initial public offering price of $12 per share.

  Aggregated Option Exercises and Fiscal Year-End Option Values Table. The following table shows information concerning options held by the named executive officers at March 31, 1999:

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                          Shares               Number of Securities           Value of Unexercised In-
                         Acquired             Underlying Unexercised            the-Money Options at
                            on     Value   Options at March 31, 1999 (#)        March 31, 1999 ($)(1)
                         Exercise Realized -------------------------------    -------------------------
Name                       (#)      ($)     Exercisable   Unexercisable       Exercisable Unexercisable
----                     -------- -------- ------------- -----------------    ----------- -------------
Thomas S. Johnson.......   --       --             --                   250       --         $   328
Raymond Schilling.......   --       --             --                10,250       --          13,453
Michael Mueller.........   --       --             --                10,250       --          13,453
Alfred N. Vieira........   --       --             --                 5,250       --           6,891

--------
(1) Based on the closing price of $13.3125 per share of common stock on March 31, 1999, as reported by the Nasdaq National Market.


Executive Employment Agreements

  Mr. Johnson, Mr. Schilling, Mr. Mueller and Mr. Vieira have each entered into an executive employment agreement with Global and Golder, Thoma, Cressey, Rauner Fund IV, L.P. Under these agreements, each executive receives an annual base salary. These annual base salaries are currently set at $300,000 for Mr. Johnson, $180,000 for Mr. Schilling, $180,000 for Mr. Mueller and $130,000 for Mr. Vieira. The executives' annual base salaries are subject to periodic increases at the discretion of the board. Each executive officer is also eligible for an annual bonus of up to 50% of his annual base salary upon attaining certain defined objectives. Each of the executives is entitled to all other benefits approved by the board and made available to Global's senior management. Mr. Johnson is also entitled to receive reimbursement of up to $12,000 annually for certain perquisites. Mr. Johnson's employment under his executive employment agreement renews each year automatically for a one-year period unless otherwise terminated by either party upon 30 days notice. The term of employment under Mr. Schilling, Mr. Mueller, and Mr. Vieira's executive agreements continues at the pleasure of the board or until resignation, removal, death or disability. In the event Global terminates Mr. Johnson's employment without cause, or Mr. Johnson terminates his employment for good reason (including as a result of a change in control of Global), Mr. Johnson is entitled to receive severance pay equal to his current base salary plus all fringe benefits to which he otherwise would be entitled for approximately one year. Each of Mr. Johnson, Mr. Schilling, Mr. Mueller, and Mr. Vieira is entitled to a pro rata share of his annual bonus if Global terminates his employment without cause or if he voluntarily terminates his employment. The executive employment agreements contain confidentiality covenants and a covenant not to compete with Global for a period of one year following termination of employment.

  Global expects to enter into new executive employment agreements with each of Mr. Johnson, Mr. Schilling, Mr. Mueller and Mr. Vieira. These agreements are expected to provide for a three-year term, severance payments to Mr. Johnson, Mr. Schilling and Mr. Mueller equal to approximately two years' salary and to Mr. Vieira equal to approximately one year's salary and a covenant not to compete for a two year period following termination of employment. In addition, Mr. Johnson's executive agreement is expected to provide for annual grants to purchase 100,000 shares of Global's common stock at a price equal to the stock's fair market value on the date of grant. These options are expected to vest in five equal annual installments beginning one year after the date of grant. Global also expects to enter into an executive agreement with Mr. Todd Johnson.

  Under their executive employment agreements, Mr. Johnson, Mr. Schilling, Mr. Mueller and Mr. Vieira each received the right to purchase shares of Global's common stock at a price of $0.07 per share. Accordingly, at the time of entering into their executive employment agreements, Mr. Johnson purchased 647,059 shares of common stock; Mr. Schilling purchased 215,685 shares; Mr. Mueller purchased 172,548 shares; and Mr. Vieira purchased 172,548 shares of common stock. Under his executive employment agreement, Mr. Johnson also received the right to purchase, for $0.07 per share, certain shares of common stock that were reserved for issuance to senior management in June 1994 and that remained unissued at the time of Global's initial public offering. In March 1998, Mr. Johnson exercised this right in full and purchased 9,026 shares of Global's common stock. Each executive employment agreement gives Global the right to repurchase some of the Global common stock purchased by the executive under the agreement under certain circumstances relating to the termination of his employment. The repurchase price Global would pay equals the executive's purchase price. Global's right of repurchase under the executive agreements generally terminates with respect to 20% of the shares subject to vesting for each year of service since the date of the agreement.

Compensation Committee Interlocks and Insider Participation

  None of the four members of the compensation committee is an employee of Global. Each member of the compensation committee other than Mr. Patrone is affiliated with an entity that has purchased Global's securities. See "Certain Transactions" and "Principal Stockholders."

Retirement Savings Plan

  Global maintains a 401(k) savings plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of Global's employees who work at least 1,000 hours per year and are at least 21 years of age are eligible to participate in the plan. They may enter the plan at the first calendar quarter following their original employment date; at this point participants may make salary deferral contributions to the savings plan, subject to the limitations imposed by the Internal Revenue Code, with no company match. Global may make discretionary matching contributions after participants have completed one year of service, beginning at the next calendar quarter after a participant's one year anniversary. Participants' contributions may be invested in any of several investment alternatives including a fund that invests solely in shares of Global's common stock. Participants become vested in Global's contributions according to a graduated vesting schedule based upon length of service with Global.

1998 Stock Option and Incentive Plan

  Global has adopted the 1998 Stock Option and Incentive Plan, which authorizes the issuance of up to 1,820,000 shares of Global's common stock pursuant to stock options, restricted stock or restricted stock units granted to directors, officers and employees of and consultants and advisors to Global. No more than 600,000 shares may be issued under the stock plan as restricted stock or as restricted stock units, and the maximum number of options that may be granted, and the maximum number of shares of restricted stock or shares represented by restricted stock units that may be awarded, under the stock plan to any eligible employee or consultant during any calendar year is 400,000.

  The stock option and incentive plan is administered by the compensation committee of the board of directors. Subject to limitations set forth in the plan, the compensation committee determines to whom options, restricted stock and restricted stock units are granted, the term, exercise price (which may not be less than the fair market value of underlying shares on the date of grant), and vesting schedules of options, the rate at which options may be exercised, and the conditions to vesting of awards of restricted stock and restricted stock units. The maximum term of options granted under the stock plan is ten years and the exercise price may be payable in cash or, if permitted by the applicable option agreement, in common stock or a combination of cash and common stock or by cashless exercise using a broker acceptable to Global.

  As of June 30, 1999, 1,369,400 shares of Global's common stock were subject to options outstanding under the stock option and incentive plan, at exercise prices ranging from $12.00 to $18.125 per share. All of these options are subject to vesting requirements based on continued employment, at a rate of 20% per year. In addition to options outstanding under the plan, 10,000 shares of Global's common stock are issuable upon the exercise of an option granted to Mr. Patrone outside the plan. This option is exercisable at a price of $12.00 per share and vests at a rate of 20% per year.

Limitation of Liability and Indemnification Matters

  As permitted by the Delaware General Corporation Law, Global's certificate of incorporation provides that Global's directors shall not be personally liable to Global or its stockholders for monetary damages for breach of their fiduciary duty as a director, unless they are liable (1) for breach of their duty of loyalty, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for dividends, distributions or stock repurchases or redemptions prohibited by Delaware law or
(4) for any transaction from which the director derives an improper personal benefit. As a result, Global and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

  Additionally, Global's certificate of incorporation and bylaws provide for Global to indemnify its directors and officers to the fullest extent permitted by law. Global has entered into indemnification agreements with its directors and executive officers which may, in certain cases, be broader than the specific indemnification provisions of applicable law. The indemnification agreements may require Global, among other things, to indemnify its directors or executive officers against liabilities that arise because of their status or service as directors or executive officers, to advance the expenses they incurred as a result of threatened claims or proceedings brought against them, and to cover them under Global's directors' and officers' liability insurance policies to the maximum extent that insurance coverage is maintained.

  There is no pending litigation or proceeding involving any director, officer or employee of Global as to which indemnification is being sought, nor is Global aware of any pending or threatened litigation that may result in claims for indemnification by any such person.

                              CERTAIN TRANSACTIONS

Acquisition of Capitol Office Solutions, Inc.

  On December 21, 1998, and effective as of December 1, 1998, Global purchased all of the issued and outstanding stock of Capitol Office Solutions, Inc., a dealer in the office imaging solutions industry in the metropolitan Washington, D.C. area. As described below, prior to its acquisition by Global, Capitol was two-thirds owned by Global's principal stockholders and members of Global's management. Global paid the sellers a total purchase price of $46.4 million in cash, plus 612,455 shares of Global's common stock. The terms of the acquisition and purchase price were reviewed by outside financial and legal advisors retained by Mr. Patrone, Global's sole disinterested director. The board of directors approved the transaction after receiving a fairness opinion on the purchase price issued by the outside financial advisor.

  The table below sets forth the cash and common stock that certain Global directors, officers and principal stockholders received in connection with the acquisition.

 Name                    Affiliation with Global        Cash Payment Shares
 ----                    -----------------------        ------------ -------
 Golder, Thoma, Cressey, Principal stockholder and      $13,335,478  537,611
  Rauner Fund IV         majority holder prior to the
                         initial public offering

 Jackson National Life   Principal stockholder            2,448,889      --
  Insurance Company

 Thomas Johnson          President, Chief Executive         560,509   22,596
                         Officer and Director

 Raymond Schilling       Senior Vice President, Chief       323,207   13,029
                         Financial Officer, Secretary
                         and Treasurer

 Michael Mueller         Senior Vice President, Chief       261,115   10,526
                         Operating Officer

 Alfred Vieira           Vice President--Service            256,461   10,338

 Todd S. Johnson         Vice President--Acquisitions         4,552      --

 Neal Berney             Director                           104,732    4,222

  Carl Thoma, William Kessinger and Bruce Gorchow did not participate directly in the Capitol acquisition, but they are associated with the two principal stockholders. Carl Thoma and William Kessinger are Principals of Golder, Thoma, Cressey, Rauner, Inc., the general partner of Golder, Thoma, Cressey, Rauner Fund IV's general partner. Bruce Gorchow is Executive Vice President of PPM America, Inc., the exclusive investment advisor to Jackson National Life Insurance Company.

  Golder, Thoma, Cressey, Rauner Fund IV, certain other Global stockholders and other members of Global's management initially acquired two thirds of the outstanding stock of Capitol in June 1997. Golder, Thoma, Cressey, Rauner, Inc. paid $4,758,393 for its Capitol stock; Jackson National Life Insurance Company paid $495,486 for its Capitol stock; Mr. Berney, a director of Global, paid $37,370 for his Capitol stock and Todd S. Johnson, an executive officer of Global, paid $921 for his Capitol stock. In addition, Mr. Thomas Johnson, Global's President and Chief Executive Officer and a director of Global, and Raymond Schilling, Michael Mueller, and Alfred Vieira, executive officers of Global, borrowed from Global on competitive terms $200,000, $115,324, $93,169 and $91,507, respectively, to finance their acquisition of Capitol stock. The loans were evidenced by promissory notes, which bore interest at an annual rate of 8.0% payable at maturity and were designated to mature on June 30, 2000. All of the Global executives subsequently repaid their promissory notes with proceeds from Global's acquisition of Capitol. Jackson National Life Insurance Company also extended a $30 million line of credit in connection with the purchase of Capitol stock by Golder, Thoma, Cressey, Rauner Fund IV, which Capitol paid off and retired as part of Global's subsequent acquisition of Capitol stock.

  Global and Capitol entered into a consulting agreement dated as of June 30, 1997 pursuant to which Global provided management consulting and advisory services to Capitol. Under the Capitol consulting agreement, Global received an annual management fee of $150,000, plus reimbursement of reasonable out-of-pocket expenses and interest on accrued but unpaid fees. From July 1, 1997 through March 31, 1998, $112,500 in management fees had accrued pursuant to the Capitol Consulting Agreement. From April 1, 1998 through November 30, 1998, $100,000 in management fees had accrued pursuant to the Capitol consulting agreement. Global received a one-time fee of $270,000 for Global's assistance arranging the Capitol transaction and the Jackson National Life Insurance Company loan to Capitol. By agreement of Global and Capitol, this agreement terminated upon Global's acquisition of Capitol.


Founding Agreements

  Global was founded in June 1994 by Thomas Johnson and Golder, Thoma, Cressey, Rauner Fund IV. In connection with the formation of Global, Thomas Johnson, Raymond Schilling, the Golder, Thoma, Cressey, Rauner Fund IV and Global entered into various agreements relating to the management and ownership of Global. These agreements include an equity purchase agreement, a registration agreement, a stockholders agreement, and a consulting agreement. A number of these agreements were amended subsequent to June 1994 to, among other things, add additional stockholders as parties and to reflect the transactions described below. Substantially all of the provisions of these agreements, with the exception of the registration agreement, terminated upon completion of Global's initial public offering. In connection with Global's formation, Global and Golder, Thoma, Cressey, Rauner Fund IV also entered into executive employment agreements with Thomas Johnson and Raymond Schilling and, subsequently, with Michael Mueller and Alfred Vieira. See "Management-- Executive Employment Agreements."

  Under the equity purchase agreement among Global, Golder, Thoma, Cressey, Rauner Fund IV, Mr. Johnson, and certain additional purchasers dated as of June 9, 1994, as subsequently amended, Global sold 6,312,766 shares of common stock to Golder, Thoma, Cressey, Rauner Fund IV and 157,819 shares of common stock to Mr. Johnson at a per share purchase price of $0.08. In addition, Golder, Thoma, Cressey, Rauner Fund IV and Mr. Johnson agreed to purchase, upon Global's meeting certain criteria, and subsequently purchased, 216,666.674 and 5,416.697 shares of Global's Class A common stock, respectively, at a per share purchase price of $90.00. Mr. Johnson paid for his purchases with the proceeds of a loan from Golder, Thoma, Cressey, Rauner, Inc.

  Global and its pre-initial public offering stockholders entered into a stockholders agreement, dated as of June 9, 1994, which, as amended, (1) provided for the designation of three directors of Global by Golder, Thoma, Cressey, Rauner Fund IV, one director by Jackson National Life Insurance Company and for the remainder of the board to consist of Global's chief executive officer, (2) imposed certain restrictions on the transfer of Global's stock, (3) required Global's stockholders to take all necessary or desirable actions in connection with an initial public offering of Global approved by Golder, Thoma, Cressey, Rauner Fund IV, including approving any amendment to Global's certificate of incorporation to provide for conversion of shares of Class A common stock into common stock in the event that not all shares of Class A common stock would be redeemed for cash, or any other recapitalization advised by the underwriters and consistent with the terms of Global's certificate of incorporation, (4) required Global to offer to sell shares to the stockholders under certain circumstances upon authorization of an issuance or sale of additional shares and (5) granted certain stockholders certain participation rights in connection with a sale of shares by other stockholders. The stockholders agreement terminated prior to the closing of Global's initial public offering.

  Global and its stockholders entered into a registration rights agreement, dated as of June 9, 1994, pursuant to which, as amended, the stockholders have the right in certain circumstances, subject to certain conditions, to require Global to register their shares of Global's common stock for resale under the Securities Act of 1933. Under this agreement, except in limited circumstances, Global is obligated to pay all expenses in connection with such registration.

  Global and Golder, Thoma, Cressey, Rauner, Inc. entered into a consulting agreement, dated as of June 9, 1994, pursuant to which Golder, Thoma, Cressey, Rauner, Inc. provided financial and management consulting services to Global. Under the Consulting Agreement, Golder, Thoma, Cressey, Rauner, Inc. received an annual management fee of $200,000, plus reimbursement of reasonable out-of-pocket expenses and interest on accrued but unpaid fees, and a placement fee of 1% of the amount of debt or equity capital raised by Global, excluding the net proceeds of the initial public offering, for Golder, Thoma, Cressey, Rauner, Inc.'s assistance in obtaining such capital. In fiscal years 1997, 1998 and 1999, Global paid Golder, Thoma, Cressey, Rauner, Inc. management fees of $200,000, $200,000 and $0, respectively, and no placement fees. The Consulting Agreement terminated upon the closing of Global's initial public offering.

Transactions with Jackson National Life Insurance Company

  In August 1996, Global and its subsidiaries entered into a secured credit agreement with Jackson National Life Insurance Company and its affiliate PPM America, Inc. pursuant to which Global had a $6.0 million revolving credit facility and a term credit facility under which it could borrow up to $114.0 million. The term and revolving loans bore interest at 3.25% and 3.00% over LIBOR, respectively. Principal under the term loan component of this credit facility was repayable in installments over the life of the credit facility, with the final payment due and payable on August 14, 2004. In connection with Global's obtaining the credit facility in August 1996, Jackson National Life Insurance Company received a financing fee of $1.6 million. Golder, Thoma, Cressey, Rauner, Inc. agreed to waive its 1.0% placement fee on the August 1996 debt capital raised by Global, because the majority of the work to obtain the financing was performed by another party, which charged a 1.0% placement fee. In November 1997 this credit agreement was amended and restated to increase the amount of funds available under the credit facility to $120.0 million. In connection with the amendment, Global paid Jackson National Life Insurance Company a financing fee of $800,000. Global believes that the terms of the November 1997 Credit Agreement amendment and placement fee it paid were on terms no less favorable to it than it could have obtained from unaffiliated third parties.

  In June 1998, Global paid down the outstanding balance of its credit facility from Jackson National Life Insurance Company by approximately $31.5 million principally with proceeds from Global's initial public offering. In July 1998, Global paid off the remaining balance of $65.8 million under the Jackson National Life Insurance Company credit facility with funds borrowed under a replacement senior credit facility from First Union National Bank.

  In connection with the Jackson National Life credit facility, Global and Jackson National Life Insurance Company entered into an investor purchase agreement, dated as of August 14, 1996, pursuant to which Global sold to Jackson National Life Insurance Company 27,083.33 shares of Class A common stock at a per share price of $90.00, and 633,933 shares of Class C common stock at a per share price of $0.10. As a result of its purchase, Jackson National Life Insurance Company became a holder of more than 5% of Global's outstanding stock. Jackson National Life Insurance Company, Global, Golder, Thoma, Cressey, Rauner Fund IV and certain other stockholders of Global also entered into amendments to Global's equity purchase agreement, stockholders agreement and registration rights agreement which, as amended (1) added Jackson National Life Insurance Company as a party thereto, (2) granted Global certain rights to redeem shares of common stock held by Mr. Johnson and Golder, Thoma, Cressey, Rauner Fund IV in the event that Mr. Johnson and Golder, Thoma, Cressey, Rauner Fund IV failed to purchase certain shares of Class A common stock pursuant to the equity purchase agreement, (3) granted Jackson National Life Insurance Company certain rights to require Global to register under the Securities Act shares of common stock held by Jackson National Life Insurance Company, (4) granted Jackson National Life Insurance Company the right to designate one director of Global and one observer with rights to attend all meetings of Global's board of directors, (5) required Global to amend its certificate of incorporation to provide for conversion of Class A common stock into common stock at a discount to market rates under certain circumstances and
(6) granted Jackson National Life Insurance Company preemptive rights to purchase additional shares of Class A common stock and Class C common stock under certain circumstances. Of these rights, only Jackson National Life Insurance Company's rights to require the registration of shares held by it under the Securities Act survived Global's initial public offering. Bruce Gorchow, an executive vice president of PPM America and a director of Global, was elected to Global's board of directors pursuant to Jackson National Life Insurance Company's board designation rights under the stockholders agreement.

  In November 1997, pursuant to Jackson National Life Insurance Company's rights under the stockholders agreement, Global sold Jackson National Life Insurance Company an additional 11,136.268 shares of Class A common stock at a per share price of $90.00, and an additional 260,663 shares of Class C common stock at a per share price of $0.10. Shares of Class C common stock, which were non-voting, converted into shares of common stock upon the closing of Global's initial public offering at a rate of one share of common stock for each share of Class C common stock.

Additional Loans to Management

  In connection with Mr. Schilling's relocation to Tampa, Global loaned Mr. Schilling $35,000 pursuant to a promissory note, dated September 28, 1995, which replaced a promissory note dated October 18, 1994, for $30,000, which bore interest at 6.28% per annum. Under the terms of the note, interest and principal on Mr. Schilling's note were forgiven on September 28, 1998. Global also loaned to Mr. Mueller $11,793 in connection with his relocation to Tampa. Mr. Mueller's loan was evidenced by a promissory note dated April 17, 1995, which contained terms similar to those of Mr. Schilling's note. Interest and principal due under Mr. Mueller's note were forgiven, in accordance with the note's terms, on April 17, 1998.

Acquisition of Berney, Inc.

  In connection with Global's acquisition of Berney, Inc. in February 1995, Global entered into a lease with an entity partly owned by Mr. Berney pursuant to which Global rents space from the entity at rates Global believes are commercially competitive. This lease expires on February 29, 2000 and may be extended at the option of Global for an additional five year term. In fiscal years 1997, 1998 and 1999, Berney, Inc. paid $141,000, $169,000 and $156,000, respectively, in rent pursuant to this lease. In addition, Global leases space in another building from an entity in which Mr. Berney has a financial interest, pursuant to a lease that became effective January 1, 1999. Under this lease, Global paid approximately $13,000 in rent in fiscal year 1999.

Other Transactions

  In April 1996, Global facilitated the sale of 2,210 shares of Class A common stock and 64,390 shares of common stock by a departing employee, at per share purchase prices of $102.13 and $0.08, respectively, to certain investors, all of whom were employees of Global. In connection with their participation in the transaction, Neal Berney, Raymond Schilling, Michael Mueller and Todd Johnson paid approximately $99,000, $5,600, $10,000 and $5,000, respectively, and received 946.381, 54.167, 95.749 and 47.875 shares of Class A common stock and 27,573, 1,578, 2,789 and 1,394 shares of common stock, respectively.

  In November 1997, Global facilitated the sale of 1,083.333 shares of Class A common stock and 31,563 shares of common stock by a departing employee, at a per share purchase price of $102.17 and $0.08, respectively, to certain investors, all of whom were employees of or service providers to Global. As part of Global's termination agreement with the departing employee, Global paid the employee an aggregate of approximately $1,400 to compensate for the difference between the sale price for the common stock and the then-determined fair market value of such common stock. In connection with the transaction, Raymond Schilling paid approximately $5,700 and received 54.167 shares of Class A common stock and 1,578 shares of common stock, and Michael Mueller, Alfred Vieira, Todd Johnson each paid approximately $11,300 and received 108.333 shares of Class A common stock and 3,156 shares of common stock.

  Todd S. Johnson, Thomas S. Johnson's son, is employed by Global. Todd S. Johnson received approximately $69,000 in salary and bonus for the fiscal year ended March 31, 1998 and approximately $75,000 in salary and bonus for the fiscal year ended March 31, 1999.

  In March 1998, Global sold 67,594 shares of common stock to Golder, Thoma, Cressey, Rauner Fund IV, and 9,656 shares of common stock to Jackson National Life Insurance Company, for a per share purchase price of $0.07 in accordance with the terms of Thomas Johnson's executive agreement and the stockholders agreement.

  Global has entered into indemnification agreements with its directors and executive officers for the indemnification of and advancement of expenses to such persons to the full extent permitted by law. See "Management--Limitation of Liability and Indemnification Matters."

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Global's common stock as of June 30, 1999, by (1) each of Global's directors and executive officers, (2) all directors and executive officers of Global as a group, and (3) each person (or group of affiliated persons) known by Global to beneficially own more than 5% of Global's outstanding common stock.

                                                          Shares Beneficially
                                                                Owned(1)
                                                          -----------------------
Name and Address of Beneficial Owner(1)                     Number     Percent
---------------------------------------                   ------------ ----------
Golder, Thoma, Cressey, Rauner Fund IV, L.P.(2)..........    7,404,525    38.9%
Jackson National Life Insurance Company(3)...............    1,006,898     5.3%
Thomas S. Johnson(4).....................................      793,664     4.2%
Raymond Schilling(5).....................................      233,158     1.2%
Michael Mueller(6).......................................      196,164     1.0%
Alfred N. Vieira(7)......................................      191,126     1.0%
Carl D. Thoma(2).........................................    7,404,525    38.9%
Bruce D. Gorchow(3)......................................    1,006,898     5.3%
William C. Kessinger(2)..................................    7,404,525    38.9%
Neal Berney(8)...........................................      153,404       *
Todd S. Johnson(9).......................................       39,371       *
Edward N. Patrone(10)....................................        2,000       *
All directors and executive officers as a group (10
 persons)(11)............................................   10,020,310    52.7%

--------

*  Less than 1%.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 19,014,545 shares outstanding on June 30, 1999, plus the number of shares of common stock underlying stock options held by the named person that are exercisable within 60 days. Except as otherwise specified below, the address of each of the beneficial owners identified is 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624.

(2) Golder, Thoma, Cressey, Rauner, Inc. is the general partner of GTCR IV, L.P., which in turn is the general partner of Golder, Thoma, Cressey, Rauner Fund IV, L.P. As a result, all three of these entities may be deemed to share voting and investment power over, and therefore to be the beneficial owners of, the shares held by Golder, Thoma, Cressey, Rauner Fund IV, L.P. Their address is 233 South Wacker Drive, Suite 6100, Chicago, Illinois 60606. Carl Thoma and William Kessinger, both of whom are directors of Global, are each Principals of Golder, Thoma, Cressey, Rauner, Inc. and may therefore also be deemed to beneficially own these shares by virtue of their shared voting and investment power over them. Mr. Thoma's address is c/o Thoma Cressey Equity Partners, 233 South Wacker Drive, Suite 4460, Chicago, Illinois 60606. Mr. Kessinger's address is c/o GTCR Golder, Rauner, LLC, 233 South Wacker Drive, Suite 6100, Chicago, Illinois 60606.

(3) As the exclusive investment advisor to Jackson National Life Insurance Company, PPM America, Inc. shares voting and investment power over, and therefore may be deemed to be the beneficial owner of, the shares held by Jackson National Life Insurance Company. Bruce Gorchow, a director of Global, is Executive Vice President of PPM America, Inc. and a member of its underwriting committee. Accordingly, Mr. Gorchow may be deemed to share voting and investment power over, and therefore beneficial ownership of, Jackson National Life Insurance Company's shares. The address for Jackson National Life Insurance Company, PPM America, Inc. and Mr. Gorchow is c/o PPM America, Inc., 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606.

(4) Includes 27,600 shares of common stock held of record by members of Mr. Johnson's immediate family over which Mr. Johnson has shared dispositive and sole voting power and 50 shares of common stock subject to options exercisable within 60 days.

(5) Includes 2,050 shares of common stock subject to options exercisable within 60 days.

(6) Includes 2,050 shares of common stock subject to options exercisable within 60 days.

(7) Includes 2,765 shares held by Mr. Vieira's wife over which Mr. Vieira may be deemed to share voting and investment power. Also includes 1,050 shares of common stock subject to options exercisable within 60 days.

(8) Includes 28,306 shares held by a trustee for the benefit of members of Mr. Berney's immediate family over which Mr. Berney, as co-trustee with his wife, shares voting and investing power and 8,500 shares held by the estate of Mr. Berney's father, over which Mr. Berney, as executor, has sole voting and investing power. Also includes 4,050 shares of common stock subject to options exercisable within 60 days.

(9) Includes 5,200 shares of common stock held of record by members of Mr. Todd Johnson's immediate family and 1,250 shares of common stock subject to options exercisable within 60 days.

(10) Includes 2,000 shares of common stock subject to options exercisable within 60 days. Mr. Patrone's address is 101 South Nineteenth Avenue, Longport, New Jersey 08403.

(11) See notes (2) through (10).

                    DESCRIPTION OF SENIOR CREDIT FACILITIES

  Global's senior credit facilities with First Union National Bank and a syndicate of lenders consist of a $150.0 million five-year senior secured revolving line of credit (including access to a $15.0 million swingline line of credit), a $25.0 million five-year senior term loan, and a $75.0 million seven-year senior term loan. The senior credit facilities are available for acquisitions and for working capital purposes.

Security

  The senior credit facilities are secured by a first priority lien on substantially all of the properties and assets of the Global and its material subsidiaries (the "borrowers"), now owned or acquired thereafter, including, without limitation, a pledge of the stock or partnership interest of each of Global's material subsidiaries.

Interest and Fees

  The revolving line of credit and the five-year term loan bear interest at rates ranging from 2.00% to 3.00% over LIBOR or from .75% to 1.75% over a base rate related to the higher of First Union's prime rate or the federal funds rate plus 50 basis points and varying according to Global's ratio of its total funded debt to earnings before interest, taxes, depreciation and amortization. The seven-year term loan bears bear interest at a rate equal to 3.25% over LIBOR or 2.00% over a base rate equal to the higher of First Union's prime rate or the federal funds rate plus 50 basis points. The senior credit facilities provide for an unused commitment fee payable to the lenders and certain other fees payable by the borrowers.

Events of Default and Covenants

  The senior credit facilities contain affirmative and negative covenants customary for agreements of this type, including, among others, covenants restricting the borrowers with respect to the incurrence of debt (including guarantees); the creation of liens; substantially changing the nature of Global's or its subsidiaries' business; the consummation of certain transactions such as disposition of substantial assets, mergers, acquisitions, reorganizations and recapitalizations; the making of certain investments and loans, non-ordinary assets sales and capital expenditures; the paying of dividends and other distributions; the upstream transfer or distribution of assets from subsidiaries of Global to Global or other subsidiaries of Global, other than in the context of the transferring subsidiary's liquidation; transactions with affiliates; and the borrowers' ability to repay certain debt. The senior credit facilities also require the borrowers to comply with certain financial tests and maintain certain financial ratios. Under these financial ratios the borrowers shall (1) not exceed a maximum leverage ratio, (2) not exceed a maximum debt to capitalization ratio, (3) maintain a minimum interest coverage ratio, (4) maintain a minimum EBITDA and (5) not exceed annual capital expenditure limitations.

  The senior credit facilities contain customary events of default. An event of default under the senior credit facilities will also allow the lenders to accelerate, or, in certain cases, will automatically cause the acceleration of, the maturity of the debt under the senior credit facilities and will also restrict the ability of the borrowers to meet their obligations to the holders of the notes.

                         DESCRIPTION OF EXCHANGE NOTES

  We issued the outstanding notes and will issue the exchange notes under the Indenture, dated March 8, 1999, among Global, its subsidiaries (the "Note Guarantors") and United States Trust Company of New York, as Trustee (the "Trustee"). The terms of the exchange notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA").

  We summarize below certain provisions of the Indenture, but do not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Notes. You can obtain a copy of the Indenture from the Company.

  Key terms used in this section are defined under "--Certain Definitions." When we refer to the "Company" in this section, we mean Global Imaging Systems, Inc. and not its subsidiaries. When we refer to "Notes" in this section, we mean the exchange notes and also, where the context requires, the outstanding notes and Additional Notes.

General

  The exchange notes will be issued solely in exchange for an equal principal amount of outstanding notes pursuant to the exchange offer. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except that (i) the exchange notes will have been registered under the Securities Act and (ii) the registration rights and contingent liquidated damages provisions applicable to the outstanding notes are not applicable to the exchange notes. The Notes are general unsecured senior subordinated obligations of the Company. This means that the Notes are subordinate to Senior Indebtedness of the Company and rank equal or prior to other Indebtedness of the Company. In addition, the Notes are effectively subordinated to secured Indebtedness of the Company and its Subsidiaries, in each case, to the extent of the assets securing such Indebtedness.

  The Notes are unconditionally guaranteed on a general unsecured senior subordinated basis by all of the Company's existing Subsidiaries. This means that the Note Guarantee of each Note Guarantor is subordinated to Senior Indebtedness of that Note Guarantor and ranks equal or prior to other Indebtedness of that Note Guarantor. In addition, the Note Guarantee of each Note Guarantor is effectively subordinated to secured Indebtedness of such Note Guarantor to the extent of the assets securing such Indebtedness. All future direct and indirect Domestic Restricted Subsidiaries of the Company, other than special purpose financing vehicles, will also guarantee the Notes on the same basis.

Additional Notes

  Subject to the limitations set forth under "Certain Covenants--Limitation on Incurrence of Additional Indebtedness," the Company may incur additional Indebtedness. At the Company's option, this additional Indebtedness may consist of additional Notes ("Additional Notes"), in one or more transactions, which have the same terms as outstanding notes and exchange notes. Holders of Additional Notes would have the right to vote together with holders of the outstanding notes and the exchange notes as one class.

Principal, Maturity and Interest

  The Company will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on February 15, 2007. The Notes will not be entitled to the benefit of any mandatory sinking fund.

  Interest on the Notes will accrue at the rate of 10 3/4% per annum and will be payable semi-annually in arrears on each February 15 and August 15, commencing on August 15, 1999. Payments will be made to the persons who are registered Holders at the close of business on the February 1 and August 1, respectively, immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. The redemption of Notes with unpaid and accrued interest to the date of redemption will not affect the right of Holders of record on a record date to receive interest due on an interest payment date.

  Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Company may change the Paying Agent and Registrar without notice to holders. If a holder has given wire transfer instructions to the Paying Agent, the Paying Agent will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar in New York City unless the Company elects to cause the Paying Agent to make interest payments by check mailed to the registered holders at their registered addresses.

Book-Entry; Delivery And Form

  The exchange notes will be issued in the form of a global note (the "Global Note"). The Global Note will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the Global Note may be transferred in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the Global Note directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

  Exchange notes that are issued as described below under "--Certificated Exchange Notes" will be issued in definitive form. Upon the transfer of an exchange note in definitive form, such exchange note will, unless the Global Note has previously been exchanged for exchange notes in definitive form, be exchanged for an interest in the Global Note representing the principal amount of exchange notes being transferred.

Certain Book-Entry Procedures for the Global Note

  The descriptions of the operations and procedures of DTC, Euroclear and Cedel Bank set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. The Company takes no responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

  DTC has advised the Company that it is:

  . a limited purpose trust company organized under the laws of the State of New York,

  .  a "banking organization" within the meaning of the New York Banking Law,

  .  a member of the Federal Reserve System,

  . a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended and

  .  a "clearing agency" registered pursuant to Section 17A of the Exchange
     Act.

  DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the initial purchasers of the outstanding notes), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

  The Company expects that pursuant to procedures established by DTC

  . upon deposit of the Global Note, DTC will credit the accounts of Participants with an interest in the Global Note, and

  . ownership of the exchange notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

  The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in exchange notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

  So long as DTC or its nominee is the registered owner of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Note will not be entitled to have exchange notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in the Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of exchange notes under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event that the Company requests any action of holders of exchange notes, or a holder that is an owner of a beneficial interest in the Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such exchange notes.

  The Company expects that DTC or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the Global Note owning through such participants.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel Bank participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel Bank, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel Bank, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel Bank, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel Bank participants may not deliver instructions directly to the depositaries for Euroclear or Cedel Bank.

  Because of time zone differences, the securities account of a Euroclear or Cedel Bank participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel Bank participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel
Bank) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel Bank as a result of sales of interest in a Global Security by or through a Euroclear or Cedel Bank participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel Bank cash account only as of the business day for Euroclear or Cedel Bank following DTC's settlement date.

  DTC, Euroclear and Cedel Bank are under no obligation to perform or to continue to perform the foregoing procedures to facilitate transfers of interests in the Global Note among participants in DTC, Euroclear and Cedel, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  The information in this prospectus concerning DTC, Euroclear and Cedel and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Certificated Exchange Notes

  If

  . the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation,

  . the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of exchange notes in definitive form under the Indenture, or

  . upon the occurrence of certain other events as provided in the Indenture,

  then, upon surrender by DTC of the Global Note, certificated exchange notes in definitive form in denominations of U.S. $1,000 and integral multiples thereof will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Note. Upon any such issuance, the Trustee is required to register such certificated exchange notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of DTC or its nominee.

  Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related exchange notes and the Company and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued.

Note Guarantees

  Each Note Guarantor will unconditionally guarantee the performance of all obligations of the Company under the Indenture and the Notes. Each Note Guarantee will be subordinate to the payment in full of all Senior Indebtedness of the relevant Note Guarantor. The Guaranteed Obligations of each Note Guarantor will be limited to the maximum amount as will result in the Guaranteed Obligations of that Note Guarantor not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors--Issuance of the Exchange Notes and Any Subsidiary Guarantee May Be Subject to Fraudulent Conveyance Laws."

  A Note Guarantor will be released and relieved of its obligations under its Note Guarantee in the event:

     (1) there is a Legal Defeasance of the Notes as described under "Legal Defeasance and Covenant Defeasance";

     (2) the Note Guarantor ceases to exist as a result of its merger into the Company or another Note Guarantor or as a result of its liquidation in a manner not giving rise to a Default or Event of Default;

     (3) there is a sale or other disposition of all or a portion of the Capital Stock of such Note Guarantor to a Person other than the Company or one of its Subsidiaries such that such Note Guarantor is no longer a Subsidiary of the Company; or

     (4) a Note Guarantor is designated as an Unrestricted Subsidiary in accordance with "Certain Covenants--Designation of Unrestricted
  Subsidiaries";

provided that, in each case, the transaction is carried out pursuant to and in accordance with, as applicable, "Certain Covenants--Limitation on Asset Sales", "--Merger, Consolidation and Sale of Assets" and "--Limitation on Restricted Payments".

  If any Person becomes a Domestic Restricted Subsidiary (including, without limitation, upon a Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary), other than a special purpose financing vehicle, the Company will cause that Domestic Restricted Subsidiary concurrently to become a Note Guarantor by executing a supplemental indenture and providing the Trustee with an Officers' Certificate and Opinion of Counsel.

Subordination of the Notes and the Note Guarantees

  The payment of principal, premium and interest, if any, on the Notes and the Note Guarantees will be subordinated to the prior payment in full of all Senior Indebtedness of the Company and/or the Note Guarantors, as the case may be.

  The holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect thereof before the Holders of Notes will be entitled to receive any payment with respect to the Notes or any Note Guarantee, as the case may be (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company or the relevant Note Guarantor, as the case may be:

     (1) in a liquidation or dissolution of the Company or such Note
  Guarantor;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Note Guarantor or its property;

     (3) in an assignment for the benefit of its creditors; or

     (4) in any marshalling of the assets and liabilities of the Company or such Note Guarantor.

  The Company also may not make any payment in respect of the Notes, and any Note Guarantor may not make any payment in respect of its Note Guarantee (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance"), if:

     (1) a payment default on Designated Senior Indebtedness of the Company or such Note Guarantor, as the case may be, occurs and is continuing beyond any applicable grace period; or

     (2) any other default occurs and is continuing on Designated Senior Indebtedness of the Company or such Note Guarantor, as the case may be, that permits holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of that default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness.

  Payments on the Notes or any Note Guarantee, as the case may be, may and shall be resumed:

     (1) in the case of a payment default, upon the date on which it is cured or waived; and

     (2) in case of a nonpayment default, the earlier of the date on which it is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness of the Company or such Note Guarantor, as the case may be, has been accelerated.

  No new Payment Blockage Notice may be delivered unless and until:

     (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and
     (2) all scheduled payments of principal, premium and interest on the Notes that have come due have been paid in full in cash.

  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 180 days.

  The Company must promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company or any Note Guarantor, Holders of these Notes may recover less than creditors of the Company or a Note Guarantor that are holders of Senior Indebtedness. See "Risk Factors--The Notes and Guarantees Will Be Unsecured and Subordinated to Our Senior Debt." As of June 30, 1999, the Company and the Note Guarantors had approximately $215.2 million in Senior Indebtedness outstanding. The Indenture will permit us and the Note Guarantors to incur Senior Indebtedness.

Redemption

  Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof), plus, in each case, accrued interest to the date of redemption if redeemed during the twelve-month period commencing on February 15 of any year set forth below:

     Year                                                             Percentage
     ----                                                             ----------
     2003............................................................  105.375%
     2004............................................................  102.688%
     2005 and thereafter.............................................  100.000%

  Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to February 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.750% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption; provided, that:

     (1) after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding; and

     (2) the Company shall make such redemption not more than 60 days after the consummation of such Public Equity Offering.

  As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

  In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which Notes are listed or, if Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by any method as the Trustee shall deem fair and appropriate. No Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only. If a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall, subject to the preceding proviso, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless the method is otherwise prohibited.

  Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company had deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Change of Control

  Upon the occurrence of a Change of Control, each holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the holder's Notes pursuant to the Change of Control Offer described below, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase.

  Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

  On the Change of Control Payment Date, the Company will, to the extent lawful:

     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

  The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for the holder's Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in principal amount of $1,000 or an integral multiple thereof.

  The Senior Credit Facility contains, and future Senior Indebtedness of the Company may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require that Senior Indebtedness be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes would cause a default under the Senior Credit Facility and could cause a default under other Senior Indebtedness even if the Change of Control itself does not. Any failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute an Event of Default under Senior Indebtedness.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations and any other obligations in respect of Senior Indebtedness. However, there can be no assurance that the Company would be able to obtain necessary financing.

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  Holders will not be entitled to require the Company to repurchase Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control.

  The Company will comply with the requirements of Rule 14e-1 and any other applicable securities laws and regulations under the Exchange Act in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these provisions of the Indenture by virtue thereof.

Certain Covenants

  The Indenture will contain, among others, the following covenants:

 Limitation on Incurrence of Additional Indebtedness.

     (1) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; provided, that the Company and any Note Guarantor may Incur Indebtedness (including Acquired Indebtedness) if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

     (2) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional Disqualified Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

 Limitation on Restricted Payments.

  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a "Restricted Payment"):

     (a) declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

      . dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company,

      . dividends or distributions payable to the Company and/or a Restricted Subsidiary, or

      . pro rata dividends or distributions to the Company and/or a Restricted Subsidiary and minority holders of Capital Stock of a Restricted Subsidiary;

     (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary (except for Permitted Investments) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than purchases, redemptions, acquisitions or retirements for value of any such Capital Stock, warrants, rights or options owned by the Company and/or any Restricted Subsidiary or on a pro rata basis from the Company and/or any Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand;

     (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness; or

     (d) make any Investment (other than Permitted Investments);

  if at the time of the Restricted Payment immediately after giving effect thereto:

     (1) a Default or an Event of Default shall have occurred and be continuing;

     (2) the Company is not able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with "-- Limitation on Incurrence of Additional Indebtedness"; or

     (3) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of Restricted Payments, including the proposed Restricted Payment, made subsequent to the Issue Date to the date of such proposed Restricted Payment shall exceed the sum of:

     (A) 50% of cumulative Consolidated Net Income or, if cumulative Consolidated Net Income shall be a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, beginning on the first day of the fiscal quarter that includes the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available; plus

     (B) 100% of the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from any Person from any:

    . contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or issuance and sale (other than to a Restricted Subsidiary) of Qualified Capital Stock of the company, in each case, subsequent to the Issue Date, and

    . issuance and sale (other than to a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company (excluding any net cash proceeds applied in accordance with clause (3) of the following paragraph); plus

     (C) without duplication of any amounts included in clause (A) above or
  (D) or (E) below, in the case of any of the following Investments made after the Issue Date:

    . the disposition of such Investment by, or repayment of such Investment to, the Company or a Restricted Subsidiary, or

    . the receipt by the Company or any Restricted Subsidiary of any dividends, distributions or interest payments from such Investment, or

    .  if such Investment was a guaranty, the release of the guaranty,

  an amount equal to the lesser of:

    . the amount of such Investment treated as a Restricted Payment pursuant to clause (d) above, and

    . the amount in cash received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution or, in the case of a released guaranty, the amount of such guaranty less any payments made in respect thereof; plus

     (D) without duplication of any amounts included in clause (C) above and excluding any amounts covered by (E) below, in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment pursuant to clause (d) above; plus

     (E) so long as the Designation of such Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, in the case of a Revocation with respect to any Unrestricted Subsidiary after the Issue Date in accordance with "--Limitation on Designation of Unrestricted
  Subsidiaries," an amount equal to the lesser of:

    . the Company's Investment in such Unrestricted Subsidiary at the time of such Revocation; and

    . that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such Revocation that is proportionate to the Company's equity interest in such Unrestricted Subsidiary; and

    . the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment plus any Investment made after Designation and prior to Revocation that was treated as a Restricted Payment, in each case less any amounts included in clause (A) or (C) above; plus

     (F) $15 million.

    Notwithstanding the preceding, this covenant does not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

     (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Capital Stock of the Company,

     (a) in exchange for Qualified Capital Stock of the Company or

     (b) through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Restricted Subsidiary; provided, that the value of any such Qualified Capital Stock, issued in exchange for such acquired Capital Stock, warrants, rights or options and any such net cash proceeds shall be excluded from clause (3)(B) of the first paragraph of this covenant (and were not included therein at any time);

     (3) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness:

     (a) solely in exchange for shares of Qualified Capital Stock of the Company, or

     (b) through the application of net cash proceeds of a substantially concurrent sale, other than to a Restricted Subsidiary of the Company, of:

       .  Qualified Capital Stock of the Company or

       .  Refinancing Indebtedness for such Subordinated Indebtedness;

    provided, that the value of such Capital Stock or warrants, rights or options issued in exchange for such Subordinated Indebtedness and any such net case proceeds shall be excluded from clause (3)(B) of the first paragraph of this covenant (and were not included therein at any time);

     (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible in Common Stock of the Company from employees or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of such employees or directors, in an aggregate amount not to exceed $2.5 million in any calendar year and $7 million in the aggregate; and

     (5) making payments to dissenting shareholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets permitted under "--Merger, Consolidation or Sale of Assets."

  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend), (4) and (5) shall be included in such calculation and amounts expended pursuant to clauses (2) and (3) shall not be included in such calculation.

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

  Limitation on Asset Sales.

  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

     (b) at least 75% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in such Asset Sale shall be in the form of:

      (1) cash or Cash Equivalents or

      (2) (A) tangible assets to be used by the Company or any Restricted Subsidiary in a Permitted Business or

          (B) Capital Stock of a Person principally engaged in a Permitted Business that will become, upon such purchase, a Restricted Subsidiary (collectively, "Replacement Assets"), in each case, received at the time of such Asset Sale.

The amount of any (a) Indebtedness for borrowed money (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary (other than Subordinated Indebtedness) that is actually assumed by the transferee in such Asset Sale and from which the Company or such Restricted Subsidiary is fully and unconditionally released and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from a transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of cash received) within 30 days of receipt thereof, shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or such Restricted Subsidiary.

  The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 270 days thereof to:

     (a) repay any Indebtedness that is not Subordinated Indebtedness and permanently reduce the commitments, if any, with respect thereto;

     (b) to purchase Replacement Assets from a Person other than the Company and its Restricted Subsidiaries; or

     (c) any combination of (a) and (b).

  To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within 270 days of the Asset Sale as described in clause (a) or (b) of the immediately preceding paragraph, the Company will make an offer to purchase (the "Net Proceeds Offer"), at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase. Pursuant to a Net Proceeds Offer, the Company shall purchase from all tendering holders on a pro rata basis (and on a pro rata basis with the holders of any other Senior Subordinated Indebtedness with similar provisions requiring the Company to offer to purchase such Senior Subordinated Indebtedness with the proceeds of Asset Sales), that principal amount of Notes and such other Senior Subordinated Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. The purchase of Notes pursuant to a Net Proceeds Offer shall occur not less than 20 business days following the date thereof (or any longer period as may be required by law) nor more than 60 days following the 270th day following the Asset Sale. The Company may, however, defer a Net Proceeds Offer until there is an aggregate amount of unapplied Net Cash Proceeds equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of $10 million, shall be applied as required pursuant to this paragraph).

  Each Net Proceeds Offer will be mailed to the record holders as shown on the register of Holders within 20 days following such 270th day, with a copy to the Trustee. It shall comply with the procedures set forth in

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

the Indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders of Notes and holders of other Senior Subordinated Indebtedness, if any, which are the subject of a Net Proceeds Offer properly tender Notes or such other Senior Subordinated Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the Notes and such other Senior Subordinated Indebtedness on a pro rata basis (based on amounts tendered).

  The Company will comply with the requirements of Rule 14e-1 and any other applicable securities laws and regulations under the Exchange Act in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws, or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

  Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to a Net Proceeds Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for any purpose not otherwise prohibited by the Indenture.

  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the Surviving Entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

  If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

    (a) Except as provided in clause (b) below, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

     (2) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

     (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

    (b) Clause (a) will not apply to encumbrances or restrictions existing under or by reason of:

     (1) applicable law;

     (2) the Indenture;

     (3) any encumbrances or restrictions existing as of the Issue Date or pursuant to any agreement governing Indebtedness in existence on the Issue Date, in each case as in effect on the Issue Date;

     (4) the Senior Credit Facility as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof, including to increase the availability thereunder; provided, that any amendment, restatement, renewal, replacement or refinancing is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;

     (5) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien permitted to be Incurred under the Indenture of such Restricted Subsidiary;

     (6) Liens filed in favor of trade vendors;

     (7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

     (8) restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

     (9) customary restrictions imposed on the transfer of copyrighted or patented materials, including as a result of the Royalty Agreement; or

     (10) an agreement governing Indebtedness Incurred to Refinance Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (3), (4) or (5) above; provided, that such refinancing agreement is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such clause (3), (4) or (5).

Limitation on the Ownership of Capital Stock of Restricted Subsidiaries.

    (a) The Company will not sell or dispose of any Capital Stock of any Restricted Subsidiary and will not permit any Restricted Subsidiary to issue any Capital Stock;

    (b) Clause (a) will not apply to:

     (1) Capital Stock held by the Company or a Restricted Subsidiary or directors' qualifying shares or shares held by foreign Persons pursuant to local laws governing the formation and ownership of foreign Persons;

     (2) the sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary to any Person other than the Company or effected in accordance with the covenants described under "--Limitation on Asset Sales" and "--Merger, Consolidation and Sale of Assets";

     (3) Preferred Stock, other than Disqualified Capital Stock, of a special purpose financing vehicle;

     (4) in the case of Restricted Subsidiaries other than Wholly Owned Restricted Subsidiaries, issuance of Capital Stock on a pro rata basis to the Company and its Restricted Subsidiaries and minority

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

  shareholders of such Restricted Subsidiary (or on less than a pro rata basis to any such minority holder if such minority holder does not acquire its pro rata amount); and

     (5) the sale of Capital Stock of a Restricted Subsidiary or issuance by a Restricted Subsidiary of Capital Stock if following such sale or issuance:

     (A) such Restricted Subsidiary is no longer a Subsidiary,

     (B) the Company's continuing Investment in such former Restricted Subsidiary is in compliance with "--Limitations on Restricted Payments" and

     (C) any sale of Capital Stock by the Company or any Restricted Subsidiary is made in compliance with the covenant described under "-- Limitation of Asset Sales".

 Limitation on Designation of Unrestricted Subsidiaries.

  The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

     (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

     (2) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Incurrence of Additional Indebtedness"; and

     (3) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) pursuant to the first paragraph of "--Limitation on Restricted Payments" in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

  Neither the Company nor any Restricted Subsidiary will at any time:

     (1) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); or

     (2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary,

except, in the case of (1) or (2), to the extent treated and permitted as a Restricted Payment or Permitted Investment in accordance with "--Limitation on Restricted Payments" and permitted under "--Limitation on Indebtedness".

  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

     (1) No Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

     (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.


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

  The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the preceding provisions.

 Limitation on Layered Indebtedness.

  The Company will not, and will not permit any Note Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is subordinate in right of payment to, or ranks equally with, the Notes or, in the case of a Note Guarantor, its Note Guarantee.

 Limitation on Liens.

  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Liens of any kind (except for Liens securing Senior Indebtedness and Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made:

     (1) in the case of the Company to secure the Notes and all other amounts due under the Indenture; and

     (2) in the case of a Note Guarantor, to secure such Note Guarantor's Note Guarantee and all other amounts due under the Indenture,

in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

 Merger, Consolidation and Sale of Assets.

  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's and its Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person unless:

     (a) either:

       (1) the Company shall be the surviving or continuing corporation or

       (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

         (A) shall be a corporation, limited liability company, partnership, trust or similar entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

         (B) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance and observance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed;

  (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be:

     (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

     (2) shall be able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "--Limitation on Incurrence of Additional Indebtedness";

  (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

  (d) each Note Guarantor (including Persons which become Note Guarantors as a result of the transaction) shall have confirmed by Supplemental Indenture that its Note Guarantee shall apply for such Person's Obligations in respect of the Indenture and the Notes; and

  (e) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to the transaction have been satisfied.

For purposes of the preceding, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

  The provisions of clauses (a) through (d) above shall not apply to:

     (1) any transfer of the properties or assets of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary, or

     (2) any merger of a Restricted Subsidiary into the Company.

  The provisions of clause (b) above shall not apply to any merger of the Company into a Restricted Subsidiary.

  Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with the preceding, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such. For the avoidance of doubt, compliance with this covenant shall not affect the obligation of the Company (including a Surviving Entity, if applicable) under "--Change of Control," if applicable.

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

 Limitations on Transactions with Affiliates.

  (1) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), unless:

     (a) the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company;

     (b) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value in excess of $5 million, the terms of such Affiliate Transaction shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

     (c) in the event that such Affiliate Transaction involves aggregate payments, or transfer of property or services with a fair market value, in excess of $10 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

  (2) Clause (1) shall not apply to:

     (a) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

     (b) reasonable fees and compensation paid to, and any indemnity provided on behalf of, and any customary employment arrangement with, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as approved in good faith by the Company's Board of Directors;

     (c) any transactions undertaken pursuant to any contractual obligations or rights as in existence on the Issue Date and as they may be modified or extended so long as any such modification is not materially adverse to the Holders;

     (d) any Restricted Payments or Permitted Investments made in compliance with "Limitation on Restricted Payments";

     (e) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and not exceeding $5 million outstanding at any one time;

     (f) leasing transactions with Unrestricted Subsidiaries entered into in the ordinary course of business; and

     (g) transactions between the Company and any Unrestricted Subsidiary all of the Voting Stock of which is owned by the Company and substantially all of the assets of which consist of Indebtedness of the Company Incurred in accordance with "--Limitation on Incurrence of Additional Indebtedness".

 Reports to Holders.

  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company will:

     (1) provide the Trustee and the noteholders with the annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S.

  corporation subject to such Sections within 15 days after the times specified for the filing of the information, documents and reports under such Sections; and

     (2) file with the Commission, to the extent permitted, the information, documents and reports referred to in clause (1) within the periods specified under such Sections.

  In addition, at any time when the Company is subject to or is not current in its reporting obligations under clause (2) of the preceding sentence, the Company will make available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

  The following are "Events of Default":

     (1) default in the payment when due of the principal of or premium, if any, on any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption, Change of Control Offer or a Net Proceeds Offer and whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes and the Note Guarantees";

     (2) default for 30 days or more in the payment when due of interest on any Notes when due, whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes and the Note Guarantees";

     (3) the failure to perform or comply with any of the provisions described under "Certain Covenants--Merger, Consolidation and Sales of Assets";

     (4) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture or in the Notes for 45 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

     (5) default by the Company or any Restricted Subsidiary under any Indebtedness which:

     (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default; or

     (b) results in the acceleration of such Indebtedness prior to its stated maturity;

  and the principal amount of any Indebtedness covered by (a) or (b) at the relevant time aggregates $10 million or more.

     (6) failure by the Company or any of its Restricted Subsidiaries to pay final nonappealable judgments against any of them (to the extent not covered by third-party insurance as to which the insurer has not disclaimed coverage or to the extent not adequately reserved for in accordance with
  GAAP) aggregating $10 million or more, which judgments are not paid, discharged, waived, bonded or stayed for a period of 60 days or more;

     (7) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

     (8) except as permitted by the Indenture, the Note Guarantee of a Note Guarantor constituting a Significant Subsidiary, or the Note Guarantees of a group of Note Guarantors that, taken together, would constitute a Significant Subsidiary, are held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, denies or disaffirms such Note Guarantor's obligations under its Note.


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

  If an Event of Default (other than an Event of Default specified in clause
(7) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of (and premium, if any) and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"). If an Event of Default specified in clause (7) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

  At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

     (1) if the rescission would not conflict with any judgment or decree;

     (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

     (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission shall affect any subsequent Default or impair any rights relating thereto.

  The holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Notes.

  Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

  No holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

     (1) such holder gives to the Trustee written notice of a continuing Event of Default;

     (2) holders of at least 25% in principal amount of the then outstanding Notes make a written request to pursue the remedy;

     (3) such holders of the Notes provide to the Trustee satisfactory indemnity;

     (4) the Trustee does not comply within 60 days; and

     (5) during such 60 day period the holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

Otherwise, no holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, except:

     (1) a holder of a Note may institute suit for enforcement of payment of the principal of andpremium, if any, or interest on such Note on or after the respective due dates expressed in such Note or

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

     (2) the institution of any proceeding with respect to the Indenture or any remedy thereunder, including, without limitation, acceleration, by the holders of a majority in principal amount of the outstanding Notes; provided, that upon institution of any proceeding or exercise of any remedy, such holder or holders provide the Trustee with prompt notice thereof.

  The Company is required to deliver to the Trustee written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous fiscal year. The Indenture provides that if a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within five days after it is known to a trust officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is not opposed to the interest of the noteholders.

Legal Defeasance and Covenant Defeasance

  The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

     (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

     (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

     (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the Indenture.

  In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that:

       (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

       (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal

    Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit;

     (5) the Trustee shall have received an Officers' Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

     (7) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, in the case of the Officers' Certificate, in clauses (1) through (7) and, in the case of the Opinion of Counsel, in clauses (1) (with respect to the validity and perfection of a security interest), (2), (3) and (5) of this paragraph relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with; and

     (9) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

     (1) either:

       (a) all the Notes theretofor authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofor been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

       (b) all Notes not theretofor delivered to the Trustee for cancellation have become due and payable, or will be due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient to pay and discharge the entire Indebtedness on the Notes not theretofor delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the earlier of the Stated Maturity or the redemption date together with irrevocable instructions from the Company directing the Trustee to apply such funds and/or the proceeds of such direct, non-callable obligations to the payment thereof at maturity or redemption, as the case may be;

     (2) the Company has paid all other sums payable under the Indenture by the Company; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

  From time to time, the Company, the Note Guarantors and the Trustee, without the consent of the holders, may amend the Indenture or the Notes for certain specified purposes, including curing ambiguities, defects or inconsistencies, adding Note Guarantees and making other changes which do not, in the opinion of the Trustee, adversely affect the rights of any of the holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel. Other modifications and amendments of the Indenture or the Notes may be made with the consent of the holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that,

  (1) any modification of the subordination provisions of the Indenture with respect to the Company or any Note Guarantor in a manner that materially adversely affects the rights of any holder will require the consent of at least 75% in principal amount of the then outstanding Notes issued under the Indenture, and

  (2) without the consent of each holder affected thereby, no amendment may:

     (a) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

     (b) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

     (c) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

     (d) make any Notes payable in money other than that stated in the Notes;

     (e) make any change in provisions of the Indenture entitling each holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

     (f) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated; or

     (g) eliminate or modify in any manner a Note Guarantor's obligations with respect to its Note Guarantee which adversely affects holders in any material respect (except as contemplated in the Indenture).

Governing Law

  The Indenture provides that the Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

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

The Trustee

  The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

  The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person.

  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have correlative meanings.

  "Asset Acquisition" means:

     (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

     (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary (including a Person that is or will become a Restricted Subsidiary immediately after such sale, issuance, conveyance, transfer, lease, assignment or other transfer for value) of:

     (a) any Capital Stock of any Restricted Subsidiary; or

     (b) any property or assets (other than cash, Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary;

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

     (1) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under "Certain Covenant--Merger, Consolidation and Sale of Assets";

     (2) a disposition of inventory, receivables or other current assets in the ordinary course of business;

     (3) dispositions of assets in any fiscal year with a Fair Market Value not to exceed $5 million in the aggregate;

     (4) for purposes of "Certain Covenants--Limitation on Asset Sales" only, the making of a Permitted Investment or Restricted Payment;

     (5) a disposition in the ordinary course of business of obsolete or worn-out equipment;

     (6) rental equipment sales made in the ordinary course of business; and

     (7) any sale of Capital Stock or other securities or Indebtedness of an Unrestricted Subsidiary.

  "Asset Sale Transaction" means Asset Sales and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock and (2) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (1) or (4) of such definition.

  "Blockage Notice" has the meaning set forth under "--Subordination of the Notes and the Note Guarantees."

  "Board of Directors" means, (i) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor and (ii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

  "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Capital Stock" means:

     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

     (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity or ownership interests of such Person.

  "Cash Equivalents" means:

     (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

     (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

     (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

     (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million;

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

     (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
  (5) above.

  "Change of Control" means the occurrence of one or more of the following events:

     (1) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause
  (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in this clause (1)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation);

     (2) during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on the Issue Date), individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

     (3) the Company consolidates with, or merges with or into, another Person (other than the Company or a Wholly Owned Restricted Subsidiary) or the Company or any of its Restricted Subsidiaries sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, all of the total voting power of the then outstanding Voting Stock of the Company "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee Person.

  "Change of Control Offer" has the meaning set forth under "Change of Control."

  "Change of Control Payment Date" has the meaning set forth under "Change of Control."

  "Commission" means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

     (1) Consolidated Income Tax Expense for such period; plus

     (2) Consolidated Interest Expense for such period; plus

     (3) Consolidated Non-cash Charges for such period; plus

     (4) net after-tax losses from Asset Sale Transactions or abandonments or reserves relating thereto, less

     (5)to the extent that the aggregate of all such items exceeds $1.0 million (a) all non-cash credits and gains increasing Consolidated Net Income for such period and (b) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

  "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period") to Consolidated Fixed Charges for such Four Quarter Period. For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

    (1) the Incurrence or repayment (excluding revolving credit borrowings Incurred or repaid in the ordinary course of business for working capital purposes) of any Indebtedness or Preferred Stock of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness or Preferred Stock (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; and

    (2) any Asset Sale Transactions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such determination as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and including, without limitation, by giving pro forma effect to any Consolidated EBITDA (provided that such pro forma Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Sale Transaction or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

    (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

    (b) if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and

    (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

  "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of:

    (1) Consolidated Interest Expense, plus

    (2) the product of:

     (a) the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times

     (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the Company, expressed as a decimal.

  "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means, for any period, the sum of, without duplication determined on a consolidated basis in accordance with GAAP:

    (1) the aggregate of cash and non-cash interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation (whether or not interest expense in accordance with GAAP):

     (a) any amortization or accretion of debt discount or any interest paid on Indebtedness of the Company in the form of additional Indebtedness,

     (b) any amortization of deferred financing costs,

     (c) the net costs under Currency Agreements related to Indebtedness and Interest Rate Agreements (including amortization of fees),

     (d) all capitalized interest,

     (e) the interest portion of any deferred payment obligation,

     (f) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptances, and

     (g) any interest expense on Indebtedness of another Person that is guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on the assets of the Company or one of its Restricted
  Subsidiaries (whether or not such guarantee or Lien is called upon); and

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    (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom:

    (1) net after-tax gains from Asset Sale Transactions or abandonments or reserves relating thereto;

    (2) net after-tax items classified as extraordinary gains or losses;

    (3) for purposes of calculating Consolidated Net Income pursuant to clause
 (3) of the first paragraph of "Certain Covenants--Limitation on Restricted Payments" only, the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

    (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise;

    (5) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

    (6) any increase (but not decrease) in net income attributable to minority interests in any Restricted Subsidiary;

    (7) any restoration to income of any contingency reserve in excess of $1.0 million, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and

    (8) the cumulative effect of changes in accounting principles.

  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

  "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses or losses of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period).

  "Covenant Defeasance" has the meaning set forth under "Legal Defeasance and Covenant Defeasance."

  "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party.

  "Debt Rating" shall mean the rating assigned to the Notes by Moody's or S&P, as the case may be.

  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

  "Designated Senior Indebtedness" means:

     (1) in respect of the Company, the Senior Credit Facility and any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $15 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness;" and

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     (2) in respect of any Note Guarantor, the Senior Credit Facility and any
  other Senior Indebtedness of any Note Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $15 million and is specifically designated by such Note Guarantor in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness."

  "Designation" and "Designation Amount" have the meanings set forth under "Certain Covenants--Designation of Unrestricted Subsidiaries" above.

  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day following the Stated Maturity of the Notes shall not constitute Disqualified Capital Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "--Change of Control" and "--Certain Covenants--Limitation on Asset Sales" and (y) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

  "Domestic Restricted Subsidiary" means any direct or indirect Restricted Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

  "Exchange Notes" has the meaning set forth under "Exchange Offer; Registration Rights."

  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution.

  "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio" above.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the financial covenants contained herein shall utilize GAAP as in effect on the Issue Date.

  "Hedging obligations" means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the preceding). Indebtedness of any Person or any of its

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Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or at the time its assets are acquired and Indebtedness assumed in connection therewith by the Company or any of its Restricted Subsidiaries, whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Person becoming a Restricted Subsidiary or being merged or consolidated with the Company or any of its Restricted Subsidiaries or the acquisition of such Person's assets, shall be deemed Incurred at that time.

  "Indebtedness" means with respect to any Person, without duplication:

     (1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

     (2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all Capitalized Lease Obligations of such Person;

     (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

     (5) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

     (6) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

     (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the fair market value of such property or asset or the amount of the Indebtedness so secured;

     (8) all obligations under Hedging Obligations of such Person; and

     (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided that if the "maximum fixed repurchase price" of any Disqualified Capital Stock:

       (a) does not have a fixed repurchase price, such price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and

       (b) is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be the Fair Market Value thereof.

  "Independent Financial Advisor" means an accounting firm, appraisal firm, investment banking firm or consultant to Persons engaged in a Permitted Business, in each case, of nationally recognized standing that is, in the judgement of the Company's Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

  "Interest Rate Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of interest hedging agreements.


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  "Investment" means, with respect to any Person, any:

     (1) direct or indirect loan or other extension of credit (including, without limitation, a guarantee),

     (2) capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or

     (3) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

  "Investment" shall exclude accounts receivable or deposits arising in the ordinary course of business. For purposes of the "Limitation on Restricted Payments" covenant, the Company shall be deemed to have made an "Investment" in an Unrestricted Subsidiary at the time of its Designation, which shall be valued at the Fair Market Value of the sum of the net assets of any such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such Designation.

  Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such sale or other disposition.

  "Investment Grade Status" exists as of any date on which (i) the Debt Rating of Moody's is at least Baa3 (or the equivalent) or higher and (ii) the Debt Rating of S&P is at least BBB- (or the equivalent) or higher.

  "Issue Date" means the first date of issuance of Notes under the Indenture.

  "Legal Defeasance" has the meaning set forth under "Legal Defeasance and Covenant Defeasance."

  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

  "Moody's" means Moody's Investors Service, Inc. or any successor to the business of such corporation.

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of the direct costs relating to such Asset Sale, including:

     (1) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

     (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

     (3) repayment or Indebtedness secured by a Lien permitted under the Indenture that is required to be repaid in connection with such Asset Sale; and


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     (4) appropriate amounts to be provided by the Company or any Restricted
  Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "Net Proceeds Offer" has the meaning set forth under "Certain Covenants-- Limitation on Asset Sales."

  "Obligations" means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, including, in the case of the Notes and the Note Guarantees in respect thereof, damages, and other liabilities payable under the documentation governing such Indebtedness.

  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

  "Payment Blockage Period" has the meaning set forth under "Subordination of the Notes and the Note Guarantees."

  "Permitted Business" means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any business ancillary, complementary or related thereto.

  "Permitted Holders" means

     (1) Thoma Cressey Equity Partners LLC and its Affiliates and

     (2) (a) Thomas S. Johnson; (b) the spouse, parents, siblings, descendants of Thomas S. Johnson or of such spouse or siblings; (c) in the event of incompetence or death of Thomas S. Johnson or any of the Persons described in (b) above, such Person's estate, executor, administrator, committee or other personal representative in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of the Company; (d) any trusts created for the sole benefit of Thomas S. Johnson or any of the Persons described in clauses (b) or (c) above; (e) any Person of which Thomas S. Johnson or any of the Persons described in clauses (b) or (c) above (x) "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis at least 51% of the voting power of the Voting Stock of such Person or (y) is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs of such Person.

  "Permitted Indebtedness" means, without duplication, each of the following:

     (1) Indebtedness in respect of the Notes issued on the Issue Date and Exchange Notes and replacement Notes issued therefor pursuant to the Indenture;

     (2) guarantees by the Company of Indebtedness of any Note Guarantor permitted under the Indenture and guarantees by any Note Guarantor of Indebtedness of the Company or any other Note Guarantor permitted under the Indenture provided, that if any such guarantee is of Subordinated Indebtedness, then the Notes, in the case of guarantee by the Company, or the Note Guarantee, in the case of a guarantee by a Note Guarantor, shall be senior to the Company's or such Note Guarantor's guarantee of such Subordinated Indebtedness;

     (3) Indebtedness Incurred pursuant to the Senior Credit Facility in an aggregate principal amount at any time outstanding not to exceed $250,000,000, less the amount of any permanent prepayments or reductions of commitments in respect of such Indebtedness made with the Net Cash Proceeds of an Asset Sale in order to comply with "Certain Covenants--Limitation on Asset Sales";


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     (4) other Indebtedness of the Company and its Restricted Subsidiaries
  outstanding on the Issue Date other than Indebtedness specified under any of the other clauses of this definition of Permitted Indebtedness;

     (5) Hedging Obligations Incurred for the purpose of fixing or hedging interest rate risk and not for speculative purposes;

     (6) intercompany Indebtedness among the Company and any of its Restricted Subsidiaries; provided that:

       (a) if the Company or any Note Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the Notes and the Indenture, in the case of the Company, or such Subsidiary's Note Guarantee, in the case of any such Subsidiary Guarantor, and

       (b) in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness shall be deemed to be Incurred and not permitted by this clause (6) at the time such event occurs;

     (7) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five business days of Incurrence;

     (8) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

     (9) Refinancing Indebtedness in respect of:

       (a) Indebtedness (other than Permitted Indebtedness and Indebtedness owed to the Company or any Subsidiary) Incurred pursuant to paragraph
    (1) of "Certain Covenants--Limitation on Incurrence of Additional Indebtedness" or

       (b) Indebtedness Incurred pursuant to clause (1) or (4) of this definition of Permitted Indebtedness;

     (10) Capitalized Lease Obligations and Purchase Money Indebtedness that do not exceed $10 million in the aggregate at any one time outstanding; and

     (11) Additional Indebtedness of the Company or any Note Guarantor in an aggregate principal amount not to exceed $25 million at any one time outstanding (which amount may, but need not, be Incurred in whole or in part under the Senior Credit Facility).

For purposes of determining compliance with the covenant "Limitation on Incurrence of Additional Indebtedness", in the event that an item of Indebtedness meets the criteria of more than one of the categories described above in this definition or is entitled to be Incurred pursuant to such covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with such covenant.

  "Permitted Investments" means:

     (1) Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary;

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     (2) Investments by any Restricted Subsidiary in the Company;

     (3) Investments in cash and Cash Equivalents;

     (4) any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

     (5) Investments permitted pursuant to clause (2)(b) or (e) of "Certain Covenants--Limitations on Transactions with Affiliates";

     (6) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

     (7) Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described under "Certain Covenants--Limitation on Asset Sales";

     (8) Investments made solely in the form of common shares of the Company constituting Qualified Capital Stock;

     (9) Investments received by the Company in the form of promissory notes received from employees of the Company as consideration for the issuance of Capital Stock, other than Disqualified Capital Stock;

     (10) Investments, including guarantees, by the Company in any special purpose financing vehicle; and

     (11) other Investments not to exceed $20 million at any one time outstanding.

  "Permitted Junior Securities" means any securities of the Company or any other Person that are:

     (1) equity securities without special covenants; or

     (2) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which

       (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the Issue Date,

       (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the Issue Date and

       (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization pursuant to which such securities are issued).

  "Permitted Liens" means any of the following:

     (1) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for

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

  sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (2) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, regulatory obligations, surety and appeal bonds, bids, leases, warranties, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (3) any interest or title of a lessor under any Capitalized Lease Obligation; provided, that such Liens do not extend to any property which is not leased property subject to such Capitalized Lease Obligation;

     (4) purchase money Liens to finance property of the Company or a Restricted Subsidiary acquired in the ordinary course of business; provided, that:

       (a) the related purchase money Indebtedness shall not exceed the cost of such property and shall not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired and

       (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

     (5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (7) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off;

     (8) Liens securing Hedging Obligations that relate to Indebtedness that is Incurred in accordance with "Certain Covenants--Limitation on Incurrence of Additional Indebtedness" and that are secured by the same assets as secure such Hedging Obligations;

     (9) Liens existing on the Issue Date and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under "Certain Covenants--Limitation on Liens" and which Indebtedness has been Incurred in accordance with "Certain Covenants--Limitation on Incurrence of Additional Indebtedness"; provided, that such new Liens:

     (a) are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

     (b) do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing
  Indebtedness;

     (10) Liens securing Acquired Indebtedness Incurred in accordance with "Certain Covenants--Limitation on Incurrence of Additional Indebtedness", provided, that

       (a) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in

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    connection with, or in anticipation or contemplation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and

       (b) such Liens do not extend to or cover any property of the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

     (11) Liens in favor of the Company or the Note Guarantors; and

     (12) Liens not otherwise permitted by clauses (1) through (11) with respect to obligations that do not, in the aggregate, exceed $5 million at any one time outstanding.

  "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

  "Post-Petition Interest" means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

  "Public Equity Offering" has the meaning set forth under "--Redemption."

  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part "Refinanced" and "Refinancing" shall have correlative meanings.

  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary, to the extent that such Refinancing does not:

     (1) result in an increase in the aggregate principal amount of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

     (2) create Indebtedness with:

       (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the indebtedness being Refinanced or

       (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

       provided, that:

      . if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company;

      . if such Indebtedness being Refinanced is Indebtedness of a Note Guarantor, then such Indebtedness shall be Indebtedness of the Company and/or such Note Guarantor;

      . if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Note Guarantee, then such Refinancing
         Indebtedness shall be subordinate to the Notes or such Note Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced; and

      . if such Indebtedness being Refinanced has an original maturity date after the Stated Maturity of the Notes, then such Refinancing Indebtedness need only have a maturity date that is after the Stated Maturity of the Notes.

  "Replacement Assets" has the meaning set forth under "Certain Covenants-- Limitation on Asset Sales."

  "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

  "Restricted Payment" has the meaning set forth under "Certain Covenants-- Limitation on Restricted Payments."

  "Restricted Subsidiary" of the Company means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

  "Revocation" has the meaning set forth under "Certain Covenants--Limitation on the Designation of Unrestricted Subsidiaries."

  "Royalty Agreement" means the Royalty Agreement dated March 29, 1996, as amended, among Global Imaging Operations, Inc. and each of the Subsidiaries of the Company.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

  "S&P" means Standard & Poor's Corporation or any successor to the business of such corporation.

  "Senior Credit Facility" means the credit agreement dated as of July 31, 1998 among the Company and the Subsidiaries thereof party thereto as Borrowers, First Union National Bank, as Administrative Agent and as Lender, and the other agents and lenders from time to time named therein and all amendments thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time by one or more credit agreements, including any agreement adding or deleting Subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the maturity of, refinancing, replacing, increasing or otherwise restructuring all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders.

  "Senior Indebtedness" means, at any date, with respect to any Company or any Note Guarantor, as the case may be:

     (1) all Obligations of the Company or such Note Guarantor, as the case may be, under the Senior Credit Facility, including all Hedging Obligations with respect thereto;

     (2) all Obligations in respect of Indebtedness of the Company or such Note Guarantor, as the case may be, for borrowed money.

Notwithstanding the preceding, Senior Indebtedness shall not include:

     (1) any liability for Federal, state, local or other taxes owing by the Company or such Note Guarantor, as the case may be;

     (2) any Indebtedness among or between the Company and any Subsidiary or Affiliate of the Company;

     (3) that portion of any Indebtedness that is Incurred in violation of the Indenture;

     (4) any Indebtedness represented by Disqualified Capital Stock;

     (5) any Indebtedness that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or such Note Guarantor, as the case may be;

     (6) any Indebtedness that is, by its express terms, not senior in right of payment to the Notes or the Exchange Notes, in the case of the Company, or the relevant Note Guarantee, in the case of such Note Guarantor; or

     (7) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company or such Note Guarantor, as the case may be.

  "Senior Subordinated Indebtedness" means, with respect to the Company, the Notes and, with respect to any Note Guarantor, such Note Guarantor's Note Guarantee and any other Indebtedness of the Company or such Note Guarantor that specifically provides that such Indebtedness is to rank equal in right of payment with the Notes or such Note Guarantee, as the case may be, and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or such Note Guarantor which is not Senior Indebtedness.

  "Significant Subsidiary" shall mean a Subsidiary of the Company constituting a "Significant Subsidiary" in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

  "Subordinated Indebtedness" means, with respect to the Company or any Note Guarantor, any Indebtedness of the Company or such Note Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Note Guarantor's Note Guarantee, as the case may be.

  "Subsidiary," with respect to any Person, means:

     (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

     (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

  "Surviving Entity" has the meaning set forth under "Certain Covenants-- Merger, Consolidation and Sale of Assets."

  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to "Certain Covenants--Designation of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company, subject to the provisions of such covenant.

  "Voting Stock" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

     (1) the then outstanding aggregate principal amount of such Indebtedness into

     (2) the sum of the total of the products obtained by multiplying:

       (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

       (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

  "Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of which all the outstanding Capital Stock (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any Wholly Owned Restricted Subsidiary.

                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. Global has agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until September 3, 1999, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

  Global will not receive any proceeds from the issuance of the exchange notes offered hereby or any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the expiration date, Global will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Global has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than dealers' and brokers' discounts, commissions and counsel fees and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Hogan & Hartson, L.L.P. of Washington, D.C. will pass upon the legality of the exchange notes for Global. Tidewater Partners, LLC ("Tidewater"), a limited liability company whose managing members are J. Hovey Kemp and Christopher J. Hagan, partners of Hogan & Hartson L.L.P., and whose additional members consist of two attorneys and one legal assistant of Hogan & Hartson L.L.P., owns 18,048 shares of Global's common stock. J. Hovey Kemp and Christopher J. Hagan each serve as Assistant Secretary to Global.

                                    EXPERTS

  Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule at March 31, 1999 and 1998, and for each of the three years in the period ended March 31, 1999, as set forth in their report. We've included our financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

  Ernst & Young LLP, independent auditors, have audited the financial statements of Electronics Systems, Inc. for each of the two years in the period ended December 31, 1996, and for the six month period ended June 30, 1997, as set forth in their report. We've included these financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

  The financial statements of Eastern Copy Products, Inc. and Subsidiaries for each of the three years in the period ended July 31, 1997, appearing in this prospectus and registration statement have been audited by Pasquale & Bowers, LLP, independent auditors, as indicated in their report, and are included in this prospectus and registration statement in reliance on their authority as experts in giving their report.

  The financial statements of Duplicating Specialties, Inc. d/b/a Copytronix for the ten-month period ended August 31, 1997, appearing in this prospectus and registration statement have been audited by Moss Adams LLP, independent auditors, as indicated in their report, and are included in this prospectus and registration statement in reliance on their authority as experts in giving their report.

  The financial statements of Electronic Systems of Richmond, Inc. for the year ended December 31, 1996 and for the eleven-month period ended November 30, 1997, appearing in this prospectus and registration statement have been audited by Edmondson, LedBetter & Ballard, L.L.P., independent auditors, as indicated in their report, and are included in this prospectus and registration statement in reliance on their authority as experts in giving their report.

  The financial statements of Connecticut Business Systems, Inc. for each of the two years in the period ended September 30, 1997, and for the three-month period ended December 31, 1997, appearing in this prospectus and registration statement have been audited by Arthur Andersen LLP, independent auditors, as indicated in their report, and are included in this prospectus and registration statement in reliance on their authority as experts in giving their report.

  The financial statements of the Business Systems Division of Bloom's Inc., for the year ended January 31, 1997, and for the eleven-month period ended December 31, 1997, appearing in this prospectus and registration statement have been audited by Joseph D. Kalicka & Company, LLP, independent auditors, as indicated in their report, and are included in this prospectus and registration statement in reliance on their authority as experts in giving their report.

  The financial statements of Carr Business Machines of Great Neck, Inc. d/b/a Carr Business Systems, as of December 31, 1997 and for the year then ended, appearing in this prospectus and registration statement have been audited by Margolin, Winer & Evens LLP, independent auditors, as indicated in their report, and are included in this prospectus and registration statement in reliance on their authority as experts in giving their report.

  The consolidated financial statements of Capital Office Solutions, Inc. as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998, included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Lewan & Associates, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

              Financial Statements of Global Imaging Systems, Inc.

Report of Independent Auditors............................................  F-3
Consolidated Balance Sheets as of March 31, 1999 and 1998.................  F-4
Consolidated Statements of Operations for the Years Ended March 31, 1999,
 1998 and 1997............................................................  F-6
Consolidated Statements of Stockholders' Equity for the Years Ended March
 31, 1999,
 1998 and 1997............................................................  F-7
Consolidated Statements of Cash Flows for the Years Ended March 31, 1999,
 1998 and 1997............................................................  F-8
Notes to Consolidated Financial Statements................................  F-9

                Unaudited Pro Forma Consolidated Financial Data

Unaudited Pro Forma Consolidated Statement of Operations for the Fiscal
 Year Ended March 31, 1999................................................ F-23
Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
 Fiscal Year Ended March 31, 1999......................................... F-24
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1999....... F-25
Notes to Unaudited Pro Forma Consolidated Balance Sheet as of March 31,
 1999..................................................................... F-26

                Financial Statements of Electronic Systems, Inc.

Report of Independent Auditors............................................ F-27
Statements of Income and Retained Earnings for the Years Ended December
 31, 1995 and 1996 and the Six-Months Ended June 30, 1997................. F-28
Statements of Cash Flows for the Years Ended December 31, 1995 and 1996
 and the Six-Months Ended June 30, 1997................................... F-29
Notes to Financial Statements............................................. F-30

      Financial Statements of Eastern Copy Products, Inc. and Subsidiaries

Independent Auditors' Report.............................................. F-33
Consolidated Statements of Income and Retained Earnings for the Years
 Ended July 31, 1997, 1996 and 1995....................................... F-34
Consolidated Statements of Cash Flows for the Years Ended July 31, 1997,
 1996 and 1995............................................................ F-35
Notes to the Consolidated Financial Statements............................ F-36

       Financial Statements of Duplicating Specialties, Inc. (Copytronix)

Independent Auditor's Report.............................................. F-40
Statement of Income and Retained Earnings for the Ten Months Ended August
 31, 1997................................................................. F-41
Statement of Cash Flows for the Ten Months Ended August 31, 1997.......... F-42
Notes to Financial Statements............................................. F-43

          Financial Statements of Electronic Systems of Richmond, Inc.

Independent Auditor's Report.............................................. F-46
Statements of Income and Retained Earnings for the Eleven-Month and
 Twelve-Month Periods Ended
 November 30, 1997 and December 31, 1996.................................. F-47
Statements of Cash Flows for the Eleven-Month and Twelve-Month Periods
 Ended November 30, 1997 and December 31, 1996............................ F-48
Notes to Financial Statements............................................. F-49

           Financial Statements of Connecticut Business Systems, Inc.

Report of Independent Public Accountants.................................   F-51
Statements of Income (Loss) and Retained Earnings (Deficit) for the Years
 Ended September 30, 1996 and 1997 and Three Months Ended December 31,
 1997....................................................................   F-52
Statements of Cash Flows for the Years Ended September 30, 1996 and 1997
 and the Three Months Ended December 31, 1997............................   F-53
Notes to Financial Statements............................................   F-54

          Financial Statements of Business Systems Division (Bloom's)

Report of Independent Certified Public Accountants.......................   F-58
Statements of Divisional Net Assets as of December 31, 1997 and January
 31, 1997................................................................   F-59
Statements of Divisional Operations for the Eleven Months Ended December
 31, 1997 and the Year Ended January 31, 1997............................   F-60
Statements of Changes in Divisional Net Assets for the Eleven Months
 Ended December 31, 1997 and the Year Ended January 31, 1997.............   F-61
Statements of Divisional Cash Flows for the Eleven Months Ended December
 31, 1997 and the Year Ended January 31, 1997............................   F-62
Notes to Financial Statements............................................   F-63

       Financial Statements of Carr Business Machines of Great Neck Inc.

Report of Independent Accountants........................................   F-68
Balance Sheet as of December 31, 1997....................................   F-69
Statement of Operations for the Year Ended December 31, 1997.............   F-71
Statement of Retained Earnings for the Year Ended December 31, 1997......   F-72
Statement of Cash Flows for the Year Ended December 31, 1997.............   F-73
Notes to Financial Statements............................................   F-75

             Financial Statements of Capitol Office Solutions, Inc.

Report of Independent Auditors...........................................   F-79
Consolidated Balance Sheets as of June 30, 1998 and 1997.................   F-80
Consolidated Statements of Earnings for the Years Ended June 30, 1998,
 1997 and 1996...........................................................   F-82
Consolidated Statements of Stockholders' Equity (Deficit) for the Years
 Ended June 30, 1998, 1997 and 1996......................................   F-83
Consolidated Statements of Cash Flows for the Years Ended June 30, 1998,
 1997 and 1996...........................................................   F-84
Notes to Consolidated Financial Statements...............................   F-85

                Financial Statements of Lewan & Associates, Inc.

Independent Auditors' Report.............................................   F-90
Consolidated Balance Sheets as of December 31, 1998 and 1997.............   F-91
Consolidated Statements of Income for the Years Ended December 31, 1998,
 1997 and 1996...........................................................   F-92
Consolidated Statements of Stockholders' Equity for the Years Ended
 December 31, 1998, 1997 and 1996........................................   F-93
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1998, 1997 and 1996.....................................................   F-94
Notes to Consolidated Financial Statements...............................   F-95
Unaudited Balance Sheet as of March 31, 1999.............................  F-100
Unaudited Statements of Income for the Three Months Ended March 31, 1999
 and 1998................................................................  F-101
Unaudited Statements of Cash Flows for the Three Months Ended March 31,
 1999 and 1998...........................................................  F-102

                      REPORT OF INDEPENDENT AUDITORS

Board of Directors

Global Imaging Systems, Inc.

  We have audited the accompanying consolidated balance sheets of Global Imaging Systems, Inc. as of March 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Imaging Systems, Inc. at March 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1999, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Tampa, Florida

May 12, 1999

                       GLOBAL IMAGING SYSTEMS, INC.

                        CONSOLIDATED BALANCE SHEETS

                                                                March 31,
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
                                                          (In thousands, except
                                                             share amounts)
                         ASSETS
Current assets:
  Cash and cash equivalents.............................. $    5,175 $    4,496
  Accounts receivable, net of allowance for doubtful
   accounts ($1,353 and $871 at March 31, 1999 and 1998,
   respectively).........................................     45,700     27,572
  Inventories............................................     36,793     19,061
  Deferred income taxes..................................      2,591      1,543
  Prepaid expenses and other current assets..............      1,940        425
                                                          ---------- ----------
    Total current assets.................................     92,199     53,097
Rental equipment, net....................................      4,377      4,655
Property and equipment, net..............................      6,409      4,419
Other assets.............................................        782      2,147
Deferred income taxes....................................        --         571
Related party notes receivable...........................         47        547
Intangible assets, net:
  Goodwill...............................................    201,307     94,685
  Noncompete agreements..................................      1,207      1,336
  Financing fees.........................................      4,091      2,885
                                                          ---------- ----------
    Total assets......................................... $  310,419 $  164,342
                                                          ========== ==========

                          See accompanying notes.

                       GLOBAL IMAGING SYSTEMS, INC.

                                                              March 31,
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
                                                        (In thousands, except
                                                         per share amounts)
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................... $   16,718  $   10,556
  Accrued liabilities..................................      7,583       3,878
  Accrued compensation and benefits....................      5,221       3,543
  Current maturities of long-term debt.................        176         233
  Deferred revenue.....................................     16,196      10,632
  Income taxes payable.................................      1,383         --
                                                        ----------  ----------
    Total current liabilities..........................     47,277      28,842
  Deferred income taxes................................        142         --
Long-term debt, less current maturities................    168,101      97,252
                                                        ----------  ----------
    Total liabilities..................................    215,520     126,094
Stockholders' equity:
  Preferred stock, $.01 par value: 10,000,000 shares
   authorized: no shares issued........................        --          --
  Class A common stock, $.01 par value: 0 shares
   authorized, issued and outstanding at March 31,
   1999; 400,000 shares authorized and 339,945 shares
   issued and outstanding at March 31, 1998............        --            3
  Class B common stock, $.01 par value: 0 shares
   authorized, issued and outstanding at March 31,
   1999; 50,000,000 shares authorized: 9,521,058 shares
   issued and outstanding at March 31, 1998............        --           95
  Class C common stock, $.01 par value: 0 shares
   authorized, issued and outstanding at March 31,
   1999; 905,000 shares authorized and 904,252 shares
   issued and outstanding at March 31, 1998............        --            9
  Common stock, $.01 par value: 50,000,000 shares
   authorized: 18,727,436 shares issued and 18,725,841
   shares outstanding at March 31, 1999................        187         --
  Common stock held in treasury, at cost...............        (35)        --
  Additional paid-in capital...........................     83,817      33,618
  Retained earnings....................................     10,930       4,754
                                                        ----------  ----------
                                                            94,899      38,479
  Less stockholder receivables.........................        --         (231)
                                                        ----------  ----------
    Total stockholders' equity.........................     94,899      38,248
                                                        ----------  ----------
    Total liabilities and stockholders' equity......... $  310,419  $  164,342
                                                        ==========  ==========

                          See accompanying notes.

                          GLOBAL IMAGING SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    Year Ended March 31,
                                                  ---------------------------
                                                    1999      1998     1997
                                                  --------  --------  -------
                                                  (In thousands, except per
                                                       share amounts)
Revenues:
  Equipment and supplies sales................... $218,653  $121,316  $41,200
  Service and rentals............................   69,542    43,059   22,893
                                                  --------  --------  -------
    Total revenues...............................  288,195   164,375   64,093
Costs and operating expenses:
  Cost of equipment and supplies sales...........  154,083    85,972   27,087
  Service and rental costs.......................   34,434    21,594   11,467
  Selling, general and administrative expenses...   63,133    38,619   18,280
  Intangible asset amortization..................    4,627     3,076    1,939
                                                  --------  --------  -------
    Total costs and operating expenses...........  256,277   149,261   58,773
                                                  --------  --------  -------
Income from operations...........................   31,918    15,114    5,320
Interest expense.................................    8,427     6,713    3,190
                                                  --------  --------  -------
Income before income taxes and extraordinary
 item............................................   23,491     8,401    2,130
Income taxes.....................................   10,390     3,948    1,007
                                                  --------  --------  -------
Income before extraordinary item.................   13,101     4,453    1,123
Extraordinary charge for early retirement of
 debt, net of tax benefit of $1,241..............   (1,817)      --       --
                                                  --------  --------  -------
Net income.......................................   11,284     4,453    1,123
                                                  --------  --------  -------
Yield adjustment on Class A common stock and
 accretions......................................     (901)   (2,442)  (1,402)
                                                  --------  --------  -------
Net income (loss) available to common
 stockholders.................................... $ 10,383  $  2,011  $  (279)
                                                  ========  ========  =======
Basic earnings per share:
Income (loss) before extraordinary item,
 including yield adjustment and accretions....... $    .74  $    .21  $  (.03)
Extraordinary charge for early retirement of
 debt, net of tax benefit of $1,241..............     (.11)      --       --
                                                  --------  --------  -------
Basic earnings (loss) per share.................. $    .63  $    .21  $  (.03)
                                                  ========  ========  =======
Diluted earnings per share:
Income (loss) before extraordinary item,
 including yield adjustment and accretions....... $    .73  $    .21  $  (.03)
Extraordinary charge for early retirement of
 debt, net of tax benefit of $1,241..............     (.11)      --       --
                                                  --------  --------  -------
Diluted earnings (loss) per share................ $    .62  $    .21  $  (.03)
                                                  ========  ========  =======
Weighted average number of shares outstanding:
  Basic..........................................   16,478     9,805    8,729
  Diluted........................................   16,811     9,805    8,729
                                                  ========  ========  =======

                          See accompanying notes.

                       GLOBAL IMAGING SYSTEMS, INC.

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                           Common Stock*
                          -----------------  Additional
                                       Par    Paid-in   Treasury Stockholder Retained
                            Shares    Value   Capital    Stock   Receivables Earnings   Total
                          ----------  -----  ---------- -------- ----------- --------  --------
                                         (In thousands, except share amounts)
Balances at March 31,
 1996...................   8,287,353  $ 83    $ 15,971                       $  (822)  $ 15,232
Common stock issued.....   1,120,434    11       3,529              $(100)                3,440
Net income..............                                                       1,123      1,123
                          ----------  ----    --------    ----      -----    -------   --------
Balances at March 31,
 1997...................   9,407,787    94      19,500               (100)       301     19,795
Common stock issued.....   1,357,468    13      14,118               (131)               14,000
Net income..............                                                       4,453      4,453
                          ----------  ----    --------    ----      -----    -------   --------
Balances at March 31,
 1998...................  10,765,255   107      33,618               (231)     4,754     38,248
 Common stock issued in
  initial public
  offering..............   6,000,000    60      66,900                                   66,960
 Common stock issued in
  conjunction with
  acquisitions..........   1,143,797    11      16,377                                   16,388
 Common stock retired...    (339,945)   (3)    (30,459)               231       (133)   (30,364)
 Stock repurchased--
  Treasury..............      (1,595)                     $(35)                             (35)
 Dividend--Class A
  common stock..........                                                      (4,975)    (4,975)
 Common stock
  reclassified..........   1,158,329    12         (12)
 Cost of initial public
  offering..............                        (2,607)                                  (2,607)
 Net income.............                                                      11,284     11,284
                          ----------  ----    --------    ----      -----    -------   --------
Balances at March 31,
 1999...................  18,725,841  $187    $ 83,817    $(35)     $ --     $10,930   $ 94,899
                          ==========  ====    ========    ====      =====    =======   ========

* COMMON STOCK ROLL FORWARD

                             Class A           Class B           Class C                              Total
                           Common Stock      Common Stock      Common Stock      Common Stock      Common Stock
                          ---------------  -----------------  ---------------  ----------------- -----------------
                                     Par                Par              Par                Par               Par
                           Shares   Value    Shares    Value   Shares   Value    Shares    Value   Shares    Value
                          --------  -----  ----------  -----  --------  -----  ----------  ----- ----------  -----
Balances at March 31,
 1996...................   172,917  $  2    8,114,436  $ 81                                       8,287,353  $ 83
 Common stock issued....    38,229   --       448,272     5    633,933  $  6                      1,120,434    11
                          --------  ----   ----------  ----   --------  ----   ----------  ----  ----------  ----
Balances at March 31,
 1997...................   211,146     2    8,562,708    86    633,933     6                      9,407,787    94
 Common stock issued....   128,799     1      958,350     9    270,319     3                      1,357,468    13
                          --------  ----   ----------  ----   --------  ----   ----------  ----  ----------  ----
Balances at March 31,
 1998...................   339,945     3    9,521,058    95    904,252     9                     10,765,255   107
 Common stock issued in
  initial
  public offering.......                                                        6,000,000  $ 60   6,000,000    60
 Common stock issued in
  conjunction with
  acquisitions..........                                                        1,143,797    11   1,143,797    11
 Common stock retired...  (339,945)   (3)                                                          (339,945)   (3)
 Stock repurchased--
  Treasury..............                                                           (1,595)           (1,595)
 Common stock
  reclassified..........                   (9,521,058)  (95)  (904,252)   (9)  11,583,639   116   1,158,329    12
                          --------  ----   ----------  ----   --------  ----   ----------  ----  ----------  ----
Balances at March 31,
 1999...................       --   $--           --   $--         --   $--    18,725,841  $187  18,725,841  $187
                          ========  ====   ==========  ====   ========  ====   ==========  ====  ==========  ====

                         See accompanying notes.

                          GLOBAL IMAGING SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    Year Ended March 31,
                                                 -----------------------------
                                                   1999       1998      1997
                                                 ---------  --------  --------
                                                       (In thousands)
Operating activities:
Net income...................................... $  11,284  $  4,453  $  1,123
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation..................................     4,593     3,593     2,534
  Amortization..................................     4,954     3,630     2,576
  Extraordinary charge for early retirement of
   debt.........................................     1,817       --        --
  Deferred income taxes.........................       519       278      (528)
  Changes in operating assets and liabilities,
   net of amounts acquired in purchase business
   combinations:
    Accounts receivable.........................    (7,329)   (2,341)   (2,106)
    Inventories.................................    (5,511)   (1,034)   (1,279)
    Prepaid expenses and other current assets...    (1,337)       48       131
    Other assets................................       (41)     (202)       72
    Accounts payable............................     2,014    (1,565)      616
    Accrued liabilities, compensation and
     benefits...................................     1,100      (545)    1,011
    Deferred revenue............................      (483)      (72)      269
    Income taxes payable........................       919      (440)     (105)
                                                 ---------  --------  --------
Net cash provided by operating activities.......    12,499     5,803     4,314
Investing activities:
Related party notes receivable..................       500      (500)      (47)
Purchase of property, equipment and rental
 equipment......................................    (5,208)   (3,424)   (2,940)
Payment for purchase of businesses, net of cash
 acquired.......................................  (103,764)  (67,975)  (16,008)
                                                 ---------  --------  --------
Net cash used in investing activities...........  (108,472)  (71,899)  (18,995)
Financing activities:
Net draws under line of credit..................    70,610    60,560    14,565
Financing fees..................................    (4,584)     (884)   (2,762)
Cost of initial public offering.................      (960)   (1,647)      --
Common stock retired and repurchased............   (35,374)      --        --
Common stock issued for cash....................    66,960    11,602     3,441
                                                 ---------  --------  --------
Net cash provided by financing activities.......    96,652    69,631    15,244
                                                 ---------  --------  --------
Net increase in cash and cash equivalents.......       679     3,535       563
Cash and cash equivalents, beginning of year....     4,496       961       398
                                                 ---------  --------  --------
Cash and cash equivalents, end of year.......... $   5,175  $  4,496  $    961
                                                 =========  ========  ========

                          See accompanying notes.

                          GLOBAL IMAGING SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            (In thousands, except share and per share amounts)

1. Summary of Significant Accounting Policies

 Basis of Consolidation

  Global Imaging Systems, Inc. was formed on June 3, 1994. The Company's principal operating subsidiaries are located in the United States and are in the business of supplying photocopiers, facsimile equipment, automated office equipment, network integration services, electronic presentation and document imaging equipment, and related service, parts, and supplies. The consolidated financial statements include the financial statements of Global Imaging Systems, Inc. and its subsidiaries (the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized as follows:

  Supplies sales to customers are recognized at the time of shipment. Equipment sales are recognized at the time of customer acceptance, or in the case of equipment sales financed by third-party leasing companies, at the time of acceptance by the leasing company and the customer.

  Maintenance contract service revenues are recognized ratably over the term of the underlying maintenance contract. Other service revenues are recognized as earned. Deferred revenue consists of unearned maintenance contract revenue that is recognized over the life of the related contract, generally 12 months. Rental equipment revenue is recognized ratably over the lives of the underlying cancelable operating leases, principally one to three years.

 Financial Instruments

  The Company's financial instruments include cash, accounts receivable, accounts payable, and long-term debt. The carrying amount of these financial instruments approximate their fair market value.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with original maturities of three months or less when acquired to be cash equivalents.

 Concentrations of Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, and trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different industries and geographical areas. As of March 31, 1999, the Company had no significant concentrations of credit risk.

                          GLOBAL IMAGING SYSTEMS, INC.

 Inventories

  Inventories consist of photocopiers, facsimile equipment, automated office equipment, electronic presentation equipment, document imaging equipment, computers and related software, and related parts and supplies and are valued at the lower of cost (specific identification and/or average cost for equipment and average cost for related parts and supplies) or market value. Inventories are stated net of reserves of $2,211 and $1,295 at March 31, 1999 and 1998, respectively, for excess and slow-moving inventories.

 Long-Lived Assets

  The recoverability of long-lived assets (including related intangibles) is evaluated at the operating unit level by an analysis of operating results and consideration of other significant events or changes in the business environment. If an operating unit has current operating losses and there is a likelihood that such operating losses will continue, the Company will determine if impairment exists based on the undiscounted expected future cash flows from operations before interest. Impairment losses would be measured based on the amount by which the carrying amount exceeds the fair value.

 Rental Equipment

  Rental equipment is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the assets' estimated economic lives, principally three years.

 Property and Equipment

  Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are principally provided using the straight-line method over the assets' estimated economic lives, which range from three to 10 years.

 Intangibles

  Goodwill (excess of purchase price over fair value of net assets acquired) recognized in business combinations accounted for as purchases is amortized over periods of between 20 and 40 years on the straight-line basis. Accumulated amortization was approximately $7,100 and $3,200 at March 31, 1999 and 1998, respectively.

  Noncompete agreements are amortized over the lives of the agreements, which range from two to four years, using the straight-line basis. Accumulated amortization was approximately $4,300 and $3,500 at March 31, 1999 and 1998, respectively.

  Financing fees are amortized over the terms of the underlying debt agreements using the straight-line method, which approximates the effective interest rate method. Accumulated amortization at March 31, 1999 and 1998 was approximately $206 and $760, respectively. In July 1998, the Company refinanced its existing lines of credit. Unamortized financing fees of $3,058 that related to the existing lines of credit were charged to operations as an extraordinary item.

2. Acquisitions

  During the year ended March 31, 1999, the Company acquired eight businesses that provide office imaging solutions and related services for an aggregate purchase price of approximately $124,800, primarily for cash, including direct costs of acquisitions of approximately $1,000. Liabilities assumed in connection with these acquisitions totaled approximately $14,800. The Company also sold stock at its fair market value of approximately $16,400 in connection with these acquisitions.

                          GLOBAL IMAGING SYSTEMS, INC.

  Significant acquisitions during the year ended March 31, 1999, include Carr Business Systems (CAR), Capitol Office Solutions, Inc. (COS), Distinctive Business Products, Inc. (DBP) and Dahill Industries, Inc. (DAH).

  The following summarizes these acquisitions:

                                             Acquisition   Total Assets Goodwill
     Acquired Company                            Date        Acquired   Acquired
     ----------------                       -------------- ------------ --------
     CAR................................... September 1998   $ 19,100   $ 15,300
     COS................................... December 1998      60,000     54,100
     DBP................................... December 1998      21,200     17,200
     DAH................................... February 1999      28,400     17,100
                                                             --------   --------
                                                             $128,700   $103,700
                                                             ========   ========

  Total assets related to the remaining four acquisitions were approximately $10,900, including goodwill of approximately $6,100.

  During the year ended March 31, 1998, the Company acquired 12 businesses that provide office imaging solutions and related services for an aggregate purchase price of approximately $72,300 primarily for cash, including the direct costs of acquisitions of approximately $600. Liabilities assumed in connection with these acquisitions totaled approximately $21,400. The Company also sold stock in connection with these acquisitions. The Class B common stock was valued from $3.30 to $8.20 per share and the Class A common stock from $65.00 to $80.00 per share. Stock valued at approximately $6,100 was sold in connection with these acquisitions. The excess of the fair value of the stock over the sales price was approximately $2,400 and has been considered additional purchase price.

  Significant acquisitions during the year ended March 31, 1998, include Electronic Systems, Inc. (ESI), Eastern Copy Products, Inc. (ECP), Electronic Systems of Richmond, Inc. (ESR), and Connecticut Business Systems, Inc. (CBS).

  The following summarizes these acquisitions:

                                              Acquisition  Total Assets Goodwill
     Acquired Company                            Date        Acquired   Acquired
     ----------------                        ------------- ------------ --------
     ESI.................................... July 1997       $34,700    $24,800
     ECP.................................... August 1997       9,100      5,300
     ESR.................................... December 1997    15,700      8,600
     CBS.................................... December 1997    12,800      9,300
                                                             -------    -------
                                                             $72,300    $48,000
                                                             =======    =======

  Total assets related to the remaining eight acquisitions were $19,700, including goodwill of approximately $11,300.

  During the year ended March 31, 1997, the Company acquired four businesses that provide office imaging solutions and related services for an aggregate purchase price of approximately $17,000 primarily for cash, including the direct costs of acquisitions of approximately $500. The Company assumed approximately $4,100 in liabilities in connection with these acquisitions. The Company also sold stock at its fair market value of approximately $900 in connection with these acquisitions. Total assets related to these four acquisitions were approximately $21,100, including goodwill of approximately $12,000.

                          GLOBAL IMAGING SYSTEMS, INC.

  All acquisitions have been accounted for as purchases and accordingly are included in the results of operations from their dates of acquisitions. In connection with the allocation of purchase price, there were no significant adjustments to fair value.

  Under the terms of two of its purchase agreements, the Company is committed to make contingent payments ("the Earn-outs") of up to $3,600 to the former owners of the acquired companies on or before June 30, 2002. The contingent payments are based on the future profitability, specifically earnings before interest and taxes, of the acquired companies. The former owners may receive a portion of the Earn-outs equal to $250 for the fiscal year ending March 31, 1999, and $350 for the fiscal years ending March 31, 2000 and 2001. The former owners shall be entitled to receive, on or before June 30, 2002, the balance of the Earn-outs if applicable, minus any portion of the Earn-outs previously paid. The Earn-outs, if paid, will be recorded as goodwill related to the acquired companies. The Company has accrued $250 at March 31, 1999 related to the Earn-outs.

  The unaudited pro forma results presented below include the effects of the acquisitions as if they had been consummated at the beginning of the year prior to acquisition. The unaudited proforma financial information below is not necessarily indicative of either future results of operations or results that might have been achieved had the acquisitions been consummated at the beginning of the year prior to acquisition.

                                                     Unaudited Pro Forma
                                                     Year ended March 31,
                                                  ---------------------------
                                                    1999      1998     1997
                                                  --------  -------- --------
      Revenues................................... $356,526  $313,963 $196,843
      Net income (loss) before extraordinary
       item......................................   14,756     4,628      (90)
      Less extraordinary item....................   (1,817)      --       --
                                                  --------  -------- --------
      Net income (loss)..........................   12,939     4,628      (90)
      Net income (loss) available to common
       stockholders..............................   12,038     1,689   (2,535)
      Basic earnings (loss) per share............      .64       .09     (.22)
      Diluted earnings (loss) per share..........      .63       .09     (.22)

3. Rental Equipment

  The Company's rental equipment consists of the following:

                                                                March 31,
                                                             ----------------
                                                              1999     1998
                                                             -------  -------
      Rental equipment on operating leases.................. $14,204  $11,594
      Less accumulated depreciation.........................  (9,827)  (6,939)
                                                             -------  -------
      Rental equipment, net................................. $ 4,377  $ 4,655
                                                             =======  =======

4. Property And Equipment

  The Company's property and equipment consists of the following:

                                                                March 31,
                                                             ----------------
                                                              1999     1998
                                                             -------  -------
      Office furniture, equipment and leasehold
       improvements......................................... $ 9,984  $ 6,289
      Less accumulated depreciation and amortization........  (3,575)  (1,870)
                                                             -------  -------
      Property and equipment, net........................... $ 6,409  $ 4,419
                                                             =======  =======

                          GLOBAL IMAGING SYSTEMS, INC.

5. Long-Term Debt

  Long-term debt consists of the following:

                                                                 March 31,
                                                              -----------------
                                                                1999     1998
                                                              --------  -------
      Term and revolving loans............................... $ 68,000  $97,252
      Senior Subordinated Notes, 10 3/4% due 2007............  100,000      --
      Various notes payable..................................      277      233
                                                              --------  -------
                                                               168,277   97,485
      Less current maturities................................     (176)    (233)
                                                              --------  -------
      Total.................................................. $168,101  $97,252
                                                              ========  =======

  In June 1998, the Company repaid $31,500 of long-term debt outstanding to Jackson National Life Insurance Company ("JNL"), principally with proceeds from the initial public offering. Recognition of a prepayment penalty of $250 and deferred financing costs of $901 related to the JNL debt repayment resulted in an extraordinary charge of $684 ($.06 per share), net of the related income tax benefit of $467. In July 1998, the Company repaid the remaining $65,800 balance of the JNL loan with proceeds from a replacement credit agreement ("The Credit Agreement") with First Union National Bank ("First Union"). The Company recognized the remaining prorata deferred financing costs of $1,907 from the JNL loan, resulting in an extraordinary charge of $1,133 ($.06 per share), net of the related income tax benefit of $774.

  The Credit Agreement with First Union consists of a $5,000 swingline of credit and a $170,000 revolving line of credit. As of March 31, 1999 the Company had no amounts outstanding on the swingline of credit and $68,000 on the revolving line of credit. The Credit Agreement bears interest at rates ranging from 0.75% to 1.5% over LIBOR (6.19% at March 31, 1999) or, at the Company's option, ranging from 0.0% to 0.5% over a base rate related to prime rate, and varies according to the Company's ratio of its total funded debt to earnings before interest, taxes, depreciation, and amortization. Amounts borrowed under the Credit Agreement may be repaid and reborrowed over the life of the Credit Agreement, with a final maturity date of July 31, 2003. The terms of the credit facility require strict compliance with numerous affirmative, negative and financial covenants. Under the Credit Agreement, the Company has pledged substantially all of its assets, including the capital stock of the Company's subsidiaries, to First Union. Amounts borrowed under the Credit Agreement may be used to fund working capital and general corporate purposes, including acquisitions.

  In March 1999, the Company issued $100,000 Senior Subordinated Notes ("the Notes") due March 8, 2007. The net proceeds of approximately $96,000 were used to reduce First Union's revolving credit facility. The Notes bear interest at 10.75%, payable semi-annually. The Notes may be redeemed at the option of the Company beginning on February 15, 2003 at the following redemption prices, expressed as percentages of the principal amount:

       Year                                                           Percentage
       ----                                                           ----------
       2003..........................................................  105.375%
       2004..........................................................  102.688%
       2005 and thereafter...........................................  100.000%

  At any time on or prior to February 15, 2002, the Company may, at its option, use the net cash proceeds from certain public equity offerings to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 110.75% of the principal amount, provided that at least 65% of the

                          GLOBAL IMAGING SYSTEMS, INC.

aggregate principal amount of the Notes originally issued remain outstanding, and the redemption occurs within 60 days after the consummation of the public equity offering. The Notes are guaranteed by all current subsidiaries of the Company, and must be guaranteed by all future subsidiaries of the Company, other than certain future financing subsidiaries, on an unsecured senior subordinated basis. Upon the occurrence of future change of control of the Company, the holders of the Notes have the right to require that the Company purchase all or a portion of the Notes at a price equal to 101% of the principal amount. The covenants of the Notes require strict compliance with certain affirmative, negative and financial covenants.

  On May 7, 1999, the Company filed a registration statement with the Securities and Exchange Commission to register its offer to exchange the Notes for exchange notes with identical terms, except the exchange notes will not contain transfer restrictions.

  In September 1996, the Company purchased an interest rate cap from a bank on $23,500 of the term loan debt outstanding. In January 1998, the Company purchased an additional rate cap on an additional $26,475 of the term loan. The interest rate caps are for three-year terms and provide for the Company to be reimbursed by the bank if the annual average of the LIBOR rate exceeds 8%. The cost of the interest rate caps ($150) is amortized over the three-year term of the agreement and is included in interest expense.

  Aggregate annual maturities of long-term debt at March 31, 1999 are as follows:

       2000............................................................ $    176
       2001............................................................       34
       2002............................................................       32
       2003............................................................       35
       2004............................................................   68,000
       Thereafter......................................................  100,000
                                                                        --------
       Total........................................................... $168,277
                                                                        ========

  Interest paid was approximately $7,000, $6,000 and $2,700 for the years ended March 31, 1999, 1998 and 1997, respectively.

6. Stockholders' Equity

  During the year ended March 31, 1999, the Company issued stock in connection with business combinations totaling 1,143,797 shares. The Company received 1,595 shares in settlement of an escrow claim in January 1999.

  Under the terms of the Senior Subordinated Notes, the Company is restricted from paying any cash dividends.

  Effective May 28, 1998, the Board of Directors approved a change in the Company's capital stock structure, authorizing 10,000,000 shares of $.01 par value preferred stock, 50,000,000 shares of $.01 par value Class B common stock and 905,000 shares of $.01 par value Class C common stock. The Board also authorized a 132-for-1 stock split for holders of its Class B and Class C common stock; provided for the automatic conversion into one share of Class B common stock of each share of its Class C common stock upon the consummation of the initial public offering; the retirement of each share of Class A common stock for $90 plus 8% per annum from the time of its purchase through May 31, 1998 and approximately 3.41 shares of Class B common stock upon the consummation of the initial public offering; and reclassified its Class B common stock (Common Stock).

                          GLOBAL IMAGING SYSTEMS, INC.

  In June 1998, the Company sold 6,000,000 shares of the Company's Common Stock, par value $.01, in an initial public offering. The aggregate offering price of the 6,000,000 shares was $72,000. After deducting expenses, the Company received $64,400 in proceeds from the initial public offering. Of the approximately $64,400 in net proceeds to the Company, approximately $28,800 was used to repay amounts due Jackson National Life Insurance Company. The remaining approximately $35,600 in proceeds was used to pay the cash portion of the redemption price of the Company's Class A common stock, redeemed upon the closing of the initial public offering.

  In fiscal 1997, the Company sold 633,933 shares of Class C common stock and 37,083 shares of Class A common stock at their fair value for an aggregate amount of $2,500 to its lender. During the year ended March 31, 1998, the Company sold 270,319 shares of Class C common stock and 11,136 shares of Class A common stock in connection with certain antidilution provisions. Of such shares of Class C common stock, 260,600 shares were sold at the same per share price as the fiscal 1997 shares were sold to the Company's lender, and 9,656 shares were sold at a par share price of $.07, resulting in aggregate proceeds of $1,030 to the Company. Upon consummation of the Company's initial public offering, each share of Class C common stock converted into a share of common stock, and each share of Class A common stock converted into approximately 3.41 shares of common stock and $90 plus a cash yield equal to 8% per annum from the time of purchase through May 31, 1998. Additionally, in 1997, the Company paid a financing fee of 2% to the lender to increase the JNL loan by $40,000 to $120,000.

7. Earnings Per Share

  Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of shares outstanding for the period. Diluted earnings per share reflects the potential dilution from the exercise of stock options or the conversion of securities into stock.

  The following table reconciles the numerators and denominators of the basic and diluted EPS computations:

                                                      Year ended March 31,
                                                     -------------------------
                                                      1999     1998     1997
                                                     -------  -------  -------
   Numerator:
     Income before extraordinary item............... $13,101  $ 4,453  $ 1,123
     Extraordinary charge for early retirement of
      debt, net of tax benefit of $1,241............  (1,817)     --       --
                                                     -------  -------  -------
     Net income.....................................  11,284    4,453    1,123
     Yield adjustment on Class A common stock and
      accretions....................................    (901)  (2,442)  (1,402)
                                                     -------  -------  -------
     Numerator for basic/diluted earnings per
      share--net income (loss) available to common
      stockholders.................................. $10,383  $ 2,011  $  (279)
                                                     =======  =======  =======

                                                      Year ended March 31,
                                                     -------------------------
                                                      1999     1998     1997
                                                     -------  -------  -------
   Denominator:
     Denominator for basic earnings per share:        16,478    9,805    8,729
     Effect of dilutive securities:
       Contingent stock-redemption of A shares in
        June 1998...................................      88      --       --
       Employee stock options.......................     245      --       --
                                                     -------  -------  -------
     Dilutive potential common shares...............     333      --       --
                                                     -------  -------  -------
     Denominator for diluted earnings per share.....  16,811    9,805    8,729
                                                     =======  =======  =======

                          GLOBAL IMAGING SYSTEMS, INC.

8. Income Taxes

  Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

  The components of the income tax provision are as follows:

                                                          Year ended March 31,
                                                          ---------------------
                                                           1999    1998   1997
                                                          ------- ------ ------
   Current:
     Federal............................................. $ 8,420 $2,807 $1,160
     State...............................................   1,451    863    375
                                                          ------- ------ ------
                                                            9,871  3,670  1,535
   Deferred:
     Federal.............................................     454    213   (449)
     State...............................................      65     65    (79)
                                                          ------- ------ ------
                                                              519    278   (528)
                                                          ------- ------ ------
                                                          $10,390 $3,948 $1,007
                                                          ======= ====== ======

  A reconciliation of the differences between the effective income tax rate and the statutory federal tax rate are as follows:

                                                                March 31,
                                                          ---------------------
                                                           1999    1998   1997
                                                          ------- ------ ------
   Tax at U.S. statutory rate (35%)...................... $ 8,222 $2,856 $  724
   State taxes, net of federal benefit...................   1,322    616    187
   Goodwill amortization.................................     529    289    216
   Valuation allowance...................................     --     --    (175)
   Other permanent differences...........................     317    187     55
                                                          ------- ------ ------
                                                          $10,390 $3,948 $1,007
                                                          ======= ====== ======

                          GLOBAL IMAGING SYSTEMS, INC.

  Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                   March 31,
                                                                 --------------
                                                                  1999    1998
                                                                 ------  ------
   Deferred tax assets:
     Noncompete agreements...................................... $1,271  $1,091
     Inventory related..........................................  1,529     688
     Various accrued expenses...................................    524     239
     Deferred revenue...........................................    213     403
     Depreciation...............................................    260     199
     Accounts receivable related................................    325     213
     Other items................................................    126     --
                                                                 ------  ------
   Gross deferred tax asset.....................................  4,248   2,833
   Deferred tax liabilities:
     Goodwill...................................................  1,799     654
     Other items................................................    --       65
                                                                 ------  ------
   Net deferred tax asset....................................... $2,449  $2,114
                                                                 ------  ------
   Classified as follows:
     Current asset..............................................  2,591   1,543
     Noncurrent asset...........................................    --      571
     Noncurrent liability.......................................   (142)    --
                                                                 ------  ------
                                                                 $2,449  $2,114
                                                                 ======  ======

  A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. A portion of the reduction of the valuation allowance during the year ended March 31, 1997 was credited to goodwill since it related to basis differences from previous business combinations not previously recognized. After consideration of all the evidence, both positive and negative, management has determined that a valuation allowance is not necessary as of March 31, 1999. Cash paid for income taxes was $6,948, $3,468 and $1,581 for the years ended March 31, 1999, 1998 and 1997, respectively.

9. Employee Benefit Plans

  The majority of the employees of the Company are eligible to participate in defined contribution plans (the Plans) established under Section 401(k) of the U.S. Internal Revenue Code. Employees are generally eligible to contribute voluntarily to the Plans after one year of service. The Company may contribute a discretionary amount of the employee contribution up to specified limits.

  Employees are always vested in their contributed balance and generally become fully vested in the Company's contributions after seven years of service. The expense related to the Company's contributions to the Plans for the years ended March 31, 1999, 1998 and 1997 was approximately $1,117, $519 and $302, respectively.

10. Stock Option Plan

  In 1998, the Board of Directors adopted a stock option plan and approved a number of stock option grants to be effective upon the closing of the initial public offering. Under the terms of the stock option plan, 1,820,000 shares of the Company's common stock may be sold pursuant to stock options or granted or sold as

                          GLOBAL IMAGING SYSTEMS, INC.

restricted stock to directors, officers, employees, and consultants to the Company. As of March 31, 1999 the Board had granted options to purchase a total of 549,750 shares of common stock of the Company under the stock option plan and an option to purchase 10,000 shares of common stock of the Company outside of the stock option plan. These options have an exercise price of $12 per share, except for 30,000 shares with an exercise price of $12.875. All of these options are subject to vesting requirements based on length of service.

  The following table summarizes the stock option activity for the year ended March 31, 1999:

                                                       Number of   Per Share
                                                        Shares    Option Price
                                                       --------- --------------
   Outstanding at March 31, 1998......................      --              --
     Granted..........................................  559,750  $12.00 - 12.88
     Exercised........................................      --              --
     Canceled.........................................  (33,650) $12.00 - 12.00
                                                        -------  --------------
   Outstanding at March 31, 1999......................  526,100  $12.00 - 12.88
                                                        =======  ==============
   Exercisable at March 31, 1999......................    1,000  $12.00 - 12.00
                                                        =======  ==============

  Pro forma information regarding net income and earnings per share is required by SFAS 123, "Accounting for Stock-Based Compensation", which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                                         1999
                                                                         ----
   Risk-free interest rate..............................................  5.0%
   Volatility factor of the expected market price of the Company's common stock........................................................ 75.0%
   Dividend yield.......................................................  --
   Weighted average expected life of options (in years).................  5.0

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. The Company's pro forma information is as follows:

                                                                          1999
                                                                         ------
   Pro forma net income available to common stockholders................ $9,925
   Pro forma earnings per share:
     Basic..............................................................   0.60
     Diluted............................................................   0.59

                          GLOBAL IMAGING SYSTEMS, INC.

  The following table summarizes the weighted average exercise prices of option activity for the year ended:

                                                                          1999
                                                                         ------
   Balance at beginning of period....................................... $  --
     Granted............................................................  12.05
     Exercised..........................................................    --
     Canceled...........................................................  12.00
   Balance at end of period.............................................  12.05

  As of March 31, 1999, the weighted average exercise price of exercisable options was $12.00. Outstanding options as of March 31, 1999 had a weighted average remaining contractual life of 9.2 years. The per share weighted average fair value of options granted during the year ended March 31, 1999 was $8.19.

11. Leases

  The Company is obligated under various noncancelable operating leases for its office facilities, office equipment and vehicles. Certain of the leases for its office facilities are with various employee stockholders. Future noncancelable lease commitments as of March 31, 1999 are as follows:

                                                   Related-Party  Other
                                                      Leases     Leases   Total
                                                   ------------- ------- -------
   2000...........................................    $1,254     $ 3,125 $ 4,379
   2001...........................................     1,165       2,878   4,043
   2002...........................................     1,011       2,184   3,195
   2003...........................................       739       1,707   2,446
   2004...........................................       606       1,271   1,877
   Thereafter.....................................       --        1,216   1,216
                                                      ------     ------- -------
     Total........................................    $4,775     $12,381 $17,156
                                                      ======     ======= =======

  Rental expense related to the above leases was as follows:

                                                    Related-Party Other
                                                    Lease Expense Leases Total
                                                    ------------- ------ ------
   Year ended March 31, 1999.......................    $1,042     $2,487 $3,529
   Year ended March 31, 1998.......................       862      1,236  2,098
   Year ended March 31, 1997.......................       530        262    792

12. Related-Party Transactions

  During 1994, the Company entered into a seven-year consulting agreement with its majority stockholder, Golder, Thoma, Cressey, Rauner, Inc. ("the Majority Stockholder"). Under the terms of this agreement, the Company was obligated to pay the Majority Stockholder an annual management fee of $200. The Company was also obligated to pay a 1% placement fee to the Majority Stockholder for all debt and equity raised by the Company during the term of the agreement. The agreement terminated upon the closing of the initial public offering ("IPO") of the Company's common stock in June 1998.

  The Majority Stockholder agreed to waive their 1% placement fee related to debt refinancing completed in August 1996, because the majority of the work to obtain the financing was performed by another related party, Green, Manning & Bunch, which charged a 1% fee.

                          GLOBAL IMAGING SYSTEMS, INC.

  Golder, Thoma, Cressey, Rauner, Inc. management fees were waived in 1999 due to the completion of the IPO in June, 1998. In connection with the aforementioned agreements, the Company incurred management fees and placement fees. The following shows the fees paid in each period:

                                                                    Year ended
                                                                     March 31
                                                                  --------------
                                                                  1999 1998 1997
                                                                  ---- ---- ----
   Management fees............................................... $--  $200 $200
   Placement fees................................................  --   800  --

  The Company entered into a consulting agreement with Capitol Office Solutions ("Capitol") in July 1997, whereby the Company provided certain human resources, administration, financial, accounting, and consulting services to Capitol for an annual fee of $150. Additionally, the Company received a one-time fee of $270 from Capitol related to assisting Capitol in obtaining financing. The consulting agreement ended in November 1998 with the purchase of Capitol in December 1998. The majority stockholders of the Company also owned the majority of the outstanding stock of Capitol.

  Related party notes receivable at March 31, 1998 primarily related to amounts loaned to officers of the Company to purchase stock in Capitol. These notes, which bore interest of 8% per annum, were due and payable, with interest, on June 30, 2000, and were collateralized by the shares purchased with the proceeds of the notes. The notes were paid off in December 1998, concurrently with the purchase of Capitol by the Company.

13. Segments

  In fiscal 1999, the Company adopted the provisions of Statement of Financial Accounting Standards 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS No. 131). This statement establishes new standards for reporting information about operating segments and related disclosures.

  As an integrated office imaging solutions provider, the Company is organized into 12 geographical operating segments (core dealers). These individual segments have been aggregated into one reportable segment given the similarities of economic characteristics between the operations represented by the core dealers and the common nature of the products and services, classes of customers and distribution channels.

  The revenues of these aggregated segments are derived from the two principal categories of revenues as reported in the Company's consolidated statements of operations. Substantially all of the Company's revenue is attributable to customers in the United States. Additionally, all of the Company's assets are located in the United States.

14. Supplemental Guarantor Financial Information

  The Company has issued $100,000 of 10 3/4% Senior Subordinated Notes (the Notes), that are fully and unconditionally guaranteed on a joint and several basis by all the Company's existing subsidiaries (the Guarantors), each of which is wholly owned, directly or indirectly, by the Company. All of the operations of the Company are conducted by the Guarantors and the Company has no operations or assets separate from its investment in its subsidiaries. The aggregate assets, liabilities, earnings and equity of the Guarantors are substantially equivalent to the aggregate assets, liabilities, earnings and equity of the Company, on a consolidated basis. Therefore, separate financial statements of the Guarantors have not been presented. Separate financial statements and other disclosures concerning the Guarantors and the Parent are not presented because management believes that such information would not be material to investors.

                          GLOBAL IMAGING SYSTEMS, INC.

15. Subsequent Event (Unaudited)

  The Company has signed a commitment letter with First Union for a $250,000 credit facility. The letter was signed in April 1999. The new credit facility is expected to replace the current senior credit facility and is expected to consist of a $150,000 five-year senior secured revolving line of credit, a $25,000 five-year senior term loan, and a $75,000 seven-year senior term loan. The new revolving credit line of the senior credit facility is expected to bear interest at rates ranging from a 2.00% to 3.00% over LIBOR or from .75% to 1.75% over a base rate related to prime rate, and will vary according to Global's ratio of its total funded debt to earnings before interest, taxes, depreciation and amortization. The term loans are expected to bear interest at a rate 3.25% over LIBOR or 2.00% over a base rate related to prime rate. The terms of the new senior credit facility are expected to require strict compliance with numerous affirmative, negative and financial covenants.

  Amounts borrowed under the senior credit facility may be used to fund working capital and general corporate purposes, including acquisitions, subject to First Union's approval in the case of certain acquisitions.

  In March 1999, the Company signed a non-binding letter of intent to acquire a company with total annual revenues of approximately $70 million. If acquired, the company will serve as a core company for the Company in the Front Range of the Rocky Mountains.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following unaudited pro forma consolidated statement of operations is based on the historical financial statements of the Company, and the businesses acquired during fiscal 1999 and 2000, which are more fully described below. The unaudited pro forma consolidated statement of operations for the fiscal year ended March 31, 1999 gives effect to acquisitions consummated during fiscal year 1999 and 2000, as if those acquisitions occurred on April 1, 1998. The unaudited pro forma consolidated balance sheet at March 31, 1999 gives effect to the acquisition of Lewan & Associates, Inc. as if it had occurred on March 31, 1999.

  During the fiscal year ended March 31, 1999, the Company acquired the following eight businesses: Capitol Office Solutions, Inc., Carr Business Machines of Great Neck, Inc. d/b/a Carr Business Systems, Centre Business Products, Dahill Industries, Inc., Distinctive Business Products, Inc., GE Capital IT Solutions' Tidewater Operation, ProView, Inc., and Stephen C. Fuller d/b/a Henderson's Office Systems. In June 1999, the Company acquired Lewan & Associates, Inc.

  The pro forma adjustments are based upon currently available information, as well as upon certain assumptions that management believes are reasonable. Each of the acquisitions was accounted for under the purchase method of accounting.

  The unaudited pro forma consolidated financial statements are not necessarily indicative of either future results of operations or results that might have been achieved had the foregoing transactions been consummated as of the indicated dates. The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto and the historical consolidated financial statements of the Company, together with the related notes thereto, included in this prospectus.

                          GLOBAL IMAGING SYSTEMS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 For The Fiscal Year Ended March 31, 1999

                           Historical    Acquired      Pro Forma        Pro Forma
                           Company(f)  Businesses(a) Adjustments(b)    Consolidated
                          ------------ ------------- --------------    ------------
Revenues:
  Equipment and supplies
   sales................  $218,652,901 $ 96,200,338   $        --      $314,853,239
  Service and rental
   revenue..............    69,542,646   43,047,217            --       112,589,863
                          ------------ ------------   ------------     ------------
    Total revenues......   288,195,547  139,247,555            --       427,443,102
Costs and operating
 expenses:
  Cost of equipment and
   supplies sales.......   154,082,316   64,577,802            --       218,660,118
  Service and rental
   costs................    34,434,167   22,618,994            --        57,053,161
  Selling, general, and
   administrative
   expenses.............    63,133,297   36,140,010            --        99,273,307
  Intangible asset
   amortization.........     4,627,229      391,279      2,956,310 (c)    7,974,818
                          ------------ ------------   ------------     ------------
    Total costs and
     operating
     expenses...........   256,277,009  123,728,085      2,956,310      382,961,404
                          ------------ ------------   ------------     ------------
Income from operations..    31,918,538   15,519,470     (2,956,310)      44,481,698
Interest expense, net...     8,427,364      879,260      7,753,678 (d)   17,060,302
                          ------------ ------------   ------------     ------------
Income (loss) before
 income taxes ..........    23,491,174   14,640,210    (10,709,988)      27,421,396
Income taxes............    10,390,640    5,346,458     (2,836,965)(e)   12,900,133
                          ------------ ------------   ------------     ------------
Net income..............  $ 13,100,534 $  9,293,752   $ (7,873,023)    $ 14,521,263
                          ============ ============   ============     ============
Earnings per common
 share--basic...........  $       0.80                                 $       0.76
                          ============                                 ============
Earnings per common
 share--diluted.........  $       0.78                                 $       0.75
                          ============                                 ============
Weighted average number
 of shares used in the
 calculation:
  Basic.................    16,477,812                                   19,014,545
                          ============                                 ============
  Diluted...............    16,810,973                                   19,347,706
                          ============                                 ============


    See accompanying notes to the unaudited pro forma consolidated financial statements.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                      CONSOLIDATED STATEMENT OF OPERATIONS

                     Fiscal Year Ended March 31, 1999

(a) Represents historical operating results of the following nine businesses prior to acquisition of their stock or certain of their assets and liabilities by the Company: Capitol Office Solutions, Inc., Carr Business Machines of Great Neck, Inc. d/b/a Carr Business Systems, Centre Business Products, Dahill Industries, Inc., Distinctive Business Products, Inc., GE Capital IT Solutions' Tidewater Operation, ProView, Inc., Lewan & Associates, Inc., and Stephen C. Fuller d/b/a Henderson's Office Systems.

(b) Includes adjustments to reflect: (1) amortization expense for financing fees, goodwill and non-compete agreements recorded as a result of purchase accounting, (2) interest expense resulting from increased borrowings to fund the cash portion of the purchase price for the businesses acquired, and (3) income tax expense that would have resulted if the businesses acquired by Global during the period from April 1, 1998 to June 30, 1999 had been combined and subject to an assumed federal income tax statutory rate and the applicable state statutory rate for each of these businesses for the periods presented. Excludes adjustments resulting from the elimination of certain sales, service, and administrative positions net of additional expenses related to positions added in connection with the Company's acquisitions of the Acquired Businesses; decreases in former owners' salaries and perquisites; improved purchasing terms; and decreases in certain other general and administrative expenses. Prior to completing an acquisition, the Company formulates a formal integration plan which clearly identifies employees to be terminated, their job classifications or functions, and their locations. Staff reductions are typically completed within several months of the acquisition date. Former owners that remain with the Company post-acquisition are compensated according to the terms of an employment contract executed at the time of the acquisition.

(c) Reflects additional goodwill amortization expense of $2,874,673 and non-compete covenant amortization expense of $472,916, offset by an adjustment to eliminate amortization expense of ($391,279), that was recorded by the acquired companies. The goodwill amortization periods range from 25 to 40 years; goodwill is amortized using the straight-line method. The non-compete covenant amortization periods range from 2 to 3 years; non-compete covenants are amortized using the straight-line method.

(d) Reflects additional interest expense related to borrowings that would have been incurred by the Company to finance the acquisitions, had all of the acquisitions been consummated at April 1, 1998. An average interest rate of 7.25% was used for this calculation which approximates the Company's average borrowing rate during such period.

(e) Represents the income tax impact on purchase accounting adjustments, based on an effective rate of 40.0%.

(f) This column represents the historical consolidated results of operations and excludes an extraordinary charge of $3.1 million ($1.8 million net of income taxes) to recognize a $0.2 million prepayment penalty and the write-off of deferred financing costs of $2.9 million related to the retirement of Global's prior credit facility with Jackson National Life Insurance Company.

                       GLOBAL IMAGING SYSTEMS, INC.

              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              March 31, 1999

                                       Historical
                         --------------------------------------
                          Global Imaging         Lewan &         Pro Forma
                         Systems, Inc. (a) Associates, Inc. (b) Adjustments       Pro Forma
                         ----------------- -------------------- ------------     ------------
         ASSETS
Current assets:
  Cash and cash
   equivalents..........   $  5,175,408        $ 3,871,380      $        --      $  9,046,788
  Accounts receivable,
   net of allowance for
   doubtful accounts....     45,699,910          8,353,347          (115,000)(c)   53,938,257
  Inventories...........     36,793,273          4,892,856          (410,000)(d)   41,276,129
  Deferred income
   taxes................      2,591,000            369,143           390,000 (e)    3,350,143
  Prepaid expenses and
   other current
   assets...............      1,939,683            864,167               --         2,803,850
                           ------------        -----------      ------------     ------------
    Total current
     assets.............     92,199,274         18,350,893          (135,000)     110,415,167
Rental equipment, net...      4,377,144          5,552,270          (100,000)(f)    9,829,414
Property and equipment,
 net....................      6,409,271          1,512,794               --         7,922,065
Other assets............        781,348            118,134               --           899,482
Related party notes
 receivable.............         46,793                --                --            46,793
Intangible assets, net:
  Goodwill..............    201,307,326                --         41,093,570 (g)  242,400,896
  Noncompete
   agreements...........      1,207,250                --          1,000,000 (h)    2,207,250
  Financing fees........      4,090,602                --                --         4,090,602
                           ------------        -----------      ------------     ------------  ---
    Total assets........   $310,419,008        $25,534,091      $ 41,858,570     $377,811,669
                           ============        ===========      ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......   $ 16,718,313        $ 5,849,251      $        --      $ 22,567,564
  Accrued liabilities...      7,584,276            947,919           250,000 (i)    8,782,195
  Accrued compensation
   and benefits.........      5,220,607          2,695,451               --         7,916,058
  Current maturities of
   long-term debt.......        176,210                --                --           176,210
  Deferred revenue......     16,195,488          2,950,040           100,000 (j)   19,245,528
  Income taxes payable..      1,382,526                --                --         1,382,526
                           ------------        -----------      ------------     ------------
    Total current
     liabilities........     47,277,420         12,442,661           350,000       60,070,081
Long-term debt, less
 current maturities.....    168,101,028                --         50,000,000 (k)  218,101,028
Deferred income taxes...        142,000                --                --           142,000
                           ------------        -----------      ------------     ------------
    Total liabilities...    215,520,448         12,442,661        50,350,000      278,313,109
Stockholders' equity:
  Common stock..........        187,258                --              2,887 (l)      190,145
  Common stock held in
   treasury, at cost....        (35,086)               --                --           (35,086)
  Additional paid-in
   capital..............     83,816,636          1,203,970         3,393,143 (m)   88,413,749
  Retained earnings.....     10,929,752         11,887,460       (11,887,460)(n)   10,929,752
                           ------------        -----------      ------------     ------------
    Total stockholders'
     equity.............     94,898,560         13,091,430        (8,491,430)      99,498,560
                           ------------        -----------      ------------     ------------
    Total liabilities
     and stockholders'
     equity.............   $310,419,008        $25,534,091      $ 41,858,570     $377,811,669
                           ============        ===========      ============     ============

    See accompanying notes to the unaudited pro forma consolidated financial statements.

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                        CONSOLIDATED BALANCE SHEET

                              March 31, 1999

(a) This column represents the historical consolidated balance sheet of the Company as of March 31, 1999.

(b) This column represents the historical balance sheet of Lewan as of March 31, 1999.

(c) This represents an adjustment to record accounts receivable at estimated fair value.

(d) This represents an adjustment to record inventory at estimated fair value.

(e) This represents the tax impact of recording purchase accounting adjustments.

(f) This represents an adjustment to record rental equipment at estimated fair value.

(g) This represents the portion of the purchase price allocated to goodwill as a result of the acquisition of Lewan.

(h) This represents the portion of the purchase price allocated to the non-compete covenant as a result of the acquisition of Lewan.

(i) This represents an adjustment to record accrued liabilities at estimated fair value.

(j) This represents an adjustment to record deferred revenues at estimated fair value.

(k) This represents cash borrowed to fund the acquisition.

(l) Represents the par value of 288,704 shares of Global common stock issued to the sellers of Lewan in the amount of $2,887 in connection with the acquisition.

(m) Represents additional paid-in capital on Global's common stock issued to the sellers of Lewan in connection with the acquisition, of $4,597,113 and offset by the elimination of additional paid-in capital on Lewan common stock of $1,203,970.

(n) This represents the elimination of Lewan's retained earnings.

                         REPORT OF INDEPENDENT AUDITORS

Stockholders
 Electronic Systems, Inc.

  We have audited the accompanying statements of income and retained earnings and cash flows of Electronic Systems, Inc. for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Electronic Systems, Inc. for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.

                                                     /s/ Ernst & Young

Richmond, Virginia
January 23, 1998

                            ELECTRONIC SYSTEMS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                  Six months
                                        Year ended December 31       ended
                                        ------------------------    June 30
                                           1995         1996         1997
                                        -----------  -----------  -----------
Revenue:
  Equipment, supplies and parts........ $24,096,319  $35,903,314  $20,373,983
  Service and training.................   4,013,939    6,304,117    3,899,523
  Rental...............................     758,271      802,465      422,963
                                        -----------  -----------  -----------
    Total revenue......................  28,868,529   43,009,896   24,696,469
Cost of goods and services sold:
  Equipment, supplies and parts........  20,478,529   31,008,200   17,294,908
  Service and training.................   1,883,456    3,115,095    1,804,993
  Rental...............................     470,729      513,096      282,111
                                        -----------  -----------  -----------
    Total cost of goods and services
     sold..............................  22,832,714   34,636,391   19,382,012
                                        -----------  -----------  -----------
                                          6,035,815    8,373,505    5,314,457
Selling, general, and administrative
 expenses..............................   4,824,892    5,961,952    4,482,983
                                        -----------  -----------  -----------
                                          1,210,923    2,411,553      831,474
Other income (expense):
  Interest expense.....................     (78,207)     (87,713)     (17,250)
  Interest income......................      16,498       21,850       34,135
  Management fee.......................      15,000       25,000       14,000
  Other, net...........................     100,008       32,740       90,031
                                        -----------  -----------  -----------
                                             53,299       (8,123)     120,916
                                        -----------  -----------  -----------
Net income.............................   1,264,222    2,403,430      952,390
Retained earnings at beginning of
 year..................................   1,958,487    2,877,594    4,682,982
Distributions to shareholders..........    (345,115)    (598,042)  (1,174,346)
                                        -----------  -----------  -----------
Retained earnings at end of year....... $ 2,877,594  $ 4,682,982  $ 4,461,026
                                        ===========  ===========  ===========


                            See accompanying notes.

                            ELECTRONIC SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   Six months
                                         Year ended December 31       ended
                                         ------------------------    June 30
                                            1995         1996         1997
                                         -----------  -----------  -----------
Operating activities
Net income.............................  $ 1,264,222  $ 2,403,430  $   952,390
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Depreciation and amortization........      398,866      521,799      250,726
  (Gain) loss on sale of assets........        1,610        8,243      (26,620)
  Provision for doubtful accounts......       20,776          --       108,000
  Changes in operating assets and lia-
   bilities:
   Accounts receivable.................   (1,725,911)      35,132     (691,819)
   Inventories.........................     (617,253)    (463,747)     248,873
   Prepaid expenses and other..........       42,368         (336)     (44,952)
   Accounts payable....................      801,781    2,032,101   (1,301,766)
   Accrued expenses and other liabili-
    ties...............................      162,239      371,848      554,626
                                         -----------  -----------  -----------
Net cash provided by operating activi-
 ties..................................      348,698    4,908,470       49,458
Investing activities
Purchases of property and equipment....     (659,254)    (444,200)    (339,048)
Proceeds on sale of property and equip-
 ment..................................       39,176      101,242       45,043
Proceeds on notes receivable from
 shareholders..........................          --           --       166,980
                                         -----------  -----------  -----------
Net cash used in investing activities..     (620,078)    (342,958)    (127,025)
Financing activities
Borrowings on revolving credit loan....    1,792,325      200,000          --
Repayments on revolving credit loan....   (1,026,630)  (1,178,705)         --
Principal payments on long-term debt...     (149,200)    (236,700)     (20,000)
Distributions to shareholders..........     (345,115)    (598,042)  (1,174,346)
                                         -----------  -----------  -----------
Net cash (used) provided by financing
 activities............................      271,380   (1,813,447)  (1,194,346)
(Decrease) increase in cash............          --     2,752,065   (1,271,913)
Cash at beginning of year..............       10,450       10,450    2,762,515
                                         -----------  -----------  -----------
Cash at end of year....................  $    10,450  $ 2,762,515  $ 1,490,602
                                         ===========  ===========  ===========


                            See accompanying notes.

                            ELECTRONIC SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 June 30, 1997

1. Significant Accounting Policies

  Electronic Systems, Inc. (the Company) is an office technology supplier incorporated in Virginia. The Company sells and services computer hardware, software and copiers and provides consulting and training services for various office systems. The following is a description of the Company's significant accounting policies:

 Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

 Inventories

  Inventories are stated at the lower of cost or market, primarily using specific identification.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the related assets.

 Rental Equipment

  Equipment is rented to customers under operating leases. Rental equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of the related asset. Future minimum rentals as of June 30, 1997 are as follows:

   Year ending June 30                                                   Amount
   -------------------                                                  --------
   1998................................................................ $426,258
   1999................................................................  261,103
   2000................................................................  105,828
                                                                        --------
                                                                        $793,189
                                                                        ========

 Revenue Recognition

  Revenues are recognized as follows:

  Equipment and supply sales revenues are recognized when shipped or delivered and title and risk of loss pass to the customer.

  Maintenance contract service revenues are recognized ratably over the term of the underlying maintenance contract. Other service revenues are recognized as earned.

  Rental revenue is recognized ratably over the term of the underlying leases, typically one to three years.

 Advertising

  The costs of advertising the Company's products and services are generally expensed as incurred. Total advertising costs amounted to $176,910, $197,525 and $47,392 in 1995, 1996 and 1997, respectively.

 Income Taxes

  The Company is organized to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal or state income taxes on its corporate income. Instead the Company's income is included in the income of its stockholders for federal and state income tax purposes.

                            ELECTRONIC SYSTEMS, INC.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management make estimates and assumptions which affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Long Lived Assets

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires impairment losses be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 in 1996 and such adoption had no effect on the financial statements.

2. Borrowings

  The Company has a term loan collateralized by its headquarters land and building. The loan bears interest at 90.2778% of prime and principal payments are $40,000 for each of the next five years.

  Interest paid on all indebtedness was $78,207, $87,713 and $17,256 in 1995, 1996 and 1997, respectively.

3. Employee Benefit Plans

  The Company has a 401(k) plan which covers all full-time employees meeting certain eligibility requirements. Participants may elect to contribute up to 15% of their compensation on a pre-tax basis, as defined in the plan. The Company contributes an amount equal to 50% of the participant's contribution not to exceed 5% of each participant's base compensation. Participants are fully vested in the Company contributions. The Company made contributions of $68,404, $93,390 and $62,766 in 1995, 1996 and 1997, respectively.

  The Company also maintains a profit sharing plan which covers all full time employees meeting certain eligibility requirements. Contributions to the plan are at the discretion of the Board of Directors. The Company contributed $92,000, $120,000 and $60,000 in 1995, 1996 and 1997, respectively.

4. Leases

  The Company is obligated under various noncancelable operating leases for facilities, warehouse space and training centers.

  Future minimum lease payments under the noncancelable operating leases as of June 30, 1997 are as follows:

   Year ending June 30                                                   Amount
   -------------------                                                  --------
   1998................................................................ $113,449
   1999................................................................   74,339
   2000................................................................   65,570
   2001................................................................   68,849
   2002................................................................   41,309
                                                                        --------
                                                                        $363,516
                                                                        ========

  Rent expense amounted to $57,914, $77,126 and $61,658 in 1995, 1996 and 1997,
respectively.

                            ELECTRONIC SYSTEMS, INC.

5. Related Party Transactions

  The Company provides certain administrative and accounting services to Electronic Systems of Richmond, Inc., a corporation owned by certain shareholders of Electronic Systems, Inc. Management fees of $15,000, $25,000 and $14,000 were received by the Company in 1995, 1996 and 1997, respectively.

6. Concentrations of Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company's temporary cash is invested in short-term money market accounts.

  The Company markets its products and services to customers located primarily in Virginia. The Company performs credit evaluations of its customers prior to delivery or commencement of services and normally does not require collateral. Payments for equipment are typically due within thirty days of billing and supplies and services are typically due upon receipt. The Company maintains an allowance for potential credit losses and losses have historically been within management's expectations. Credit losses have historically been insignificant.

  The carrying values of amounts classified as current assets and current liabilities approximate fair values due to the short-term nature of these instruments. The carrying value of long-term debt approximates fair value as current borrowing rates approximately market rates for loans with similar rates.

  Two customers accounted for 11%, 20% and 8% of the Company's sales in 1995, 1996 and 1997, respectively.

7. Subsequent Events

  Effective July 7, 1997, all outstanding stock of the Company was acquired by Global Imaging Systems, Inc. In connection with the acquisition, the Company's S Corporation election was terminated and from the date of acquisition forward the earnings of the Company will be taxed at the corporate level.

  Immediately prior to the acquisition, the headquarters building and land and related term debt were transferred in the form of a shareholder distribution to an entity owned by the shareholders of the Company. The Company has entered into an agreement to lease these facilities for five years, with initial rent of $185,082 per year, escalating 2% annually.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
    Eastern Copy Products, Inc. and Subsidiaries

  We have audited the accompanying consolidated statements of income and retained earnings and cash flows of EASTERN COPY PRODUCTS, INC. AND SUBSIDIARIES for the years ended July 31, 1997, 1996, and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of EASTERN COPY PRODUCTS, INC. AND SUBSIDIARIES as of July 31, 1997, 1996, and 1995 in conformity with generally accepted accounting principles.

                                          /s/ Pasquale & Bowers, LLP

Syracuse, New York
December 17, 1997

                  EASTERN COPY PRODUCTS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                   Years Ended July 31, 1997, 1996, and 1995

                                            1997        1996         1995
                                         ----------- -----------  -----------
Sales and service
  Equipment sales....................... $ 8,389,297 $ 5,838,732  $ 4,691,487
  Service...............................   5,897,324   5,281,391    4,640,232
  Rental income.........................     737,113     761,268      733,635
  Other.................................     230,241     163,977      203,475
                                         ----------- -----------  -----------
                                          15,253,975  12,045,368   10,268,829
                                         ----------- -----------  -----------
Cost of sales and service
  Cost of equipment sales...............   5,549,634   3,914,590    2,822,924
  Cost of service.......................   3,982,670   3,645,680    3,142,454
  Depreciation on rental equipment......     254,990     170,193      182,768
  Other.................................     126,740     104,937       96,405
                                         ----------- -----------  -----------
                                           9,914,034   7,835,400    6,244,551
                                         ----------- -----------  -----------
Gross profit............................   5,339,941   4,209,968    4,024,278
Selling, general and administrative
 expenses...............................   4,971,142   4,087,298    3,689,948
                                         ----------- -----------  -----------
Income from operations..................     368,799     122,670      334,330
Other expense--net, including interest
 expense of $108,879, $111,947, and
 $123,441...............................      76,090      54,537       78,732
                                         ----------- -----------  -----------
Income before provision for income
 taxes..................................     292,709      68,133      255,598
Provision for income taxes (Note 5).....    110, 000      12,400       99,800
                                         ----------- -----------  -----------
Net income..............................     182,709      55,733      155,798
Retained earnings (accumulated
 deficit)--beginning of year............      55,645         (88)    (155,886)
                                         ----------- -----------  -----------
Retained earnings (accumulated
 deficit)--end of year.................. $   238,354 $    55,645  $       (88)
                                         =========== ===========  ===========


        See accompanying notes to the consolidated financial statements.

                  EASTERN COPY PRODUCTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   Years Ended July 31, 1997, 1996, and 1995
                          Increase (Decrease) in Cash

                                                 1997       1996       1995
                                               ---------  ---------  ---------
Cash flows from operating activities
  Net income.................................. $ 182,709  $  55,733  $ 155,798
                                               ---------  ---------  ---------
  Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
    Deferred tax expense (benefit)............   (29,000)  (138,000)    65,000
    Depreciation..............................   283,640    210,788    232,672
    Bad debt expense..........................   124,242     40,236     38,889
    Loss on disposal of assets................         0          0      3,355
    Changes in assets and liabilities
     affecting cash flow from operating
     activities:
      Accounts receivable.....................  (263,488)  (317,460)  (129,802)
      Inventory...............................   677,796     34,657   (456,844)
      Other current assets....................    17,179    (52,319)    66,530
      Other assets............................         0        800          0
      Accounts payable........................  (111,511)  (439,855)    36,831
      Notes payable...........................  (231,243)   424,747     85,940
      Accrued expenses........................    12,309    115,168    (65,573)
      Deferred revenue........................     8,419    195,200    (79,325)
      Income taxes payable....................   126,000     86,964     14,688
      Other current liabilities...............   (29,028)     2,802     (5,512)
                                               ---------  ---------  ---------
        Total adjustments.....................   585,315    163,728   (193,151)
                                               ---------  ---------  ---------
        Net cash provided by (used in) operat-
         ing activities.......................   768,024    219,461    (37,353)
                                               ---------  ---------  ---------
Cash flows from investing activities
  Capital expenditures--Net...................  (559,067)  (102,409)   (70,609)
                                               ---------  ---------  ---------
        Net cash used in investing activi-
         ties.................................  (559,067)  (102,409)   (70,609)
                                               ---------  ---------  ---------
Cash flows from financing activities
  Proceeds from long-term debt................   131,219     93,611     55,472
  Payments on long-term debt..................  (202,168)  (180,436)  (161,000)
  Payments on capital lease obligations.......         0     (5,426)   (57,887)
  (Advances) Repayments on shareholder loan--
   Net........................................   (10,925)   (39,985)    41,415
                                               ---------  ---------  ---------
        Net cash used in financing activi-
         ties.................................   (81,874)  (132,236)  (122,000)
                                               ---------  ---------  ---------
Net increase (decrease) in cash...............   127,083    (15,184)  (229,962)
Cash--Beginning of year.......................   112,274    127,458    357,420
                                               ---------  ---------  ---------
Cash--End of year............................. $ 239,357  $ 112,274  $ 127,458
                                               =========  =========  =========

        See Accompanying Notes to the Consolidated Financial Statements.

                  EASTERN COPY PRODUCTS, INC. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Significant Accounting Policies

  The parent company is primarily involved in the selling, leasing and servicing of Konica office copiers. Eastern Copy Credit Corporation, Inc., a wholly-owned subsidiary, was formerly involved in the leasing of office copiers and is now inactive. Eastern Copy Products Vend-A-Copy Division, Inc., a wholly-owned subsidiary, is engaged in providing copy vending services to the general public.

 Principles of Consolidation

  The consolidated financial statements include the accounts of Eastern Copy Products, Inc., and both of its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated. "Company" as used herein refers to the consolidated group.

 Concentrations of Credit Risk

  The Company, in the normal course of business, grants credit to customers, essentially all of whom are located in central or western New York State. The Company uses the direct write-off method to provide for bad debts. Management considers any allowance necessary for uncollectible accounts receivable at July 31, 1997, 1996, and 1995 as not material to the financial statements.

  At July 31, 1997, the Company had approximately $92,000 in bank deposits in excess of federally insured levels.

 Inventory

  Inventory represents copiers, parts and supplies held for sale or lease. Inventory is stated at the lower of average cost or market.

 Revenue Recognition

  Revenue is recognized when earned. The Company recognizes revenue on maintenance contracts primarily on a straight-line basis over the term of the related agreements. Lengths of the maintenance agreements generally range from one to three years.

  The three year agreements generally involve the Company providing a copier and the related maintenance under one installment contract. Essentially all of these contracts, and the conditional title to the associated equipment, are subsequently sold to a third party financing company in exchange for cash proceeds. A portion of the proceeds are allocated to machine sales and recognized currently, while the remainder is deferred and recognized as service income on a straight-line basis over the term of the related agreement.

  Revenue is recorded on equipment sales upon delivery to a customer. Service revenue is recorded at the time service is performed.

 Depreciation

  Fixed assets are recorded at cost.

  The cost of fixed assets is depreciated over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.

                  EASTERN COPY PRODUCTS, INC. AND SUBSIDIARIES

 Income Taxes

  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of deferred revenue and fixed assets for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Supplemental Disclosures of Cash Flow Information

                                                       1997     1996     1995
                                                     -------- -------- --------
   Cash paid during the year for--Interest.......... $108,879 $111,947 $123,441
   --Income taxes................................... $  2,093 $ 69,747 $ 20,460

  Capital expenditures reflected in the statements of cash flows includes the net increase in vending copiers in service and the net increase in copiers on operating lease.

 Non-Cash Financing Activities

  During fiscal 1996, the Company issued 10 shares of common stock at its fair market value to Konica Business Machines, Inc. In consideration for the shares, Konica transferred all of the assets and liabilities of Konica's Buffalo, New York branch to the Company. The assets and liabilities transferred consisted of computer parts and equipment inventory, and obligations under customer maintenance agreements. Following is a summary of the transaction:

     Copier inventory transferred.................................... $ 261,024
     Liabilities under maintenance agreements assumed................  (110,400)
                                                                      ---------
     Value assigned to common stock issued........................... $ 150,624
                                                                      =========

2. Notes Payable

  The Company has various notes payable owed to financing companies under inventory financing arrangements. The arrangements call for the respective financing company to pay the invoice cost, less available discounts, on inventory purchases. The Company then remits payment for the full invoiced cost to the financing company; if payment to the finance company is made within 30 days, the Company retains a portion of the discount. Interest is charged on any late payments.

                  EASTERN COPY PRODUCTS, INC. AND SUBSIDIARIES

3. Long-Term Debt

  Scheduled maturities of long-term debt for the next four years and in the aggregate are as follows:

            Years Ending
              July 31,
            ------------
             1998............................... $732,017
             1999...............................   70,438
             2000...............................   49,528
             2001...............................   19,411
                                                 --------
                                                 $871,394
                                                 ========

4. Commitments

  The Company leases vehicles, office equipment, office and warehouse facilities under various noncancelable operating leases. Lease expense under these arrangements for the years ended July 31, 1997, 1996, and 1995, approximated $234,000, $96,000, and $63,000, respectively. Minimum future rental payments due under the agreements for the next five years and in the aggregate are as follows:

            Years Ending
              July 31,
            ------------
             1998............................. $  287,868
             1999.............................    239,428
             2000.............................    241,615
             2001.............................    205,865
             2002.............................    171,990
             Thereafter.......................     79,464
                                               ----------
                                               $1,226,230
                                               ==========

  The Company also leases certain other office and warehouse facilities on a month-to-month basis, and accounts for the agreements as operating leases.

5. Income Taxes

  The components of the provision for income taxes at July 31, 1997, 1996, and 1995, are as follows:

                                                    1997      1996       1995
                                                  --------  ---------  --------
   Current expense--Federal.....................  $129,000  $ 133,000  $ 50,600
   --State......................................    10,000     17,400     6,200
   Current benefit from utilization of operating
    loss carryforward--Federal..................         0          0   (22,000)
   Deferred tax expense (benefit)--Federal......   (23,000)  (110,000)   47,000
   --State......................................    (6,000)   (28,000)   18,000
                                                  --------  ---------  --------
                                                  $110,000  $  12,400  $ 99,800
                                                  ========  =========  ========

                  EASTERN COPY PRODUCTS, INC. AND SUBSIDIARIES

  The net deferred tax asset at July 31, 1997, 1996, and 1995, is comprised of the following:

                                                   1997      1996       1995
                                                 --------  ---------  ---------
   Deferred tax assets.......................... $796,000  $ 787,000  $ 703,000
   Deferred tax liabilities.....................  (94,000)  (114,000)  (168,000)
                                                 --------  ---------  ---------
   Net deferred tax asset....................... $702,000  $ 673,000  $ 535,000
                                                 ========  =========  =========

  The reconciliation of the effective income tax rate is as follows:

                                                                  1997  1996  1995
                                                                  ----  ----  ----
   Federal income tax rate.......................................  34%   15%   34%
   State taxes, net of federal income tax benefit................   6     6     6
   Other, net....................................................  (2)   (3)   (1)
                                                                  ---   ---   ---
                                                                   38%   18%   39%
                                                                  ===   ===   ===

  Deferred tax assets result primarily from different methods of revenue recognition on certain maintenance contracts for book and tax purposes. Deferred tax liabilities result mainly from the use of accelerated depreciation methods for tax purposes.

  At July 31, 1997, the Company has a state operating loss carryforward of approximately $146,000 available to offset future state taxable income expiring through the year 2011.

6. Related Party Transactions

  The Company leases office and warehouse space from its shareholder on a month-to-month basis. Rent expense incurred under the arrangements amounted to $150,000 for fiscal years 1997, 1996, and 1995, and is included in selling, general and administrative expenses.

7. Major Supplier

  The Company buys substantially all of its equipment, parts, and supplies held for resale from Konica. Net amounts due Konica at July 31, 1997, 1996, and 1995, approximated $724,000, $780,000, and $1,398,000, respectively, and are included in accounts payable.

8. Pension Plan

  The Company maintains a 401(k) profit sharing plan covering substantially all employees meeting certain age and length of service requirements. Employer contributions are at the discretion of the Board of Directors. No contributions were made for the years ended July 31, 1997, 1996, and 1995.

9. Subsequent Events

 Stock Purchase Agreement

  Effective August 1, 1997, the Company entered into a Stock Purchase Agreement with Conway Office Products, Inc. ("Conway"), a wholly-owned subsidiary of Global Imaging Systems, Inc. for all the capital stock of the Company. The total purchase price for the stock of the Company was approximately $6,750,000.

 Merger

  Effective September 1, 1997, Eastern Copy Products Vend-A-Copy Division, Inc. and Eastern Copy Credit Corporation, Inc., merged into Eastern Copy Products, Inc.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
Duplicating Specialties, Inc.

  We have audited the accompanying statements of income and retained earnings and cash flows of Duplicating Specialties, Inc. for the ten months ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Duplicating Specialties, Inc. for the ten months ended August 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Moss Adams LLP

Vancouver, Washington
December 19, 1997

                         DUPLICATING SPECIALTIES, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                    For the Ten Months Ended August 31, 1997

Revenue
  Equipment and supplies............................................ $4,240,383
  Service agreement revenue.........................................  2,006,268
  Rental income.....................................................     72,736
                                                                     ----------
                                                                      6,319,387
Cost of sales
  Cost of equipment and supplies sales..............................  2,642,715
  Cost of service agreement revenue.................................    927,691
  Cost of rental income.............................................     22,184
                                                                     ----------
                                                                      3,592,590
Gross profit........................................................  2,726,797
Selling, general and administrative expenses........................  2,493,602
Provision for doubtful accounts.....................................     25,201
                                                                     ----------
Operating income....................................................    207,994
                                                                     ----------
Other income (expense)
  Miscellaneous income..............................................     10,556
  Interest expense..................................................     (7,470)
                                                                     ----------
                                                                          3,086
                                                                     ----------
Net income before income taxes......................................    211,080
Income taxes........................................................     93,361
                                                                     ----------
Net income..........................................................    117,719
Retained earnings, beginning of period..............................    625,249
                                                                     ----------
Retained earnings, end of period.................................... $  742,968
                                                                     ==========


   The accompanying notes are an integral part of these financial statements.

                         DUPLICATING SPECIALTIES, INC.

                            STATEMENT OF CASH FLOWS

                    For the Ten Months Ended August 31, 1997

Cash flows from operating activities
  Net income........................................................ $ 117,719
  Adjustments to reconcile net income to net cash flows from operating activities
    Depreciation....................................................    57,560
    Net deferred taxes..............................................   (94,687)
    Gain on sale of assets..........................................      (456)
  Increase (decrease) in cash due to changes in assets and
   liabilities
    Accounts receivable, net........................................   (24,421)
    Inventory.......................................................   141,727
    Prepaid expense.................................................    24,110
    Cash surrender value of life insurance..........................     9,473
    Deposits........................................................     1,317
    Accounts payable................................................  (188,859)
    Accrued expenses................................................   413,033
    Deferred service contract revenue...............................    40,921
                                                                     ---------
      Net cash flows from operating activities......................   497,437
Cash flows from investing activities
  Purchase of equipment.............................................  (112,570)
  Proceeds from sale of assets......................................    17,040
                                                                     ---------
      Net cash flows from investing activities......................   (95,530)
Cash flows from financing activities
  Net change in short-term note payable.............................  (202,000)
  Proceeds from long-term borrowings................................    25,000
  Payments on long-term borrowings..................................   (18,774)
  Increase in due from stockholder..................................   (10,686)
                                                                     ---------
      Net cash flows from financing activities......................  (206,460)
                                                                     ---------
Net increase in cash................................................   195,447
Cash, beginning of period...........................................    46,930
                                                                     ---------
Cash, end of period................................................. $ 242,377
                                                                     =========

   The accompanying notes are an integral part of these financial statements.

                         DUPLICATING SPECIALITIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                August 31, 1997

Note 1--Nature of Business

  The Company is an Oregon corporation engaged in the business of selling and providing maintenance and supplies for reproduction equipment and facsimile machines. Customers are primarily located in Oregon and Southwest Washington.

Note 2--Significant Accounting Policies

  Cash and cash equivalents--For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

  Accounts receivable--Management periodically assesses the collectability of accounts receivable. This assessment provides the basis for the allowance for doubtful accounts and related bad debt expense. The allowance for doubtful accounts was $30,000 as of August 31, 1997. Credit is generally extended to customers without collateral requirements.

  Inventory--Inventory is stated at the lower of cost (first-in first-out method) or market.

  Equipment and vehicles--Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments and equipment additions are capitalized. The Company has provided for depreciation of equipment using straight-line and accelerated methods over estimated useful lives ranging from three to ten years.

  Revenue recognition--Revenues are recorded at the time of shipment of products or performance of services. Deferred service contract revenue is recognized over the estimated service period, based upon copier usage. Contracts are billed in increments of preventive maintenance cycles.

  Income taxes--Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of the equipment and vehicles for financial and income tax reporting. The deferred tax assets and liabilities represent future tax return consequences of these differences which will either be taxable or deductible when the assets and liabilities are recovered or settled.

  Use of estimates--The preparation of the financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Note 3--Inventory

  Inventory as of August 31, 1997 consists of:

     Duplicating equipment............................................ $330,520
     Supplies.........................................................  118,651
     Service parts and accessories....................................  309,955
                                                                       --------
                                                                       $759,126
                                                                       ========

                         DUPLICATING SPECIALTIES, INC.

Note 4--Long-Term Debt

  Long-term debt as of August 31, 1997 consists of:

     Notes payable collateralized by automotive equipment. Interest rates from 3.9% to 8.58%. Due in monthly payments totaling
      $1,792, including interest. Maturing from October 1998 to March
      2002. Paid in full during September 1997......................... $41,925
     Less current portion..............................................  16,087
                                                                        -------
                                                                        $25,838
                                                                        =======

  The following is a schedule of required principal payments on long-term debt during the succeeding five years:

    Year Ending
       August
        31,
    -----------
       1998............................................................ $16,087
       1999............................................................  12,286
       2000............................................................   5,081
       2001............................................................   5,283
       2002............................................................   3,188
                                                                        -------
                                                                        $41,925
                                                                        =======

Note 5--Leases

  The Company leases office and warehouse space under a long-term operating lease. The lease agreement provides for monthly payments of $6,500 (increasing to $7,850 effective September 1, 1997), plus property taxes. The lease expires November 30, 2003. Lease expense for the ten months ended August 31, 1997 was $73,990. The following is a schedule of future minimum facility lease payments, required for the next 5 years, under the operating lease as of August 31, 1997.

    Year Ending
     August 31,
    -----------
       1998 .........................................................  $ 94,200
       1999 ..........................................................   94,200
       2000 ..........................................................   94,200
       2001 ..........................................................   94,200
       2002 ..........................................................   94,200
                                                                       --------
                                                                       $471,000
                                                                       ========

Note 6--Profit Sharing and 401(k) Plan

  The Company adopted a profit sharing plan effective November 1, 1969. The plan provides for contributions to be determined annually by the board of directors of up to 15% of eligible compensation. The Company approved a contribution of $116,027 for the ten months ended August 31, 1997.

  In addition, the Company provides a 401(k) plan benefit whereby eligible employee contributions are matched by the Company. The Company contribution for the 401(k) plan was $32,071 for the ten months ended August 31, 1997.

                         DUPLICATING SPECIALTIES, INC.

  As more fully described in Note 10, the Company was acquired subsequent to period end and these plans were terminated and replaced by plans of the new parent company.

Note 7--Income Taxes

  The deferred tax asset and liability as of August 31, 1997 consist of the following:

     Current deferred tax asset
       Allowance for doubtful accounts................................ $ 11,700
       Accrued officer salaries.......................................   86,171
       Accrued vacation...............................................    9,849
                                                                       --------
                                                                       $107,720
                                                                       ========
     Noncurrent deferred tax liability
       Depreciation................................................... $ 23,584
                                                                       ========

  The components of income tax expense are as follows:

     Current.......................................................... $188,048
     Deferred.........................................................  (94,687)
                                                                       --------
                                                                       $ 93,361
                                                                       ========

  The Company's income tax expense differed from the statutory Federal rate as follows:

     Statutory rate applied to net income before income taxes.......... $65,571
     Increase in income taxes resulting from
       Effect of non-deductible expenses under federal tax code........   4,049
       State and local taxes, net of federal tax benefit...............  25,051
       Other...........................................................  (1,310)
                                                                        -------
                                                                        $93,361
                                                                        =======

Note 8--Supplemental Disclosure of Cash Flow Information

     Cash paid for interest............................................ $ 7,470
                                                                        =======
     Cash paid for income taxes........................................ $81,688
                                                                        =======

Note 9--Concentration

  Approximately 80% of all inventory purchases of the Company were from one vendor during the ten months ended August 31, 1997.

Note 10--Subsequent Event

  Subsequent to, but effective as of, August 31, 1997 all outstanding stock of the Company was purchased by Global Imaging Systems, Inc., a Delaware corporation.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors  Global Imaging Systems, Inc. Tampa, Florida

  We have audited the accompanying statements of income and retained earnings and statements of cash flow of Electronic Systems of Richmond, Inc. for the eleven-month and twelve-month periods ended November 30, 1997 and December 31, 1996, respectively. These financial statements are the responsibility of Electronic Systems of Richmond, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the statements of income and retained earnings and statements of cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Electronic Systems of Richmond, Inc. for the eleven-month and twelve-month periods ended November 30, 1997 and December 31, 1996, respectively, in conformity with generally accepted accounting principles.

                                          /s/ EDMONDSON, LEDBETTER & BALLARD,
                                           L.L.P.

Norfolk, Virginia
January 27, 1998

                      ELECTRONIC SYSTEMS OF RICHMOND, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

              For the Eleven-month and Twelve-month Periods Ended
                    November 30, 1997 and December 31, 1996

                                                     November 30,  December 31,
                                                         1997          1996
                                                     ------------  ------------
Revenue
  Net sales of products............................. $ 9,337,430   $ 20,075,135
  Service and rental................................   1,635,354      1,474,899
                                                     -----------   ------------
    Total revenue...................................  10,972,784     21,550,034
                                                     -----------   ------------
Costs and expenses
  Cost of goods sold................................   6,260,046     16,973,045
  Service and rental costs..........................     676,726        686,579
  Selling, general and administrative...............   1,939,057      2,190,345
                                                     -----------   ------------
    Total costs and expenses........................   8,875,829     19,849,969
                                                     -----------   ------------
    Net profit......................................   2,096,955      1,700,065
                                                     -----------   ------------
Other income
  Interest income...................................     152,943        110,746
  Other income......................................      78,178          7,755
                                                     -----------   ------------
    Total other income..............................     231,121        118,501
                                                     -----------   ------------
    Net income......................................   2,328,076      1,818,566
    Retained earnings, beginning of period..........   2,783,057      1,606,491
  Dividends declared................................  (3,956,262)      (642,000)
                                                     -----------   ------------
    Retained earnings, end of period................ $ 1,154,871   $  2,783,057
                                                     ===========   ============


                        See Independent Auditor's Report
                 and Accompanying Notes to Financial Statements

                      ELECTRONIC SYSTEMS OF RICHMOND, INC.

                            STATEMENTS OF CASH FLOWS

              For the Eleven-month and Twelve-month Periods Ended
                    November 30, 1997 and December 31, 1996

                                                      November 30,  December 31,
                                                          1997          1996
                                                      ------------  ------------
Cash flows from operating activities
  Net income......................................... $ 2,328,076    $1,818,566
  Adjustments to reconcile net income to net cash
   from operating activities
   Depreciation......................................      17,074        19,213
   Uncollectible accounts expense....................         --         37,747
   Loss on disposition of assets.....................         --             84
   (Increase) decrease in operating assets
    Accounts receivable..............................  (1,531,626)    1,611,357
    Inventories of machines, parts and supplies......    (155,670)      453,519
    Prepaid expense..................................       2,054        (1,396)
   Increase (decrease) in operating liabilities
    Accounts payable.................................  (3,277,819)    1,941,085
    Accrued commissions..............................     701,623        33,855
    Sales tax payable................................      (4,080)          650
    Deferred income..................................      67,315       113,321
    Other............................................       1,169           342
                                                      -----------    ----------
  Net cash provided (used) by operating activities...  (1,851,884)    6,028,343
                                                      -----------    ----------
Cash flows from investing activities
  Acquisition of equipment...........................     (12,431)      (19,557)
                                                      -----------    ----------
  Net cash used by investing activities..............     (12,431)      (19,557)
                                                      -----------    ----------
Cash flows from financing activities
  Proceeds from issuance of common stock.............     110,670           --
  Dividends paid.....................................  (1,120,440)     (642,000)
                                                      -----------    ----------
  Net cash used by financing activities..............  (1,009,770)     (642,000)
                                                      -----------    ----------
Increase in cash and cash equivalents................  (2,874,085)    5,366,786
Cash and cash equivalents, beginning of period.......   6,844,570     1,477,784
                                                      -----------    ----------
Cash and cash equivalents, end of period............. $ 3,970,485    $6,844,570
                                                      ===========    ==========
Supplemental disclosure of cash flow information
  Cash paid during the period for interest........... $     2,721    $    4,075
                                                      ===========    ==========
Supplemental schedule of noncash investing and fi-
 nancing activities
  Increase in dividends payable...................... $ 2,835,822    $      --
                                                      ===========    ==========

                        See Independent Auditor's Report
                 and Accompanying Notes to Financial Statements

                      ELECTRONIC SYSTEMS OF RICHMOND, INC.

                         NOTES TO FINANCIAL STATEMENTS

Nature of business

  The Company is engaged in the sale of technologies and related services, primarily as a systems integrator with a focus on computer networking, networking security, data systems security, migration services and Internet access and connectivity. The Company serves its customers from locations in Richmond and Arlington, Virginia.

  Effective December 1, 1997, Electronic Systems of Richmond, Inc. became a subsidiary of Electronic Systems, Inc. and adopted a March 31 year-end.

Significant accounting policies

  Estimates Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

  Revenue Recognition Income is recognized at point of sale except for income from maintenance agreements and training which is recognized over individual contract terms and as training is provided.

  Cash Equivalents The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  Accounts Receivable The Company routinely extends its customers trade credit, most of which is not collateralized or otherwise secured. Uncollectible accounts receivable are charged to operations in the period in which an account is determined to be uncollectible.

  Inventory Inventories are valued at the lower of cost or market, using the specific identification method.

  Equipment All equipment is recorded at cost and depreciated using the straight-line method. Depreciable lives are from five to seven years.

  Advertising Advertising costs are charged to operations when incurred.

  Income Taxes The Corporation is not subject to corporate income tax because its shareholders have elected to be taxed according to Subchapter S of the Internal Revenue Code. As such, net income or loss; certain items of income and expense; and credits, if any, are passed through to the shareholders for inclusion in their tax returns.

Uncollectible accounts

  Included in expense for the period ended December 31, 1996 are $37,747 of uncollectible acccounts. There were no uncollectible accounts charged to expense for the period ended November 30, 1997.

Advertising

  Advertising expenses were $30,788 and $71,822 for the periods ended November 30, 1997 and December 31, 1996, respectively.

Depreciation

  Depreciation charges of $17,074 and $19,213 were expensed for the periods ended November 30, 1997 and December 31, 1996, respectively.

                      ELECTRONIC SYSTEMS OF RICHMOND, INC.

Related party transactions

  The Company receives administrative and accounting personnel assistance from Electronic Systems, Inc., an affiliated corporation with in excess of 50% of its stock owned by several of the stockholders of Electronic Systems of Richmond, Inc. Included in administrative expense are management fees of $33,750 and $25,000 paid to Electronic Systems, Inc., for the periods ended November 30, 1997 and December 31, 1996, respectively.

Operating leases

  The Company leases its Richmond facilities through a non-cancelable operating lease which expires November 30, 2000. The Company leases its Arlington facilities through a non-cancelable operating lease which expires May 31, 2000. These leases provide for annual operating expense adjustments. Occupancy expense attributable to operating leases was $103,813 and $95,554, respectively, for the periods ended November 30, 1997 and December 31, 1996, respectively.

  Minimum future rent commitments under these leases for the four months ending March 31, 1998, and for each of the next four years ending March 31, are:

       1998          1999             2000             2001           2002           Total
      -------      --------         --------         --------         -----         --------
      $37,428      $114,610         $119,464         $ 55,492         $ --          $326,994

Employee benefit plans

  Effective July 1, 1996, the Company began to offer a profit sharing plan with a 401(k) deferral feature covering substantially all employees who have attained age 21, have been employed for at least one year, and who work a minimum of 1,000 hours annually. Contributions to the plan are an employer-matching contribution of 50% of employee elective deferrals up to 5% of salary. The Company's policy is to fund the contributions as accrued. Employer contributions to this plan were $16,772 and $7,454 for the periods ended November 30, 1997 and December 31, 1996, respectively, exclusive of plan administration costs.

Concentration of credit risk

  At November 30, 1997 and at various times during the periods ended November 30, 1997 and December 31, 1996, the Company had on deposit with a single financial institution, more than $100,000, which is the limit currently insured by the Federal Deposit Insurance Corporation.

Dividends

  The Company declared dividends of $3,693.99 and $629.41 per share for the periods ended November 30, 1997 and December 31, 1996, respectively.

Subsequent event

  Effective December 1, 1997, shareholders of record November 30, 1997 were redeemed by a new shareholder, Electronic Systems, Inc.

Reclassifications

  Certain amounts in the December 31, 1996 financial statements have been reclassified to conform with the current year financial statement presentation. These reclassifications had no effect on operating results as previously reported.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
    Connecticut Business Systems, Inc.:

  We have audited the accompanying statements of income (loss) and retained earnings (deficit) and cash flows of Connecticut Business Systems, Inc. for the years ended September 30, 1996 and September 30, 1997 and for the three months ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Connecticut Business System, Inc. for the years ended September 30, 1996 and September 30, 1997 and for the three months ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP
Hartford, Connecticut
February 16, 1998

                       CONNECTICUT BUSINESS SYSTEMS, INC.

          STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)

                For the Years Ended September 30, 1996 and 1997
                  and the Three Months Ended December 31, 1997

                                       Year Ended
                          ------------------------------------- Three Months Ended
                          September 30, 1996 September 30, 1997 December 31, 1997
                          ------------------ ------------------ ------------------
Net sales:
  Equipment.............     $ 5,608,784        $ 6,577,866         $1,592,616
  Supplies..............       2,083,713          2,241,317            601,013
  Service...............       3,995,009          4,330,964          1,154,604
  Other.................         113,613            139,469             34,507
                             -----------        -----------         ----------
    Total net sales.....      11,801,119         13,289,616          3,382,740
                             -----------        -----------         ----------
Costs and operating
 expenses:
  Equipment.............       3,505,491          4,113,684            934,930
  Supplies..............       1,230,029          1,314,995            343,953
  Service...............       2,279,942          2,207,399            558,607
  Selling, general and
   administrative.......       4,545,790          5,227,111          1,261,578
  Other.................         166,414            193,563             38,562
                             -----------        -----------         ----------
                              11,727,666         13,056,752          3,137,630
                             -----------        -----------         ----------
    Income from opera-
     tions..............          73,453            232,864            245,110
Interest expense........         122,405            123,402             38,352
                             -----------        -----------         ----------
  Income (loss) before
   provision for income
   taxes................         (48,952)           109,462            206,758
Provision (benefit) for
 state income taxes.....             --             (18,000)            20,000
                             -----------        -----------         ----------
    Net income (loss)...         (48,952)           127,462            186,758
Retained earnings
 (deficit), beginning of
 period.................        (112,471)          (161,423)           (33,961)
Distribution to
 shareholders...........             --                 --              32,000
                             -----------        -----------         ----------
Retained earnings
 (deficit), end of
 period.................     $  (161,423)       $   (33,961)        $  120,797
                             ===========        ===========         ==========


   The accompanying notes are an integral part of these financial statements.

                       CONNECTICUT BUSINESS SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                For the Years Ended September 30, 1996 and 1997
                  and the Three Months Ended December 31, 1997

                                         Year Ended
                                 ---------------------------
                                 September 30, September 30, Three Months Ended
                                     1996          1997      December 31, 1997
                                 ------------- ------------- ------------------
Cash flows from operating
 activities:
  Net income (loss).............   $ (48,952)    $ 127,462       $ 186,758
  Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities:
    Depreciation................     192,147       275,788          82,191
    Changes in operating assets
     and liabilities--
      Accounts receivable.......       2,622       (57,816)         47,680
      Inventories...............      81,146        99,995         (31,621)
      Other receivables.........     (44,529)       29,785          12,580
      Deposits..................      28,770       (25,995)         (3,172)
      Accounts payable..........     (99,723)     (158,858)         53,425
      Accrued expenses..........      65,956       201,445         (82,069)
      Unearned income...........     (68,118)     (188,668)         74,477
      Deferred tax asset........         --        (18,000)         12,000
                                   ---------     ---------       ---------
      Net cash provided by
       operating activities.....     109,319       285,138         352,249
                                   ---------     ---------       ---------
Cash flows from investing
 activities:
  Acquisition of property and
   equipment....................    (483,194)     (701,678)       (120,335)
  Disposition of property and
   equipment....................     268,384       281,497          25,907
                                   ---------     ---------       ---------
      Net cash used for invest-
       ing activities...........    (214,810)     (420,181)        (94,428)
                                   ---------     ---------       ---------
Cash flows from financing
 activities:
  Net proceeds from notes
   payable to stockholders......     216,776       566,697             --
  Repayments of revolving and
   other note payable, net......     (59,284)     (439,433)       (165,000)
  (Decrease) increase of long-
   term liabilities.............     (64,207)       10,912          13,994
                                   ---------     ---------       ---------
      Net cash provided by (used
       for) financing
       activities...............      93,285       138,176        (151,006)
                                   ---------     ---------       ---------
Net (decrease) increase in
 cash...........................     (12,206)        3,133         106,815
Cash, beginning of period.......      28,073        15,867          19,000
                                   ---------     ---------       ---------
Cash, end of period.............   $  15,867     $  19,000       $ 125,815
                                   =========     =========       =========
Supplemental disclosure of cash
 flow information:
  Cash paid for interest........   $ 122,883     $ 127,892       $  38,252
                                   =========     =========       =========
  Cash paid for state income
   taxes........................   $   3,529     $   4,508       $     --
                                   =========     =========       =========

   The accompanying notes are an integral part of these financial statements.

                       CONNECTICUT BUSINESS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

               September 30, 1996 and 1997 and December 31, 1997

1. Summary of Significant Accounting Policies:

 Organization--

  Connecticut Business Systems, Inc. (the Company) commenced operations on April 18, 1986 when it purchased property, equipment and inventory from Columbia Business Systems, Inc. The Company sells, rents and services photocopy machines, facsimile machines and duplicators and distributes related supplies.

 Use of estimates--

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Inventories--

  Inventories are stated at the lower of cost (average cost and specific identification) or market. The inventory value at September 30, 1996, September 30, 1997 and December 31, 1997 are net of reserves for excess/obsolete inventory of approximately $-0-, $170,000 and $58,000, respectively.

 Property and equipment--

  Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the following estimated useful lives:

     Demo and showroom equipment...................................... 2-5 years
     Furniture and fixtures...........................................   5 years
     Warehouse equipment..............................................   5 years
     Vehicles.........................................................   3 years
     Leasehold improvements...........................................   7 years

 Revenue recognition and unearned income--

  Revenue on the sale of machines and supplies is recorded when the machines and supplies are shipped. Revenue for services is recorded when the services are provided. Maintenance contract service revenues are recognized ratably over the term of the applicable maintenance contract.

  Amounts billed under maintenance agreements are reflected in unearned income and recognized as income on a straight-line basis over the term of the related contract. Contract terms range from one to three years, but primarily are for a one year term.

 Concentration of credit risk--

  Financial instruments which may subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. The Company purchases a majority of its machines for resale from one vendor. Purchases from this vendor are based on inventory requirements and no purchase commitments or blanket purchase orders existed at September 30, 1996, September 30, 1997 or December 31, 1997.

                       CONNECTICUT BUSINESS SYSTEMS, INC.

2. Revolving and Other Note Payable:

  At September 30, 1996, September 30, 1997 and December 31, 1997, the Company had the following notes payable:

                                        September 30, September 30, December 31,
                                            1996          1997          1997
                                        ------------- ------------- ------------
   Revolving note payable, with
    interest at bank's prime (8.50% at
    September 30, 1997) plus 1%,
    payable monthly...................    $600,000      $165,000        $--
   Note payable with interest at
    14.123% payable monthly...........       4,433           --          --
                                          --------      --------        ----
                                           604,433       165,000         --
   Less--current maturities...........    (604,433)     (165,000)        --
                                          --------      --------        ----
   Long-term debt.....................    $    --       $    --         $--
                                          ========      ========        ====

  Under the terms of the revolving note payable (the Note), the Company may borrow up to $1,250,000, not to exceed 80% of eligible accounts receivable, as defined, and 45% of eligible inventory, as defined. As of September 30, 1996, September 30, 1997 and December 31, 1997, the Company had $650,000, $1,085,000
and $1,250,000, respectively, of available borrowing under the Note.

  The Note is collateralized by substantially all assets of the Company and personally guaranteed by the stockholders.

  The Note also contains certain restrictive financial covenants including minimum tangible net worth of $500,000 (which considers amounts due stockholders as capital), a current ratio greater than 1.1, minimum working capital of $450,000 (as defined) and a debt service ratio greater than 1.2. As of September 30, 1996, September 30, 1997 and December 31, 1997, the Company was in compliance with these covenants.

3. Notes Payable to Stockholders:

  The Company has entered into note agreements with its two stockholders. These notes are due upon demand and bear interest at 10%, payable quarterly. These notes are classified as long-term as the stockholders do not intend to request repayment until after December 31, 1998. A portion of these notes payable is subordinated to the Company's bank debt and is classified as Subordinated Notes Payable to Stockholders in the accompanying financial statements (see Note 8 for Subsequent Event).

4. Income Taxes:

  The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This standard requires that a deferred tax asset or liability be recognized for the estimated future tax effects attributable to temporary differences.

  The Company has elected to be taxed as an S corporation for Federal income tax purposes. As such, the Company is not subject to Federal income taxes as the taxable income of the Company is included in the individual income tax returns of the stockholders of the Company.

                      CONNECTICUT BUSINESS SYSTEMS, INC.

  The provision (benefit) for state income taxes consists of the following:

                                          Year Ended
                                  ---------------------------
                                  September 30, September 30, Three Months Ended
                                      1996          1997      December 31, 1997
                                  ------------- ------------- ------------------
   Current.......................     $--         $    --          $ 8,000
   Deferred......................      --          (18,000)         12,000
                                      ----        --------         -------
                                      $--         $(18,000)        $20,000
                                      ====        ========         =======

  Deferred tax assets and liability are comprised of the following:

                                      Current Asset                         Long-Term Liability
                         ---------------------------------------- ----------------------------------------
                         September 30, September 30, December 31, September 30, September 30, December 31,
                             1996          1997          1997         1996          1997          1997
                         ------------- ------------- ------------ ------------- ------------- ------------
Depreciation............    $   --        $   --       $   --        $28,600       $18,000      $18,000
Inventory reserves......        --         18,000        6,000           --            --           --
Deferred income.........     15,000        15,000       15,000           --            --           --
                            -------       -------      -------       -------       -------      -------
                            $15,000       $33,000      $21,000       $28,600       $18,000      $18,000
                            =======       =======      =======       =======       =======      =======

5. Employee Benefit Plan:

  Effective January 1, 1992, the Company established a salary deferral plan under Section 401(k) of the Internal Revenue Code. Substantially all full-time salaried employees are eligible to participate in the plan which provides for salary deferrals from 1% to 15% of gross wages, up to a maximum deferral of $9,500. The Company's annual contribution to the plan is discretionary. Approximately $17,000, $20,000 and $3,000 are included in general and administrative expenses on the accompanying Statements of Income and Retained Earnings (Deficit) for the years ended September 30, 1996, September 30, 1997 and for the three months ended December 31, 1997, respectively, relating to the Company's discretionary contribution.

6. Other Long-Term Liabilities:

  As of September 30, 1996, September 30, 1997 and December 31, 1997 other long-term liabilities consisted of the following:

                                        September 30, September 30, December 31,
                                            1996          1997          1997
                                        ------------- ------------- ------------
   Unearned income.....................    $29,924       $51,436      $65,430
   Deferred state income taxes.........     28,600        18,000       18,000
                                           -------       -------      -------
                                           $58,524       $69,436      $83,430
                                           =======       =======      =======

7. Commitments:

  The Company leased its Rocky Hill facility from CBS Realty Associates (CBS Realty), a partnership related through common ownership through March, 1997. In March, 1997, CBS Realty sold the building to an unrelated third party. The Company has entered into a seven year triple net lease for this space at approximately $140,000 per year. The Company also leases office space in Norwalk, CT. (expires September, 1998) and Westchester, NY. (expires August,
1998) and office equipment and vehicles under operating leases expiring in various years. Total lease expense resulting from the agreements noted above approximated $277,000, $293,000 and $82,000 for the years ended September 30, 1996, September 30, 1997 and the three months ended December 31, 1997, respectively.

                       CONNECTICUT BUSINESS SYSTEMS, INC.

  Minimum future annual rental payments under noncancellable operating leases, as of December 31, 1997, are as follows:

     1998 (nine months).............................................. $  246,044
     1999............................................................    222,789
     2000............................................................    214,562
     2001............................................................    192,443
     2002............................................................    168,068
     Thereafter......................................................    230,554
                                                                      ----------
                                                                      $1,274,460
                                                                      ==========

8. Subsequent Event:

  As of the close of business on December 31, 1997, the stockholders of the Company sold their stock to Global Imaging Systems, Inc. (Global) for $8,700,000 in cash and $650,000 in stock. In addition, the Company, through funding provided by Global, repaid the notes due the former stockholders of approximately $1,405,000.

To the Stockholder and                    To the Stockholders and
    Board of Directors                     Board of Directors
Bloom's, Incorporated                     Global Imaging Systems, Inc.
Enfield, Connecticut                      Tampa, Florida

  We have audited the accompanying statement of divisional net assets of Business Systems Division ("BSD"), an operating division of Bloom's, Incorporated (which is a Massachusetts S Corporation) as of December 31, 1997 and January 31, 1997, and the related statements of divisional operations, changes in divisional net assets, and divisional cash flows for the eleven months ended December 31, 1997 and the year ended January 31, 1997. These financial statements are the responsibility of the management of Bloom's, Incorporated. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

  The accompanying financial statements were prepared on the basis of presentation as described in Note 1, and are not intended to be a complete presentation of all of the assets and liabilities of Business Systems Division as if it were a standalone entity.

  In our opinion, the accompanying financial statements as of December 31, 1997 and January 31, 1997 and for the periods then ended, present fairly, in all material respects, the net assets of Business Systems Division and its divisional operations, cash flows and changes in net assets in accordance with the basis of accounting described in Note 1 in conformity with generally accepted accounting principles.

                                          /s/ Joseph D. Kalicka & Company, LLP

                                          JOSEPH D. KALICKA & COMPANY, LLP
                                          Certified Public Accountants

Holyoke, Massachusetts
February 6, 1998 (for the period ended December 31, 1997)
February 20, 1998 (for the period ended January 31, 1997)

                           BUSINESS SYSTEMS DIVISION
                (an Operating Division of Bloom's, Incorporated)

                      STATEMENTS OF DIVISIONAL NET ASSETS

                     December 31, 1997 and January 31, 1997

                                                       December 31,  January 31,
                                                           1997         1997
                                                       ------------  -----------
                                  A S S E T S
Current assets:
  Cash funds.......................................... $        50   $        50
  Accounts receivable--trade..........................   1,327,584     1,324,137
  Other receivables...................................       2,074         3,555
  Inventory...........................................     820,921       659,316
                                                       -----------   -----------
    Total current assets..............................   2,150,629     1,987,058
                                                       -----------   -----------
Property and equipment:
  Equipment rental fleet..............................   2,117,793     2,146,233
  Vehicles............................................     238,871       249,177
  Furniture and equipment.............................      80,815        70,207
                                                       -----------   -----------
                                                         2,437,479     2,465,617
  Accumulated depreciation............................  (2,052,535)   (1,776,567)
                                                       -----------   -----------
    Total property and equipment......................     384,944       689,050
                                                       -----------   -----------
Other assets:
  Deposits............................................         450           450
  Accounts receivable--trade--noncurrent..............     480,260       306,799
                                                       -----------   -----------
    Total other assets................................     480,710       307,249
                                                       -----------   -----------
    Total assets...................................... $ 3,016,283   $ 2,983,357
                                                       ===========   ===========

   L I A B I L I T I E S   A N D   D I V I S I O N A L   N E T   A S S E T S
Current liabilities:
  Accounts payable.................................... $    45,493   $    44,859
  Accrued expenses....................................     137,634       195,501
  Deferred revenues...................................     726,703       817,128
                                                       -----------   -----------
    Total current liabilities.........................     909,830     1,057,488
                                                       -----------   -----------
Other liabilities:
  Deferred revenues--noncurrent.......................     132,345        67,494
  Accounts payable--noncurrent........................     119,970           --
                                                       -----------   -----------
    Total other liabilities...........................     252,315        67,494
                                                       -----------   -----------
    Total liabilities.................................   1,162,145     1,124,982
                                                       -----------   -----------
  Divisional net assets...............................   1,854,138     1,858,375
                                                       -----------   -----------
    Total liabilities and divisional net assets....... $ 3,016,283   $ 2,983,357
                                                       ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                           BUSINESS SYSTEMS DIVISION
                (an Operating Division of Bloom's, Incorporated)

                      STATEMENTS OF DIVISIONAL OPERATIONS

 For the Eleven Months Ended December 31, 1997 and Year Ended January 31, 1997

                                                       December 31, January 31,
                                                           1997        1997
                                                       ------------ -----------
Net sales:
  Equipment...........................................  $3,173,138  $2,399,948
  Supplies............................................   1,205,492   1,152,446
  Service.............................................   2,320,161   2,481,687
  Rental..............................................     718,711     795,731
  Other...............................................     600,623     522,216
                                                        ----------  ----------
    Total net sales...................................   8,018,125   7,352,028
                                                        ----------  ----------
Costs and operating expenses:
  Equipment...........................................   2,470,845   1,911,202
  Supplies............................................     862,645     804,788
  Service.............................................   1,046,690   1,081,357
  Rental..............................................      91,196      85,157
  Selling, general and administrative.................   3,578,078   3,822,870
                                                        ----------  ----------
    Total costs and operating expenses................   8,049,454   7,705,374
                                                        ----------  ----------
Loss from operations..................................     (31,329)   (353,346)
Other income (expense):
  Interest expense....................................     (41,553)    (62,184)
  Interest income.....................................      21,283      22,750
                                                        ----------  ----------
                                                           (20,270)    (39,434)
                                                        ----------  ----------
Loss before provision for income taxes................     (51,599)   (392,780)
  (Provision) benefit for state income taxes..........       5,000      31,000
                                                        ----------  ----------
Divisional net loss...................................  $  (46,599) $ (361,780)
                                                        ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                           BUSINESS SYSTEMS DIVISION
                (an Operating Division of Bloom's, Incorporated)

                 STATEMENTS OF CHANGES IN DIVISIONAL NET ASSETS

 For the Eleven Months Ended December 31, 1997 and Year Ended January 31, 1997

Divisional net assets, February 1, 1996............................ $1,693,200
Activity--year ended January 31, 1997:
  Net assets provided by Bloom's, Incorporated to Business Systems
   Division........................................................    526,955
  Net loss for year................................................   (361,780)
                                                                    ----------
Divisional net assets, January 31, 1997............................  1,858,375
Activity--eleven months ended December 31, 1997:
  Net assets provided by Bloom's, Incorporated to Business System's
   Division........................................................     42,362
  Net loss for period..............................................    (46,599)
                                                                    ----------
Divisional net assets--December 31, 1997........................... $1,854,138
                                                                    ==========



   The accompanying notes are an integral part of these financial statements.

                           BUSINESS SYSTEMS DIVISION
                (an Operating Division of Bloom's, Incorporated)

                      STATEMENTS OF DIVISIONAL CASH FLOWS

 For the Eleven Months Ended December 31, 1997 and Year Ended January 31, 1997

                                                       December 31, January 31,
                                                           1997        1997
                                                       ------------ -----------
Cash flows from operating activities:
  Net loss............................................  $ (46,599)   $(361,780)
  Adjustment to reconcile net loss to net cash
   provided (used) by operating activities:
    Depreciation......................................    359,567      464,128
    Changes in operating assets and liabilities:
      Accounts receivable--trade......................   (176,908)    (487,440)
      Other receivables...............................      1,481       (3,555)
      Inventories.....................................   (161,605)     130,741
      Accounts payable................................    120,604      (70,924)
      Accrued expenses................................    (57,867)     104,818
      Deferred income.................................    (25,574)     (14,735)
                                                        ---------    ---------
      Net cash provided (used) by operating
       activities.....................................     13,099     (238,747)
                                                        ---------    ---------
Cash flows from investing activities:
  Acquisition of equipment............................    (55,461)    (287,758)
  Deposits made.......................................        --          (450)
                                                        ---------    ---------
      Net cash used by investing activities...........    (55,461)    (288,208)
                                                        ---------    ---------
Cash flows from financing activities:
  Cash provided by Bloom's Incorporated...............     42,362      526,955
                                                        ---------    ---------
      Net cash provided by financing activities.......     42,362      526,955
                                                        ---------    ---------
Net change in cash....................................        --           --
Divisional cash, beginning of period..................         50           50
                                                        ---------    ---------
Divisional cash, end of period........................  $      50    $      50
                                                        =========    =========
Supplemental cash flow information:
  Interest paid during period.........................  $  41,553    $  62,184
                                                        =========    =========
  Taxes paid during period............................       None         None
                                                        =========    =========

Additional cash flow disclosures:

  During the eleven months ended December 31, 1997 the Division disposed of $84,977 of fully depreciated equipment through retirement or sale and $220,557 was disposed of during the earlier period.

   The accompanying notes are an integral part of these financial statements.

                           BUSINESS SYSTEMS DIVISION
                (an Operating Division of Bloom's, Incorporated)

                         NOTES TO FINANCIAL STATEMENTS

                     December 31, 1997 and January 31, 1997

1. Organization and basis of presentation:

  Business Systems Division ("BSD", the "Division") is an operating division of Bloom's, Incorporated, (the "Company", "Bloom's"). Bloom's was organized under the laws of the Commonwealth of Massachusetts in 1948 and maintains its corporate offices in Enfield, Connecticut with sales and service locations in Massachusetts and Connecticut. Bloom's, Incorporated is a Massachusetts S corporation, and closes its fiscal year on January 31, of each year.

  The Company is engaged in retail sales, service, and lease of graphic arts equipment, photocopiers and fax machines. The Printed Products Division provides graphic arts equipment and supplies to the printing trade. Business Systems Division provides copiers and fax machines to the general business and educational community.

  In January, 1998, the Company agreed to sell substantially all of the direct operating assets of the Business Systems Division (exclusive of cash and prepaids), subject to certain direct liabilities and obligations, to Global Imaging System's, Inc. ("Global") through its Connecticut subsidiary, Connecticut Business Systems, Inc. to be effective, February 1, 1998.

  These divisional financial statements have been prepared using the historical basis of accounting but include only the net assets and resulting cash flows directly attributable to the BSD division along with the related revenues and expenses for the Division including certain corporate allocations, all of which are included in Bloom's financial statements. Net assets, as used in these financial statements, may also include certain liabilities which are not to be assumed by Global.

  In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 55, these statements have been adjusted to include certain corporate expenses incurred by Bloom's on the Division's behalf. The financial statements may not necessarily present BSD's net assets, results of operations, changes in net assets and cash flows if the Division was a standalone entity.

2. Summary of significant accounting policies:

 A. Corporate allocation:

  Bloom's, Incorporated provides services to BSD, including management, accounting, working capital financing, tax, financial accounting and reporting, benefits administration, occupancy, shipping/receiving, insurance, information systems management, accounts receivable and credit, and accounts payable functions. For purposes of these financial statements, the above corporate costs have been allocated based upon the percentage of time corporate administrative personnel were estimated to spend on the BSD division along with an estimated percentage of common occupancy costs deemed incurred by BSD. Such allocations and corporate charges totalled approximately $1,170,000 for the eleven months ended December 31, 1997, of which approximately $568,000 was for remuneration paid to the majority stockholder/officer.

  Corporate allocations for the year ended January 31, 1997 amounted to approximately $1,435,000, of which approximately $684,000 was for remuneration to the same stockholder/officer.

  Management believes that the basis used for allocating corporate administrative services is reasonable. However, the amounts included in these allocations may differ from those that would result from transactions among unrelated parties. In addition, these allocations were not based on specific costs attributable to BSD

                           BUSINESS SYSTEMS DIVISION
                (an Operating Division of Bloom's, Incorporated)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

division and may not be representative of actual costs that would have been incurred if BSD division had been operating independently.

 B. Revenue recognition:

  Assets, liabilities, revenues and expenses are recognized on the accrual method of accounting. Revenues from the sale of machines and supplies is recognized when the product is shipped to the customer through a regular sale or a direct-sales type lease. Revenues for service are recorded at the time the service is provided. Maintenance contract service revenues are recognized ratably over the term of the applicable maintenance contract or on a per copy basis, where the contract stipulates a minimum number of copies.

  Unearned revenues at December 31, 1997 of $859,048 are the result of billings to customers under maintenance service agreements which are scheduled to be earned after December 31, 1997. Contract terms range from one month to three years, but are generally for periods of one year. Unearned revenues at January 31, 1997 amounted to $884,622.

 C. Accounts receivable:

  The Company uses the direct write-off method to provide for bad debts. Management considers an allowance for uncollectible accounts at December 31, 1997 and January 31, 1997 unnecessary and not material to the financial statements.

  Accounts receivable at December 31, 1997 and January 31, 1997 include billings for product sales, service, contracts, and equipment sold under Company financed sales type leases. When the Company directly finances the sale of equipment through direct leasing arrangement and the economic risks of ownership are effectively borne by the customer, the arrangement is recognized as a sale upon shipment of the equipment. Customer payments under these arrangements are to be received over the life of the lease and give rise to deferred receivables.

 D. Inventories:

  Inventories, which consist of equipment, supplies and parts are stated at the lower of average cost or market. Inventory at December 31, 1997 is stated net of reserves for excess/obsolete inventory of approximately $41,000 ($31,500 at January 31, 1997).

 E. Concentrations of credit risk:

  Financial instruments which may subject the Company (and BSD) to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentrations of credit risk relating to cash and cash equivalents arose when from time to time during the period cash deposited in one financial institution exceeded the FDIC insured limits of $100,000. Credit risks relating to concentrations from accounts receivable are mitigated due to the large number of customers within the Company's customer base, all of whom are located in the New England region.

  In addition, BSD purchases substantially all of its equipment inventory for resale and a majority of its resale supplies and parts from one vendor. Purchases from this vendor are based upon inventory requirements and no purchase commitments or blanket purchase orders exist at December 31, 1997. The Company's formal agreement with that vendor expired in 1996 and continues on an informal basis.

                           BUSINESS SYSTEMS DIVISION
                (an Operating Division of Bloom's, Incorporated)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


 F. Equipment and depreciation:

  Equipment is recorded at cost. Depreciation is provided using straight line and accelerated methods over estimated useful lives (for furniture, fixtures, and motor vehicles) and the rental period for depreciation of the equipment rental fleet. Components of accumulated depreciation at December 31, 1997 and January 31, 1997 are as follows:

                                               Accumulated  Accumulated
                                               Depreciation Depreciation  Life
                                                 12/31/97     1/31/97    (Years)
                                               ------------ ------------ -------
     Equipment Rental Fleet...................  $1,787,124   $1,540,013    1-5
     Motor vehicles...........................     222,335      206,158     5
     Furniture & equipment....................      43,076       30,396     5
                                                ----------   ----------
       Totals.................................  $2,052,535   $1,776,567
                                                ==========   ==========

  Depreciation charged to expense for the eleven months ended December 31, 1997 amounted to $359,567 ($464,128 for the year ended January 31, 1997). Expenditures for maintenance and repairs are charged against income as incurred. Company policy is to charge or credit to income any loss or gain resulting from disposal or retirements of vehicles or furniture and equipment. Gains or losses on disposition of equipment rental fleet are included in net sales on the statement of operations.

 G. Leases:

  The Company is the lessor of equipment under operating leases expiring in various years. The cost and accumulated depreciation of leased assets are included in equipment as rental (Note 1F).

 H. Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. One significant estimate is the amounts of corporate expenses allocable to BSD as more fully described in
Note 2A.

 I. Advertising costs:

  The Company expenses production costs of advertising the first time advertising takes place. Advertising costs for the eleven months ended December 31, 1997 amounted to approximately $147,000, ($176,000 for the year ended January 31, 1997) which is stated net of manufacturers' reimbursement.

3. Income taxes:

  Bloom's has elected and the stockholders have consented to be taxed under the provisions of Subchapter S of the Internal Revenue Code effective for tax years after January 31, 1987. In lieu of federal corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the corporation's taxable income. Therefore, no provisions or liabilities for federal income taxes has been included in these financial statements.

                           BUSINESS SYSTEMS DIVISION
                (an Operating Division of Bloom's, Incorporated)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

  As a Massachusetts S corporation, the Company is subject to corporate income taxes on its net income because total receipts aggregate $6 million or more. The Company is also subject to Connecticut corporate income taxes.

  Statement of Financial Accounting Standards No. 109 requires that deferred income taxes be computed using the liability method under which deferred income tax assets and liabilities are computed based on differences between the financial statement and tax basis of assets and liabilities which will result in taxable or deductible amounts on future tax returns. These financial statements do not include any provisions for deferred state income taxes since they are not considered material.

  State income tax benefits of $5,000 and $31,000, respectively, included on the statement of operations for the period ended December 31, 1997 and January 31, 1997 result from the tax savings inuring to the Company each year, when taxes are computed on all operations.

4. Working capital and allocated interest:

  The working capital employed by BSD is provided directly by Bloom's, Incorporated and by an unsecured revolver note payable to a commercial bank held in the name of Bloom's, Incorporated. The note, currently limited to $2,500,000, was amended in August, 1997 and is scheduled to expire on July 31, 1998 unless renewed. This note is not included as those liabilities to be assumed by Global. However, interest, at the prime rate, of approximately $42,000 for the eleven months ended December 31, 1997, has been allocated to these financial statements on the basis of direct employable assets of each of the operating divisions of Bloom's, Incorporated. Amounts for the year ended January 31, 1997 approximated $62,000.

5. Related party transactions--lease:

  In March 1981, the Company entered into a 25 year lease agreement with the Company's majority stockholder (lessor) covering its general offices and warehouse in Enfield, Connecticut.

  During the eleven months ended December 31, 1997, the Company made rental payments under the lease of $107,000. Of this amount, approximately $58,000 has been allocated to BSD on the basis of the occupancy formula discussed in Note 2A ($63,000 for the earlier period). Aggregate future annual minimum rentals to Bloom's, Incorporated (excluding payment for real estate taxes, maintenance, utilities and insurance) are estimated as follows:

     Thru December 31,
     -----------------
       1998............................................................ $107,000
       1999............................................................  107,000
       2000............................................................  107,000
       2001............................................................  107,000
       2002............................................................  107,000
       Thereafter......................................................  330,000
                                                                        --------
                                                                        $865,000
                                                                        ========

  Obligations under this lease will not be assumed by Global.

                           BUSINESS SYSTEMS DIVISION
                (An Operating Division of Bloom's, Incorporated)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


6. Commitments:

  The Company is obligated under three leases at December 31, 1997 which are used exclusively by BSD division for outside sales offices. The terms of these arrangements are summarized below:

  East Hartford, CT:

       The facility lease is dated March 15, 1996 which calls for minimum monthly payments of $2,500 per month through September 30, 1998, plus a share of operating expenses.

  Pittsfield, MA:

       The facility is rented on a month to month basis and currently calls for monthly rents of $700 per month plus common expenses.

  Fairfield, CT:

       The facility arrangement calls for monthly rents of $750 plus common expenses on a month to month basis. In January, 1998, monthly rents were increased to $1,000.

  The Company is also committed under three (3) vehicle leases which will expire during 1998 and 1999. Minimum monthly rents aggregate $646 per month, with two leases expiring in May, 1998 ($406 per month) and the third lease expiring in October, 1999 for $240 per month. All vehicles are used in BSD operations.

  Future minimum monthly payments under facility and vehicle leases (all of which are to be transferred to Global) are as follows at December 31, 1997:

                                                                       Aggregate
                                                                        Minimum
                                                                       Payments
                                                                       ---------
     1998.............................................................  $29,910
     1999.............................................................    2,400
                                                                        -------
       Total..........................................................  $32,310
                                                                        =======

7. Employee benefit plan:

  The Company maintains a salary deferral plan under section 401(k) of the Internal Revenue Code which covers substantially all employees. Company contributions to the plan are at the discretion of the Board of Directors. There were no employer contributions to the plan for the eleven months ended December 31, 1997. Employer contributions amounted to approximately $110,000 for the year ended January 31, 1997, of which approximately $65,000 was charged to BSD Division.

8. Subsequent event:

  Effective February 1, 1998, one of BSD's larger customers decided not to renew a portion of their rental arrangement and returned approximately 90 copiers out of a total of approximately 250 under lease during 1997. Financially, this may result in a reduction in future annual rental (and total annual sales) of approximately $200,000 to $250,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Carr Business Machines of Great Neck Inc.
Farmingdale, New York

  We have audited the accompanying balance sheet of Carr Business Machines of Great Neck Inc. as of December 31, 1997 and the related statements of operations, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carr Business Machines of Great Neck Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ Margolin, Winer & Evens LLP
                                          _____________________________________

November 13, 1998

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.

                                 BALANCE SHEET

                               December 31, 1997

                                     ASSETS

Current Assets:
  Cash and cash equivalents (Note 1)................................ $  554,878
  Marketable securities (Notes 1, 2 and 4)..........................    550,860
  Accounts receivable, net of allowance for doubtful accounts of
   $35,000..........................................................  1,235,916
  Merchandise inventory (Notes 1 and 4).............................    858,547
  Prepaid expenses and other receivables............................    257,803
                                                                     ----------
Total Current Assets................................................  3,458,004
                                                                     ----------
Equipment and Improvements (Notes 1, 3 and 4):
  Real property under capital lease.................................    980,000
  Improvements......................................................    563,122
  Office equipment and fixtures.....................................  1,117,703
  Equipment leased to customers.....................................    180,255
  Automobiles and trucks............................................     63,005
                                                                     ----------
                                                                      2,904,085
  Less accumulated depreciation.....................................  1,458,699
                                                                     ----------
  Equipment and Improvements net....................................  1,445,386
                                                                     ----------
Other Assets:
  Security deposits (Note 4)........................................     96,277
  Parts for long term contracts.....................................    234,924
                                                                     ----------
                                                                        331,201
                                                                     ----------
Total Assets........................................................ $5,234,591
                                                                     ==========


         The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.

                                 BALANCE SHEET

                               December 31, 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt (Note 3)................... $   50,216
  Accounts payable and accrued expenses........................    433,136
  Payroll and sales tax payable................................     35,246
  Corporate income taxes payable...............................      2,629
  Current portion of capital lease obligation (Note 4).........     86,740
  Deferred maintenance contract revenue (Note 1)...............    769,790
                                                                ----------
Total Current Liabilities......................................  1,377,757
                                                                ----------
Noncurrent Liabilities:
  Long-term debt (less current portion) (Note 3)...............    127,540
  Long-term portion of capital lease obligation (Note 4).......    641,494
  Deferred maintenance contract revenue........................    198,822
                                                                ----------
Total Noncurrent Liabilities...................................    967,856
                                                                ----------
Total Liabilities..............................................  2,345,613
                                                                ----------
Commitments and Contingencies (Note 4).........................        --
Stockholders' Equity:
  Common stock, no par value; 200 shares authorized, 110 shares issued and outstanding
   (Note 5)....................................................    315,000
  Stock subscription receivable (Note 5).......................   (211,394)
  Retained earnings............................................  2,634,522
  Unrealized gains from securities available for sale (Notes 1
   and 2)......................................................    150,850
                                                                ----------
Total Stockholders' Equity.....................................  2,888,978
                                                                ----------
Total Liabilities and Stockholders' Equity..................... $5,234,591
                                                                ==========


         The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.

                            STATEMENT OF OPERATIONS

                          Year Ended December 31, 1997

Net Sales and Service Revenue Earned (Note 1)...................... $17,301,451
Cost of Sales......................................................   8,398,427
                                                                    -----------
Gross Profit.......................................................   8,903,024
                                                                    -----------
Operating Expenses:
  Selling expense..................................................   2,882,855
  Service expense..................................................   1,994,298
  General and administrative expense...............................   1,782,900
  Shipping and warehouse...........................................     246,513
  Depreciation and amortization (Note 1)...........................     255,423
                                                                    -----------
  Total Operating Expenses.........................................   7,161,989
                                                                    -----------
Income from Operations.............................................   1,741,035
                                                                    -----------
Other Income and Expenses:
  Interest and dividend income.....................................      60,473
  Miscellaneous income.............................................      14,887
  Realized gain from sale of marketable securities (Note 2)........      99,428
  Gain on sale of automobiles......................................       6,250
  Interest expense.................................................     (97,103)
                                                                    -----------
  Total Other Income and Expenses..................................      83,935
                                                                    -----------
Income Before Provision for Income Taxes...........................   1,824,970
Provision for Income Taxes (Note 1)................................      61,859
                                                                    -----------
Net Income......................................................... $ 1,763,111
                                                                    ===========


         The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.

                         STATEMENT OF RETAINED EARNINGS

                          Year Ended December 31, 1997

Retained Earnings January 1, 1997, as previously reported......... $2,747,634
Adjustments to Correct Inventory Pricing and Stockholder Advance
 (Note 7).........................................................    (23,807)
                                                                   ----------
Retained Earnings January 1, 1997, as restated....................  2,723,827
Net Income........................................................  1,763,111
Dividends to Stockholders......................................... (1,852,416)
                                                                   ----------
Retained Earnings December 31, 1997............................... $2,634,522
                                                                   ==========



         The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.

                            STATEMENT OF CASH FLOWS

                          Year Ended December 31, 1997

Cash Flows from Operating Activities:
  Net income....................................................... $1,763,111
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..................................    255,423
    Realized gain on sale of marketable securities.................    (99,428)
    Gain on sale of vehicles.......................................     (6,250)
    (Increase) decrease in:
      Accounts receivable..........................................    164,931
      Merchandise inventory........................................    (89,632)
      Prepaid expenses and other receivables.......................     29,831
      Security deposits............................................    (14,149)
      Parts used in long term contracts............................       (314)
    Decrease in:
      Accounts payable and accrued expenses........................    (42,432)
      Payroll, sales and corporate taxes payable...................    (33,070)
      Deferred maintenance contract revenue........................   (175,952)
                                                                    ----------
    Total adjustments..............................................    (11,042)
                                                                    ----------
  Net Cash Provided by Operating Activities........................  1,752,069
                                                                    ----------
Cash Flows from Investing Activities:
  Matured certificate of deposit...................................    218,511
  Purchase of marketable securities................................   (336,863)
  Sales proceeds from marketable securities........................    746,733
  Acquisition of equipment and leasehold improvements..............   (226,956)
  Proceeds from sale of automobile.................................     11,380
  Advance to stockholder...........................................     34,028
                                                                    ----------
  Net Cash Provided by Investing Activities........................    446,833
                                                                    ----------
Cash Flows from Financing Activities:
  Note payable borrowings..........................................     36,400
  Repayments of notes payable......................................   (257,696)
  Principal payments on obligation under capital lease.............    (78,969)
  Proceeds from sale of common stock...............................     22,684
  Dividends to stockholders........................................ (1,852,416)
                                                                    ----------
  Net Cash Used in Financing Activities............................ (2,129,997)
                                                                    ----------
Net Increase in Cash and Cash Equivalents..........................     68,905
Cash and Cash Equivalents beginning of year........................    485,973
                                                                    ----------
Cash and Cash Equivalents end of year.............................. $  554,878
                                                                    ==========

         The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.

                            STATEMENT OF CASH FLOWS

                          Year Ended December 31, 1997

Supplemental Disclosure of Cash Flow Information -Cash paid during the year for:
  Interest............................................................  $ 97,103
  Income taxes........................................................    58,765
Supplemental Schedule of Noncash Investing Activities:
  Transfer of inventory which was rented to a customer to depreciable equipment..........................................................  $119,649
  Transfer of depreciable equipment to inventory upon lease expira-
   tion...............................................................    13,448



         The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF BUSINESS--Carr Business Machines of Great Neck Inc., doing business as Carr Business Systems ("the Company"), sells, rents and services copiers, facsimile machines, typewriters and other business machines, primarily to customers located in the New York Metropolitan area. The majority of the Company's sales are equipment sales and servicing income. Rentals are only a small portion of the Company's business.

  INVESTMENT IN SECURITIES--The Company's debt and equity securities have been classified as available for sale securities and are reported at their fair values. Unrealized holding gains and losses are included as a separate component of stockholders' equity.

  CASH EQUIVALENTS--The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  MERCHANDISE INVENTORY--Merchandise inventory, consisting solely of finished goods, is stated at the lower of cost (specific identification and moving average FIFO method) or market.

  EQUIPMENT AND IMPROVEMENTS--Real property under capital lease is recorded at the net present value of the related lease obligation. Real property under capital lease together with the cost of related improvements are amortized over the ten year term of the lease using the straight-line method. At December 31, 1997, accumulated amortization attributable to real property under capital lease totaled $363,417.

  Equipment is recorded at cost and depreciated over the estimated useful lives of the assets using the straight-line method as follows:

                  Office equipment and fixtures  5 - 7 years
                  Automobiles and trucks             5 years
                  Equipment leased to customers      5 years

  INCOME TAXES--The Company does not provide for Federal income taxes as the stockholders have elected to have the income of the Company taxed directly to them in accordance with the S Corporation provisions of the Internal Revenue Code and New York State. The Company has provided for New York City Corporation taxes as New York City does not recognize S Corporation status. In addition, the Company provides for New York State S Corporation taxes.

  ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  DEFERRED MAINTENANCE CONTRACT REVENUE--Deferred maintenance contract revenue is recognized over the contract period (which ranges from three months to five years) and represents billings in advance of the maintenance period. Incremental direct costs resulting from the sale of such contracts are not material and are expensed currently.

  ADVERTISING COSTS--Advertising costs are expensed currently as the benefits and placements of such advertising do not extend beyond the current period. Advertising costs aggregated $163,743 during 1997.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.

2.MARKETABLE SECURITIES

  Marketable securities available for sale at December 31, 1997 consist of the following:

                                              Gross      Gross
                                   Cost or  Unrealized Unrealized
                           Fair   Amortized  Holding    Holding
                          Value     Cost      Losses     Gains     Maturities
                         -------- --------- ---------- ---------- -------------
Equity securities....... $330,606 $182,478    $ --      $148,128
Debt securities:
  State and local obli-
   gations..............   52,414   49,692      --         2,722    6-7 years
  U.S. obligations......  167,840  167,840      --           --   within 1 year
                         -------- --------    -----     --------
                         $550,860 $400,010    $ --      $150,850
                         ======== ========    =====     ========

  Realized gains and losses are determined on the basis of sales price less original cost determined on a FIFO basis. During 1997, sales proceeds and gross realized gains and losses on securities available for sale were as follows:

                                                      Realized Realized
                                                       Gains    Losses   Total
                                                      -------- -------- --------
Sales proceeds....................................... $746,733  $ --    $746,733
Cost.................................................  647,305    --     647,305
                                                      --------  -----   --------
Realized Gain........................................ $ 99,428  $ --    $ 99,428
                                                      ========  =====   ========

  During 1997, unrealized holding gains aggregated $38,529 and are included as a separate component of stockholders' equity.

3.DEBT OBLIGATIONS

  The Company is obligated to a bank on various notes and loans as follows:

     SHORT-TERM DEBT--A $150,000 demand note at December 31, 1996 required monthly payments of interest only at 1% over a one year certificate of deposit interest rate and was paid in December 1997. The loan was secured by a one year certificate of deposit in the amount of $218,511 which matured in December 1997.

     The Company had a $300,000 secured line of credit which was increased to $1,500,000 in June 1997. Borrowings bear interest at the prime rate and are due in June 1998. The line of credit is secured by personal property and fixtures and guaranteed by an affiliated company and the Company's majority stockholder. There was no outstanding balance at December 31, 1997.

     LONG-TERM DEBT--The Company is obligated on a note with an outstanding balance of $143,176 at December 31, 1997. The note requires monthly principal payments of $3,578 plus interest at prime and matures on November 12, 2001. The note is secured by personal property and fixtures now existing or acquired thereafter and is guaranteed by an affiliated company and the Company's majority stockholder. This loan and the loan described below contain cross default provisions with the obligations of an entity owned by the stockholders which owns the Company's warehouse and office facility.

     A secured note dated November 18, 1994 for $121,000, which was self liquidating, required monthly payments of $3,492 and bore interest at 2.5% per annum, matured on November 18, 1997. The loan was secured by improvements to the real property under capital lease now existing or acquired thereafter and was guaranteed by an affiliated company and the Company's majority stockholder.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.

     In October of 1997, the Company became obligated on a secured note in the amount of $36,400 for the purchase of a truck. The note requires monthly principal payments of $606 plus interest at prime plus 3% and matures on September 30, 2002. The amount outstanding at December 31, 1997 is $34,580.

     Principal repayments of long-term debt are as follows:

     Years ending December 31,

      1998............................................................. $ 50,216
      1999.............................................................   50,216
      2000.............................................................   50,216
      2001.............................................................   21,648
      2002.............................................................    5,460
                                                                        --------
                                                                        $177,756
                                                                        ========

4. COMMITMENTS AND RELATED PARTY TRANSACTIONS

  The Company's office and warehouse facilities are leased from an entity owned by the stockholders and require a $60,000 security deposit. The lease, which is for ten years expiring in 2004, is classified as a capital lease.

  Future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 1997 are as follows:

     Years ending December 31,

      1998.......................................................... $  209,688
      1999..........................................................    212,009
      2000..........................................................    214,423
      2001..........................................................    216,934
      2002..........................................................    219,545
      Thereafter.................................................... $  307,477
                                                                     ----------
      Total minimum payments........................................ $1,380,076
      Less amounts representing estimated executory costs (such as real estate taxes and insurance) which are included in
       minimum lease payments.......................................    406,943
                                                                     ----------
      Net minimum lease payments....................................    973,133
      Less amounts representing interest............................    244,899
                                                                     ----------
      Present value of net minimum lease payments...................    728,234
      Less current portion of obligation under capital lease........     86,740
                                                                     ----------
      Long-term portion of obligation under capital lease........... $  641,494
                                                                     ==========

  The Company guaranteed obligations of the entity owned by the stockholders aggregating $694,000 at December 31, 1997, incurred in connection with financing the facility, and assigned $100,000 of its marketable securities as additional collateral. As of September 1, 1998, the Company is no longer a guarantor. (See Note 5.)

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.

  In December 1995 the Company entered into a five year, seven month operating lease beginning February 1, 1996 for office space in New York City. Rent expense, including escalations, during 1997 was approximately $81,650. The future minimum payments under the lease are as follows:

       Years ending December 31,

      1998............................................................. $ 50,864
      1999.............................................................   54,520
      2000.............................................................   54,520
      2001.............................................................   36,347
                                                                        --------
                                                                        $196,251
                                                                        ========

  A major supplier of the Company has a lien on certain inventory as collateral for amounts outstanding to them aggregating $62,807 at December 31, 1997.

5.COMMON STOCK

  On July 1, 1994, the Company admitted a new stockholder and issued 10 shares of no par value common stock in exchange for $30,000 and a $275,000 note. The note is payable in annual installments of $39,444 including interest at 7.16% per annum and will self-liquidate on December 22, 2004. Interest income from the note receivable for the year ended December 31, 1997 is $16,760. On September 16, 1998, effective September 1, 1998, the stockholders sold all the issued and outstanding shares of common stock to a public company for $17,500,000. In connection with the purchase agreement, the $177,756 of long-term debt was repaid and the $211,394 stock subscription receivable was collected.

6.PROFIT SHARING

  The Company has a defined contribution profit sharing plan for the benefit of its employees. Contributions PLAN are at the discretion of the Company. Contributions for the year ended December 31, 1997 totaled $103,406.

7.RESTATEMENTS

  The Company's previously issued 1997 financial statements have been restated to correct overstatements in inventory pricing of $58,000 at January 1, 1997 and $223,000 at December 31, 1997, and an overstatement of previously reported net income aggregating $165,000. The effect of these errors on previously reported 1996 net income is not significant.

  Retained earnings at January 1, 1997 has also been restated from the amount previously reported to record $34,193 paid to a stockholder in 1996 as an advance rather than as a dividend. The restatement does not effect previously reported net income for 1996.

  In addition, $104,616 of equipment leased to customers has been reclassified from merchandise inventory to equipment and improvements.

Report of Independent Auditors

To the Board of Directors and Stockholders
    of Capitol Office Solutions, Inc.
Beltsville, Maryland

  We have audited the accompanying consolidated balance sheets of Capitol Office Solutions, Inc., formerly Capitol Copy Products, Inc., and subsidiary as of June 30, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity (deficit), and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Capitol Office Solutions, Inc., and subsidiary as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Washington, D.C.

August 28, 1998, except for Note 13, as to which the date is December 21, 1998.

                         CAPITOL OFFICE SOLUTIONS, INC.

                          CONSOLIDATED BALANCE SHEETS

                          AS OF JUNE 30, 1998 AND 1997

                        ASSETS                            1998         1997
                        ------                         -----------  ----------
CURRENT ASSETS:
  Cash and cash equivalents........................... $ 3,671,371  $1,790,230
  Accounts receivable.................................   2,825,868   2,024,542
  Inventories.........................................   1,946,903   1,853,098
  Refundable income taxes.............................     159,509     153,709
  Deferred income taxes...............................     105,000      57,000
  Prepaid expenses and other..........................      82,991      69,454
                                                       -----------  ----------
    Total current assets..............................   8,791,642   5,948,033
                                                       -----------  ----------
PROPERTY AND EQUIPMENT:
  Office furniture and equipment......................     412,818     430,124
  Property under capital leases.......................     130,662     112,155
  Leasehold improvements..............................     177,015     232,135
  Rental equipment....................................     120,340     109,231
                                                       -----------  ----------
                                                           840,835     883,645
  Less accumulated depreciation and amortization......    (609,928)   (654,541)
                                                       -----------  ----------
    Total property and equipment......................     230,907     229,104
                                                       -----------  ----------
OTHER ASSETS:
  Excess of acquisition cost over value of net assets
   acquired--net......................................   2,089,409   2,160,847
  Deferred financing and other deferred costs--net....     710,000     895,000
  Deferred income taxes...............................     119,000      41,000
  Deposits and other..................................      75,488      72,988
                                                       -----------  ----------
    Total other assets................................   2,993,897   3,169,835
                                                       -----------  ----------
  TOTAL ASSETS........................................ $12,016,446  $9,346,972
                                                       ===========  ==========


                See notes to consolidated financial statements.

                         CAPITOL OFFICE SOLUTIONS, INC.

                          CONSOLIDATED BALANCE SHEETS
                          AS OF JUNE 30, 1998 AND 1997

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)        1998          1997
  ----------------------------------------------    ------------  ------------

CURRENT LIABILITIES:
  Loan payable..................................... $         --  $  1,450,000
  Accounts payable and accrued liabilities.........    1,527,084     1,141,885
  Deferred revenue.................................      582,836       504,845
  Current portion of long-term debt................    3,904,000            --
  Current portion of capital lease obligations.....       12,228        14,538
                                                    ------------  ------------
    Total current liabilities......................    6,026,148     3,111,268
                                                    ------------  ------------
LONG-TERM LIABILITIES:
  Long-term debt (less current portion shown
   above)..........................................   14,961,000    18,865,000
  Capital lease obligations (less current portion
   shown above)....................................       68,867        31,881
                                                    ------------  ------------
    Total long-term liabilities....................   15,029,867    18,896,881
                                                    ------------  ------------
    Total liabilities..............................   21,056,015    22,008,149
                                                    ------------  ------------

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT):
  Class A common stock, $.01 par value--authorized,
   200,000 shares; issued and outstanding, 59,400
   shares..........................................          594           594
  Class B common stock, $.01 par value--authorized,
   100,000 shares; issued and outstanding, 29,700
   shares..........................................          297           297
  Class C common stock, $.01 par value--authorized;
   40,000, shares; issued and outstanding, 9,000
   shares..........................................           90            90
  Additional paid-in capital.......................      999,891       999,891
  Retained earnings (deficit)......................  (10,040,441)  (13,662,049)
                                                    ------------  ------------
    Total stockholders' equity (deficit)...........   (9,039,569)  (12,661,177)
                                                    ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)......................................... $ 12,016,446  $  9,346,972
                                                    ============  ============


                See notes to consolidated financial statements.

                         CAPITOL OFFICE SOLUTIONS, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

               FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996

                                           1998         1997         1996
                                        -----------  -----------  -----------
SALES:
  Sales of equipment................... $14,459,555  $11,192,343  $ 9,267,028
  Sales of services and supplies.......  13,709,553   12,360,411   10,942,168
                                        -----------  -----------  -----------
    Total sales........................  28,169,108   23,552,754   20,209,196
                                        -----------  -----------  -----------
COST OF SALES:
  Cost of equipment sold...............   9,575,547    8,278,146    6,433,208
  Cost of services and supplies sold...   6,041,436    5,906,491    5,603,351
                                        -----------  -----------  -----------
    Total cost of sales................  15,616,983   14,184,637   12,036,559
                                        -----------  -----------  -----------
GROSS PROFIT...........................  12,552,125    9,368,117    8,172,637
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES..............................   5,103,664    4,497,166    3,781,559
                                        -----------  -----------  -----------
OPERATING INCOME.......................   7,448,461    4,870,951    4,391,078
INTEREST EXPENSE.......................  (1,735,245)      (8,201)     (11,330)
OTHER INCOME...........................      81,392      257,591      112,360
                                        -----------  -----------  -----------
EARNINGS BEFORE INCOME TAXES...........   5,794,608    5,120,341    4,492,108
PROVISION FOR INCOME TAXES.............   2,173,000    1,870,000    1,780,000
                                        -----------  -----------  -----------
NET EARNINGS........................... $ 3,621,608  $ 3,250,341  $ 2,712,108
                                        ===========  ===========  ===========


                See notes to consolidated financial statements.

                         CAPITOL OFFICE SOLUTIONS, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996

                          Class  Class  Class                                        Total
                            A      B      C            Additional   Retained     Stockholders'
                          Common Common Common Class B  Paid-in     Earnings        Equity
                          Stock  Stock  Stock   Stock   Capital     (Deficit)      (Deficit)
                          ------ ------ ------ ------- ---------- -------------  -------------
BALANCE, JULY 1, 1995...   $ --   $ --   $ --   $120    $749,880  $   5,503,737  $  6,253,737
  Dividends declared....     --     --     --     --          --       (240,000)     (240,000)
  Net earnings..........     --     --     --     --          --      2,712,108     2,712,108
                           ----   ----   ----   ----    --------  -------------  ------------
BALANCE, JUNE 30, 1996..     --     --     --    120     749,880      7,975,845     8,725,845
  Dividends declared....     --     --     --     --          --     (5,834,390)   (5,834,390)
  Recapitalization......      7      4      1   (120)        108             --            --
  Net earnings..........     --     --     --     --          --      3,250,341     3,250,341
  Purchase and
   retirement of common
   stock, including
   transaction costs....     (5)    (3)    --     --    (749,988)   (19,052,977)  (19,802,973)
  Stock split...........    493    296     79     --          --           (868)           --
  Sale of common stock..     99     --     10     --     999,891             --     1,000,000
                           ----   ----   ----   ----    --------  -------------  ------------
BALANCE, JUNE 30, 1997..    594    297     90     --     999,891    (13,662,049)  (12,661,177)
  Net earnings..........     --     --     --     --          --      3,621,608     3,621,608
                           ----   ----   ----   ----    --------  -------------  ------------
BALANCE, JUNE 30, 1998..   $594   $297   $ 90   $ --    $999,891  $ (10,040,441) $ (9,039,569)
                           ====   ====   ====   ====    ========  =============  ============


                See notes to consolidated financial statements.

                         CAPITOL OFFICE SOLUTIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996

                                              1998        1997         1996
                                           ----------  -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings............................. $3,621,608  $ 3,250,341  $2,712,108
 Adjustments to reconcile net earnings to
  net cash provided by operations:
  Depreciation and amortization...........    379,387      194,960     221,476
  Deferred income taxes...................   (126,000)      76,000     (65,000)
  Loss on disposal of equipment...........      6,871       13,179         --
  Changes in operating assets and
   liabilities:
   Accounts receivable....................   (801,326)      26,700    (319,496)
   Inventories............................    (93,805)     323,422    (425,730)
   Refundable income taxes................     (5,800)    (153,709)        --
   Prepaid expenses and other assets......    (16,037)     (14,953)     21,359
   Accounts payable and accrued
    liabilities...........................    385,199      277,972     179,027
   Deferred revenue.......................     77,991        4,202      20,785
                                           ----------  -----------  ----------
    Net cash provided by operating
     activities...........................  3,428,088    3,998,114   2,344,529
                                           ----------  -----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of equipment--net...............    (78,633)    (141,361)    (55,189)
  Increase in other assets................        --      (300,000)        --
                                           ----------  -----------  ----------
    Net cash used in investing
     activities...........................    (78,633)    (441,361)    (55,189)
                                           ----------  -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term notes............        --    18,865,000         --
 Proceeds from bank line of credit........        --     1,450,000         --
 Proceeds from sale of common stock.......        --     1,000,000         --
 Acquisition and retirement of common
  stock...................................        --   (19,802,973)        --
 Debt issuance costs......................        --      (595,000)        --
 Principal payments on long-term notes....        --        (5,104)    (19,015)
 Principal payments on bank line of
  credit.................................. (1,450,000)         --          --
 Principal payments on capital lease
  obligations.............................    (18,314)     (27,750)    (34,156)
 Dividends paid...........................        --    (5,834,390)   (240,000)
                                           ----------  -----------  ----------
    Net cash used in financing
     activities........................... (1,468,314)  (4,950,217)   (293,171)
                                           ----------  -----------  ----------
NET INCREASE (DECREASE) IN CASH...........  1,881,141   (1,393,464)  1,996,169
CASH AND CASH EQUIVALENTS, BEGINNING OF
 YEAR.....................................  1,790,230    3,183,694   1,187,525
                                           ----------  -----------  ----------
CASH AND CASH EQUIVALENTS, END OF YEAR.... $3,671,371  $ 1,790,230  $3,183,694
                                           ==========  ===========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Interest paid............................ $1,754,125  $     8,135  $   10,730
                                           ==========  ===========  ==========
 Income taxes paid........................ $2,122,500  $ 2,157,100  $1,633,107
                                           ==========  ===========  ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES:
 Capital leases........................... $   52,900  $    37,040  $      --
                                           ==========  ===========  ==========

                See notes to consolidated financial statements.

                         CAPITOL OFFICE SOLUTIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Operations--Capitol Office Solutions, Inc., formerly Capitol Copy Products, Inc. ("COS" or "the Company"), a majority-owned subsidiary of Golder, Thoma, Cressey, Rauner Fund IV, L.P., is in the business of selling, leasing, and servicing copier and facsimile equipment, and selling related supply products. The Company's principal business territory comprises the greater Metropolitan Washington, D.C., and Baltimore areas. The Company operates pursuant to certain dealer agreements, primarily with Canon, USA, Inc.

  Principles of Consolidation--The consolidated financial statements include the accounts of COS and its wholly owned subsidiary, General Service Leasing, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

  Revenue Recognition--The Company recognizes revenue from the sale of equipment, maintenance contracts, and month-to-month equipment rental agreements. Sales of equipment are recorded as revenue on the date the equipment is shipped. Revenue from maintenance contracts and month-to-month equipment rental agreements is recognized ratably over the terms of the agreements.

  Cash and Cash Equivalents--Cash and cash equivalents consist of checking accounts and temporary investments in repurchase agreements. For purposes of the consolidated statements of cash flows, the Company considers only highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Inventories--Inventories are stated at the lower of average cost or market.

  Property and Equipment--Property and equipment are stated at cost. Depreciation is computed using straight-line methods based on the estimated useful lives of the related equipment. Leasehold improvements are amortized over the lives of the respective leases or service lives of the improvements, whichever is shorter.

  Repairs and maintenance are charged directly to expense as incurred. Betterments or improvements that increase the estimated useful life of an asset are capitalized.

  Goodwill--The excess of cost over fair values of the net tangible assets acquired (goodwill) is amortized using the straight-line method over forty years. The Company annually reviews its goodwill recoverability by assessing historical profitability and expectations as to future nondiscounted cash flows and net income as well as the Company's success in meeting its commitments under its dealer agreements. Based upon its most recent analysis, the Company believes that no material impairment of goodwill exists at June 30, 1998.

  Deferred Financing and Other Deferred Costs--Deferred financing costs consist of financing fees paid by the Company to obtain its line of credit and loan payable (see Notes 5 and 7). The fees are amortized using the straight-line method over the life of the loan payable. Other deferred costs relate to costs associated with an agreement entered into upon the Company's recapitalization, stock redemption, and stock purchase (see Note 2). These costs are amortized using the straight-line method over three years, the term of the agreement.

  Income Taxes--The Company records its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109). SFAS 109 requires the Company to record a provision for deferred income taxes for differences between the basis of certain assets and liabilities for income tax and financial statement reporting purposes, and between reporting methods for income tax return and financial statement reporting purposes, which will create taxable income or deductions in future periods.

  Deferred income taxes result primarily from temporary differences in the recognition of revenue from maintenance contracts, certain inventory costs, bad debt expense, and depreciation for tax and financial reporting purposes.

                        CAPITOL OFFICE SOLUTIONS, INC.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

  Reclassifications--Certain 1997 amounts have been reclassified for comparative purposes. Actual results could differ from those estimates.

2. RECAPITALIZATION, STOCK REDEMPTION, AND STOCK PURCHASE

  Prior to June 30, 1997, the Company was a majority owned subsidiary (66 2/3%) of CERBCO, Inc., with the remaining 33 1/3% owned by the President of the Company. Effective June 30, 1997, the following transactions took place:

  . A $5,684,390 dividend was paid to the existing shareholders representing cash held by the Company in excess of $800,000.

  . The Company recapitalized itself by amending its Certificate of Incorporation to authorize three classes of common stock. Class A Common Stock, $.01 par value (the "Class A Common"); Class B Common Stock, $.01 par value (the "Class B Common"); and Class C Common Stock, $.01 par value (the "Class C Common"). Each share of the Company's then currently issued and outstanding Class B stock was exchanged for .61875 shares of Class A Common, .37125 shares of Class B Common, and .01 shares of Class C Common.

  . The Company entered into credit agreements with a financial institution that provided for loans to the Company in the principal amount of up to approximately $30,000,000.

  . Following the above transactions, all of the shares of Class A Common, Class B Common, and Class C Common of the Company held by CERBCO, Inc., were redeemed by the Company for an aggregate purchase price of $19,000,000, subject to adjustment and escrow holdbacks.

  . Immediately after the redemption, the Company effected a 200-to-1 stock split of the Class A Common, which resulted in 200,000 shares of Class A Common being authorized and 49,500 shares being issued and outstanding; a 200-to-1 stock split of the Class B Common, which resulted in 100,000 shares of Class B Common being authorized and 29,700 shares being issued and outstanding; and a 2,000-to-1 stock split of the Class C Common, which resulted in 40,000 shares of Class C Common being authorized and 8,000 shares being issued and outstanding.

  . Immediately after the stock split, new investors purchased from the Company 9,900 shares of Class A common and 1,000 shares of Class C Common for a purchase price of $100 per share of Class A Common and $10 per share of Class C Common, an aggregate purchase price of $1,000,000.

  . Contemporaneously with the above investment, the new investors purchased all 49,500 shares of Class A Common and 62.5% of Class C Common (5,000 shares) held by the President of the Company.

  . In connection with the transactions, the President, the new investors, and the Company entered into various stockholder agreements, registration rights agreements, and employment agreements.

3. ACCOUNTS RECEIVABLE

  The allowance for doubtful accounts was $35,000 and $30,000 at June 30, 1998 and 1997, respectively. The provisions for doubtful accounts included in selling, general, and administrative expense for the years ended June 30, 1998, 1997, and 1996, were $51,345, $35,585 and $26,226 respectively.

                         CAPITOL OFFICE SOLUTIONS, INC.

4. INVENTORIES

  Inventories at June 30, 1998 and 1997, consist of:

                                                              1998       1997
                                                           ---------- ----------
      Equipment........................................... $1,452,109 $1,288,937
      Supplies............................................    197,181    192,578
      Parts...............................................    297,613    371,583
                                                           ---------- ----------
                                                           $1,946,903 $1,853,098
                                                           ========== ==========

5. LOAN PAYABLE

  The Company has available a line of credit as part of a credit agreement with a life insurance company (see Note 7) that enables the Company to borrow up to $2,500,000, subject to a borrowing base, at an interest rate equal to the LIBOR rate plus 3.0% (8.6445% and 8.6875% at June 30, 1998 and 1997, respectively).
The agreement expires in June 2004 and is collateralized by all personal and real property. The agreement requires the Company to meet certain financial covenants quarterly. As of June 30, 1998, the Company is in compliance with the required financial covenants.

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

  Accounts payable and accrued liabilities at June 30, 1998 and 1997, consist of:

                                                             1998       1997
                                                          ---------- ----------
      Accounts payable................................... $  328,450 $  177,537
      Accrued expenses and other.........................    929,856    873,759
      Income taxes payable...............................    268,778     77,945
      Other..............................................        --      12,644
                                                          ---------- ----------
                                                          $1,527,084 $1,141,885
                                                          ========== ==========

7. LONG-TERM DEBT

  Long-term debt at June 30, 1998 and 1997, consists of:

                                                           1998        1997
                                                        ----------- -----------
     Term loan payable that matures in June 2004, with
      a percentage of principal payable every six
      months beginning in January 2000 and interest due
      monthly at LIBOR plus 3.25%...................... $18,865,000 $18,865,000
     Less: Current portion.............................   3,904,000         --
                                                        ----------- -----------
                                                        $14,961,000 $18,865,000
                                                        =========== ===========

  The total term loan commitment is $27,500,000. In addition to the percentage of principal payments required, the Company is required to prepay the term loan and related revolving loan (Note 5) in an amount equal to 70% of excess cash flow as defined in the credit agreement for each fiscal year beginning with year fiscal 1998. This prepayment of excess cash flows is classified as current portion of long-term debt at June 30, 1998. The Company is required to meet certain financial covenants quarterly. As of June 30, 1998, the Company is in compliance with the required financial covenants.

                         CAPITOL OFFICE SOLUTIONS, INC.

8. COMMITMENTS

  The Company leases warehouse, store, and office facilities under operating leases that expire on various dates through 2008. Some of the facility leases provide for renewal options. Rental expense was approximately $165,000, $148,000 and $139,000 for the years ended June 30, 1998, 1997 and 1996, respectively. In addition, the Company leases equipment under capital leases that expire on various dates through 1999. Accumulated amortization for property under capital leases was $52,947 and $70,557 as of June 30, 1998 and 1997, respectively. Minimum future rental commitments under long-term capital and operating leases in effect at June 30, 1998 are as follows:

                                                            Capital  Operating
                                                             Leases    Leases
                                                            -------- ----------
      1999................................................. $ 24,000 $  335,000
      2000.................................................   24,000    308,000
      2001.................................................   24,000    289,000
      2002.................................................   17,000    260,000
      2003.................................................   12,000    237,000
      Thereafter...........................................   16,000  1,080,000
                                                            -------- ----------
      Total minimum payments...............................  117,000 $2,509,000
                                                                     ==========
      Less: Interest.......................................   36,000
                                                            --------
      Present value of minimum payments.................... $ 81,000
                                                            ========

9. INCOME TAXES

  The provision for taxes for the years ended June 30, 1998, 1997, and 1996, is comprised of the following (in thousands):

                                                           1998    1997   1996
                                                          ------  ------ ------
      Current:
        Federal.......................................... $1,849  $1,534 $1,580
        State............................................    450     260    265
                                                          ------  ------ ------
          Total current..................................  2,299   1,794  1,845
                                                          ------  ------ ------
      Deferred:
        Federal..........................................   (102)     66    (55)
        State............................................    (24)     10    (10)
                                                          ------  ------ ------
          Total deferred.................................   (126)     76    (65)
                                                          ------  ------ ------
      Total provision for taxes.......................... $2,173  $1,870 $1,780
                                                          ======  ====== ======

                         CAPITOL OFFICE SOLUTIONS, INC.

  The provision for income taxes is different from that computed using the statutory federal income tax rate of 34% for the years ended June 30, 1998, 1997, and 1996, for the following reasons (in thousands except percentages):

                                          1998           1997           1996
                                      -------------  -------------  ------------
                                      Amounts   %    Amounts   %    Amounts  %
                                      -------  ----  -------  ----  ------- ----
Taxes computed at statutory rate..... $1,970   34.0% $1,741   34.0% $1,527  34.0%
Increase in taxes resulting from:
  State income taxes, net of federal
   income tax benefit................    281    4.8     179    3.5     176   3.9
  Nondeductible items................     27    0.5      29    0.6      29   0.6
  Other..............................   (105)  (1.8)    (79)  (1.6)     48   1.1
                                      ------   ----  ------   ----  ------  ----
  Total provision for taxes.......... $2,173   37.5% $1,870   36.5% $1,780  39.6%
                                      ======   ====  ======   ====  ======  ====

  The approximate tax effect of each type of temporary difference that gave rise to the Company's deferred tax asset amount (in thousands) at June 30, 1998 and 1997, is as follows:

                                                                     1998  1997
                                                                     ----  ----
      Bad debt reserves............................................. $ 14  $12
      Vacation expenses.............................................   23   19
      Depreciation..................................................   49   41
      Inventory costs...............................................   67   35
      Deferred revenue..............................................   21  --
      Deferred rent allowance.......................................   37  --
      Section 197 intangible........................................   33  --
      Other.........................................................  (20)  (9)
                                                                     ----  ---
                                                                     $224  $98
                                                                     ====  ===

10. PROFIT SHARING AND 401(K) PLAN

  The Company has a profit sharing and 401(k) retirement plan for all of its employees meeting certain minimum eligibility requirements. Contributions are determined annually by the Company's Board of Directors. The Company contributed $151,552, $147,438, and $120,713 to the plan through the 401(k) matching provision in fiscal years 1998, 1997 and 1996, respectively.

11. STOCKHOLDER'S EQUITY

  The Company has three classes of Common Stock, which are designated as Class A, B, and C Common Stock. Shares of Class C Common Stock have one vote per share on all matters to be voted on by the Company's stockholders. Shares of Classes A and B Common Stock are not entitled to vote on any matter submitted to a vote of the Company's stockholders.

12. RELATED PARTY TRANSACTIONS

  On June 30, 1997, the Company entered into a consulting agreement with an affiliated company, Global Imaging Systems, Inc., whereby the Company will pay Global an annual management fee of $150,000. Global will provide human resources, administration, financial, accounting, and consulting services.

13. SUBSEQUENT EVENT

  On December 21, 1998, all of the issued and outstanding stock of the Company was acquired by Global Imaging Systems, Inc.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Lewan & Associates, Inc.:

  We have audited the accompanying consolidated balance sheets of Lewan & Associates, Inc. (the Company) and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

March 5, 1999, except for Note 8, as to which the date is June 24, 1999

                            LEWAN & ASSOCIATES, INC.

                          CONSOLIDATED BALANCE SHEETS

                        As of December 31, 1998 and 1997

                                                           1998        1997
                                                        ----------- -----------
                        ASSETS
Current Assets:
  Cash and cash equivalents............................ $ 3,288,137 $ 2,788,038
  Trade accounts receivable, net of allowance:
  1998 - $138,000; 1997 - $125,000.....................   9,451,065   8,882,515
  Other receivables....................................     207,568     289,245
  Inventories..........................................   4,826,233   4,953,319
  Prepaid expenses.....................................       4,177         354
  Deferred income taxes................................     369,143     476,616
                                                        ----------- -----------
    Total current assets...............................  18,146,323  17,390,087
                                                        ----------- -----------
Rental Equipment, net of accumulated depreciation:
 1998 - $6,050,422; 1997 - $5,293,384..................   5,356,894   5,403,819
Property and Equipment, net............................   2,071,986   1,840,867
Other assets...........................................      88,661      93,099
                                                        ----------- -----------
                                                        $25,663,864 $24,727,872
                                                        =========== ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Trade accounts payable............................... $ 4,966,608 $ 5,554,352
  Accrued salaries, wages and benefits.................   3,226,221   4,185,669
  Other accrued expenses...............................     637,386   1,002,717
  Deferred revenue.....................................   2,884,349   3,420,958
  Current portion of long term debt....................     430,492     492,216
                                                        ----------- -----------
    Total current liabilities..........................  12,145,056  14,655,912
                                                        ----------- -----------
Long-Term debt.........................................     237,071     291,722
                                                        ----------- -----------
Deferred income taxes..................................     371,559     392,069
                                                        ----------- -----------
Commitments and contingencies
Stockholders' equity:
  Common stock, no par value: 399,200,000 shares
   authorized; 1,010,000 issued and outstanding........     613,570     613,570
  Retained earnings....................................  12,296,608   8,774,599
                                                        ----------- -----------
    Total stockholders' equity.........................  12,910,178   9,388,169
                                                        ----------- -----------
                                                        $25,663,864 $24,727,872
                                                        =========== ===========

                See notes to consolidated financial statements.

                            LEWAN & ASSOCIATES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                  Years Ended December 31, 1998, 1997 and 1996

                                            1998         1997         1996
                                         -----------  -----------  -----------
Revenues:
  Equipment and supplies sales.......... $46,266,314  $43,331,634  $43,489,491
  Service and rentals...................  24,650,925   23,994,826   19,493,965
                                         -----------  -----------  -----------
    Total revenues......................  70,917,239   67,326,460   62,983,456
                                         -----------  -----------  -----------
Costs and operating expenses:
  Cost of equipment and supplies sales..  34,643,962   30,923,791   32,912,008
  Service and rentals cost..............  12,334,546   12,268,035    8,687,108
  Selling, general and administrative
   expense..............................  18,413,989   19,119,519   17,926,423
                                         -----------  -----------  -----------
    Total costs and operating expenses..  65,392,497   62,311,345   59,525,539
                                         -----------  -----------  -----------
Income from operations..................   5,524,742    5,015,115    3,457,917
Other income (expense):
  Interest income.......................     181,283       90,376       81,022
  Interest expense......................     (46,180)    (223,755)    (375,191)
                                         -----------  -----------  -----------
Income before provision for income
 taxes..................................   5,659,845    4,881,736    3,163,748
Provision for income taxes..............   2,137,836    1,813,758    1,165,101
                                         -----------  -----------  -----------
Net income.............................. $ 3,522,009  $ 3,067,978  $ 1,998,647
                                         ===========  ===========  ===========


                See notes to consolidated financial statements.

                            LEWAN & ASSOCIATES, INC.

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years Ended December 31, 1998, 1997 and 1996

                                       Common Stock                    Total
                                    ------------------  Retained   Stockholder's
                                     Shares    Amount   Earnings      Equity
                                    --------- -------- ----------- -------------
Balance, January 1, 1996...........   966,000 $378,830 $ 3,707,974  $ 4,086,804
  Stock issued for compensation....    22,000   97,020                   97,020
  Net income.......................                      1,998,647    1,998,647
                                    --------- -------- -----------  -----------
Balance, December 31, 1996.........   988,000  475,850   5,706,621    6,182,471
  Stock issued for compensation....    22,000  137,720                  137,720
  Net income.......................                      3,067,978    3,067,978
                                    --------- -------- -----------  -----------
Balance, December 31, 1997......... 1,010,000  613,570   8,774,599    9,388,169
  Net income.......................                      3,522,009    3,522,009
                                    --------- -------- -----------  -----------
Balance, December 31, 1998......... 1,010,000 $613,570 $12,296,608  $12,910,178
                                    ========= ======== ===========  ===========



                See notes to consolidated financial statements.

                            LEWAN & ASSOCIATES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 1998, 1997 and 1996

                                             1998         1997         1996
                                          -----------  -----------  -----------
Operating activities:
 Net income.............................  $ 3,522,009  $ 3,067,978  $ 1,998,647
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization.........    3,480,932    2,548,949    2,397,081
  Allowance for doubtful accounts
   receivable...........................      (39,955)     (21,522)      61,418
  (Gain) loss on sale of property and
   equipment............................       23,111      (25,362)      33,136
  Stock issued for compensation.........                   137,720       97,020
  Deferred tax provision (benefit)......       86,963      (61,862)     (12,995)
  Other.................................       25,596       45,068       30,515
  Changes in operating assets and
   liabilities:
   Trade accounts receivable............     (528,595)  (1,376,218)      19,811
   Other receivables....................       81,677     (113,231)    (517,578)
   Inventories..........................   (3,917,115)  (4,334,092)  (3,913,475)
   Prepaid expenses.....................       (3,823)      45,504      (33,587)
   Rental equipment.....................    1,224,413      687,058    1,056,693
   Other assets.........................        4,438      (60,251)       5,541
   Trade accounts payable...............     (587,744)     825,695     (524,609)
   Other accrued expenses...............   (1,380,625)     919,137      680,105
   Deferred revenue.....................     (536,609)     124,181      308,351
                                          -----------  -----------  -----------
    Net cash provided by operating
     activities.........................    1,454,673    2,408,752    1,686,074
                                          -----------  -----------  -----------
Investing activities:
 Purchase of property and equipment.....     (871,499)    (683,433)    (927,552)
 Proceeds from sale of property and
  equipment.............................        3,050       91,882      152,443
 Distributions from joint venture.......       30,250       23,375       13,750
                                          -----------  -----------  -----------
    Net cash used in investing
     activities.........................     (838,199)    (568,176)    (761,359)
                                          -----------  -----------  -----------
Financing activities:
 Proceeds from long-term debt...........      725,041    1,816,353    1,953,410
 Principal payments on long-term debt...     (841,416)  (2,687,364)  (1,570,232)
                                          -----------  -----------  -----------
    Net cash used in financing
     activities.........................     (116,375)    (871,011)     383,178
                                          -----------  -----------  -----------
Increase in cash and cash equivalents...      500,099      969,565    1,307,893
Cash and cash equivalents, beginning of
 year...................................    2,788,038    1,818,473      510,580
                                          -----------  -----------  -----------
Cash and cash equivalents, end of year..  $ 3,288,137  $ 2,788,038  $ 1,818,473
                                          ===========  ===========  ===========
Supplemental disclosures of cash flow
 information:
 Cash paid during the year for:
  Interest..............................  $    49,556  $   231,742  $   391,344
                                          ===========  ===========  ===========
  Taxes.................................  $ 2,070,614  $ 1,935,131  $ 1,278,727
                                          ===========  ===========  ===========

During the years ended December 31, 1998, 1997 and 1996 the Company transferred inventory totalling $4,044,201, $3,700,327 and $4,078,886, respectively, to rental equipment.

                See notes to consolidated financial statements.

                            LEWAN & ASSOCIATES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1998, 1997 and 1996

1. SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business--Lewan & Associates, Inc. sells, leases, services and provides training and support of office technology equipment to businesses, schools and municipalities from several locations throughout Colorado and Wyoming.

  Consolidation--The consolidated financial statements include the accounts of Lewan & Associates, Inc. and its 55% owned subsidiary, Colorado Boulevard Partners (collectively, the "Company"). Colorado Boulevard Partner's only significant assets are a 50% interest in a corporate joint venture (the "Joint Venture") and a leasehold interest. The Joint Venture's only significant asset is a 100% interest in a partnership that owns an office building which the Company leases for its corporate headquarters. Colorado Boulevard Partners accounts for its investment in the Joint Venture utilizing the equity method and accordingly recognizes 50% of the net income (loss) of the Joint Venture as equity in earnings (loss) of Joint Venture. All intercompany balances and transactions have been eliminated in consolidation.

  Cash and Cash Equivalents--The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Inventories--Inventories consist of finished goods available for sale and are stated at the lower of cost or market value using the average cost method. Inventories supplied by certain vendors are subject to priority claim rights on specific product lines.

  Rental Equipment--The Company rents equipment to its customers under cancelable operating leases requiring certain minimum rentals, ranging in length from month-to-month to 60 months. Rental equipment is recorded at cost and depreciated to its estimated residual value using accelerated methods based upon the estimated useful life of the respective assets, which is five years. In accordance with industry practice, depreciation expense associated with rental equipment is included in cost of sales in the accompanying consolidated statements of income.

  Property and Equipment--Depreciation and amortization on property and equipment is computed using accelerated and straight-line methods over the shorter of the estimated useful lives or the terms of the underlying leases of the related assets.

  The Company evaluates the potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. There were no impairments of the Company's long-lived assets in 1998, 1997 or 1996.

  Income Taxes--The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws. In the event this difference results in a deferred tax asset, the Company evaluates the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

  Revenue Recognition--Equipment sales are recognized at the time of customer acceptance. Supply sales to customers are recognized at the time of shipment. Customer service and support contract revenues are

                            LEWAN & ASSOCIATES, INC.

                  Years Ended December 31, 1998, 1997 and 1996

recognized ratably over the term of the underlying customer service or support contract. Other service revenues are recognized as earned. Deferred revenue consists of unearned customer service and support contract revenue, and payments collected in advance under cancelable operating leases and for supplies. Rental equipment revenues are recognized ratably over the lives of the underlying cancelable operating leases.

  The Company has arrangements with several non-affiliated entities under which the Company receives commissions on certain sales of products by the entities to the Company's customers. Commission revenues are recognized upon shipment of the product to the customer.

  Concentrations--Financial instruments which may subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Credit risks relating to concentrations from accounts receivable are mitigated due to the large number of customers.

  In 1998, 1997 and 1996, the Company purchased 26%, 26% and 27, respectively, of its equipment inventory for resale and resale supplies and parts from one vendor. Purchases from this vendor are based upon inventory requirements and no purchase commitments or blanket purchase orders exist at December 31, 1998.

  Stock Issued for Services--Common stock was issued to certain officers of the Company in 1997 and 1996 for services and was valued at fair value as of the award date as determined by the Company's Board of Directors. No common stock was issued for services during 1998.

  Use of Estimates--The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT

  Property and equipment are summarized as follows at December 31:

                                    Estimated Lives           1998         1997
                             ----------------------------- -----------  -----------
   Leasehold improvements
    .......................  shorter of lease term or life $   959,286  $   933,392
   Furniture, fixtures and
    equipment..............  3 to 7 years                    2,308,601    2,138,002
   Vehicles................  5 years                           134,950       57,916
   Computer equipment......  3 to 5 years                      485,034      517,304
   Leasehold interest......                                    600,089      600,089
                                                           -----------  -----------
                                                             4,487,960    4,246,703
   Accumulated depreciation
    and amortization.......                                 (2,415,974)  (2,405,836)
                                                           -----------  -----------
                                                           $ 2,071,986  $ 1,840,867
                                                           ===========  ===========

                            LEWAN & ASSOCIATES, INC.

                  Years Ended December 31, 1998, 1997 and 1996


3. LONG-TERM DEBT

  Long-term debt consists of the following at December 31:

                                                                1998     1997
                                                              -------- --------
   Notes payable to bank, bearing interest at 7.75%, payable
    in monthly principal and interest installments of
    $26,031 through April 2000..............................  $392,571
   Notes payable to bank, bearing interest at 7.75%, payable
    in monthly principal and interest installments of
    $12,898 through November 2000...........................   274,992
   Notes payable to bank, bearing interest at 8.75% to
    10.25%, payable in monthly principal and interest
    installments of $39,375; repaid in February 1998........           $303,348
   Notes payable to bank, bearing interest at 8.48% to
    8.85%, payable in monthly principal and interest
    installments of $32,995 through July 1999; repaid in
    February 1998...........................................            430,590
   Other--repaid in February 1998...........................             50,000
                                                              -------- --------
   Total long-term debt.....................................   667,563  783,938
   Less current portion.....................................   430,492  492,216
                                                              -------- --------
   Long-term debt, net of current maturities................  $237,071 $291,722
                                                              ======== ========

  The notes payable to bank are collateralized by accounts receivable, equipment and inventories, to the extent not subject to priority claims. In March 1999, all outstanding debt was repaid.

4. INCOME TAXES

  The components of the income tax provision are as follows for the years ended December 31:

                                                 1998       1997        1996
                                              ---------- ----------  ----------
   Current:
     Federal................................. $1,786,940 $1,634,445  $1,028,557
     State...................................    263,933    241,175     149,539
                                              ---------- ----------  ----------
                                               2,050,873  1,875,620   1,178,096
                                              ---------- ----------  ----------
   Deferred:
     Federal.................................     79,269    (53,570)    (11,253)
     State...................................      7,694     (8,292)     (1,742)
                                              ---------- ----------  ----------
                                                  86,963    (61,862)    (12,995)
                                              ---------- ----------  ----------
                                              $2,137,836 $1,813,758  $1,165,101
                                              ========== ==========  ==========

  The effective tax rate differs from the statutory federal tax rate primarily due to state income taxes.

  The Company's current deferred tax assets relate primarily to temporary differences associated with accrued liabilities and inventories. The noncurrent deferred tax liabilities primarily relate to temporary differences associated with property and equipment and its investment in the Joint Venture.

                            LEWAN & ASSOCIATES, INC.

                  Years Ended December 31, 1998, 1997 and 1996


5. COMMITMENTS AND CONTINGENCIES

  The Company leases office, retail and warehouse space under long-term lease agreements which are classified as operating leases. The Company subleases a portion of the office space under noncancelable operating leases. Future minimum lease commitments under all operating leases as of December 31, 1998 are as follows:

                                                                        Lease
                                                                      Commitment
                                                                      ----------
    1999............................................................  $1,113,208
    2000............................................................   1,122,235
    2001............................................................   1,052,573
    2002............................................................   1,013,472
    2003............................................................     858,586
                                                                      ----------
    Total minimum lease payments....................................  $5,160,074
                                                                      ==========

  Minimum rental expense and sublease rental income related to land and building leases are as follows:

                                                1998        1997       1996
                                             ----------  ----------  --------
   Minimum rental expense................... $1,127,533  $1,045,091  $997,279
   Sublease rental income...................   (137,435)    (78,095)  (58,843)
                                             ----------  ----------  --------
   Net rent expense......................... $  990,098  $  966,996  $938,436
                                             ==========  ==========  ========

  In connection with the Company's investment in the Joint Venture (Note 1), the Company has guaranteed debt of the Joint Venture aggregating $1,246,088 as of December 31, 1998.

6. RELATED PARTIES

  Lewan & Associates, Inc. leases office machines and furniture from a partnership whose general partner is a significant shareholder of the Company. The leases have various expiration dates ranging from twenty four months to sixty months. These machines are used by the Company as rental machines for its customers. During 1998, 1997 and 1996, the Company paid rental fees to the partnership of $456,031, $363,481 and $363,905 respectively. In addition, the Company received $12,000, $12,000 and $11,000 in 1998, 1997 and 1996,
respectively, from the partnership in payment for administrative services under the rental program.

  Four of the properties leased by the Company for office, retail and warehouse space are owned partially or totally by shareholders of the Company. Lease payments for these properties amounted to approximately $783,096, $741,680 and $646,998, in 1998, 1997 and 1996, respectively.

  Future minimum lease payments to related parties totaling $3,851,502 are included in Note 5.

7. EMPLOYEE BENEFITS

  The Company has established a profit sharing plan (Plan) for qualified employees as well as an employees' thrift savings plan established under the provisions of Internal Revenue Code Section 401(k). Contributions to the profit sharing plan are made annually at the discretion of the Company's Board of Directors. In 1998, 1997 and 1996, contributions totaling $700,000, $1,000,000 and $850,000, respectively, were made to the Plan.

                            LEWAN & ASSOCIATES, INC.

                  Years Ended December 31, 1998, 1997 and 1996


  Additionally, the Company made a matching contribution of one dollar in 1998, 1997 and 1996, for every dollar the employees contributed to the 401(k) plan with a limit of $600 per employee in 1998, and $500 per employee in 1997 and 1996. Matching contributions to the 401(k) totaled $189,500, $153,000, and $144,740 in 1998, 1997 and 1996, respectively.

  While the Company expects to continue the Plan indefinitely, it has reserved the right to modify, amend, or terminate the Plan. In the event of termination, the entire amount contributed under the Plan must be applied to the payment of benefits to the participants or their beneficiaries.

8. SUBSEQUENT EVENTS

  In March 1999, the Company issued 40,000 shares of its common stock to an employee/officer/ shareholder as stock based compensation and recognized related expense of $590,400.

  In March 1999, the Company sold its interest in its subsidiary Colorado Boulevard Partners to certain of the other partners in the partnership for a total of $200,000. The sale resulted in a loss of approximately $241,000.

  The Company terminated its profit sharing plan effective May 31, 1999 and, in connection therewith, all participant accounts became 100% vested. The Company contributed $503,813 to the Plan during the period ended May 31, 1999.

  On June 24, 1999, all outstanding common stock of the Company was acquired by Global Imaging Systems, Inc.

                         LEWAN & ASSOCIATES, INC.

                            UNAUDITED BALANCE SHEET
                              As of March 31, 1999

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents........................................ $ 3,871,380
  Trade accounts receivable........................................   8,353,347
  Other receivables................................................     832,519
  Inventories......................................................   4,892,856
  Prepaid expenses.................................................      31,648
  Deferred income tax asset........................................     369,143
                                                                    -----------
    Total current assets...........................................  18,350,893
RENTAL AND LEASED EQUIPMENT, net...................................   5,552,270
PROPERTY AND EQUIPMENT, net........................................   1,512,794
OTHER NON-CURRENT ASSETS...........................................     118,134
                                                                    -----------
    TOTAL ASSETS................................................... $25,534,091
                                                                    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable........................................... $ 5,849,251
  Accrued salaries, wages and benefits.............................   2,695,451
  Accrued expenses.................................................     731,085
  Deferred revenue.................................................   2,950,040
                                                                    -----------
    Total current liabilities......................................  12,225,827
STOCKHOLDERS' EQUITY:
  Common Stock.....................................................   1,203,970
  Retained earnings................................................  12,104,294
                                                                    -----------
    Total stockholders' equity.....................................  13,308,264
                                                                    -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................... $25,534,091
                                                                    ===========

                            LEWAN & ASSOCIATES, INC.

                         UNAUDITED STATEMENTS OF INCOME
               For the Three Months Ended March 31, 1999 and 1998

                                                          1999         1998
                                                       -----------  -----------
REVENUES
  Equipment and supplies sales........................ $13,127,928  $ 9,533,498
  Service and rentals.................................   6,270,762    5,963,924
                                                       -----------  -----------
    Total Revenues....................................  19,398,690   15,497,422
                                                       -----------  -----------
COST AND OPERATING EXPENSES:
  Cost of equipment and supplies sales................  10,234,230    6,360,076
  Service and rentals cost............................   2,917,721    3,016,620
  Selling, general and administrative expense.........   6,318,582    4,460,921
                                                       -----------  -----------
    Total costs and operating expenses................  19,470,533   13,837,617
                                                       -----------  -----------
INCOME (LOSS) FROM OPERATIONS.........................     (71,843)   1,659,805
OTHER INCOME (EXPENSE):
Interest income.......................................      23,726       21,454
Interest expense......................................     (23,197)     (15,895)
Loss on sale of partnership...........................    (241,000)           0
                                                       -----------  -----------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES.......   (312,314)    1,665,364
PROVISION FOR INCOME TAXES............................    (120,000)     619,515
                                                       -----------  -----------
NET INCOME (LOSS)..................................... $  (192,314) $ 1,045,849
                                                       ===========  ===========

                            LEWAN & ASSOCIATES, INC.

                       UNAUDITED STATEMENTS OF CASH FLOWS

            For the Three Months Ended March 31, 1999 and 1998

                                                          1999        1998
                                                       ----------  -----------
OPERATING ACTIVITIES:
  Net income (loss)................................... $ (192,314)  $1,045,849
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
    Depreciation and amortization.....................    738,984      820,859
    Allowance for doubtful accounts receivable........     71,747        1,850
    (Gain) loss on sale of property and equipment.....    561,205     (204,153)
    Stock issued for compensation.....................    590,400            0
    Deferred tax (benefit)............................   (371,559)           0
    Changes in operating assets and liabilities:
      Trade accounts receivable.......................  1,025,971    2,353,376
      Other receivables...............................   (624,951)       4,603
      Inventories.....................................    (66,623)    (848,832)
      Prepaid expenses................................    (27,471)     (24,516)
      Rental equipment................................   (810,780)    (636,193)
      Other assets....................................    (29,473)      (2,822)
      Trade accounts payable..........................    882,643   (1,158,233)
      Accrued salaries, wages and benefits............   (530,770)    (233,938)
      Other accrued expenses..........................     93,699       (6,092)
      Deferred revenue................................     65,691     (304,934)
                                                       ----------  -----------
Net cash provided by operating activities.............  1,376,399      806,824
INVESTING ACTIVITIES:
  Purchase of property and equipment..................   (812,916)    (383,229)
  Proceeds from sale of property and equipment........    687,323      444,886
                                                       ----------  -----------
Net cash provided by (used in) investing activities...   (125,593)      61,657
FINANCING ACTIVITIES:
  Principal payments on long term debt................   (667,563)    (783,938)
                                                       ----------  -----------
Net cash used in financing activities.................   (667,563)    (783,938)
INCREASE IN CASH AND CASH EQUIVALENTS.................    583,243       84,543
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........  3,288,137    2,788,038
                                                       ----------  -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD.............. $3,871,380  $ 2,872,581
                                                       ==========  ===========

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

We have not authorized any person to make a statement that differs from what is in this prospectus. If any person makes a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the notes in any state where such offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

                               ----------------

                               TABLE OF CONTENTS
                               ----------------

                                                                          Page
                                                                          ----
Where You Can Get More Information.......................................   i
Cautionary Statement Regarding
 Forward-Looking Statements..............................................   i
Use of Certain Terms.....................................................   i
Prospectus Summary.......................................................   1
Risk Factors.............................................................  12
The Exchange Offer.......................................................  17
Use of Proceeds..........................................................  25
Capitalization...........................................................  25
Selected Financial Data..................................................  26
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  28
Business.................................................................  38
Management...............................................................  46
Certain Transactions.....................................................  53
Principal Stockholders...................................................  57
Description of Senior Credit Facilities..................................  58
Description of Exchange Notes............................................  59
Plan of Distribution.....................................................  99
Legal Matters............................................................ 100
Experts.................................................................. 100
Index to Financial Statements............................................ F-1


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               ----------------

                                  PROSPECTUS

                               ----------------

                                 $100,000,000

                [LOGO OF GLOBAL IMAGING SYSTEMS APPEARS HERE]


              10 3/4% Senior Subordinated Exchange Notes Due 2007




                                      , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification Of Directors And Officers

  The Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated Bylaws of Global provide for the indemnification of Global's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of Global pursuant to Global's Charter, Bylaws and the Delaware General Corporation Law, Global has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

  As permitted by the Delaware General Corporation Law, the Charter provides that directors of Global shall not be personally liable to Global or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Global or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, Global and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

  Additionally, Global has entered into indemnification agreements with certain of its directors and officers, which may, in certain cases, be broader than the specific indemnification provisions contained under applicable law. The indemnification agreements may require Global, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of Global, to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified, and to cover such officers and directors under Global's directors' and officers' liability insurance policies to the maximum extent that insurance coverage is maintained.

  The directors, officers and general partner of each additional registrant listed below may be insured and/or indemnified against liability incurred in their capacity as officers and/or directors and/or general partner pursuant to provisions in the certificate of incorporation, articles of incorporation or certificate of limited partnership (any, the charter) of such additional registrant. The provision(s) of each such additional registrant's charter providing for insurance or indemnification or a limitation of liability are identified in the table below; are set forth in the exhibits, identified below, to this registration statement; and are incorporated herein by reference.

                                             Article(s) of Charter
                                                  Containing
                                                Indemnification
                                                and/or Limit of
              Name of Registrant             Liability Provisions  Exhibit No.
              ------------------             --------------------- -----------
   Capitol Copy Products, Inc...............           9               3.6a
   Capitol Office Solutions, Inc............           9               3.7a
   Daniel Communications, Inc. .............         12th             3.27a
   Duplicating Specialties, Inc. d/b/a
    Copytronix..............................          III             3.15a
   Electronic Systems of Richmond, Inc......           9              3.17a
   Global Imaging Finance Company...........         X, XI            3.20a
   Global Imaging Operations, Inc...........         X, XI            3.21a
   ProView, Inc.............................           V              3.22a
   Southern Business Communications, Inc....        11, 12            3.24a

  The directors, officers and general partner of each additional registrant listed below may be insured and/or indemnified against liability incurred in their capacity as such pursuant to provisions in the bylaws of such additional registrants. The provisions of each such additional registrant's bylaws providing insurance or indemnification or a limitation of liability are identified in the table below; are set forth in the exhibits, identified below, to this registration statement and are incorporated herein by reference.

                                               Article(s) of Bylaws
                                                    or Limited
                                               Partnership Agreement
                                                    Containing
                                                  Indemnification
                                                  and/or Limit of
               Name of Registrant              Liability Provisions  Exhibit No.
               ------------------              --------------------- -----------
   Business Equipment Unlimited...............          VII              3.4b
   Capitol Copy Products, Inc.................         IX, X             3.6b
   Conway Office Products, Inc................          II              3.11b
   Daniel Communications, Inc.................           X              3.27b
   Distinctive Business Products, Inc.........          IX              3.14b
   Global Imaging Finance Company.............         IX, X            3.20b
   Global Imaging Operations, Inc.............           6              3.21b
   Global Operations Texas, L.P...............          7.3             3.26b
   Lewan & Associates, Inc....................          IX              3.26b
   ProView, Inc...............................         VIII             3.22b
   Southern Copy Systems, Inc.................         VIII             3.25b

  Directors, officers and the general partner of each additional registrant may also be insured and/or indemnified against liability incurred in their capacity as such pursuant to the provisions of state law identified below. These provisions are set forth in the exhibits, identified below, to this registration statement and are incorporated herein by reference.

                                Statutory Provisions Regarding
                            Indemnification and/or Limitations of
   Name of Registrant                     Liability                  Exhibit No.
   ------------------       -------------------------------------    -----------

American Photocopy        Section 145 of the Delaware General           99.5
Equipment Company of      Corporation Law
Pittsburgh d/b/a AMCOM
Office Systems
Capitol Copy Products,
Inc.
Capitol Office
Solutions, Inc.
Global Imaging Finance
Company
Global Imaging
Operations, Inc.

Berney, Inc.              Sections 10-2B-8.51 to 8.58 of the Alabama    99.6
Daniel Communications,    Business Corporation Act
Inc.
Southern Copy Systems,
Inc.

Business Equipment        Section 719 of the Maine Business             99.7
Unlimited                 Corporation Act

Cameron Office Products,  Section 67 of the Massachusetts Business      99.8
Inc.                      Corporation Law

Carr Business Machines    Sections 402(b) and 721 to 726 of the         99.9
of Great Neck Inc. d/b/a  Business Corporation Code of the State of
Carr                      New York
Eastern Copy Products,
Inc.

Centre Business           Sections 1741 to 1750 of the Pennsylvania     99.10
Products, Inc.            Business Corporation Law

Connecticut Business      Sections 33-771 to 33-778 of the of the       99.11
Systems, Inc.             Connecticut Business Corporations Act

                                    Statutory Provisions Regarding
   Name of Registrant       Indemnification and/or Limitations of Liability   Exhibit No.
   ------------------       -----------------------------------------------   -----------

Conway Office Products,   Sections 293-A:8.50 to 293-A:8.58 of the New           99.12
Inc.                      Hampshire Business Corporation Act

Copy Service and Supply,  Sections 55-8-50 to 55-8-58 of the North               99.13
Inc.                      Carolina Business Corporation Act
ProView, Inc.

COS Financial, Inc.       Section 2-418 of the General Corporation Law           99.14
                          of the State of Maryland

Distinctive Business      Section 8.75 of the Illinois Business                  99.15
Products, Inc.            Corporation Act

Duplicating Specialties,  Section 60.047(2)(d) and 60.367 to 60.414 of           99.16
Inc. d/b/a                the Oregon Business Corporation Act
Copytronix

Electronic Systems, Inc.  Sections 13.1-692 and 13.1-696 to                      99.17
Electronic Systems of     13.1-704 of the Virginia Stock Corporation Act
Richmond, Inc.

Global Operations Texas,  Article 11 of the Texas Revised Limited Partnership    99.22
L.P.                      Act

Lewan & Associates, Inc.  Sections 7-108-401 to 7-108-402 and 7-109-101 to       99.21
                          7-109-110 of the Colorado Business Corporation Act

Quality Business          Sections 23B.08.500 to 23B.08.600 of the               99.19
Systems, Inc.             Washington Business Corporation Act

Southern Business         Sections 14-2-202(b)(4) and 14-2-850                   99.20
Communications, Inc.      to 14-2-859 of the Code of Georgia
                          Business Corporation Act

Item 21. Exhibits And Financial Statement Schedules

 (a) Exhibits

 1.1 Note Purchase Agreement, dated March 3, 1999, by and among Global, the subsidiary guarantors, First Union Capital Markets Corp., Prudential
      Securities Incorporated, Raymond James & Associates, Inc. and Scotia
      Capital Markets (USA) Inc.*
 3.1a Amended and Restated Certificate of Incorporation of Global Imaging
      Systems, Inc. (1)
 3.1b Amended and Restated Bylaws of Global Imaging Systems, Inc.(1)
 3.2a Certificate of Incorporation of American Photocopy Equipment Company of
      Pittsburgh.*
 3.2b Bylaws, as amended, of American Photocopy Equipment Company of
      Pittsburgh.*
 3.3a Certificate of Incorporation, as amended of Berney, Inc.*
 3.3b Bylaws, as amended, of Berney, Inc., as amended.*
 3.4a Articles of Incorporation of Business Equipment Unlimited.*
 3.4b Bylaws, as amended, of Business Equipment Unlimited.*
 3.5a Articles of Organization of Cameron Office Products, Inc.*
 3.5b Bylaws, as amended, of Cameron Office Products, Inc.*
 3.6a Certificate of Incorporation of Capitol Copy Products, Inc.*
 3.6b Bylaws, as amended, of Capitol Copy Products, Inc.*
 3.7a Certificate of Incorporation of Capitol Office Solutions, Inc.*
 3.7b Bylaws, as amended, of Capitol Office Solutions, Inc.*
 3.8a Certificate of Incorporation of Carr Business Machines of Great Neck
      Inc.*
 3.8b Bylaws, as amended, of Carr Business Machines of Great Neck Inc.*
 3.9a Articles of Incorporation of Centre Business Products, Inc.*

 3.9b  Bylaws, as amended, of Centre Business Products, Inc.*
 3.10a Certificate of Incorporation of Connecticut Business Systems, Inc.*
 3.10b Bylaws of Connecticut Business Systems, Inc.*
 3.11a Record of Organization, as amended, of Conway Office Products, Inc.*
 3.11b Bylaws, as amended, of Conway Office Products, Inc.*
 3.12a Articles of Incorporation of Copy Service and Supply, Inc.*
 3.12b Bylaws, as amended, of Copy Service and Supply, Inc.*
 3.13a Articles of Incorporation of COS Financial, Inc.*
 3.13b Bylaws, as amended, of COS Financial, Inc.
 3.14a Articles of Incorporation of Distinctive Business Products, Inc.*
 3.14b Bylaws, as amended, of Distinctive Business Products, Inc.*
 3.15a Restated Articles of Incorporation of Duplicating Specialties, Inc.
       d/b/a Copytronix.*
 3.15b Bylaws, as amended, of Duplicating Specialties, Inc. d/b/a Copytronix.*
 3.16a Certificate of Incorporation, as amended, of Eastern Copy Products,
       Inc.*
 3.16b Bylaws, as amended of Eastern Copy Products, Inc.*
 3.17a Articles of Incorporation of Electronic Systems, Inc.*
 3.17b Bylaws, as amended, of Electronic Systems, Inc.*
 3.18a Articles of Incorporation of Electronic Systems of Richmond, Inc.*
 3.18b Bylaws of Electronic Systems of Richmond, Inc.*
 3.19a Certificate of Limited Partnership of Global Operations Texas, L.P.
 3.19b Agreement of Limited Partnership of Global Operations Texas, L.P.
 3.20a Certificate of Incorporation of Global Imaging Finance Company.*
 3.20b Bylaws, as amended, of Global Imaging Finance Company.*
 3.21a Certificate of Incorporation of Global Imaging Operations, Inc.*
 3.21b Bylaws, as amended, of Global Imaging Operations, Inc.*
 3.22a Articles of Incorporation of ProView, Inc.*
 3.22b Bylaws, as amended, of ProView, Inc.*
 3.23a Articles of Incorporation of Quality Business Systems, Inc.*
 3.23b Bylaws, as amended, of Quality Business Systems, Inc.*
 3.24a Restated Articles of Incorporation of Southern Business Communications,
       Inc.*
 3.24b Bylaws, as amended, of Southern Business Communications, Inc.*
 3.25a Articles of Incorporation of Southern Copy Systems, Inc.
 3.25b Bylaws, as amended, of Southern Copy Systems, Inc.*
 3.26a Articles of Incorporation, as amended, of Lewan & Associates, Inc.
 3.26b Bylaws, as amended, of Lewan & Associates, Inc.
 3.27a Certificate of Incorporation of Daniel Communications, Inc.
 3.27b Bylaws of Daniel Communications, Inc.
 4.1 Indenture dated as of March 8, 1999 between Global, the subsidiary guarantors and United States Trust Company of New York, as Trustee, relating to the 10 3/4% Senior Subordinated Notes Due 2007.*
 4.1a Schedule of Supplemental Indentures adding additional subsidiary guarantors. (Form of Supplemental Indenture is included in Indenture filed as Exhibit 4.1.)
 4.2   Form of Exchange Note. (Included in Indenture filed as Exhibit 4.1.)
 4.3 Credit Agreement, dated as of June 23, 1999, by and among the Company and certain of its subsidiaries, as Borrowers, the Lenders referred to therein, First Union National Bank, as Administrative Agent, Key
       Corporate Capital Inc., as Syndication Agent, and ScotiaBanc, Inc., as
       Documentation Agent.
 5.1   Opinion of Hogan & Hartson L.L.P.
 10.1 Registration Agreement, dated as of June 9, 1994, as amended, by and among Global and the stockholders identified therein. (Incorporated by reference to Global's Registration Statement on Form S-1, No. 333-48103, as filed on March 17, 1998.)
 10.2  Termination Agreement, dated as of May 27, 1998, by and among Global;
       FUND IV; Golder, Thoma, Cressey, Rauner, Inc. and the stockholders identified therein. (2)

 10.3 Executive Agreement, dated as of June 9, 1994, as amended, by and among Global, Thomas S. Johnson and FUND IV. (2)**
 10.4 Executive Agreement, dated as of June 9, 1994, as amended, by and among Global, Raymond Schilling and FUND IV. (2)**
 10.5 Executive Agreement, dated as of January 1, 1995, as amended, by and among Global, H. Michael Mueller and FUND IV. (2)**
 10.6  Executive Agreement, dated as of March 31, 1997, by and among Global,
       Alfred N. Vieira and FUND IV. (2)**
 10.7  1998 Stock Option and Incentive Plan. (2)**
 10.7a Form of Incentive Stock Option Agreement.**
 10.7b Form of Non-Qualified Stock Option Agreement.**
 10.7c Form of Director's Stock Option Agreement.**
 10.7d Director Non-Incentive Stock Option Agreement. (5)**
 10.7e Amendments to Global Imaging Systems, Inc. 1998 Stock Option and
       Incentive Plan and forms of stock option agreements. (5)**
 10.8  Form of Supply Agreement between the Company and Konica. (3)***
 10.9 Non-Exclusive Third Party Lessor Agreement, dated July 16, 1996, as amended, by and between Global and General Electric Capital Corporation.
       (3)***
 10.10 License Agreement, dated as of July 31, 1996, as amended, between Global and Copelco Capital, Inc. (3)***
 10.11 Non-Exclusive Third Party Lessor Agreement, dated July 26, 1996, as amended, by and between Global and Tokai Financial Services, Inc. (3)***
 10.12 Stock Purchase Agreement, dated as of June 27, 1996 by and among Global as Buyer, Copy Service & Supply, Inc., Office Furniture Concepts, Inc.,
       CSS Leasing, LLC and Terry K. Smith and Crystal E. Smith as Sellers. (2)
 10.13 Stock Purchase Agreement, dated as of November 13, 1996 by and among
       Global as Buyer and Southern Business Communications, Inc. and Mark M.
       Lloyd and Arthur E. Kreps as Sellers. (2)***
 10.14 Asset Purchase Agreement, dated as of November 13, 1996 by and among
       ATS-Atlanta One, LLC as Seller, ATS-Atlanta One, Inc. as Purchaser, and
       ATS-Atlanta, Inc., Mark M. Lloyd and Arthur E. Kreps. (2)
 10.15 Stock Purchase Agreement, dated as of August 7, 1997 by and among
       Global, ESI Acquisition Corporation as Buyer, Electronic Systems, Inc.
       ("ESI") and the Shareholders of ESI as Sellers. (2)***
 10.16 Stock Purchase Agreement, dated as of August 29, 1997 by and among
       Global, Conway Office Products as Buyer, Eastern Copy Products, Inc. and
       Michael E. Kleinhans as Seller. (2)
 10.17 Stock Purchase Agreement, dated as of September 30, 1997 by and among
       Global as Buyer, Duplicating Specialties, Inc. (d/b/a Copytronix) and
       Dean Groves as Seller. (2)***
 10.18 Stock Purchase Agreement, dated as of September 30, 1997 by and among
       Global as Buyer, Quality Business Systems, Inc. and Gary Stevens as
       Seller. (2)***
 10.19 Stock Purchase Agreement, dated as of September 30, 1997 by and among
       Global as Buyer, Cascade Office Systems, Inc. and Fred Woodard as
       Seller. (2)***
 10.20 Stock Purchase Agreement, dated as of December 23, 1997 by and among
       Global, ESI as Buyer, Electronic Systems of Richmond, Inc. ("ESRI") and the Shareholders of ESRI as Seller. (2)***
 10.21 Stock Purchase Agreement, dated as of December 31, 1997, as assigned, by and among Global, Connecticut Business Systems, Inc. as Buyer, and the
       Company, Michael E. Shea, Jr. and Peter Wenzke as Sellers. (2)***
 10.22 Asset Purchase Agreement, dated as of February 26, 1998 by and among
       Connecticut Systems, Inc., Bloom's Business Systems, a division of
       Bloom's Incorporated, the Assets and Bloom's Incorporated as Seller.
       (2)***
 10.23 Stock Purchase Agreement, dated as of November 13, 1996, by and among
       Global as Buyer, Southern Business Communications of D.C., Inc., and
       George Gough, Mark M. Lloyd, and Arthur E. Kreps as Sellers. (2)

 10.24 Equity Subscription Agreement, dated as of March 27, 1998, by and among
       Global, FUND IV, JNL and Thomas S. Johnson. (2)
 10.25 Form of Indemnification Agreement between Global and its directors and executive officers. (1)**
 10.26 Stock Purchase Agreement, dated as of August 31, 1998, by and among
       Global and Southern Business Communications, Inc. ("SBC") as Buyer,
       Centre Business Products, Inc., and the shareholders thereof, as Sellers. (4)
 10.27 Stock Purchase Agreement, dated as of September 16, 1998, by and among
       Global, Carr Acquisition Corporation, as buyer, Carr Business Machines of Great Neck Inc. (d/b/a Carr Business Systems) and its Shareholders, as Sellers. (Incorporated by reference to Global's Current Report on Form 8-K, as filed with the SEC on September 29, 1998.)
 10.28 Stock Purchase Agreement, dated as of September 28, 1998, by and among
       Global and SBC as Buyer, ProView, Inc., and the Shareholders thereof, as Sellers. (4)
 10.29 Stock Purchase Agreement, dated as of November 19, 1998, by and among
       Global as Buyer, Capitol Office Solutions, Inc., FUND IV, Armen
       Manoogian, and the other persons named therein as Sellers. (Incorporated by reference to Global's Current Report on Form 8-K, as filed with the SEC on January 5, 1998.)
 10.30 Stock Purchase Agreement, dated as of December 22, 1998, by and among
       Global as Buyer, Distinctive Business Products, Inc., and the shareholders thereof, as Sellers. (Incorporated by reference to Global's
       Quarterly Report on Form 10-Q filed with the SEC on February 16, 1999.)
 10.31 Merger Agreement and Plan of Merger, dated as of February 26, 1999, by and among Global, Dahill Acquisition, Inc., Dahill Industries, Inc. and
       Randall E. Davidson.*
 10.32 Registration Rights Agreement, dated March 8, 1999, by and among
       Global,the subsidiary guarantors, First Union Capital Markets Corp.,
       Prudential Securities Incorporated, Raymond James & Associates, Inc. and
       Scotia Capital Markets (USA) Inc.*
 10.33 Merger Agreement, dated as of June 24, 1999, by and among Global, Lewan
       Acquisition, Inc., Lewan & Associates, Inc. and the shareholders of
       Lewan & Associates, Inc. (Incorporated by reference to Global's Current
       Report on Form 8-K filed with the SEC on July 6, 1999.)
 11.1  Statement regarding computation of per share earnings (See Consolidated
       Statements of Operations for the years ended March 31, 1997, 1998 and 1999 appearing herein and Note 7 to the Notes to Consolidated Financial
       Statements for the same period).
 12.1  Statement regarding computation of ratio of earnings to fixed charges.
 21.1  Subsidiaries of Global.
 23.1  The consent of Ernst & Young LLP.
 23.2  The consent of Ernst & Young LLP.
 23.3  The consent of Pasquale & Bowers, LLP.
 23.4  The consent of Moss Adams LLP.
 23.5  The consent of Edmondson, LedBetter & Ballard, L.L.P.
 23.6  The consent of Arthur Andersen LLP.
 23.7  The consent of Joseph D. Kalicka & Company, LLP.
 23.8  The consent of Margolin, Winer & Evens LLP.
 23.9  The consent of Deloitte & Touche LLP.
 23.10 The consent of Hogan & Hartson L.L.P. (Included as part of Exhibit 5.1.)
 24.1 Powers of Attorney. (Included on some signature pages to the Registration Statement.)*
 25.1  Form T-1 Statement of Eligibility and Qualification under the Trust
       Indenture Act of 1939, as amended, of United States Trust Company, as trustee.
 99.1  Form of Senior Subordinated Note Letter of Transmittal.*
 99.2  Form of Senior Subordinated Note Guaranteed Delivery.*
 99.3  Form of Senior Subordinated Note Letter to Brokers, Dealers, Commercial
       Banks, Trust Companies and other Nominees.*
 99.4  Form of Senior Subordinated Note Letter to Clients.*
 99.5  Section 145 of the Delaware General Corporation Law.*

 99.6  Sections 10-2B-8.51 to 8.58 of the Alabama Business Corporation Act.*
 99.7  Section 719 of the Maine Business Corporation Act.*
 99.8  Section 67 of the Massachusetts Business Corporation Law.*
 99.9  Sections 402(b) and 721 to 726 of the Business Corporation Code of the
       State of New York.*
 99.10 Sections 1741 to 1750 of the Pennsylvania Business Corporation Law.*
 99.11 Sections 33-771 to 33-778 of the Connecticut Business Corporation Act.*
 99.12 Sections 293-A:8.50 to 293-A:8.58 of the New Hampshire Business
       Corporation Act.*
 99.13 Sections 55-8-50 to 55-8-58 of the North Carolina Business Corporation
       Act.*
 99.14 Section 2-418 of the General Corporation Law of the State of Maryland.*
 99.15 Section 8.75 of the Illinois Business Corporation Act.*
 99.16 Section 60.047(2)(d) and 60.367 to 60.414 of the Oregon Business
       Corporation Act.*
 99.17 Sections 13.1-692.1, 13.1-696 to 13.1-704 of the Virginia Stock
       Corporation Act.*
 99.18 Article 2.02-1 of the Texas Business Corporation Act and Article 1302-
       7.06 of the Texas Miscellaneous Corporation Laws Act.*
 99.19 Sections 23B.08.500 to 23B.08.600 the Washington Business Corporation
       Act.*
 99.20 Sections 14-2-202(b)(4) and 14-2-850 to 14-2-859 of the Georgia Business
       Corporation Code.*
 99.21 Sections 7-108-401 to 7-108-402 and 7-109-101 to 7-109-110 of the
       Colorado Business Corporation Act.
 99.22 Article 11 of the Texas Revised Limited Partnership Act.

--------
(1) Incorporated by reference to Global's Registration Statement on Form S-1, No. 333-48103, as filed with the SEC on May 8, 1998.
(2) Incorporated by reference to Global's Registration Statement on Form S-1, No. 333-48103, as filed with the SEC on June 11, 1998.
(3) Incorporated by reference to Global's Registration Statement on Form S-1, No. 333-48103, as filed with the SEC on March 27, 1998.
(4) Incorporated by reference to Global's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

(5) Incorporated by reference to Global's Registration Statement on Form S-8, No. 333-80801, as filed with the SEC on June 16, 1999.

*  Previously filed.

** Management contract or compensatory plan, contract or arrangement.

*** Confidential treatment has been granted for portions of this exhibit.

 (b) Financial Statement Schedules

  Report of Independent Auditors on Schedule

  Schedule II--Valuation and Qualifying Accounts

Item 22. Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement when it becomes effective; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Global Imaging Systems, Inc. has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                      Global Imaging Systems, Inc.

                                      By: /s/ Thomas S. Johnson
                                         -------------------------------------
                                              Thomas S. Johnson
                                    President and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.

           Name                            Title
           ----                            -----
 /s/ Thomas S. Johnson      President, Chief Executive
--------------------------   Officer and Director (Principal
    Thomas S. Johnson        Executive Officer)

 /s/ Raymond Schilling      Senior Vice President, Chief
--------------------------   Financial Officer,Secretary and
    Raymond Schilling        Treasurer(Principal Financial
                             and Accounting Officer)

          *                 Chairman of the Board
--------------------------
      Carl D. Thoma

          *                 Director
--------------------------
      L. Neal Berney

          *                 Director
--------------------------
     Bruce D. Gorchow

          *                 Director
--------------------------
   William C. Kessinger

          *                 Director
--------------------------
    Edward N. Patrone

By* /s/ Thomas S. Johnson   Director
--------------------------
   Thomas S. Johnson
   Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                   American Photocopy Equipment Company of
                                   Pittsburgh

                                   By:       /s/ Thomas S. Johnson
                                       ---------------------------------------
                                                Thomas S. Johnson
                                                     Chairman

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.

           Name                       Title
           ----                       -----
          *                  President and Director (Principal
---------------------------   Executive Officer)
     Matthew G. Swider

  /s/ Raymond Schilling      Vice President, Assistant
---------------------------   Secretary and Director (Principal
      Raymond Schilling       Financial and Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

*By: /s/ Thomas S. Johnson
---------------------------
  Thomas S. Johnson
   Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Berney, Inc.


                                        By:  /s/ Thomas S. Johnson
                                           ---------------------------------
                                                 Thomas S. Johnson
                                                      Chairman

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----
          *                  President and Director (Principal
---------------------------   Executive Officer)
      L. Neal Berney

  /s/ Raymond Schilling      Vice President and Director
---------------------------   (Principal Financial and
    Raymond Schilling         Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

*By:  /s/ Thomas S. Johnson
---------------------------
   Thomas S. Johnson
    Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Tampa, State of Florida as of July 27, 1999.

                                        Business Equipment Unlimited


                                        By:  /s/ Thomas S. Johnson
                                           ---------------------------------
                                                 Thomas S. Johnson
                                                      Chairman


  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----
          *                  President (Principal Executive
---------------------------   Officer)
      Douglas A. Timm

  /s/ Raymond Schilling      Vice President, Secretary,
---------------------------   Treasurer and Director (Principal
      Raymond Schilling       Financial and Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

          *                  Director
---------------------------
      Peter W. Dinan

*By:  /s/ Thomas S. Johnson
---------------------------
    Thomas S. Johnson
     Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Cameron Office Products, Inc.


                                        By:  /s/ Thomas S. Johnson
                                           ---------------------------------
                                                 Thomas S. Johnson
                                                      Chairman


  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----
          *                  President (Principal Executive
---------------------------   Officer)
      Dennis Cameron

  /s/ Raymond Schilling      Vice President and Director
---------------------------   (Principal Financial and
      Raymond Schilling       Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

          *                  Director
---------------------------
    Peter W. Dinan

*By: /s/ Thomas S. Johnson
---------------------------
   Thomas S. Johnson
    Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Capitol Copy Products, Inc.


                                        By:  /s/ Thomas S. Johnson
                                           ---------------------------------
                                                 Thomas S. Johnson
                                                      Chairman


  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----
          *                  President and Treasurer (Principal
---------------------------  Executive Officer)
       Stephen Rolla

  /s/ Raymond Schilling      Vice President and Director
---------------------------   (Principal Financial and
     Raymond Schilling        Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

*By: /s/ Thomas S. Johnson
---------------------------
   Thomas S. Johnson
    Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Capitol Office Solutions, Inc.


                                        By:  /s/ Thomas S. Johnson
                                           ---------------------------------
                                                 Thomas S. Johnson
                                                      Chairman


  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----
          *                  President, Chief Executive Officer
---------------------------   and Director (Principal Executive
       Stephen Rolla          Officer)

  /s/ Raymond Schilling      Vice President, Secretary,
---------------------------   Treasurer and Director (Principal
      Raymond Schilling       Financial and Accounting Officer)


  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

*By: /s/ Thomas S. Johnson
---------------------------
  Thomas S. Johnson
   Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Carr Business Machines of Great Neck,
                                        Inc.


                                        By:  /s/ Thomas S. Johnson
                                           ---------------------------------
                                                 Thomas S. Johnson
                                                      Chairman


  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                          Title
           ----                          -----
          *                  President and Director (Principal
---------------------------   Executive Officer)
     Paul A. Schulman

  /s/ Raymond Schilling      Vice President, Secretary,
---------------------------   Treasurer and Director (Principal
     Raymond Schilling        Financial and Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

*By: /s/ Thomas S. Johnson
---------------------------
   Thomas S. Johnson
   Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Centre Business Products, Inc.


                                        By:  /s/ Thomas S. Johnson
                                           ---------------------------------
                                                 Thomas S. Johnson
                                                      Chairman


  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----
           *                 President (Principal Executive
---------------------------   Officer)
     C. Arnold McClure

  /s/ Raymond Schilling      Vice President and Director
---------------------------   (Principal Financial and
    Raymond Schilling         Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board and Chairman
---------------------------   of the Board of Southern Business
    Thomas S. Johnson         Communications, Inc., the
                              registrant's sole stockholder

          *                  Director
---------------------------
       Mark M. Lloyd

*By: /s/ Thomas S. Johnson
---------------------------
  Thomas S. Johnson
   Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Connecticut Business Systems, Inc.


                                        By:  /s/ Thomas S. Johnson
                                           ---------------------------------
                                                 Thomas S. Johnson
                                                      Chairman


  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----

          *                  President and Director (Principal
---------------------------   Executive Officer)
   Michael E. Shea, Jr.

  /s/ Raymond Schilling      Vice President, Secretary,
---------------------------   Treasurer and Director (Principal
      Raymond Schilling       Financial and Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

*By: /s/ Thomas S. Johnson
---------------------------
  Thomas S. Johnson
   Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Conway Office Products, Inc.


                                        By:  /s/ Thomas S. Johnson
                                           ---------------------------------
                                                 Thomas S. Johnson
                                                      Chairman


                             POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----
/s/ Robert LaPointe          President (Principal Executive
---------------------------   Officer)
   Robert LaPointe

  /s/ Raymond Schilling      Vice President, Asst. Secretary,
---------------------------   Asst. Treasurer and Director
     Raymond Schilling        (Principal Financial and
                              Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

          *                  Director
---------------------------
      James B. Conway

          *                  Director
---------------------------
    Peter W. Dinan


*By: /s/ Thomas S. Johnson
---------------------------
   Thomas S. Johnson
    Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Copy Service and Supply, Inc.


                                        By:  /s/ Thomas S. Johnson
                                           ---------------------------------
                                                 Thomas S. Johnson
                                                      Chairman


  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----

          *                  President and Director (Principal
---------------------------   Executive Officer)
      Terry K. Smith


  /s/ Raymond Schilling      Vice President, Assistant
---------------------------   Secretary and Director (Principal
     Raymond Schilling        Financial and Accounting Officer)


  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson


*By: /s/ Thomas S. Johnson
---------------------------
   Thomas S. Johnson
    Attorney-in-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        COS Financial, Inc.

                                        By: /s/ Thomas S. Johnson
                                           ----------------------------------
                                                 Thomas S. Johnson
                                                      Chairman

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----
          *                  President, Treasurer and Director
---------------------------   (Principal Executive Officer)
       Stephen Rolla

  /s/ Raymond Schilling      Vice President and Director
---------------------------   (Principal Financial and
      Raymond Schilling       Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

*By: /s/ Thomas S. Johnson
---------------------------
   Thomas S. Johnson
    Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Daniel Communications, Inc.


                                        By: /s/ Thomas S. Johnson
                                           ----------------------------------
                                                 Thomas S. Johnson
                                                      Chairman

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----
  /s/ Joseph Daniel Grant    President (Principal Executive
---------------------------   Officer)
 Joseph Daniel Grant

  /s/ Raymond Schilling      Vice President and Director
---------------------------   (Principal Financial and
      Raymond Schilling       Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

 /s/ Mark M. Lloyd           Director
---------------------------
    Mark M. Lloyd

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Distinctive Business Products, Inc.


                                        By: /s/ Thomas S. Johnson
                                           ----------------------------------
                                                 Thomas S. Johnson
                                                      Chairman


  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999


           Name                             Title
           ----                             -----
          *                  President and Director (Principal
---------------------------   Executive Officer)
      John R. Cosich

 /s/ Raymond Schilling       Vice President, Secretary,
---------------------------   Treasurer and Director (Principal
     Raymond Schilling        Financial and Accounting Officer)

 /s/ Thomas S. Johnson       Chairman of the Board
---------------------------
     Thomas S. Johnson

*By: /s/ Thomas S. Johnson
---------------------------
   Thomas S. Johnson
    Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Duplicating Specialties, Inc.

                                        By: /s/ Thomas S. Johnson
                                           ----------------------------------
                                                 Thomas S. Johnson
                                                      Chairman

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----
/s/ Steven Phillips          President (Principal Executive
---------------------------   Officer)
   Steven Phillips

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
  Thomas S. Johnson

  /s/ Raymond Schilling      Vice President, Chief Financial
---------------------------   Officer,Assistant Secretary,
      Raymond Schilling       Treasurer and Director(Principal

          *                  Director (Vice Chairman)
---------------------------
    Thomas Metzler

*By: /s/ Thomas S. Johnson
---------------------------
   Thomas S. Johnson
    Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Eastern Copy Products, Inc.

                                        By: /s/ Thomas S. Johnson
                                           ----------------------------------
                                                 Thomas S. Johnson
                                                      Chairman

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
           ----                             -----
  /s/ Paul Mosley            President (Principal Executive
---------------------------   Officer)
     Paul Mosley

  /s/ Raymond Schilling      Vice President, Assistant
---------------------------   Secretary and Director (Principal
    Raymond Schilling         Financial and Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
     Thomas S. Johnson

          *                  Director
---------------------------
    Peter W. Dinan

*By: /s/ Thomas S. Johnson
---------------------------
   Thomas S. Johnson
    Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                      Electronic Systems, Inc.

                                             /s/ Thomas S. Johnson
                                      By: _____________________________________

                                                 Thomas S. Johnson

                                                     Chairman


  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                           Title
          *                 President and Director (Principal
--------------------------   Executive Officer)
    William G. Kamarek

                            Vice President, Assistant
                             Secretary and Director
 /s/ Raymond Schilling       (Principal Financial and
--------------------------   Accounting Officer)
    Raymond Schilling

                            Chairman of the Board
 /s/ Thomas S. Johnson
--------------------------
    Thomas S. Johnson



*By:   /s/ Thomas S. Johnson
    --------------------------
    Thomas S. Johnson
    Attorney-In-Fact


                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Electronic Systems of Richmond, Inc.

                                               /s/ Thomas S. Johnson
                                        By: ____________________________________

                                                 Thomas S. Johnson

                                                      Chairman

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title

                             President and Director (Principal
          *                   Executive Officer)
---------------------------
   Timothy D. McCulloch

   /s/ Raymond Schilling     Vice President, Assistant
---------------------------   Secretary and Director (Principal
     Raymond Schilling        Financial and Accounting Officer)

   /s/ Thomas S. Johnson     Chairman of the Board
---------------------------
     Thomas S. Johnson

                             Director
          *

---------------------------

    William G. Kamarek

 /s/ Thomas S. Johnson

*By: _________________

    Thomas S. Johnson

     Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Global Imaging Finance Company

                                               /s/ Thomas S. Johnson
                                        By: ____________________________________

                                                  Thomas S. Johnson

                                                      Chairman

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.

           Name                             Title

                             President, Chief Executive Officer
/s/ Thomas S. Johnson         and Chairman of the Board
---------------------------   (Principal Executive Officer)
     Thomas S. Johnson

                             Vice President and Director
  /s/ Raymond Schilling       (Principal Financial and
                              Accounting Officer)
---------------------------
     Raymond Schilling

                             Director
          *
---------------------------
       Carl D. Thoma

/s/ Thomas S. Johnson

*By: _________________

   Thomas S. Johnson

    Attorney-in-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Global Imaging Operations, Inc.

                                               /s/ Thomas S. Johnson
                                        By: ____________________________________

                                                 Thomas S. Johnson

                                                      Chairman

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title

                             President and Chairman of the
  /s/ Thomas S. Johnson       Board (Principal Executive
                              Officer)
---------------------------
     Thomas S. Johnson

                             Vice President, Treasurer and
  /s/ Raymond Schilling       Director (Principal Financial and
                              Accounting Officer)
---------------------------
     Raymond Schilling

                             Director
          *
---------------------------
       Carl D. Thoma

/s/ Thomas S. Johnson

*By: _________________

   Thomas S. Johnson

    Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                      Global Operations Texas, L.P.

                                              Global Imaging Systems, Inc.,
                                                its General Partner

                                      By: ________________________________

                                              /s/ Thomas S. Johnson

                                      By: ________________________________

                                                 Thomas S. Johnson

                                         President and Chief Executive Officer



                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                           Title
                            President and Chief Executive
 /s/ Thomas S. Johnson       Officer of Global Imaging Systems,
--------------------------   Inc. (Principal Executive Officer)
  Thomas S. Johnson          and Director


 /s/ Raymond Schilling      Senior Vice President, Chief
--------------------------   Financial Officer, Secretary and
    Raymond Schilling        Treasurer of Global Imaging
                             Systems, Inc. (Principal Financial
                             and Accounting Officer)

 /s/ Carl D. Thoma          Chairman of the Board of Global
--------------------------   Imaging Systems, Inc., the General
    Carl D. Thoma            Partner of Global Operations
                             Texas, L.P.

/s/ L. Neal Berney          Director of Global Imaging Systems,
--------------------------   Inc., the General Partner of
   L. Neal Berney            Global Operations Texas, L.P.


                            Director of Global Imaging Systems,
  /s/ Bruce D. Gorchow       Inc., the General Partner of
--------------------------   Global Operations Texas, L.P.
  Bruce D. Gorchow

      /s/ William C.        Director of Global Imaging Systems,
     Kessinger               Inc., the General Partner of
--------------------------   Global Operations Texas, L.P.
William C. Kessinger

                            Director of Global Imaging Systems,
 /s/ Edward N. Patrone       Inc., the General Partner of
--------------------------   Global Operations Texas, L.P.
  Edward N. Patrone


                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Lewan & Associates, Inc.

                                               /s/ Thomas S. Johnson

                                        By: _______________________________

                                                 Thomas S. Johnson

                                                      Chairman


                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.


           Name                             Title
 /s/ Paul R. Lewan           President (Principal Executive
---------------------------   Officer)
    Paul R. Lewan

  /s/ Raymond Schilling      Vice President, Assistant Secretary
---------------------------   and Director (Principal Financial
     Raymond Schilling        and Accounting Officer)

  /s/ Thomas S. Johnson      Chairman of the Board
---------------------------
  Thomas S. Johnson

 /s/ Lloyd S. Lewan          Director
---------------------------
    Lloyd S. Lewan


                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        ProView, Inc.

                                              /s/ Thomas S. Johnson
                                        By: ____________________________________

                                                 Thomas S. Johnson

                                                      Chairman

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.

           Name                             Title

                             President (Principal Executive
          *                   Officer)
---------------------------
       Neil C. Davis

                             Vice President and Director
  /s/ Raymond Schilling       (Principal Financial and
                              Accounting Officer)
---------------------------
     Raymond Schilling

                             Chairman of the Board
  /s/ Thomas S. Johnson

---------------------------
     Thomas S. Johnson

                             Director
          *

---------------------------

       Mark M. Lloyd

/s/ Thomas S. Johnson

*By: _________________

   Thomas S. Johnson

    Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Quality Business Systems, Inc.

                                               /s/ Thomas S. Johnson
                                        By: ____________________________________

                                                 Thomas S. Johnson

                                                      Chairman

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.

           Name                             Title

                             President and Director (Principal
          *                   Executive Officer)
---------------------------
      Thomas Metzler

                             Vice President, Chief Financial
  /s/ Raymond Schilling       Officer, Assistant Secretary,
                              Treasurer and Director (Principal
---------------------------   Financial and Accounting Officer)
     Raymond Schilling

                             Chairman of the Board
  /s/ Thomas S. Johnson

---------------------------
     Thomas S. Johnson

 /s/ Thomas S. Johnson

*By: _________________

    Thomas S. Johnson

     Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Southern Business Communications, Inc.

                                               /s/ Thomas S. Johnson
                                        By: ____________________________________

                                                 Thomas S. Johnson

                                                      Chairman

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.

           Name                             Title

                             President and Director (Principal
          *                   Executive Officer)
---------------------------
       Mark M. Lloyd

                             Vice President, Secretary,
  /s/ Raymond Schilling       Treasurer and Director (Principal
                              Financial and Accounting Officer)
---------------------------
     Raymond Schilling

                             Chairman of the Board
  /s/ Thomas S. Johnson

---------------------------
     Thomas S. Johnson

 /s/ Thomas S. Johnson

*By: _________________

    Thomas S. Johnson

     Attorney-In-Fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of July 27, 1999.

                                        Southern Copy Systems, Inc.

                                              /s/ Thomas S. Johnson
                                        By: ____________________________________

                                                 Thomas S. Johnson

                                                      Chairman

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated as of July 27, 1999.

           Name                             Title

                             Vice Chairman and Director
          *                   (Principal Executive Officer)
---------------------------
      L. Neal Berney

                             Vice President and Director
  /s/ Raymond Schilling       (Principal Financial and
                              Accounting Officer)
---------------------------
     Raymond Schilling

                             Chairman of the Board
  /s/ Thomas S. Johnson

---------------------------
     Thomas S. Johnson

/s/ Thomas S. Johnson

*By: _________________

   Thomas S. Johnson

    Attorney-In-Fact

                      REPORT OF INDEPENDENT AUDITORS

Board of Directors

Global Imaging Systems, Inc.

  We have audited the consolidated financial statements of Global Imaging Systems, Inc. as of March 31, 1999 and 1998, and for each of the three years in the period ended March 31, 1999, and have issued our report thereon dated May 12, 1999. Our audits also included the financial statement schedule listed in
Item 14(a) of the Annual Report (Form 10-K). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                     /s/ Ernst & Young LLP

Tampa, Florida

May 12, 1999

                          GLOBAL IMAGING SYSTEMS, INC.

                 SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS


















               FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

  Reserve for returns and allowances and bad debts:

                                         Additions
                                   ----------------------
                    Balance at the Charged to Charged to             Balance at
                     Beginning of  Costs and     Other               the End of
                      the period    Expenses  Accounts(1) Deductions the period
                    -------------- ---------- ----------- ---------- ----------
Year Ended:
 March 31, 1997....   $  200,000    $ 30,824  $  147,005  $   68,785 $  309,044
 March 31, 1998....   $  309,044    $289,879  $  532,689  $  261,068 $  870,544
 March 31, 1999....   $  870,544    $345,993  $  472,583  $  335,888 $1,353,232

  Reserve for excess and slow-moving inventory:

                                         Additions
                                   ----------------------
                    Balance at the Charged to Charged to             Balance at
                     Beginning of  Costs and     Other               the End of
                      the period    Expenses  Accounts(1) Deductions the period
                    -------------- ---------- ----------- ---------- ----------
Year Ended:
 March 31, 1997....   $  133,026    $256,280  $  340,000  $  403,207 $  326,099
 March 31, 1998....   $  326,099    $888,802  $  686,877  $  606,758 $1,295,020
 March 31, 1999....   $1,295,020    $759,721  $1,160,660  $1,004,646 $2,210,755

--------

(1) These amounts primarily represent reserve balances acquired in connection with business combinations.

                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------
 1.1     Note Purchase Agreement, dated March 3, 1999, by and among Global, the subsidiary guarantors, First Union Capital Markets Corp., Prudential
         Securities Incorporated, Raymond James & Associates, Inc. and Scotia
         Capital Markets (USA) Inc.*
 3.1a    Amended and Restated Certificate of Incorporation of Global Imaging
         Systems, Inc.(1)
 3.1b    Amended and Restated Bylaws of Global Imaging Systems, Inc.(1)
 3.2a    Certificate of Incorporation of American Photocopy Equipment Company
         of Pittsburgh.*
 3.2b    Bylaws, as amended of American Photocopy Equipment Company of
         Pittsburgh.*
 3.3a    Certificate of Incorporation, as amended of Berney, Inc.*
 3.3b    Bylaws, as amended of Berney, Inc., as amended.*
 3.4a    Articles of Incorporation of Business Equipment Unlimited.*
 3.4b    Bylaws, as amended of Business Equipment Unlimited.*
 3.5a    Articles of Organization of Cameron Office Products, Inc.*
 3.5b    Bylaws, as amended of Cameron Office Products, Inc.*
 3.6a    Certificate of Incorporation of Capitol Copy Products, Inc.*
 3.6b    Bylaws, as amended of Capitol Copy Products, Inc.*
 3.7a    Certificate of Incorporation of Capitol Office Solutions, Inc.*
 3.7b    Bylaws, as amended of Capitol Office Solutions, Inc.*
 3.8a    Certificate of Incorporation of Carr Business Machines of Great Neck
         Inc.*
 3.8b    Bylaws, as amended of Carr Business Machines of Great Neck Inc.*
 3.9a    Articles of Incorporation of Centre Business Products, Inc.*
 3.9b    Bylaws, as amended of Centre Business Products, Inc.*
 3.10a   Certificate of Incorporation of Connecticut Business Systems, Inc.*
 3.10b   Bylaws of Connecticut Business Systems, Inc.*
 3.11a   Record of Organization, as amended of Conway Office Products, Inc.*
 3.11b   Bylaws, as amended of Conway Office Products, Inc.*
 3.12a   Articles of Incorporation of Copy Service and Supply, Inc.*
 3.12b   Bylaws, as amended of Copy Service and Supply, Inc.*
 3.13a   Articles of Incorporation of COS Financial, Inc.*
 3.13b   Bylaws, as amended of COS Financial, Inc.
 3.14a   Articles of Incorporation of Distinctive Business Products, Inc.*
 3.14b   Bylaws, as amended of Distinctive Business Products, Inc.*
 3.15a   Restated Articles of Incorporation of Duplicating Specialties, Inc.
         d/b/a Copytronix.*
 3.15b   Bylaws, as amended of Duplicating Specialties, Inc. d/b/a Copytronix.*

 Exhibit
   No.                                 Description
 -------                               -----------
 3.16a   Certificate of Incorporation, as amended of Eastern Copy Products,
         Inc.*
 3.16b   Bylaws, as amended of Eastern Copy Products, Inc.*
 3.17a   Articles of Incorporation of Electronic Systems, Inc.*
 3.17b   Bylaws, as amended of Electronic Systems, Inc.*
 3.18a   Articles of Incorporation of Electronic Systems of Richmond, Inc.*
 3.18b   Bylaws of Electronic Systems of Richmond, Inc.*
 3.19a   Certificate of Limited Partnership of Global Operations Texas, L.P.
 3.19b   Agreement of Limited Partnership of Global Operations Texas, L.P.
 3.20a   Certificate of Incorporation of Global Imaging Finance Company.*
 3.20b   Bylaws, as amended of Global Imaging Finance Company.*
 3.21a   Certificate of Incorporation of Global Imaging Operations, Inc.*
 3.21b   Bylaws, as amended of Global Imaging Operations, Inc.*
 3.22a   Articles of Incorporation of ProView, Inc.*
 3.22b   Bylaws, as amended of ProView, Inc.*
 3.23a   Articles of Incorporation of Quality Business Systems, Inc.*
 3.23b   Bylaws, as amended of Quality Business Systems, Inc.*
 3.24a   Restated Articles of Incorporation of Southern Business
         Communications, Inc.*
 3.24b   Bylaws, as amended of Southern Business Communications, Inc.*
 3.25a   Articles of Incorporation of Southern Copy Systems, Inc.
 3.25b   Bylaws, as amended of Southern Copy Systems, Inc.*
 3.26a   Articles of Incorporation, as amended, of Lewan & Associates, Inc.
 3.26b   Bylaws, as amended, of Lewan & Associates, Inc.
 3.27a   Certificate of Incorporation of Daniel Communications, Inc.
 3.27b   Bylaws of Daniel Communications, Inc.
 4.1     Indenture dated as of March 8, 1999 between Global, the subsidiary guarantors and United States Trust Company of New York, as Trustee,
         relating to the 10 3/4% Senior Subordinated Notes Due 2007.*
 4.1a    Schedule of Supplemental Indentures adding additional subsidiary guarantors. (Form of Supplemental Indenture is included in Indenture filed as Exhibit 4.1.)
 4.2     Form of Exchange Note. (Included in Indenture filed as Exhibit 4.1.)
 4.3     Credit Agreement, dated as of June 23, 1999, by and among the Company and certain of its subsidiaries, as Borrowers, the Lenders referred to therein, First Union National Bank, as Administrative Agent, Key
         Corporate Capital Inc., as Syndication Agent, and ScotiaBanc, Inc., as
         Documentation Agent.
 5.1     Opinion of Hogan & Hartson L.L.P.
 10.1    Registration Agreement, dated as of June 9, 1994, as amended, by and among Global and the stockholders identified therein. (Incorporated by reference to Global's Registration Statement on Form S-1,
         No. 333-48103, as filed on March 17, 1998.)

 Exhibit
   No.                                 Description
 -------                               -----------
 10.2    Termination Agreement, dated as of May 27, 1998, by and among Global;
         FUND IV; Golder, Thoma, Cressey, Rauner, Inc. and the stockholders identified therein.(2)
 10.3    Executive Agreement, dated as of June 9, 1994, as amended, by and among Global, Thomas S. Johnson and FUND IV.(2)**
 10.4    Executive Agreement, dated as of June 9, 1994, as amended, by and among Global, Raymond Schilling and FUND IV.(2)**
 10.5    Executive Agreement, dated as of January 1, 1995, as amended, by and among Global, H. Michael Mueller and FUND IV.(2)**
 10.6    Executive Agreement, dated as of March 31, 1997, by and among Global,
         Alfred N. Vieira and FUND IV.(2)**
 10.7    1998 Stock Option and Incentive Plan.(2)**
 10.7a   Form of Incentive Stock Option Agreement.**
 10.7b   Form of Non-Qualified Stock Option Agreement.**
 10.7c   Form of Director's Stock Option Agreement.**
 10.7d   Director Non-Incentive Stock Option Agreement.(5)**
 10.7e   Amendments to Global Imaging Systems, Inc. 1998 Stock Option and
         Incentive Plan and forms of stock option agreements.(5)**
 10.8    Form of Supply Agreement between the Company and Konica.(3)***
 10.9    Non-Exclusive Third Party Lessor Agreement, dated July 16, 1996, as amended, by and between Global and General Electric Capital
         Corporation.(3)***
 10.10   License Agreement, dated as of July 31, 1996, as amended, between
         Global and Copelco Capital, Inc.(3)***
 10.11   Non-Exclusive Third Party Lessor Agreement, dated July 26, 1996, as amended, by and between Global and Tokai Financial Services,
         Inc.(3)***
 10.12   Stock Purchase Agreement, dated as of June 27, 1996 by and among
         Global as Buyer, Copy Service & Supply, Inc., Office Furniture
         Concepts, Inc., CSS Leasing, LLC and Terry K. Smith and
         Crystal E. Smith as Sellers.(4)
 10.13   Stock Purchase Agreement, dated as of November 13, 1996 by and among
         Global as Buyer and Southern Business Communications, Inc. and Mark M.
         Lloyd and Arthur E. Kreps as Sellers.(4)***
 10.14   Asset Purchase Agreement, dated as of November 13, 1996 by and among
         ATS-Atlanta One, LLC as Seller, ATS-Atlanta One, Inc. as Purchaser,
         and ATS-Atlanta, Inc., Mark M. Lloyd and
         Arthur E. Kreps.(4)
 10.15   Stock Purchase Agreement, dated as of August 7, 1997 by and among
         Global, ESI Acquisition Corporation as Buyer, Electronic Systems, Inc.
         ("ESI") and the Shareholders of ESI as Sellers.(4)***
 10.16   Stock Purchase Agreement, dated as of August 29, 1997 by and among
         Global, Conway Office Products as Buyer, Eastern Copy Products, Inc.
         and Michael E. Kleinhans as Seller.(4)
 10.17   Stock Purchase Agreement, dated as of September 30, 1997 by and among
         Global as Buyer, Duplicating Specialties, Inc. (d/b/a Copytronix) and
         Dean Groves as Seller.(4)***
 10.18   Stock Purchase Agreement, dated as of September 30, 1997 by and among
         Global as Buyer, Quality Business Systems, Inc. and Gary Stevens as
         Seller.(4)***

 Exhibit
   No.                                 Description
 -------                               -----------
 10.19   Stock Purchase Agreement, dated as of September 30, 1997 by and among
         Global as Buyer, Cascade Office Systems, Inc. and Fred Woodard as
         Seller.(4)***
 10.20   Stock Purchase Agreement, dated as of December 23, 1997 by and among
         Global, ESI as Buyer, Electronic Systems of Richmond, Inc. ("ESRI")
         and the Shareholders of ESRI as Seller.(4)***
 10.21   Stock Purchase Agreement, dated as of December 31, 1997, as assigned, by and among Global, Connecticut Business Systems, Inc. as Buyer, and
         the Company, Michael E. Shea, Jr. and Peter Wenzke as Sellers.(4)***
 10.22   Asset Purchase Agreement, dated as of February 26, 1998 by and among
         Connecticut Systems, Inc., Bloom's Business Systems, a division of
         Bloom's Incorporated, the Assets and Bloom's Incorporated as
         Seller.(4)***
 10.23   Stock Purchase Agreement, dated as of November 13, 1996, by and among
         Global as Buyer, Southern Business Communications of D.C., Inc., and
         George Gough, Mark M. Lloyd, and Arthur E. Kreps as Sellers.(4)
 10.24   Equity Subscription Agreement, dated as of March 27, 1998, by and among Global, FUND IV, JNL and Thomas S. Johnson.(2)
 10.25   Form of Indemnification Agreement between Global and its directors and executive officers.(1)**
 10.26   Stock Purchase Agreement, dated as of August 31, 1998, by and among
         Global and Southern Business Communications, Inc. ("SBC") as Buyer,
         Centre Business Products, Inc., and the shareholders thereof, as
         Sellers.(4)
 10.27   Stock Purchase Agreement, dated as of September 16, 1998, by and among
         Global, Carr Acquisition Corporation, as buyer, Carr Business Machines of Great Neck Inc. (d/b/a Carr Business Systems) and its Shareholders,
         as Sellers. (Incorporated by reference to Global's Current Report on
         Form 8-K, as filed with the SEC on September 29, 1998.)
 10.28   Stock Purchase Agreement, dated as of September 28, 1998, by and among
         Global and SBC as Buyer, ProView, Inc., and the Shareholders thereof, as Sellers.(4)
 10.29   Stock Purchase Agreement, dated as of November 19, 1998, by and among
         Global as Buyer, Capitol Office Solutions, Inc., FUND IV, Armen
         Manoogian, and the other persons named therein as Sellers.
         (Incorporated by reference to Global's Current Report on Form 8-K, as filed with the SEC on January 5, 1998.)
 10.30   Stock Purchase Agreement, dated as of December 22, 1998, by and among
         Global as Buyer, Distinctive Business Products, Inc., and the
         shareholders thereof, as Sellers. (Incorporated by reference to
         Global's Quarterly Report on Form 10-Q filed with the SEC on February
         16, 1999.)
 10.31   Merger Agreement and Plan of Merger, dated as of February 26, 1999, by and among Global, Dahill Acquisition, Inc., Dahill Industries, Inc.
         and Randall E. Davidson.*
 10.32   Registration Rights Agreement, dated March 8, 1999, by and among
         Global,the subsidiary guarantors, First Union Capital Markets Corp.,
         Prudential Securities Incorporated, Raymond James & Associates, Inc.
         and Scotia Capital Markets (USA) Inc.*
 10.33   Merger Agreement, dated as of June 24, 1999, by and among Global,
         Lewan Acquisition, Inc., Lewan & Associates, Inc. and the shareholders of Lewan & Associates, Inc. (Incorporated by reference to Global's
         Current Report on Form 8-K filed with the SEC on July 6, 1999.)
 11.1    Statement regarding computation of per share earnings (See
         Consolidated Statements of Operations for the years ended March 31,
         1997, 1998 and 1999 appearing herein and Note [ ] to the Notes to
         Consolidated Financial Statements for the same period).

 Exhibit
   No.                                 Description
 -------                               -----------
 12.1    Statement regarding computation of ratios.
 21.1    Subsidiaries of Global.
 23.1    The consent of Ernst & Young LLP.
 23.2    The consent of Ernst & Young LLP.
 23.3    The consent of Pasquale & Bowers, LLP.
 23.4    The consent of Moss Adams LLP.
 23.5    The consent of Edmondson, LedBetter & Ballard, L.L.P.
 23.6    The consent of Arthur Andersen LLP.
 23.7    The consent of Joseph D. Kalicka & Company, LLP.
 23.8    The consent of Margolin, Winer & Evens LLP.
 23.9    The consent of Deloitte & Touche LLP.
 23.10   The consent of Hogan & Hartson L.L.P. (Included as part of Exhibit
         5.1.)
 24.1    Powers of Attorney (Included on some signature pages to the
         Registration Statement.).*
 25.1    Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939, as amended, of United States Trust Company, as trustee.
 99.1    Form of Senior Subordinated Note Letter of Transmittal.*
 99.2    Form of Senior Subordinated Note Guaranteed Delivery.*
 99.3    Form of Senior Subordinated Note Letter to Brokers, Dealers,
         Commercial Banks, Trust Companies and other Nominees.*
 99.4    Form of Senior Subordinated Note Letter to Clients.*
 99.5    Section 145 of the Delaware General Corporation Law.*
 99.6    Sections 10-2B-8.51 to 8.58 of the Alabama Business Corporation Act.*
 99.7    Section 719 of the Maine Business Corporation Act.*
 99.8    Section 67 of the Massachusetts Business Corporation Law.*
 99.9    Sections 402(b) and 721 to 726 of the Business Corporation Code of the
         State of New York.*
 99.10   Sections 1741 to 1750 of the Pennsylvania Business Corporation Law.*
 99.11   Sections 33-771 to 33-778 of the Connecticut Business Corporation
         Act.*
 99.12   Sections 293-A:8.50 to 293-A:8.58 of the New Hampshire Business
         Corporation Act.*
 99.13   Sections 55-8-50 to 55-8-58 of the North Carolina Business Corporation
         Act.*
 99.14   Section 2-418 of the General Corporation Law of the State of
         Maryland.*
 99.15   Section 8.75 of the Illinois Business Corporation Act.*
 99.16   Section 60.047(2)(d) and 60.367 to 60.414 of the Oregon Business
         Corporation Act.*
 99.17   Sections 13.1-692.1, 13.1-696 to 13.1-704 of the Virginia Stock
         Corporation Act.*

 Exhibit
   No.                                 Description
 -------                               -----------
 99.18   Article 2.02-1 of the Texas Business Corporation Act and Article 1302-
         7.06 of the Texas Miscellaneous Corporation Laws Act.*
 99.19   Sections 23B.08.500 to 23B.08.600 the Washington Business Corporation
         Act.*
 99.20   Sections 14-2-202(b)(4) and 14-2-850 to 14-2-859 of the Georgia
         Business Corporation Code.*
 99.21   Sections 7-108-401 to 7-108-402 and 7-109-101 to 7-109-110 of the
         Colorado Business Corporation Act.
 99.22   Article 11 of the Texas Revised Limited Partnership Act.

--------
(1) Incorporated by reference to Global's Registration Statement on Form S-1, No. 333-48103, as filed with the SEC on May 8, 1998.
(2) Incorporated by reference to Global's Registration Statement on Form S-1, No. 333-48103, as filed with the SEC on June 11, 1998.
(3) Incorporated by reference to Global's Registration Statement on Form S-1, No. 333-48103, as filed with the SEC on March 27, 1998.
(4) Incorporated by reference to Global's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

(5) Incorporated by reference to Global's Registration Statement on Form S-8, No. 333-80801, as filed with the SEC on June 16, 1999.

*  Previously filed.

** Management contract or compensatory plan, contract or arrangement.

*** Confidential treatment has been granted for portions of this exhibit.